Exhibit 10.16

OFFICE LEASE

BY AND BETWEEN

LANHAM OFFICE 2015 LLC
(as landlord)

AND

2U HARKINS ROAD LLC
(as tenant)

7900 HARKINS ROAD
LANHAM, MARYLAND

i

EXHIBIT A	Plan Showing Premises

EXHIBIT B	Work Agreement

EXHIBIT C	Rules and Regulations

EXHIBIT D	Certificate Affirming the Must Take Commencement Date

EXHIBIT E	Measurement Schedule

EXHIBIT F	Location of Building Fitness Center

EXHIBIT G	Subordination, Nondisturbance and Attornment Agreement

EXHIBIT H	Roof Access Agreement

EXHIBIT I	Guaranty

EXHIBIT J	Parking Easement

EXHIBIT K	Description of the Land

EXHIBIT L	Competitor List

EXHIBIT M	Metroplex Rental Obligations

EXHIBIT N	Operating Expenses Exclusions

EXHIBIT O	Construction Insurance Requirements

EXHIBIT P	Takeover Sublease Form

ii

OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is dated as of the 23rd day of December, 2015 (the “Effective Date”), by and between LANHAM OFFICE 2015 LLC, a Delaware limited liability company (“Landlord”), and 2U HARKINS ROAD LLC, a Delaware limited liability company (“Tenant”).

ARTICLE I

DEFINITIONS

“2nd Floor Amenities” has the meaning set forth in Section 2.5(a).

“2nd Floor Build-Out Work” has the meaning set forth in the Work Agreement.

“2nd Floor Build-Out Allowance” has the meaning set forth in Section 2.5(b).

“2nd Floor Premises” has the meaning set forth in Section 2.5(a).

“2U Building Hours” means 8:00 a.m. to 8:00 p.m. on Monday through Friday and 8 a.m. to 1 p.m. on Saturday (excluding Holidays), and such additional hours, if any, as Landlord from time to time determine.

“Abated Costs” has the meaning set forth in Section 4.2(c).

“Abated Initial Premises Costs” has the meaning set forth in Section 4.2(c).

“Abated Must Take Expansion Premises Costs” has the meaning set forth in Section 4.2(c).

“Abatement Commencement Date” has the meaning set forth in Section 15.3(a).

“Abatement Period” has the meaning set forth in Section 4.2(c).

“Acceleration Notice” has the meaning set forth in Section 2.6(a)

“Access Easement” has the meaning set forth in Section 24.1.

“ADA” has the meaning set forth in the definition of Requirements.

“Additional Back-Up Generator” has the meaning set forth in Section 14.4.

“Additional Back-Up Power” has the meaning set forth in Section 14.4.

“Affiliate” or “affiliate” means (i) any Person which directly or indirectly controls, is under common control with or is controlled by any other Person or (ii) any ownership (direct or indirect) by one Person of ten percent (10%) or more of the ownership interests of another Person. For purposes of this definition, “controls,” “under common control with,” and

“controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

“Affiliate Assignment” has the meaning set forth in Section 7.2(a).

“Affiliate Sublease” has the meaning set forth in Section 7.2(a).

“Affiliate Successor” has the meaning set forth in Section 7.2(a).

“Affiliate Transaction” has the meaning set forth in Section 7.2(a).

“Affiliate User” has the meaning set forth in Section 7.2(f).

“Alteration” means an alteration, decoration, installation, improvement, repair, addition or other physical change in, to or about any portion of the Building.

“Alteration Threshold” has the meaning set forth in the definition of Permitted Nonstructural Alteration.

“Amenity Build-Out Allowance” has the meaning set forth in Section 2.3(b).

“Amenity Space” means part of the first (1st) floor of the Building, as more particularly described in Section 28.1 herein below.

“Amenity Space Plan” has the meaning set forth in the Work Agreement.

“Amenity Space Renovations Work” has the meaning set forth in the Work Agreement.

“Ancillary Permitted Use” means the following uses, to the extent permitted under applicable laws and ordinances and/or permits and approvals, that are ancillary to Office Use in connection with business being conducted by Tenant in the Premises: one or more pantries, one or more employee kitchens and cafeterias, employee fitness centers (and related locker rooms and showers), executive bathrooms with showers, one or more employee bar or lounge areas (including, a themed employee lounge area), presentation areas, conferences, lounge areas, corporate or corporate sponsored events connected to Tenant’s ordinary business, meeting and gathering areas, one or more screening rooms, one or more performance rooms, board rooms, a day care center for Tenant’s employees, exhibition areas, classrooms for Tenant’s employees and training purposes, data room/center directly related to Tenant’s business, an auditorium, sound rooms, storage areas, conference rooms, libraries, messenger and mail room facilities, reproduction and copying facilities, mechanical rooms for the supplemental HVAC Units, file rooms, and other lawful ancillary uses customarily found in office buildings where the major tenant is a technology company; provided that such uses shall not include any activities not related to corporate activities of Tenant; and further provided, in all cases, Tenant obtains (at its cost and expense but with Landlord’s reasonable cooperation, if needed, provided that Landlord has no obligation to incur any costs or liabilities in connection with such cooperation) any and all required permits, licenses and certificates for such Ancillary Permitted Uses (including, without limitation, any changes to the certificate of occupancy for the Building necessitated by such Ancillary Permitted Uses).

“Ancillary Terrace Permitted Uses” means the following uses of the Roof Terrace by Tenant and its Invitees (which, in all cases, are not open to the general public): lounge areas, running track, meeting and gathering areas, and any ancillary purposes reasonably related to any of the foregoing; provided, in all cases, Tenant obtains (at its cost and expense but with Landlord’s reasonable cooperation, if needed, provided that Landlord has no obligation to incur any costs or liabilities in connection with such cooperation) any and all required permits, licenses and certificates for such Ancillary Terrace Permitted Uses (including, without limitation, any changes to the certificate of occupancy for the Building necessitated by such Ancillary Terrace Permitted Uses).

“Annual Expense Statement” has the meaning set forth in Section 5.2(d).

“Annual Tax Statement” has the meaning set forth in Section 5.4.

“Approved Transferee” has the meaning set forth in Section 7.3.

“assign” has the meaning set forth in Section 7.1(a)(1).

“Architect’s Statement” has the meaning set forth in Section 17.3(b)(i).

“Auditorium” has the meaning set forth in Section 28.1(a).

“Back Up Costs” has the meaning set forth in Section 14.4.

“Bankruptcy Code” has the meaning set forth in Section Error! Reference source not found..

“Base Building Cap” has the meaning set forth in the Work Agreement.

“Base Building Condition Cap Work” has the meaning set forth in the Work Agreement.

“Base Building Condition Work” has the meaning set forth in the Work Agreement.

“Base Building Condition Delivery Date” has the meaning set forth in the Work Agreement.

“Base Building Condition Target Delivery Date” has the meaning set forth in the Work Agreement.

“Base Capacity” has the meaning set forth in Section 14.3(a).

“Base Rent” means, collectively, the Initial Premises Base Rent and each of the Must Take Expansion Premises Base Rents.

“Base Rent Annual Escalation Percentage” means Three and Three Tenths percent (3.3%).

“BOMA Measurement Standard” means the 2010 BOMA Standard Method of Measurement ANSI-Z 65.1 2010.

“Brokers” means Serten Advisors, LLC, which is sometimes referred to herein as “Tenant’s Broker.”

“Building” means the twelve (12) story building containing approximately Three Hundred Nine Thousand Three Hundred Three (309,303.18) total RSF as of the date hereof and located at 7900 Harkins Road, Lanham, Maryland 20706.

“Building Common Areas” means all of the common facilities in or around the Land that are owned or controlled by Landlord and which are designed and intended, from time to time, to be used on a non-exclusive use, without the express permission of Landlord, by the tenants and other occupants of the Building in common with Landlord and each other, including the Lobby (which is to be used by Tenant and all other Tenant Invitees as access to and from the Premises by individuals), the Amenity Space, the fire stairs (which are to be used by Tenant and all other Invitees solely for emergency egress in an emergency, except as provided in Section 25.5), outdoor walkways and plazas (if any), parking areas and exterior entrances to the Building.

“Building Fitness Center” has the meaning set forth in Section 2.4(e).

“Building Hours” 8:00 a.m. to 6:00 p.m. on Monday through Friday (excluding Holidays), and such additional hours, if any, as Landlord from time to time determine.

“Building Structure and Systems” has the meaning set forth in Section 8.2.

“Building Systems” has the meaning set forth in Section 8.2.

“Business Days” means Mondays through Fridays excluding Holidays.

“Capital Improvement” means any alteration, addition, repair or replacement (whether structural or nonstructural) made by Landlord to the Building (including the Building Common Areas) or equipment or systems thereof that, under GAAP, is properly classified as a capital expenditure.

“Capital Transaction” has the meaning set forth in Section 25.4(b).

“Case” has the meaning set forth in Section 20.2.

“CGL Insurance” has the meaning set forth in Section 13.2(a).

“Change in Control” means, with respect to Tenant or Guarantor, (i) a merger, consolidation or transfer of the direct or indirect ownership interest of Tenant or Guarantor in which the stockholders of Tenant or Guarantor immediately prior to such transaction would own, in the aggregate, less than fifty percent (50%) of the total combined voting power of all classes of capital stock of the surviving Person normally entitled to vote for the election of directors of the surviving or acquiring Person or (ii) the sale by Tenant or Guarantor of all or substantially all such Tenant or Guarantor’s assets in one transaction or in a series of related transactions.

“Claimant” has the meaning set forth in Section 25.25.

“Claimant Act” has the meaning set forth in Section 25.25.

“Competitor” has the meaning set forth in Section 31.1(a).

“Competitor Covenants” has the meaning set forth in Section 31.1(a).

“Competitor Restrictions” has the meaning set forth in Section 31.1(a).

“Consent Needed Transaction” has the meaning set forth in Section 7.3.

“Consumable Expenses” has the meaning set forth in Section 5.2(b).

“Decorative Alteration” means a Nonstructural Alteration consisting of painting (and/or other wall covering), window treatments, carpeting, flooring, installation of doors and internal windows within the Premises, installation of Tenant’s furniture, trade fixtures and a manner that is not attached to the Premises (other than the anchoring of customary cabinetry, furniture, fixtures and equipment).

“Default Rate” has the meaning set forth in Section 19.7(a).

“Delivery Block” is defined in the Work Agreement.

“Demolition Work Delivery Date” has the meaning set forth in the Work Agreement.

“Demolition Work Target Delivery Date” has the meaning set forth in the Work Agreement.

“Demolition Plan” has the meaning set forth in the Work Agreement.

“Demolition Work” has the meaning set forth in the Work Agreement.

“Early Must Take Instance” has the meaning set forth in Section 2.6(a).

“Early Must Take Possession Date” has the meaning set forth in Section 2.6(a).

“Effective Date” has the meaning set forth in the Preamble.

“Electric Cost” means the product of (i) Usage multiplied by (ii) the Landlord’s Rate, for the period that corresponds to the period during which Usage was measured.

“Electrical Dispute Notice” has the meaning set forth in Section 14.3(a).

“Elevator Abatement Date” has the meaning set forth in Section 15.3(b).

“Elevator Interruption” has the meaning set forth in Section 15.3(b).

“Elevator Untenantability Notice” has the meaning set forth in Section 15.3(b).

“Emergency Generator System” has the meaning set forth in Section 14.4.

“Environmental Default” has the meaning set forth in Section 6.3(b).

“Environmental Law” has the meaning set forth in Section 6.3(a).

“Event of Bankruptcy” has the meaning set forth in Section Error! Reference source not found..

“Event of Default” has the meaning set forth in Section 19.1.

“Excess First Floor Costs” has the meaning set forth in Section 2.7(a).

“Excluded Expenses” has the meaning set forth in Section 5.2(b).

“Excluded RSF” has the meaning set forth in the definition of Initial Premises Base Rent.

“Executive Order” has the meaning set forth in Section 25.23.

“Expansion Premises” has the meaning set forth in Section 29.1(a).

“Expense Statement” has the meaning set forth in Section 5.2(e).

“Expiration Date” has the meaning set forth in Section 3.1.

“Extra Rent” has the meaning set forth in Section 19.2.

“Factors” has the meaning set forth in Section 26.2.

“Fair Market Rent” has the meaning set forth in Section 26.2(a).

“Final Delivery Block” is defined in the Work Agreement.

“First  Delivery Block” is defined in the Work Agreement.

“Final Target Delivery Day” means April 1, 2017.

“First Renewal Term” has the meaning set forth in Section 26.1.

“Fitness Center” has the meaning set forth in Section 2.5(a).

“Food Hall/Deli” has the meaning set forth in Section 28.1(a).

“Food Service Area” has the meaning set forth in Section 28.1(a).

“Food Trucks” has the meaning set forth in Section 28.1(b).

“Force Majeure Event” or “Force Majeure Events” has the meaning set forth in Section 25.25.

“Guarantor” means 2U, Inc., a Delaware corporation.

“Guaranty” means that certain Guaranty and Subordination Agreement executed by Guarantor in the form of Exhibit I attached hereto.

“Hazardous Materials” has the meaning set forth in Section 6.3(a).

“Holidays” means New Year’s Day, President’s Day, Memorial Day, Martin Luther King, Jr.’s Birthday, Fourth of July, Labor Day, Thanksgiving Day and Christmas Day.

“Independent Engineer” means a reputable, independent, licensed engineer or other reputable, independent licensed professional consultant, in either case selected by Landlord and having expertise in the area at issue, and who has not been hired by Landlord or any affiliate of Landlord within the prior five (5) years.

“Initial Build-Out Allowance” has the meaning set forth in Section 2.2(d).

“Initial Build-Out Work” has the meaning set forth in the Work Agreement.

“Initial Premises” means (i) floors 2, 8, 9, 10, 11 and 12 containing an aggregate 168,422.64 RSF, and (ii) the Roof Terrace which shall have no allocable RSF.

“Initial Premises Base Rent” means, for the first Lease Year, an amount equal to Twenty and 50/100 Dollars ($20.50) multiplied by the RSF of the Initial Premises, less 15,545.44 RSF on the 2nd Floor Premises (the “Excluded RSF”), and subject to escalation as provided in Section 4.3. For the absence of doubt, Tenant is not required to pay Base Rent on 15,545.44 RSF on the 2nd Floor Premises but shall be responsible for paying additional rent for the entire 2nd Floor Premises.

“Initial Term” means eleven (11) years and nine (9) months, commencing on the Lease Commencement Date.

“Insolvency Requirements” has the meaning set forth in Section 20.1.

“Intended Must Take Delivery Date” has the meaning set forth in Section 2.6(a).

“Invitee” means any invitee, employee, subtenant, assignee, contractor, client, licensee, customer or guest of Tenant or any Permitted Occupant; provided that “Invitee” shall not include Landlord or any other tenant of the Building, any contractor engaged by or behalf of Landlord or any other tenant of the Building, or any invitee, employee, customer, vendor or guest of Landlord or any other tenant of the Building.

“Issuer Requirement” has the meaning set forth in Section 11.3.

“Janitorial Services” has the meaning set forth in Section 14.2(a).

“KW” means kilowatts.

“KWHR” means kilowatt hours.

“Land” has the meaning set forth in Section 5.1.

“Landlord” has the meaning set forth in the Preamble.

“Landlord Delay” or “Landlord’s Delay” has the meaning set forth in the Work Agreement.

“Landlord Indemnitees” has the meaning set forth in Section 15.1(a).

“Landlord Notice Address” c/o Cohen Equities, 675 Third Avenue, Suite 2400, New York, NY 10017, Attention: Meir Cohen.

“Landlord Party” means any of Landlord, any Affiliate of Landlord, and Landlord’s then managing and leasing agents for the Building, the employees, principals, invitees, guests, agents and contractors of the foregoing.

“Landlord Payment Address” c/o Cohen Equities, 675 Third Avenue, Suite 2400, New York, NY 10017, Attention: Meir Cohen.

“Landlord’s FMV” has the meaning set forth in Section 26.2(a).

“Landlord’s Initial Work” as defined in Section 1.3(a)(i) of the Work Agreement.

“Landlord’s Lien” has the meaning set forth in Section 19.6.

“Landlord’s Rate” means the actual amount at which Landlord from time to time purchases each KW and KWHR of electricity for the same period from the utility company inclusive of any taxes or other charges in connection therewith and appearing on the utility company invoice for such period, taking into account all applicable abatements, time of day discounts, deductions and rebates.

“Landlord’s Restoration Condition” has the meaning set forth in Section 17.2.

“Landlord’s Review Period” has the meaning set forth in Section 7.3.

“Landlord’s Work” has the meaning set forth in the Work Agreement.

“Landlord’s Work Target Delivery Date” has the meaning set forth in the Work Agreement.

“Late Charge” has the meaning set forth in Section 19.7(b).

“Lease” has the meaning set forth in the Preamble.

“Lease Assumption” has the meaning set forth in Section 11.2.

“Lease Commencement Date” has the meaning set forth in Section 3.2.

“Lease Term” means the Initial Term and shall also include any properly exercised Renewal Options described in Article XXVI.

“Lease Year” shall mean a period of twelve (12) consecutive months commencing on the Lease Commencement Date, and each successive twelve (12) month period thereafter; provided, however, that if the Lease Commencement Date is not the first day of a month, then the second Lease Year shall commence on the first day of the month in which the first anniversary of the Lease Commencement Date occurs.

“Letter of Credit” has the meaning set forth in Section 11.3.

“Lobby” has the meaning set forth in Section 2.4(a)

“Lobby Renovations Allowance” has the meaning set forth in Section 2.4(a).

“Lobby Renovations Plan” has the meaning set forth in the Work Agreement.

“Lobby Renovations Work” has the meaning set forth in the Work Agreement.

“Material Event of Default” means an Event of Default pursuant to Section 19.1(a)(1), Section 19.1(a)(2), Section 19.1(b), Section 19.1(d), Section 19.1(g) or Section 19.1(h).

“Measurement Schedule” has the meaning set forth in the definition of RSF.

“Metered Costs” has the meaning set forth in Section 5.2(c).

“Metroplex Cap” has the meaning set forth in Section 30.1(a).

“Metroplex Landlord” has the meaning set forth in Section 30.2(a).

“Metroplex Lease” has the meaning set forth in Section 30.1(a).

“Metroplex Premises” has the meaning set forth in Section 30.1(a).

“Metroplex Rent” has the meaning set forth in Section 30.1(a).

“Minimum Parking Amount” has the meaning set forth in Section 24.3.

“Mock Up Space” has the meaning set forth in Section 3.4.

“Monthly Operating Expense Payment” has the meaning set forth in Section 5.2(d).

“Monthly Real Estate Tax Payment” has the meaning set forth in Section 5.2(d).

“Mortgage” has the meaning set forth in Section 7.1(d).

“Must Take Allowance” has the meaning set forth in Section 2.6(c).

“Must Take Commencement Date” has the meaning set forth in Section 3.5.

“Must Take Expansion Premises” means individually and collectively, each of floors 5, 6 and 7 of the Building more particularly designated on Exhibit A, each containing the RSF set forth on the Measurement Schedule attached hereto as Exhibit E.

“Must Take Expansion Premises Base Rent” means, with respect to the Initial Term an amount equal to the RSF contained in the applicable Must Take Expansion Premises, multiplied by the Per RSF Base Rent then in effect, and with respect to the Renewal Term, the Per RSF Base Rent as determined as set forth in Article XXVI.

“Named Tenant” means 2U Harkins Road LLC, a Delaware limited liability company.

“Negotiating Period” has the meaning set forth in Section 26.2.

“Net Worth” has the meaning set forth in Section 7.2(a).

“Net Worth Parties” has the meaning set forth in Section 7.2(a).

“Net Worth Supplemental Security Deposit Amount” has the meaning set forth in Section 7.2(b).

“Net Worth Threshold” has the meaning set forth in Section 7.2(a).

“New Subtenant” has the meaning set forth in Section 30.2(b).

“Nonstructural Alteration” means an Alteration in and to the interior of the Premises only, which, in Landlord’s reasonable determination, shall be any Alterations that (i) will not necessitate any changes, replacements or additions to columns or floors or other structural elements of the Building, (ii) are not readily visible to the exterior of the Building, or the Building Common Areas (including the Lobby), (iii) will not adversely affect the Building Systems or the roof, or (iv) would not have a negative impact on any building warranty (but excluding any warranty exclusively covering Tenant’s Property). For the absence of doubt, the installation of cabling within the Premises within the walls, risers and conduits is deemed to be a Nonstructural Alteration.

“Offer” has the meaning set forth in Section 29.1(b)(1).

“Office Sharing” has the meaning set forth in Section 7.2(c).

“Office Use” means standard office use in accordance with similar Class A office buildings in the Prince George’s County, Maryland submarket of comparable age and condition, without regard to the Plans, Tenant’s Ancillary Permitted Use or Ancillary Terrace Permitted Uses.

“officer” has the meaning set forth in Section 15.1(d).

“Operating Expenses” has the meaning set forth in Section 5.2(b).

“Parking Easement” has the meaning set forth in Section 24.1.

“Parking Lot” has the meaning set forth in Section 24.1.

“Parking Structure” has the meaning set forth in the Parking Easement.

“Per RSF Base Rent” means (i) for the Initial Term, Twenty and 50/100 Dollars ($20.50), provided that on the first day of the second Lease Year and on each anniversary thereof during the Lease Term, the Per RSF Base Rent in effect shall be increased by an amount equal to the product of (a) the Base Rent Annual Escalation Percentage, multiplied by (b) the Per RSF Base Rent in effect immediately before the increase and (ii) for each Renewal Term, the Per RSF Base Rent shall be determined as set forth in Article XXVI and shall escalate annually in accordance with Section 4.3 below.

“Permitted Nonstructural Alteration” means a Nonstructural Alteration the cost of which, together with the cost of all other such Nonstructural Alterations undertaken in any twelve (12) month period (exclusive of the initial fit out of any portion of the Premises), is not more than $200,000.00 (the “Alteration Threshold”) (increased each Lease Year by five percent (5%)) for each floor in which such Nonstructural Alteration is undertaken. With respect to Nonstructural Alterations undertaken on a partial floor, the Alteration Threshold shall be decreased in proportion to the percentage of the RSF of such floor not included in the Premises.

“Permitted Occupants” shall mean, collectively, Tenant, its permitted successors, assigns and subtenants, Permitted Users and Affiliate Users.

“Permitted Structural Alteration” means any Structural Alteration that is an item to be completed pursuant to the Work Agreement.

“Permitted Successor” has the meaning set forth in Section 7.2(a).

“Permitted Users” has the meaning set forth in Section 7.2(c).

“Permitted Uses” means, (1) with respect to all floors of the Premises, Office Use and the Ancillary Permitted Uses, and (2) with respect to the Roof Terrace, any Ancillary Terrace Permitted Uses.

“Permitees” has the meaning set forth in Section 24.2.

“Person” means any individual, partnership, corporation, limited liability company, trust, unincorporated organization, governmental authority or any other form of entity.

“Plan Review Period” has the meaning set forth in Section 9.4(b)(i).

“Plan Revision Review Period” has the meaning set forth in Section 9.4(b)(i).

“Premises” means

(a)                                 as of the Lease Commencement Date, the Initial Premises; plus

(b)                                 as of each Must Take Commencement Date, the applicable Must Take Expansion Premises, plus

(c)                                  such additional space as Tenant may hereafter lease at the Building pursuant to Article XXVI (ROFR).

“Premises Consumable Services” has the meaning set forth in Section 5.2(b).

“Projected Savings” has the meaning set forth in Section 5.2(b).

“Proposed Transfer Commencement Date” has the meaning set forth in Section 7.3.

“Proposed Transfer Space” has the meaning set forth in Section 7.3.

“Prospect” has the meaning set forth in Section 29.1(b)(1).

“Public Transaction” has the meaning set forth in Section 7.2(a).

“Publicly Traded Entity” means a Person whose securities are listed on a national securities exchange or quoted on an automated quotation system. Landlord acknowledges that as of the date hereof, Guarantor is a Publicly Traded Entity.

“Real Estate Taxes” has the meaning set forth in Section 5.3(b).

“Reasonable Parking Alternative” has the meaning set forth in Section Error! Reference source not found.3.

“Removal Cost” has the meaning set forth in Section 9.2(b).

“Renewal Notice” has the meaning set forth in Section 26.1(a).

“Renewal Options” means two (2) options for five (5) years each, as more particularly described in Article XXVI below.

“Renewal Terms” has the meaning set forth in Section 26.1.

“Renewal Term Base Rent” has the meaning set forth in Section 26.1(b).

“Renewed Premises” has the meaning set forth in Section 26.1(a).

“Rent Credit Amount” has the meaning set forth in Section 4.6.

“Required Condition” has the meaning set forth in Section 8.2.

“Required Delivery Condition” has the meaning set forth in Work Agreement.

“Required Removables” has the meaning set forth in Section 9.2(b).

“Required SNDA Form” has the meaning set forth in Section 21.4.

“Requirements” means all present and future laws, ordinances (including without limitation, zoning ordinances and land use requirements), requirements, orders, directives, rules, resolutions, codes, and regulations of all governmental authorities, and the direction or order of any public officer pursuant to law, then having jurisdiction over the Building, Landlord and/or Tenant, (including, without limitation, the Americans with Disabilities Act (the “ADA”) and the regulations promulgated thereunder, as the same may be amended from time to time) and Environmental Laws.

“Restoration Period” has the meaning set forth in Section 17.3(b)(ii).

“ROFR Premises” has the meaning set forth in Section 29.1(b)(1).

“ROFR Procedure” has the meaning set forth in Section 29.1(b).

“Roof Terrace” has the meaning set forth in Section 27.2.

“RSF” means the rentable square footage of the Building and other applicable square footages of the Premises are set forth in the chart attached as Exhibit E hereto (the “Measurement Schedule”). Landlord and Tenant agree that the areas listed on the Measurement Schedule have been ratified and agreed to by Landlord and Tenant for all purposes under this Lease. Landlord and Tenant further acknowledge and agree that the Measurement Schedule shall be used in connection with any measurement of the Premises and all other space in the Building for any purpose under this Lease, subject to Landlord’s right to re-measure the Premises or any portion thereof and to adjust the Measurement Schedule in connection with, and solely due to, (i) any alteration or improvement that physically expands the Building, or (ii) a measurement of a partial floor added to the Premises; provided that the entire floor in which such partial floor is located shall not exceed the RSF for such floor set forth on the Measurement Schedule. Any adjustment to the Measurement Schedule pursuant to the foregoing shall be performed by an architect, licensed in Prince George’s County, Maryland, selected by Landlord and subject to verification by Tenant’s architect, in both cases upon application of the BOMA Measurement Standard to such re-measurement, physical expansion or partial floor, as applicable.

“Second Article IX Request” has the meaning set forth in Section 9.4(b)(i).

“Second Renewal Term” has the meaning set forth in Section 26.1.

“Second Request” has the meaning set forth in Section 7.3.

“Security Deposit Amount” means, subject to the reduction set forth in Section 11.1 herein below, Six Million and No/100 Dollars ($6,000,000.00).

“Services Abatement Event” has the meaning set forth in Section 15.3(a).

“Services Abatement Period” has the meaning set forth in Section 15.3(a).

“SNDA” has the meaning set forth in Section 21.4.

“Specialty Alterations” has the meaning set forth in Section 9.2(b).

“Stated Must Take Commencement Date” has the meaning set forth in Section 3.5.

“Structural Alteration” means any Alteration that is not a Nonstructural Alteration or Decorative Alteration.

“sublet” has the meaning set forth in Section 7.1(a)(1).

“Submetered Costs” has the meaning set forth in Section 5.2(c).

“Subsequent Build-Out Work” has the meaning set forth in Section 2.6(a).

“Substantial Casualty” has the meaning set forth in Section 15.3(a)

“successor landlord” has the meaning set forth in Section 21.3(a).

“Successor Transaction” has the meaning set forth in Section 7.2(a).

“Takeover Sublease” has the meaning set forth in Section 30.2(a).

“Tax Benefits” has the meaning set forth in Section 5.6.

“Tax Statement” has the meaning set forth in Section 5.4.

“Temporary Usage Charge” has the meaning set forth in Section 5.3(g)

“Tenant” has the meaning set forth in the Preamble.

“Tenant Delay” or “Tenant’s Delay” has the meaning set forth in the Work Agreement.

“Tenant Expense Dispute Notice” has the meaning set forth in Section 5.2(e).

“Tenant Improvement Allowance” means, as applicable (and individually and collectively), the Initial Build-Out Allowance; the Amenity Build-Out Allowance; the Lobby Renovations Allowance; the 2nd Floor Build-Out Allowance; and the Must Take Allowance, as subject to the reallocations by Tenant permitted by the Work Agreement.

“Tenant Indemnitees” has the meaning set forth in Section 15.2(b).

“Tenant Invitee” means an Invitee of Tenant.

“Tenant Notice Address” means 8201 Corporate Drive, Suite 900, Landover, MD 20785, Attention: Chief Financial Officer, until Tenant has commenced full business operations at the Premises, and thereafter, the Premises, Attention: Chief Financial Officer, after Tenant has commenced full business operations at the Premises. With a copy to: General Counsel.

“Tenant Tax Statement Dispute Notice” has the meaning set forth in Section 5.4.

“Tenant’s 2nd Floor Completion Date” has the meaning set forth in Section 2.2(d).

“Tenant’s Broker” has the meaning set forth in the definition of Brokers.

“Tenant’s Completion Date” has the meaning set forth in Section 2.2(d).

“Tenant’s FMV” has the meaning set forth in Section 26.2(a).

“Tenant’s Initial Premises Completion Date” has the meaning set forth in Section 2.2(d).

“Tenant’s Plans” has the meaning set forth in Section 9.4(a).

“Tenant’s Property” means all paneling, workstations, trade fixtures, machinery and equipment, signage, supplemental HVAC units, UPS, server racks, fitness equipment, audio-visual equipment, kitchen equipment (excluding any equipment in the Food Hall/Deli), communications equipment and office furniture, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant or Permitted User and paid for by Tenant or such Permitted User, and all furniture, furnishings and other articles of movable personal property owned by Tenant or any other Tenant Invitee and located in the Premises.

“Tenant’s Proportionate Share” means the percentage set forth on the Measurement Schedule opposite the applicable floor of the Building. With respect to partial floors, if any, Tenant’s Proportionate Share shall be a percentage determined by dividing RSF of the partial floor by Three Hundred Nine Thousand Three Hundred Three (309,303.18) total RSF.

“Tenant’s Request Notice” has the meaning set forth in Section 7.3.

“Tenant’s Restoration Work” has the meaning set forth in Section 17.1(c).

“Tenant’s Work” has the meaning set forth in the Work Agreement.

“Third Appraiser” has the meaning set forth in Section 26.2(a).

“Threshold Successors” has the meaning set forth in Section 10.1.

“Trustee” has the meaning set forth in Section Error! Reference source not found..

“Unavoidable Delay” has the meaning set forth in the Work Agreement.

“Untenantability Notice” has the meaning set forth in Section 15.3(a).

“Usage” means actual usage of electricity for each calendar month or such other period as Landlord shall determine and shall include the quantity and peak demand KWHR and KW.

“Utilities” has the meaning set forth in Section 5.2(c).

“Work Agreement” means the agreement set forth as Exhibit B annexed hereto and incorporated herein, as such may be amended and modified by mutual written agreement between Landlord and Tenant.

ARTICLE II

PREMISES

2.1                               Lease of Premises. Tenant leases the Premises from Landlord for the Lease Term upon the conditions and covenants set forth in this Lease, together with the exclusive right to use the Roof Terrace and the non-exclusive right to use the Amenity Space as provided in Section 27.2 and Article XXVIII herein below. Tenant will have the non-exclusive right to use and access the following: (i) common and public areas of the Building as shown on Exhibit E, (ii) subject to Article XXIV, the Parking Lot (or, when constructed, the Parking Structure), and (iii) the other Building Common Areas. Except as may otherwise be expressly provided in this Lease (including, without limitation, as provided in Article XXVII (Roof Rights and Roof Terrace) herein below and Exhibit H (Roof Access Agreement) attached hereto), the lease of the Premises does not include the right to use the roof, mechanical rooms, electrical closets, janitorial closets, telephone rooms or other non-common or non-public areas of the Building. It is expressly understood and agreed that no Building shaftways and risers shall be deemed part of the Premises but that Tenant shall have reasonable access to and use of such shaftways and risers that are part of Building Common Areas serving the Premises for its cables, wiring, conduits, vents, tubes and piping as contemplated by this Lease without charge.

2.2                               Delivery of Initial Premises.

(a)                                 Landlord represents that, to the best of its knowledge, the use of the Premises by Tenant for Office Use is permitted by all Requirements and insurance requirements applicable to the Building.

(b)                                 Landlord, at its sole cost and expense (but with respect to the Base Building Condition Cap Work, subject to the Base Building Cap), shall promptly undertake and complete Landlord’s Initial Work at the Initial Premises and the Must Take Expansion Premises in accordance with terms and conditions of hereof and the Work Agreement. Landlord shall use all commercially reasonable efforts to commence and to complete (i) the Demolition Work in substantial conformity with the Demolition Plan in the Required Delivery Condition by the applicable Demolition Work Target Delivery Date, (ii) the Base Building Condition Work (exclusive of the Base Building Condition Cap Work) in the Required Delivery Condition on or before the applicable Base Building Condition Target Delivery Date (with respect to the Initial Premises) and on or before the applicable Must Take Base Building Condition Target Delivery Date (with respect to each Must Take Expansion Premises), (iii) the Base Building Condition Cap Work in the Required Delivery Condition on or before the expiration of the Initial Post-Delivery Work Period (with respect to the Initial Premises) and (iv) any Base Building Post-Delivery Work relating solely with respect each floor of the Must Take Expansion Premises in the Required Delivery Condition on or before the expiration of the Must Take Expansion Premises Post-Delivery Work Period, in each case, subject to extension attributable to Tenant Delay and Unavoidable Delay (as limited by Section 3.3(f)).   Notwithstanding that the Tenant

has the right to delay accepting delivery of the Final Delivery Block in accordance with Section 1.13(b)(ii) of the Work Agreement, the Lease Commencement Date for the entire Initial Premises  shall remain December 1, 2016, subject to the extensions set forth in this Lease and the Work Agreement.

(c)                                  Landlord acknowledges that Tenant cannot commence Tenant’s Work at the Initial Premises until Landlord’s Initial Work for the Initial Premises is in the Required Delivery Condition nor can Tenant commence Tenant’s Work on any floor of the Must Take Expansion Premises until Must Take Expansion Premises is in the Required Delivery Condition.

(d)                                 Subject to the terms hereof, upon acceptance of the applicable Delivery Block, Tenant shall undertake and substantially complete the construction of the Initial Build Out Work of the Initial Premises (exclusive of the 2nd Floor Premises Work) in substantial conformity with the Initial Build-Out Plan by April 1, 2017, subject to extension attributable for Landlord Delay and Unavoidable Delay (“Tenant’s Initial Premises Completion Date”).  Subject to the terms hereof, Tenant shall undertake and substantially complete the construction the 2nd Floor Build-Out Work in substantial conformity with the 2nd Floor Plan by April 1, 2018, subject to extension attributable for Landlord Delay and Unavoidable Delay (“Tenant’s 2nd Floor Completion Date”, and together with “Tenant’s Initial Premises Completion Date”, “Tenant’s Completion Date”). Landlord shall pay Tenant an allowance equal to the product of (a) Forty-Eight and 00/100 Dollars ($48.00) multiplied by (b) the number of RSF for the Initial Premises (excluding the RSF of the 2nd Floor Premises) (the “Initial Build-Out Allowance”) for the Initial Build-Out Work. Tenant shall pay all costs and expenses with respect to the Initial Build-Out Work, to the extent such costs and expenses for the Initial Build-Out Work (together with reallocations of the Tenant Improvement Allowance permitted by the Work Agreement to the Initial Build-Out Allowance) exceed the Initial Build-Out Allowance.

2.3                               Amenity Space Build-Out.

(a)                                 Landlord represents that it has no knowledge that (i) the Food Service Area portion of the Amenity Space intended to be used for food service/deli cannot be used for such intended use nor (ii) the Auditorium portion of the Amenity Space cannot be used as an auditorium and assembly space.

(b)                                 Subject to the terms hereof and the Work Agreement, Landlord shall undertake and complete the Amenity Space Renovations Work, and shall use all commercially reasonable efforts to complete the Amenity Space Renovations Work in substantial conformity with Amenity Space Plan by the Final Target Delivery Day, subject to extension attributable to Tenant Delay and Unavoidable Delay (as limited by Section 3.3(f)). The Amenity Space Renovations Work shall be undertaken, to the extent reasonably possible, in such a manner as a minimize noise, dust and any disruption to Tenant’s business, Tenant’s Work or access to the Premises. Notwithstanding the foregoing, Landlord shall not be required to spend more than Five Hundred Thousand and No/100 Dollars ($500,000.00) for the Amenity Space Renovations Work (the “Amenity Build-Out Allowance”), which shall allocated to the Food Service Area and Auditorium as Tenant shall reasonably determine, subject to reallocations of the Tenant Improvement Allowance permitted by the Work Agreement to and from the Amenity Build-Out Allowance and any limitations set forth herein or in the Work Agreement. Tenant shall pay all costs and expenses (including a construction supervision fee to Landlord equal to one percent (1%) of all hard construction costs with respect to the development and/or renovation of the Amenity Space) for the Amenity Space Renovations Work, to the extent such costs and expenses for the Amenity Space Renovations Work  exceed the Amenity Build-Out Allowance (subject to reallocation as permitted by the Work Agreement).

(c)                                  Landlord shall endeavor to keep Tenant informed of the Amenity Space Renovations Work costs and the timing of the completion of each component of the Amenity Space Renovations Work. Except as for the reallocation permitted in the Work Agreement, Tenant shall not receive any credit, cash or otherwise, for any unused portion of the Amenity Build-Out Allowance.

(d)                                 Notwithstanding anything to the contrary contained herein, Landlord acknowledges that, subject to reallocations by Tenant to and from the Amenity Build-Out Allowance permitted pursuant to the Work Agreement, the Amenity Build-Out Allowance is intended to be allocated to renovations and installations of and to the Amenity Space required by Tenant as set forth in the Amenity Space Plan and no portion of the Amenity Build-Out Allowance (or any amounts paid by Tenant in excess thereof) shall be utilized for renovations and installations not set forth the Amenity Space Plan (including renovations required to cause the Amenity Space to comply with the Amenity Space Use, unless caused by Tenant’s modifications to the Amenity Space or the Lobby).  The Amenity Space Plan shall include, among other things, the interior finishes (i.e., floor, ceiling and wall finishes, to the extent Tenant elects to modify such interior finishes) for the Amenity Space.

2.4                               Lobby Renovations.

(a)                                 Subject to the terms hereof, Landlord shall undertake and complete the Lobby Renovations Work of the lobby of the Building (such space, the “Lobby”), and shall reasonably endeavor to complete the Lobby Renovations Work in substantial conformity with the Lobby Renovation Plan by the Final Target Delivery Day, subject to extension attributable to Tenant Delay or Unavoidable Delay (subject to the 30 day limit as provided in Section 3.3(f)). The Lobby Renovations Work shall be undertaken, to the extent reasonably possible, in such a manner as a minimize noise, dust and any disruption to Tenant’s business. During the Lobby Renovations Work, Tenant and its Invitees shall have reasonable access to and through the lobby via (at a minimum) an unobstructed, temporarily demised path with secure access with an area within the lobby available as a reception and security area with access to the elevator bank and the Premises. Notwithstanding the foregoing, Landlord shall not be required to spend more than Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Lobby Renovations Allowance”) on the Lobby Renovations Work. Tenant shall pay all costs and expenses (including a construction supervision fee to Landlord equal to one percent (1%) of all hard construction costs with respect to the Lobby Renovations Work), to the extent such costs and expenses for the Lobby Renovations Work exceed the Lobby Renovations Allowance (subject to the reallocations to and from the Lobby Renovation Allowance by Tenant permitted by the Work Agreement). Landlord shall endeavor to keep Tenant informed of the Lobby Renovations Work costs and the timing of the completion of each component thereof.

(b)                                 Notwithstanding anything to the contrary contained herein, Landlord acknowledges that, subject to reallocations by Tenant permitted pursuant to the Work Agreement, the Lobby Renovations Allowance is intended to be allocated to renovations and installations of and to the Lobby required by Tenant as set forth in the Lobby Renovations Plan and no portion of the Lobby Renovations Allowance (or any amounts paid by Tenant in excess thereof) shall be utilized for renovations and installations not set forth in the Lobby Renovation Plan. The Lobby Renovations Plan shall include, among other things, the interior finishes (i.e., floor, ceiling and wall finishes to the extent Tenant elects to modify such interior finishes) for the Lobby.

(c)                                  Tenant shall have the right, at its sole cost and expense, to install a security desk, security system and turnstiles in the Lobby at any time during the Lease Term.

(d)                                 So long as Tenant (or an Affiliate User and/or Permitted Successor) continues to occupy any portion of the Premises, all installations and renovations made to the Lobby (and the Amenity Space) as part of the Lobby Renovations Plan and the Amenity Space Plan, respectively, shall not be removed or altered by Landlord (unless required to comply with a legal or insurance requirement) without Tenant’s consent and Landlord shall consult with Tenant as part of any comprehensive modifications to the Lobby or the Amenity Space.

(e)                                  Landlord shall have the right, at its sole cost and expense at Landlord’s sole option, to use the portion of the Lobby described in cross-hatching on Exhibit F for a fitness center for use by other tenants of the Building (the “Building Fitness Center”). The Building Fitness Center is not part of the Lobby Renovations Work .

2.5                               2nd Floor Premises.

(a)                                 Tenant shall lease the 2nd floor (the “2nd Floor Premises”) to be used as a fitness center and/or employee lounge (the “Fitness Center”) for the exclusive use of Tenant and Tenant’s Invitees (“2nd Floor Amenities”) and Office Use. The 2nd Floor Premises shall be part of the Initial Premises; provided however, for the purposes of calculating Base Rent for the Lease Term (including for any Renewal Term), Base Rent for the 2nd Floor Premises shall be calculated as if the 2nd Floor comprised only 12,000 RSF (and shall be included as such in the Initial Premises Base Rent) however, Tenant’s Proportionate Share shall include the full RSF for the 2nd Floor Premises. Tenant shall pay Base Rent and additional rent with respect to the 2nd Floor Premises in accordance with the terms for the other portions of the Initial Premises and shall be entitled to the abatement of Base Rent and additional rent for the 2nd Floor Premises in accordance with Section 4.2.

(b)                                 Subject to the terms hereof, Tenant shall undertake and complete the 2nd Floor Build-Out Work. Except for Landlord’s Initial Work, Landlord shall pay Tenant an allowance equal to Six Hundred Thousand and No/100 Dollars ($600,000.00) (the “2nd Floor Build-Out Allowance”) on the 2nd Floor Build-Out Work to be distributed to Tenant pursuant to the Work Agreement and subject to the reallocations to and from the 2nd Floor Build-Out Allowance by Tenant permitted by the Work Agreement. Tenant shall pay all costs and expenses with respect to the 2nd Floor Build-Out Work, to the extent such costs and expenses for the 2nd Floor Build-Out Work exceed the 2nd Floor Build-Out Allowance. For clarity, the 2nd Floor

Build-Out Allowance is the only Tenant Improvement Allowance Landlord is required to provide with respect to the 2nd Floor Premises (subject to Tenant’s right to reallocate the Tenant Improvement Allowance pursuant to the Work Agreement).

(c)                                  For so long as Tenant uses any portion on the 2nd Floor Premises as a Fitness Center, Tenant shall be responsible, at Tenant’s sole cost and expense, to furnish, operate, maintain and staff the Fitness Center and to install, repair, replace and maintain any equipment therein. Notwithstanding the foregoing, Tenant shall be permitted to convert all or any portion of the 2nd Floor Premises to any other Permitted Use.

2.6                               Must Take Expansion Premises.

(a)                                 Subject to the terms hereof, Landlord will make each Must Take Expansion Premises with Landlord’s Initial Work complete and each applicable Must Take Allowance available to Tenant up to three hundred sixty (360) days prior to each applicable Stated Must Take Commencement Date for Tenant’s construction of the space (each a “Subsequent Build-Out Work”), subject to extension attributable to Tenant Delay and Unavoidable Delay (as limited by Section 3.3(f)).  If Tenant desires to accelerate the delivery of any Must Take Expansion Premises and the corresponding Must Take Allowance, Tenant shall give Landlord at least at least one hundred twenty (120) days’ advance notice (an “Acceleration Notice”) prior to the date Tenant intends to access such Must Take Expansion Premises specified in such Acceleration Notice to commence the Subsequent Build-Out Work therein (the “Intended Must Take Delivery Date”). As used herein, the “Early Must Take Possession Date,” in each case, shall mean the date that Tenant and/or its vendors/contractors physically access a Must Take Expansion Premises to commence work with building permits (vs. accessing the space for planning or inspection purposes) after Landlord has delivered possession of such Must Take Expansion Premises to Tenant in the Required Delivery Condition (provided that in no event shall such date extend beyond the applicable Stated Must Take Commencement Date for such Must Take Expansion Premises, unless due to Landlord Delay or Unavoidable Delay, as limited by Section 3.3(f)). If Tenant accelerates the Stated Must Take Commencement Date for any Must Take Expansion Premises pursuant to this Section 2.6, the Abatement Period for each Must Take Expansion Premises will commence on the Early Must Take Possession Date (an “Early Must Take Instance”).  If Tenant does not accelerate the Stated Must Take Commencement Date pursuant to this Section 2.6, the Abatement Period for each such Must Take Expansion Premises will commence on the Stated Must Take Commencement Date. If requested by Landlord, within a reasonable time after the Stated Must Take Commencement Date or Early Must Take Possession Date, as applicable, Tenant shall execute and deliver to Landlord a certificate confirming that Landlord’s Initial Work with respect to such Must Take Expansion Premises is substantially completed.

(b)                                 In the event of an Early Must Take Instance, Tenant shall pay all additional rent applicable to the RSF of such Must Take Expansion Premises (including, without limitation, by increasing Tenant’s Proportionate Share of Operating Expenses and Real Estate Taxes in accordance with Sections 5.2(a) and 5.3(a)) from the Early Must Take Possession Date and all other terms and conditions of this Lease shall be applicable thereto.

(c)                                  Tenant shall pay all costs and expenses incurred in connection with each Subsequent Build-Out Work, to the extent such costs and expenses exceed an allowance provided by Landlord equal to the product of (a) Forty-Six and 50/100 Dollars ($46.50) multiplied by (b) the number of RSF of rentable area in each applicable Must Take Expansion Premises, multiplied by (c) a ratio, the numerator of which shall be equal to the number of days between the applicable Must Take Commencement Date and the date which is 4,289 days after the Lease Commencement Date (i.e. 11 years and 9 months, assuming a 365 day year), and the denominator of which shall be equal to 4,289 the (each such allowance, a “Must Take Allowance”).  By way of example only, assuming the 7th floor consists of 28,175 RSF and the Must Take Commencement Date for the 7th floor is the first anniversary of the Lease Commencement Date, then the Must Take Allowance for the 7th floor would be $1,198,611.65 calculated as follows:

$46.50 x 28,175.44 RSF = $1,310,157.96 (0.9149) [i.e. 3,924/4289] = $1,198,611.65

Except as provided below, Tenant shall not receive any credit, cash or otherwise, for any unused portion of any Must Take Allowance; provided however that upon written notice to Landlord no later than sixty (60) days after each applicable scheduled Must Take Commencement Date (time being of the essence), Tenant may convert any Must Take Allowance to be used for Tenant’s purchase of other leasehold improvements to be made in accordance with the terms and provisions hereof to any other portion of the Premises (including any future Must Take Expansion Premises) leased by Tenant as the time of the applicable Must Take Commencement Date; provided that Tenant shall not be permitted to convert any future Must Take Allowance for any Must Take Expansion Premises for which a Must Take Commencement Date has not occurred.

(d)                                 Prior to a Must Take Commencement Date and provided the applicable Must Take Expansion Premises has not been leased or otherwise utilized, and further provided that such temporary use will not interfere with any of Landlord’s construction or build-out obligations, upon thirty (30) days prior written notice to Landlord, Tenant may have temporary or periodic use (not to exceed three (3) consecutive days at once, nor ten (10) days in the aggregate) of the Must Take Expansion Premises, for a nominal charge, for Tenant functions. In connection therewith, at Landlord’s election, Landlord and Tenant shall enter into a revocable license agreement in form and substance satisfactory to Landlord.

(e)                                  For avoidance of doubt, Landlord shall perform and complete the Demolition Work with respect to each Must Take Expansion Premises at the same time as Landlord performs the Demolition Work with respect to the Initial Premises. Landlord will complete the Base Building Condition Work with respect to each Must Take Expansion Premises on the earlier of the Intended Early Must Take Possession Date (if accelerated) or the Stated Must Take Commencement Date (as applicable).

2.7                               Tenant’s Construction Payments.

(a)                                 If the Amenity Space Renovations Work (pursuant to the Amenity Space Plans) or Lobby Renovations Work (pursuant to the Lobby Plans) costs more than the amount of the Amenity Build-Out Allowance or Lobby Renovations Allowance (as such may be increased or decreased by Tenant using the reallocations permitted in the Work Agreement) (“Excess First Floor Costs”), then Tenant shall pay such Excess First Floor Costs directly to any contractors completing such work as and when due to such contractors (provided Landlord has timely provided the invoices and payment information to Tenant). Tenant’s failure to timely make any payments of Excess First Floor Costs hereunder, regardless if Tenant has a good faith basis for withholding or delaying such payment, shall not relieve Tenant from its obligation to discharge (or bond) any lien resulting from Tenant’s failure to timely pay the same. Tenant agrees to defend, indemnify and hold Landlord harmless from any claim, cost or liability incurred in connection with Tenant’s failure to pay such Excess First Floor Costs, including reasonable attorneys’ fees and expenses.

(b)                                 For the Initial Build-Out Work, the 2nd Floor Build-Out Work, the Amenity Space Renovations Work , the Lobby Renovation Work and the Subsequent Build-Out Work, Landlord shall in no event be required to advance any funds, spend any funds or incur any costs or expense in excess of the aggregate Tenant Improvement Allowances for such work (including, as the result of any reallocation of any portion of such Tenant Improvement Allowance as may be permitted under this Lease or the Work Agreement).

ARTICLE III

TERM

3.1                               Term. All of the provisions of this Lease shall be in full force and effect from and after the date first above written. The Lease Term shall commence on the Lease Commencement Date. If the Lease Commencement Date is not the first day of a month, then the Lease Term shall be the period set forth in the definition of “Lease Term” in Article I, plus the partial month in which the Lease Commencement Date occurs, and the last day of the Lease Term shall be the “Expiration Date”. For purposes of clarity, the Lease Term includes any properly exercised renewal or extension of the term of this Lease.

3.2                               Lease Commencement Date.  Subject to the extensions set forth in this Lease and the Work Agreement, the “Lease Commencement Date” shall be December 1, 2016.

3.3                               Failure to Deliver.

(a)                                 Subject to Section 3.3(f) of this Lease, if Landlord does not make the Initial Premises in its entirety available for delivery to Tenant in the Required Delivery Condition by the Base Building Condition Target Delivery Date, then the Abatement Period applicable to the Initial Premises pursuant to Section 4.2(a) below shall be extended as follows: (i) one (1) day for each day after the Base Building Condition Target Delivery Date that the entire Initial Premises is not available to be delivered to Tenant in the Required Delivery Condition up to forty-five (45) days; (ii) one and one half (1 ½) days for each day after forty-five (45) days after the Base Building Condition Target Delivery Date that the entire Initial Premises is not available to be delivered to Tenant in the Required Delivery Condition up to ninety (90) days, and (iii) thereafter two (2) days for each day after ninety (90) days after the Base Building Condition Target Delivery Date that the entire Initial Premises is not available to be delivered to Tenant in the Required Delivery Condition.  (As an example to the above, if the Base Building

Delivery Date was 100 days after the Base Building Target Delivery Date, the Abatement Period would be extended for 142½  days (45 days for the first 45 days plus 77½ days for the second 45 days plus 20 days for the last 10 days)). As used in this Section 3.3(a), the phrase “not available to be delivered” or similar phrases mean that Landlord has not tendered possession and delivery of the Initial Premises in the Required Delivery Condition, subject to Tenant’s rights to delay acceptance of delivery and possession of the Final Delivery Block as set forth in Section 1.13(b)(ii) of the Work Agreement.

(b)                                 Landlord shall be required to complete Landlord’s Initial Work (exclusive of the Base Building Condition Cap Work) for the Premises in its entirety in order to satisfy the Required Delivery Condition for the applicable portion of the Premises.  In regards to the Initial Premises, Tenant shall not be required to take possession or accept delivery of less than a full Delivery Block in the Required Delivery Condition. Tenant shall not be required to take possession or accept delivery of the Initial Premises until the Base Building Condition Target Delivery Date (and may delay possession and acceptance of delivery for the Final Delivery Block as provided in Section 1.13(b)(ii) of the Work Agreement) regardless of whether the entire Initial Premises is in the Required Delivery Condition before such date such that the applicable Base Building Condition Delivery Date would have occurred but for Section 3.3(a) (provided that Tenant, in its sole and absolute discretion, may elect accept such early possession and delivery by Landlord but only upon Tenant’s delivery of a written notice to Landlord specifically agreeing to accept such possession and delivery prior to the Base Building Condition Target Delivery Date).

(c)                                  Tenant will give Landlord no less than one hundred twenty (120) days’ prior notice of when it reasonably expects in good faith to commence the installation of its furniture and work stations within the Initial Premises (such one hundred twenty (120) day time period, the “Initial Premises Post-Delivery Work Period”), and with respect to the Must Take Expansion Premises, within such space (such one hundred twenty (120) day time period, the “Must Take Expansion Premises Post-Delivery Work Period”, and together with the Initial Premises Post-Delivery Work Period, the “Post-Delivery Work Period”), and Landlord will coordinate and complete its applicable Base Building Condition Cap Work during the applicable Post-Delivery Work Period. If Landlord does not deliver the Base Building Condition Cap Work Substantially Complete on or before the expiration of the applicable Post-Delivery Work Period, Tenant shall be entitled to a rent credit of $200.00 per day until the Base Building Condition Cap Work is Substantially Complete.

(d)                                 If Landlord does not deliver any Must Take Expansion Premises in the Required Delivery Condition by the earlier of the applicable Stated Must Take Commencement Date applicable to such floor or Intended Must Take Delivery Date set forth in the applicable Acceleration Notice (a “Deemed Early Must Take Possession Date”), then the Abatement Period applicable to such floor’s Base Rent pursuant to Section 4.2(a) below (as may be modified by Section 2.6 above) shall be extended as follows: one (1) day for each day after the earlier of the Stated Must Take Commencement Date or the Deemed Early Must Take Possession Date that the applicable Must Take Expansion Premises has not been delivered to

Tenant in the Required Delivery Condition up to thirty (30) days; two (2) days for each day after thirty (30) days after the earlier of the Stated Must Take Commencement Date or the Deemed Early Must Take Possession Date that the applicable Must Take Expansion Premises has not been delivered to Tenant in the Required Delivery Condition up to forty-five (45) days, and thereafter two and one-half (2-1/2 ) days for each day after forty five (45) days after the earlier of the Stated Must Take Commencement Date or Deemed Early Must Take Possession Date that the applicable Must Take Expansion Premises has not been delivered to Tenant in the Required Delivery Condition.  (As an example to the above, if the Delivery Date of the applicable Must Take Expansion Premises was  60 days after the earlier of the Stated Must Take Commencement Date or the Deemed Early Must Take Possession, the Abatement Period for such Must Take Expansion Premises would be extended for  days (30 days for the first 30 days plus 30 days for the second 15 days plus 37½ days for the last 15 days))

(e)                                  Notwithstanding anything to the contrary contained in the Lease or the Work Agreement, in no event shall Tenant be responsible for any Premises Consumable Expenses or Tenant’s Proportionate Share of Operating Expenses or Real Estate Taxes for a Must Take Expansion Premises until the applicable Must Take Commencement Date.

(f)                                   Notwithstanding anything to the contrary contained in the Lease or the Work Agreement, in connection with the performance and completion of Landlord’s Work,  Landlord is entitled to extensions for Tenant Delays (subject to the requirements of Section 1.11 of the Work Agreement) and Landlord is entitled to up to (but not in excess of) thirty (30) days of extensions in the aggregate for Unavoidable Delays. If a Tenant Delay and an Unavoidable Delay occur at the same time, they shall run concurrently and not consecutively.  Provided Landlord has complied with the notice provisions of Article XXV, during the continuation of  an Unavoidable Delay, Landlord’s obligation to complete any item of Landlord’s Work or deliver any portion of the Premises shall be extended for up to such thirty (30) day period without penalty to Landlord (including, the Abatement Period, the Lease Commencement Date and/or the Must Take Commencement Date, as applicable, shall not change or be extended); provided that the applicable Tenant’s Completion Date shall be extended one day for each day of such Unavoidable Delay. Upon Landlord’s utilization of 30 days of Unavoidable Delay extensions, any further Unavoidable Delay affecting the performance and completion of Landlord’s Work shall be a Landlord Delay without the necessity of Tenant delivering additional notices to Landlord, and subject to the penalties contained in this Section 3.3.

3.4                               Mock Up Space. As soon as reasonably practicable, Landlord shall make available to Tenant a portion of an upper floor of the Building (other than the 3rd or the 4th floor) which may or may not be the Initial Premises or Must Take Expansion Premises, but shall be reasonably acceptable to both Landlord and Tenant (containing no more than 2,000 contiguous RSF) following the completion of Demolition Work and Base Building Condition Work on such floor (the “Mock Up Space”), in either case on a date reasonably determined by Landlord and reasonably acceptable to Tenant for the purpose of constructing on-site mockups therein; provided that (i) Tenant’s use of the Mock-Up Space does not interfere with any of Landlord’s Demolition Work or Base Building Condition Work on such floor, (ii) use of the Mock-Up Space shall be at Tenant’s sole cost and expense (including any utilities), and (iii) all terms of this Lease shall apply to such use except those regarding the payment of Base Rent and additional rent.

3.5                               Stated Must Take Commencement Date.                Subject to the terms and provisions hereof and provided Tenant has not accelerated the Stated Must Take Commencement Date as permitted by Section 2.6, provided that Landlord shall have delivered the applicable Must Take Expansion Premises to Tenant in the Required Delivery Condition, Tenant shall take possession of the applicable floor of each Must Take Expansion Premises no later than as follows (each, a “Stated Must Take Commencement Date”):

(a)                                 7th floor, on or before the first (1st) anniversary of the Lease Commencement Date;

(b)                                 6th floor, on or before the second (2nd) anniversary of the Lease Commencement Date;

(c)                                  5th floor, on or before the third (3rd) anniversary of the Lease Commencement Date.

As used herein the “Must Take Commencement Date” with respect to a Must Take Expansion Premises shall mean the earlier to occur of (i) the Early Must Take Possession Date (or the Deemed Early Must Take Commencement Date) plus any penalty period with respect to the applicable Must Take Expansion Premises as provided in Section 3.3(d), and (ii) the Stated Must Take Commencement Date for the applicable Must Take Expansion Premises plus any penalty period with respect to the applicable Must Take Expansion Premises as provided in Section 3.3(d). Promptly after each Must Take Commencement Date and applicable Abatement Period for the applicable Must Take Expansion Premises is mutually ascertained, Landlord and Tenant shall execute a certificate confirming the applicable Must Take Commencement Date in a form substantially similar to the form attached to this Lease as Exhibit D subject to Landlord’s delivery of such Must Take Expansion Premises in the Required Delivery Condition.

ARTICLE IV

BASE RENT

4.1                               Base Rent.

(a)                                 From and after the Lease Commencement Date, but subject to the applicable Abatement Period set forth in Section 4.2(a), the Rent Credit Amount and any other rent abatement Tenant may be expressly entitled to pursuant to this Lease, Tenant shall pay the Initial Premises Base Rent in equal monthly installments in advance on the first day of each month during a Lease Year. If the Lease Commencement Date is not the first day of a month, then the Initial Premises Base Rent from the Lease Commencement Date until the first day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30th) of the monthly installment of the Initial Premises Base Rent payable during the first Lease Year, and Tenant shall pay such prorated installment of the Initial Premises Base Rent on the Lease Commencement Date.

(b)                                 Commencing on each applicable Must Take Commencement Date but subject to the applicable Abatement Period set forth in Section 4.2(b), the Rent Credit Amount and any other rent abatement Tenant may be expressly entitled to pursuant to this Lease, hereof, Tenant shall pay, and Base Rent shall include, the Must Take Expansion Premises Base Rent for such Must Take Expansion Premises. If any Must Take Commencement Date is not the first day of a month, then the applicable Must Take Expansion Premises Base Rent from the Must Take Commencement Date until the first day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30th) of the monthly installment of the applicable Must Take Expansion Premises Base Rent payable during the applicable Lease Year, and Tenant shall pay such prorated installment of the Must Take Expansion Premises Base Rent on the Must Take Commencement Date.

4.2                               Abatement Period.

(a)                                 Provided that no Event of Default has occurred and is continuing, commencing on the Lease Commencement Date, subject to the provisions of Section 3.3, Landlord agrees to waive the total amount of the following costs for the Initial Premises only for a six (6) month period: (1) all Base Rent due for such period, to be applied in monthly installments for each of the six (6) full months following the Lease Commencement Date, (2) Tenant’s additional rent for Tenant’s Proportionate Share of Operating Expenses and Real Estate Taxes due for such six (6) month period (including any Metered Costs), (3) all Consumable Expenses, (4) any Temporary Usage Charges and (5) all Submetered Costs for such six (6) month period.

(b)                                 Provided that no Event of Default has occurred and is continuing, commencing on each Must Take Commencement Date, Landlord agrees to waive the total amount of Must Take Expansion Premises Base Rent only (i.e., such abatement shall not include any additional rent for Tenant’s Proportionate Share of Operating Expenses and Real Estate Taxes, Consumable Expenses or Submetered Costs for such floor and Tenant shall remain liable for the same) due for a nine (9) month period for such Must Take Expansion Premises, to be applied in monthly installments for each of the nine (9) full months following the applicable Must Take Commencement Date (or earlier, pursuant to Section 2.6(a) of this Lease).

(c)                                  The total amount of Base Rent, Operating Expenses, Real Estate Taxes, Consumable Expenses and Submetered Costs abated pursuant to Section 4.2(a) shall be the “Abated Initial Premises Costs” and the total amount of Base Rent abated pursuant to Section 4.2(a) shall be the “Abated Must Take Expansion Premises Costs”, and together with the Abated Initial Premises Costs, the “Abated Costs”.  The six (6) or nine (9) month abatement period pursuant to Section 4.2(a) and (b), respectively, plus any extensions provided by Section 3.3 or elsewhere in this Lease or Work Agreement shall be the “Abatement Period.”  For the avoidance of doubt, any cost or expense not expressly included in the Abated Costs, shall be due and payable by Tenant in accordance with this Lease. The escalation of Base Rent calculated pursuant to Section 4.3 shall be calculated without giving effect to any waiver of rent or rent credit provided to Tenant.  For clarity, all references to the Abatement Period shall include any extensions thereof provided in Section 3.3.

4.3                               Base Rent Annual Escalation Percentage. On the first day of the second Lease Year and each succeeding Lease Year during the Lease Term, the Per RSF Base Rent in effect shall be increased by an amount equal to the product of (a) the Base Rent Annual Escalation Percentage, and (b) the Per RSF Base Rent in effect immediately before the increase.

4.4                               Payment Requirements. All sums payable by Tenant under this Lease, whether or not stated to be Base Rent, additional rent or otherwise, shall be paid to Landlord in legal tender of the United States, without setoff, deduction or demand (except as otherwise expressly provided in this Lease or the Work Agreement), at the Landlord Payment Address, or to such other party or such other address as Landlord may designate in writing. Landlord’s acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord’s rights hereunder. If any sum payable by Tenant under this Lease is paid by check which is returned due to insufficient funds, stop payment order, or otherwise, then: (a) such event shall be treated as a failure to pay such sum when due; and (b) in addition to all other rights and remedies of Landlord hereunder, Landlord shall be entitled (i) to impose, as additional rent, a returned check charge of One Hundred Dollars ($100.00) to cover Landlord’s administrative expenses and overhead for processing, and (ii) to require that all future payments be remitted by wire transfer, money order, or cashier’s or certified check. Tenant shall have the right to pay any sum due hereunder by wire transfer or ACH.

4.5                               Other Sums Due. Any additional rent or other sum owed by Tenant to Landlord (other than Base Rent), and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered additional rent payable pursuant to this Lease, and unless expressly provided otherwise pursuant to a different provision of this Lease, such amount shall be paid by Tenant no later than thirty (30) days after the date Landlord notifies Tenant of the amount thereof or makes demand therefor.

4.6                               Additional Rent Credit. Provided and for so long as no Event of Default shall have occurred and be continuing, commencing on February 1, 2028, Landlord shall apply the Rent Credit Amount (as hereinafter defined) to the next installment(s) of Base Rent payable hereunder until the Rent Credit Amount has been fully applied. The “Rent Credit Amount” means $450,000.00. Landlord shall have the right, at its option, to pay the Rent Credit Amount (or any portion thereof then remaining) in a lump sum to Tenant upon the occurrence of sale, financing or refinancing of the Building, and Tenant shall confirm receipt of the same in writing. Upon payment in full of the Rent Credit Amount (whether by application to Base Rent as provided herein or by lump sum payment), the provisions of this Section 4.6 shall be deemed satisfied.

ARTICLE V

OPERATING EXPENSES AND REAL ESTATE TAXES

5.1                               Definitions. For the purposes of this Article V, the term “Building” shall be deemed to include the site upon which the Building is constructed as described in Exhibit K (which site is sometimes referred to herein as the “Land”).

5.2                               Operating Expenses; Consumable Expenses and Base Building Expenses.

(a)                                 Operating Expenses. Subject to the limitations set forth in this Section 5.2, the Abatement Periods as set forth in Section 4.2 and any other rent abatement Tenant may be expressly entitled to pursuant to this Lease, from and after the Lease Commencement Date, Tenant shall pay as additional rent Tenant’s Proportionate Share (as such share may increase from time to time as provided in this Lease) of the Operating Expenses for each calendar year falling entirely or partly within the Lease Term. Following each Must Take Commencement Date (subject to the extension of the Abatement Period as set forth in Section 3.3), Tenant’s

Proportionate Share with respect to Operating Expenses shall be increased by the Tenant’s Proportionate Share set forth opposite such Must Take Expansion Premises in the Measurement Schedule (or with respect to any partial floor subsequently demised by Landlord to Tenant hereunder, as determined in the definition of “Tenant’s Proportionate Share”).

(b)                                 Consumable  Expenses.  Subject to the limitations set forth in this Section 5.2, the applicable Abatement Periods as set forth in Section 4.2 and any other rent abatement Tenant may be expressly entitled to pursuant this Lease, from and after the Lease Commencement Date (with respect to the Initial Premises and the Roof Terrace) and from and after the applicable Must Take Commencement Date (with respect to each Must Take Expansion Premises), Tenant shall pay 100% of the costs and expenses of (i) the cleaning and janitorial services with respect to the interior of the applicable portion of the Premises and the Roof Terrace only (including full floor elevator lobbies and core bathroom areas within the applicable portion of the Premises) and (ii) to the extent not capable of being separately submetered,  gas (when such is provided to the Premises) and sewer charges (provided the sewer charges are not included in the water submeters) that are attributable solely to the applicable portion of the Premises  (collectively, “Premises Consumable Services” and the cost thereof, the “Consumable Expenses”).  For clarity:

(i)                                     in the case of water, gas and sewer costs properly attributable to the Premises that are not possible or feasible to measure by way of submetering, such costs shall be measured by way of overall/general metering and Landlord shall provide reasonable explanation/information together with invoicing to substantiate that such costs are so attributable to the Premises (subject to Tenant’s dispute and other rights contained throughout this Agreement);

(ii)                                  in the case of cleaning/janitorial costs, Landlord shall arrange cleaning/janitorial contracts with applicable vendors that specifically identify which portions of the cleaning/janitorial services for the Building are attributable to the Premises or alternatively, arrange for a separate contract for the Premises. Tenant shall have the option (but not the obligation) to arrange its own cleaning/janitorial contract for the Premises directly with applicable vendor(s) if it so wishes to at any time, provided that it first give Landlord with sufficient advance notice so that existing contracts can be terminated or amended to exclude the Premises from their scope of work;

(iii)                               “Premises Consumable Services” shall not include Building System HVAC (which are either Operating Expenses, subject to Section 5.2(g) or will be separately metered pursuant to Section 14.3) and electricity serving the Premises (Section 14.3 applies to such electrical charges) or any other Building Systems servicing the Building Common Areas or tenants of the Building generally (which are either Operating Expenses, charged directly to the applicable tenant, or with respect to Tenant, charged to Tenant pursuant to Article XIV);

(iv)                              Landlord will invoice Tenant for Premises Consumable Services monthly and separately from Operating Expenses and amounts separately determined by meters;

(v)                                 Landlord may not arbitrarily allocate expenses to Premises Consumable Services as opposed to other tenants or the Building Common Areas;

(vi)                              In no event will Consumables Expenses include Submetered Costs or Excluded Expenses and no cost in connection with Premises Consumable Services will be payable by Tenant until the applicable Abatement Period has expired (with respect to the Initial Premises) or the applicable Must Take Commencement Date (with respect to each floor of the Must Take Expansion Premises); and

(vii)                           Tenant shall have the right to audit on a semi-annual basis, invoices for Consumable Expenses utilizing the same mechanism set forth in clause 5.2(f) below with respect to Annual Expense Statements.

(c)                                  Landlord to Install Submeters. As part of the Base Building Condition Cap Work, Landlord shall install, at Landlord’s sole expense (subject to the Base Building Cap), submeters to ascertain Tenant’s actual electrical Usage (including, without limitation, in connection with any Specialty Installations installed by Landlord at Tenant’s request, as part of the Lobby Renovations Work and/or Amenity Space Renovations Work).  Any such submeter shall exclusively meter such Specialty Alteration, the Usage of the two Building System HVAC units on each floor of the Premises and the airhandlers and condenser water towers on the roof. In addition to the foregoing, also as part of Landlord’s Base Building Condition Cap Work, Landlord will install separate meters or submeters to determine (A) electrical Usage within the Food Service Area, (B) electric Usage by other tenants on floors 3 and 4, (C) water usage by Tenant within the Premises, (D) water usage by other tenants, (E) water usage within the rooftop uses and (F) water usage with the Food Service Area. Landlord shall also install submeters for both generators serving the Building.   All the costs of all electricity, gas, water, HVAC, sewer and other utility charges of every type and nature (collectively “Utilities”) serving the Building (but not exclusive to any tenant space, the Food Service Area, the Premises or the Roof Terrace) where the usage of such utilities is capable of being determined by meters or submeters (and shall be so determined) are collectively or individually referred to herein as “Metered Costs” and the costs of all Utilities exclusively serving the Premises or any Specialty Alterations installed by Tenant outside of the Premises are collectively or individually referred to herein as “Submetered Costs.”

(d)                                 Definition of Operating Expenses. As used herein, the term “Operating Expenses” shall mean the sum of all expenses incurred by Landlord in the ownership, operation, maintenance, repair and cleaning of the Building and Building improvements, the operation, maintenance repair, operating (including but not limited to the Amenity Space and Parking Lot and any other parking facilities serving the Building, and if and when the Parking Structure is completed and conveyed to Landlord in accordance with the Parking Easement, in the ownership, operation, maintenance, repair and cleaning of the Parking Structure), including, but not limited to, the following (but subject to the limitations and provisos set forth in this Section 5.2): (1) Metered Costs (excluding Submetered Costs and to the extent separately metered or submetered, costs for Utilities with respect to Operator’s usage or specific tenants’ premises or a tenant’s Specialty Alterations located outside of such tenant’s premises which shall be paid directly by such tenant); (2) costs of Utilities for the Building and Building Common Areas, to the extent such Utilities are not included in Metered Costs or are not separate Submetered Costs or are not recovered by Landlord under Section 5.2(g), without duplication, (3) premiums and other charges for insurance and deductibles under such insurance policies; (4) management fees and personnel costs of the Building (provided that the management fee percentage charged shall not exceed three percent (3%) of gross revenues from the Building (adjusted for abatements) collected from tenants or other Permitted Occupants of the Building during such calendar year), (5) costs of service and maintenance contracts relating to the Building or Parking Lot (or any Parking Structure constructed as a replacement to the Parking Lot) as a whole (including, without limitation, elevator, generator and HVAC maintenance); (6) operation, maintenance, repair and replacement expenses and supplies; (7) depreciation for Capital Improvements (and any financing costs thereof) (A) required to comply with Requirements (or changes thereto) applicable to the Building or the Parking Lot (or replacement Parking Structure) enacted after the date hereof (amortized over the longest depreciable period required by GAAP, with an interest factor equal to two percent (2%) above the Prime Rate at the time of Landlord’s having incurred said expenditure) or (B) which are designed to result in a saving in the amount of Operating Expenses provided that the amount of the cost of any such Capital Improvements under the this clause (7)(B) attributable to any calendar year that may be included in Operating Expenses for such calendar year shall not exceed the estimated savings for such Lease Year as a result of such expenditures by Landlord (the “Projected Savings”), which Projected Savings shall be reasonably determined (at the time of or prior to the making of such expenditure by Landlord) by an Independent Engineer, who shall be retained by Landlord (in all such cases the cost thereof shall be included in “Operating Expenses” for the calendar year in which the costs are incurred and subsequent calendar years, amortized over such period of time as the Projected Savings will equal Landlord’s cost of such capital improvement, with an interest factor equal to two percent (2%) above the Prime Rate at the time of Landlord having incurred said expenditure); (8) charges for security, janitorial, trash removal, window cleaning and all other cleaning services and supplies furnished to the Building or Parking Lot (or the Parking Structure, as applicable), provided that charges for cleaning services and janitorial services within the Premises are not included by Operating Expenses but will treated as a Consumable Services Expense ; (9) any business, professional and occupational license tax payable by Landlord with respect to the Building or Parking Lot (or the Parking Structure, as applicable); (10) without duplication, reasonable reserves for non-capital replacements, repairs and contingencies; (11) costs of snow removal; (12) any other expense incurred by Landlord in maintaining, repairing, operating or cleaning the Building or Parking Lot, including the Amenity Space and Lobby; (13) costs of maintaining, operating and repairing the Emergency Generator System, and  (14) all other costs which are to be included as Operating Expenses as provided in this Lease but without duplication of any other Operating Expenses. Landlord shall reasonably allocate the premiums of any blanket insurance coverages carried by Landlord among the properties covered by such blanket policies and shall provide an explanation of such allocation to Tenant if requested. Notwithstanding anything to the contrary contained in this Lease, Operating Expenses shall not include the cost and items set forth in Exhibit N (“Excluded Expenses”) and shall be paid without duplication of amounts paid elsewhere in this Lease by Tenant for Premises Consumable Expenses, Submetered Costs for Tenant’s Premises specific Usage or usage, Temporary Usage Charges or Real Estate Taxes (and the same shall apply with respect to those charges also).

(e)                                  Operating Expense Statements. Subject to the Abatement Period, Tenant shall make estimated monthly payments to Landlord on account of the amount of Operating Expenses that are expected to be incurred during each calendar year (or portion thereof). At the beginning of the Lease Term and at the beginning of each calendar year thereafter, Landlord shall submit a statement setting forth Landlord’s reasonable estimate of such Operating Expenses and Tenant’s Proportionate Share thereof (“Expense Statement”). Tenant shall pay to Landlord on the first day of each month following receipt of such Expenses Statement, until Tenant’s receipt of the succeeding Annual Expense Statement, an amount equal to one-twelfth (1/12) of each such share (estimated on an annual basis without proration pursuant to Section 5.4) (such monthly installment payment of Tenant’s Proportionate Share of Operating Expenses being referred to a “Monthly Operating Expense Payment”). From time to time during any calendar year, Landlord may revise Landlord’s estimate and adjust Tenant’s monthly payments to reflect Landlord’s revised estimate and/or the commencement of any Must Take Expansion Premises; provided that in each case Landlord sends a revised Expense Statement to Tenant. Within approximately ninety (90) days after the end of each calendar year, or as soon thereafter as is feasible, Landlord shall submit a statement (each an “Annual Expense Statement”) showing (1) a reasonably detailed line item statement of Operating Expenses incurred during the preceding calendar year, (2) Tenant’s Proportionate Share of Operating Expenses, and (3) the aggregate amount of Tenant’s estimated payments made on account of Operating Expenses during such calendar year. If such Annual Expense Statement indicates that the aggregate amount of such estimated payments exceeds Tenant’s actual liability, then Landlord shall credit the net overpayment toward Tenant’s next estimated payment(s) pursuant to this Section 5.2 (if applicable) or remit such net overpayment to Tenant within thirty (30) days. If such Annual Expense Statement indicates that Tenant’s actual liability exceeds the aggregate amount of such estimated payments, then within thirty (30) days after Landlord’s submission thereof, Tenant shall pay the amount of such excess as additional rent.

(f)                                   Tenant Right to Audit. For a period of twelve (12) months after Tenant’s receipt of such Annual Expense Statement (or if a supplemental or amended statement is provided, after the delivery of such supplemental or amended statement), Landlord shall upon Tenant’s written request therefor, provide such additional information at Tenant’s sole reasonable cost as reasonably necessary for Tenant to verify the amount of Operating Expenses incurred during the preceding calendar year. For a period of twelve (12) months after Tenant’s receipt of such Annual Expense Statement (or subsequent supplemental or amended statement), Tenant, or an independent, certified public accountant who is hired by Tenant on a non-contingent fee basis and who offers a full range of accounting services and is reasonably acceptable to Landlord, shall have the right, during regular business hours and after giving at least ten (10) days’ advance written notice to Landlord, to inspect and complete an audit of Landlord’s books and records relating to Operating Expenses for the immediately preceding calendar year. Tenant shall (and shall cause its employees, agents and consultants to) keep the results of any such audit or audited statement strictly confidential. Within such twelve (12) month period, if Tenant disagrees with the Annual Expense Statement, Tenant shall notify Landlord that it disputes the correctness of the Annual Expense Statement (such notice a “Tenant Expense Dispute Notice”), specifying the particular respects in which the Annual

Expense Statement is claimed to be incorrect. Pending the determination of any such dispute by agreement or litigation as aforesaid, Tenant shall pay to Landlord the amount due under the disputed Annual Expense Statement, within thirty (30) days after Landlord gives same to Tenant, and such payment to be without prejudice to Tenant’s position. If upon resolution of such dispute (whether by mutual agreement between Landlord and Tenant or by judicial determination), the amounts paid by Tenant to Landlord for Operating Expenses exceed the amounts to which

Landlord is entitled hereunder, Landlord shall, at Landlord’s option, either credit the amount of such excess toward the next monthly payments of Operating Expenses due hereunder or remit such net overpayment to Tenant within thirty (30) days, or if the amounts paid by Tenant to Landlord for Operating Expenses is less than the amounts to which Landlord is entitled hereunder, Tenant shall pay such deficiency to Landlord within (30) days. All of Tenant’s costs and expenses of any such audit shall be paid by Tenant unless such audit or audited statement shows that the amounts paid by Tenant to Landlord on account of Operating Expenses for such calendar year exceed the amounts to which Landlord is entitled by more than four percent (4%) in which case Landlord shall pay all costs and expenses of any such audit or audited statement (provided such costs and expenses shall not exceed Five Thousand Dollars ($5,000) in the aggregate) and if such amount exceeds seven percent (7%), Landlord shall pay to Tenant interest at the Default Rate on all overpayments of Operating Expenses for such calendar year accruing from the date of overpayment until paid to Tenant. If Tenant does not notify Landlord in writing of any objection to any Annual Expense Statement within twelve (12) months after receipt thereof (or six (6) months, in the case of Tenant’s audit of Consumable Expenses in accordance with Section 5(b)(vii)), then Tenant shall be deemed to have waived such objection for such Annual Expense Statement. Notwithstanding anything to the contrary contained herein, Tenant may not conduct an audit of an Annual Expense Statement more than once each calendar year.

(g)                                  Building System Charges.  Notwithstanding anything to the contrary contained in this Lease, so long as Tenant is the sole tenant of the Building, in addition to paying Tenant’s Proportionate Share of the cost (as an Operating Expense) Metered Costs (each as set forth in the applicable meter) for the Building System HVAC units and condenser water towers located on the rooftop (Landlord shall install separate meters with respect to such rooftop equipment as part of the Base Building Condition Work) connected to the interior Building System HVAC units, upon the end of the applicable Abatement Period, Tenant will pay an additional amount equal to 50% of such electrical Usage and water usage for the for the Building System HVAC units and condenser water towers located on the rooftop connected to the interior Building System HVAC units in addition to Tenant’s Proportionate Share as of such date (the  “Temporary Usage Charge”) (as an example, if Tenant’s Proportionate Share is 55%, so long as there are no other tenants in the Building, in addition to Tenant’s Proportionate Share of the cost of the Metered Costs for electricity and water usage for such rooftop units, Tenant will pay half of the remaining cost, i.e., 22.5%,  of such electrical Usage and water usage). Upon the commencement of any tenant build out work on any portion of the 3rd or 4th floors comprising in the aggregate, no less than 28,175 RSF, Tenant shall no longer be required to pay the Temporary Usage Charge notwithstanding if, at some later date, Tenant is then again the sole tenant of the Building (but Tenant will still be required to pay Tenant’s Proportionate Share of such Metered Costs included in Operating Expenses). In addition, if tenants (including Tenant) are allowed to tap their separate supplemental units into the Building System HVAC units and/or condenser water towers, Landlord will reallocate the respective proportionate shares of all tenants with respect to electrical Usage and water usage charges for the Building System HVAC roof top units to reflect such additional users.

(h)                                 Calendar Year.  Landlord shall have the one time right, upon twelve (12) months prior notice to Tenant, to change the calculation of Operating Expenses from a calendar year basis to a Lease Year basis (and thereafter all references to “calendar year” in this Section 5.2 shall refer instead to “Lease Year”) provided that no such change shall increase Tenant’s costs under this Section 5.2 beyond that would Tenant would have incurred if Landlord has retained the calendar calculation.

5.3                               Real Estate Taxes.

(a)                                 From and after the Lease Commencement Date but subject to the Abatement Period and any other abatement Tenant is expressly entitled to pursuant to this Lease, Tenant shall pay as additional rent Tenant’s Proportionate Share of the Real Estate Taxes for each fiscal year falling entirely or partly within the Lease Term, respectively. Tenant’s Proportionate Share with respect to Real Estate Taxes shall be that percentage which is equal to a fraction, the numerator of which is the number of RSF of rentable area in the Initial Premises, and the denominator of which is 309,303.18. Following each Must Take Commencement Date, Tenant’s Proportionate Share with respect to Real Estate Taxes shall be increased in accordance with the foregoing formula.

(b)                                 “Real Estate Taxes” shall mean (1) all real estate taxes, vault and/or public space rentals, business district or arena taxes, special user fees, rates, and assessments (including general and special assessments, if any), ordinary and extraordinary, foreseen and unforeseen, which are imposed upon Landlord or assessed against the Building, the Land, the outparcels constituting the Parking Lot (or when the Parking Lot is replaced with the Parking Structure, the parcel underlying the Parking Structure) or Landlord’s personal property used in connection therewith, (2) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building or the Land which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Building, and (3) expenses (including, without limitation, reasonable attorneys’ and consultants’ fees and court costs) incurred in reviewing, protesting or seeking a reduction of real estate taxes, whether or not such protest or reduction is ultimately successful. Subject to the foregoing, Real Estate Taxes shall not include any inheritance, estate, gift, franchise, corporation, net income or net profits tax assessed against Landlord from the operation of the Building or any late charges caused by Landlord not timely paying any Real Estate Taxes provided that Tenant has timely paid Monthly Real Estate Tax Payments.

5.4                               Estimated Real Estate Tax Payments. Tenant shall make estimated monthly payments to Landlord on account of the Real Estate Taxes Landlord reasonably estimates to be incurred during each calendar year. At the beginning of the Lease Term and at the beginning of each fiscal tax year thereafter, Landlord shall submit a statement setting forth Landlord’s reasonable estimate of such amount and Tenant’s Proportionate Share thereof (“Tax Statement”). Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant’s receipt of the succeeding annual statement, an amount equal to one-twelfth (1/12) of such share (estimated on an annual basis without proration pursuant to this Section 5.4, such monthly installment payments required of Tenant under this Section 5.4 being collectively referred to as “Monthly Real Estate Tax Payments”). From time to time during any calendar year, Landlord may revise Landlord’s estimate and adjust Tenant’s monthly payments to reflect Landlord’s revised estimate and/or the commencement of any Must Take Expansion Premises. Within approximately ninety (90) days after the end of each calendar year, or as soon thereafter as is feasible, Landlord shall submit a statement (each a “Annual Tax Statement”) showing (1) a reasonably detailed line item statement of Real Estate Taxes incurred during the preceding calendar year, (2) Tenant’s Proportionate Share of the Real Estate Taxes incurred during the preceding calendar year, and (3) the aggregate amount of Tenant’s estimated payments made on account of Real Estate Taxes during such year. If such Annual Tax Statement indicates that the aggregate amount of such estimated payments exceeds Tenant’s actual liability, then Landlord, at Landlord’s option, shall either credit the net overpayment toward Tenant’s next estimated payment(s) pursuant to this Section (if applicable) or remit such net overpayment to Tenant within thirty (30) days. If such Annual Tax Statement indicates that Tenant’s actual liability exceeds the aggregate amount of such estimated payments, then within thirty (30) days after Landlord’s submission thereof, Tenant shall pay the amount of such excess as additional rent. Every Annual Tax Statement (including revised Tax Statements) given to Tenant shall be conclusive and binding upon Tenant, unless Tenant shall notify Landlord within twelve (12) months after an Annual Tax Statement is given to Tenant that Tenant disputes the correctness of the computations made thereon (such notice, a “Tenant Tax Statement Dispute Notice”), specifying the particular respects in which such computations are claimed to be incorrect. Pending the resolution of such dispute (by agreement or judicial determination), Tenant shall, within thirty (30) days after it is given such disputed Annual Tax Statement, pay any additional rent due in accordance therewith, but such payment shall be without prejudice to Tenant’s position. If Tenant does not notify Landlord in writing of any objection to any Annual Tax Statement within twelve (12) months after receipt thereof, then Tenant shall be deemed to have waived such objection.

5.5                               Real Estate Tax Contests. Landlord may, from time to time, and Tenant may request that Landlord, from time to time, to initiate and prosecute any proceedings permitted by law for the purpose of obtaining an abatement of, or otherwise contesting the validity or amount of Real Estate Taxes. If requested by Tenant, Landlord shall, at no cost to Landlord, keep Tenant reasonably apprised of such proceedings and provide copies of any relevant documents filed in connection therewith. Landlord’s reasonable costs and expenses of pursuing any such contest shall be included in Real Estate Taxes.  Landlord shall apply Tenant’s Proportionate Share of any recovery as a result of any such contest (net of the reasonable cost and expenses therefor), toward Tenant’s next estimated payment(s) pursuant to this Section 5.5.

5.6                               Tax Benefits.  Tenant may seek tax benefits or other incentives from local or state governmental authorities on account of Tenant’s occupancy or location in the Building or otherwise but not incentives that result in an abatement, credit or other reduction of Real Estate Taxes (collectively, “Tax Benefits”) and Landlord agrees, at Tenant’s cost and expense, to reasonably cooperate with Tenant in seeking such Tax Benefits.  Tenant shall be entitled to receive 100% of any such Tax Benefits.  Tenant agrees to defend, indemnify and hold Landlord harmless from any claim, cost or liability incurred in connection with Landlord’s cooperation hereunder or the recapture of any Tax Benefits, including, without limitation, reasonable attorneys’ fees and expenses.

5.7                               Apportionment. If the Lease Term commences or expires on a day other than the first day or the last day of a calendar year, respectively, then Tenant’s liabilities pursuant to this Article for such calendar year shall be apportioned by multiplying the respective amount of Tenant’s Proportionate Share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is three hundred sixty-five (365).

ARTICLE VI

USE OF PREMISES

6.1                               Permitted Use. Landlord represents that, to the best of its knowledge, the Initial Premises and each Must Take Expansion Premises can legally be used for Office Use. Tenant shall use and occupy the Premises for the Permitted Use. Tenant shall not use or occupy the Premises for any unlawful purpose, or in any manner that will violate the certificate of occupancy for the Premises. Tenant shall not use or occupy the Premises for any unlawful purpose, or in any manner that will violate the certificate of occupancy for the Premises or the Building (provided Landlord acknowledges that Tenant, at its sole costs and expense, may apply and obtain an amendment to the certificate of occupancy to permit any Permitted Use not otherwise permitted by the current certificate of occupancy and Landlord, at no expense to Landlord, shall reasonably cooperate with such application upon Tenant’s request) or that will constitute waste or public nuisance or unreasonably interfere with Landlord or any other tenant of the Building (provided that Landlord acknowledges that Tenant’s typical operations often include a large, collaborative, informal and occasionally vocal group discussions and activities which may take place in the Lobby, Amenity Space, the proposed lounge on the 2nd Floor or the outside Building Common Areas and that such activities do not, per se, unreasonably interfere with Landlord or other tenants). Subject to Section 25.26, Tenant shall comply with all present Requirements concerning the Tenant’s use, occupancy and condition of the Premises and all machinery, equipment, furnishings, fixtures and improvements therein, all of which shall be complied with in a timely manner at Tenant’s sole expense. If any such Requirement requires an occupancy or use permit or license for the Premises or the operation of the business conducted therein, then Tenant shall obtain and keep current such permit or license at Tenant’s expense and shall promptly deliver a copy thereof to Landlord. Use of the Premises is subject to all covenants, conditions and restrictions of record; Tenant shall not use any space in the Building for the sale of goods to the public at large or for the sale at auction of goods or property of any kind.

6.2                               Occupancy Fees. Tenant shall pay before delinquency any business, rent or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant’s use or occupancy of the Premises, the conduct of Tenant’s business at the Premises, or Tenant’s equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay as additional rent the amount of such tax or fee.

6.3                               Hazardous Materials.

(a)                                 Tenant shall not cause or permit any Hazardous Materials to be generated, used, released, stored or disposed of in or about the Building, provided that Tenant may use and store (x) substances reasonably necessary in the ordinary operation and maintenance of office equipment or Permitted Uses in the Premises (such as food service, gyms, and screening rooms pursuant to the Permitted Uses), (y) construction materials used in connection with any alterations, and (z) fuel oil in one above ground storage tank serving Tenant’s emergency generator, if any, provided in each case that such substances are handled, stored and disposed of in accordance with all Requirements. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of Hazardous Materials and in compliance with all Environmental Law. “Hazardous Materials” means (a) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a “hazardous substance,” “hazardous material,” “hazardous waste,” “infectious waste,” “toxic substance,” “toxic pollutant” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (b) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (c) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), medical waste, chlorofluorocarbon, lead or lead-based product, and any other substance whose presence could be detrimental to the Building or the Land or hazardous to health or the environment. “Environmental Law” means any present and future Law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Building or the Land and relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., the Clean Air Act, 33 U.S.C. §7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Safe Drinking Water Act, 42 U.S.C. §300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. §1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. §651 et seq., and any so-called “Super Fund” or “Super Lien” law, any Law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local Requirements, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety).

(b)                                 Notwithstanding any termination of this Lease, Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against any damage, injury, loss, liability, charge, demand or claim based on or arising out of the presence or removal of, or failure to remove, Hazardous Materials generated, used, released, stored or disposed of by Tenant or any Invitee in or about the Building after Lease Commencement Date. In addition, Tenant shall give Landlord immediate verbal and follow-up written notice of any actual or threatened Environmental Default, which Environmental Default Tenant shall cure in accordance with all Environmental Law and to the satisfaction of Landlord and only after Tenant has obtained Landlord’s prior written reasonable consent, which shall not be unreasonably withheld. An “Environmental Default” means any of the following caused by the acts of Tenant or any Invitee but only if such Hazardous Materials were generated or brought into the Building by Tenant or any Invitee: a violation of an Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Premises, the Land or the Building; an environmental condition requiring responsive action; or an emergency environmental condition. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right but not the obligation to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default, and, if Tenant fails to immediately address same to Landlord’s reasonable satisfaction, to perform, at Tenant’s sole cost and expense, any lawful action necessary to address same. If any lender or governmental agency shall require testing to ascertain whether an Environmental Default is pending or threatened, then Tenant shall pay the reasonable costs therefor as additional rent. Promptly upon request, Tenant shall execute from time to time affidavits, representations and similar documents concerning Tenant’s knowledge and belief regarding the presence of Hazardous Materials at or in the Building, the Land or the Premises.

6.4                               ADA. Landlord at its expense shall take steps reasonably necessary to comply with Title III of the ADA to the extent same applies directly to the Building Common Areas, but excluding any Specialty Alterations installed by or on behalf of Tenant in the Lobby or Amenity Space, any full floors included in the Premises or any ADA compliance necessitated by Tenant’s Plans. Tenant at its sole cost and expense shall be solely responsible for taking any and all measures which are required to comply with the ADA concerning the Premises (including the 2nd Floor Premises) and Rooftop Terrace (including means of ingress and egress thereto) and the business conducted therein or necessitated by Tenant’s Plans. Any Alterations made or constructed by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, that Landlord’s consent to such Alterations shall not constitute either Landlord’s assumption, in whole or in part, of Tenant’s responsibility for compliance with the ADA, or representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA.

ARTICLE VII

ASSIGNMENT AND SUBLETTING

7.1                               General Requirements.

(a)                                 Except as permitted pursuant to Section 7.2 hereof,

1.                                      Tenant shall not, whether directly, indirectly, voluntarily, involuntarily, or by operation of law or otherwise, assign or transfer (collectively, “assign”) this Lease or all or any of Tenant’s rights hereunder or interest herein, or sublet or permit anyone to use or occupy (collectively, “sublet”) the Premises or any part thereof, without in each instance obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. If an Event of Default has occurred and is then continuing under this Lease, such Event of Default shall be deemed to a “reasonable” reason for Landlord withholding its consent to any proposed subletting or assignment. Notwithstanding the foregoing, Landlord may withhold its consent to any proposed assignment or subletting of the Premises if such proposed assignment or subletting does not satisfy the following criteria in Landlord’s sole determination: (i) the use of the Premises pursuant to such assignment or sublease is in compliance with Article VI hereof; (ii) the proposed assignee or subtenant is of a type and quality consistent and compatible with a Class A office building located in the Prince George’s County, Maryland submarket of similar age and condition, and with the Building and its tenants (in Landlord’s discretion, acting reasonably); (iii) the financial condition of the assignee under any such assignment or the sublessee under any such sublease, together with an guarantor of its obligations is reasonably acceptable to Landlord (taking into consideration initial Tenant’s and Guarantor’s continued liability hereunder and any security continued to be held by Landlord under Article XI) and not detrimental to the valuation of the property, in Landlord’s opinion, acting reasonably; and (iv) the initial Tenant and the Guarantor each remain fully liable as a primary obligor for the payment of all rent and other charges hereunder and for the performance of all its other obligations hereunder and agree to reaffirm their respective obligations in writing.

2.                                      except as permitted by this Article VII, no assignment or sublet hereunder may be effectuated by operation of law or otherwise without the prior written consent of Landlord (not to be unreasonably withheld, conditioned or delayed);

3.                                      any attempted assignment, transfer or other voluntary encumbrance of this Lease or all or any of Tenant’s rights hereunder or interest herein, and any sublet or permission to use or occupy the Premises or any part thereof not in accordance with this Article VII shall be void and of no force or effect.

(b)                                 Any assignment or subletting, Landlord’s consent thereto, or Landlord’s collection or acceptance of rent from any assignee or subtenant shall not be construed either as waiving or releasing Tenant from any of its liabilities or obligations under this Lease as a principal and not as a guarantor or surety or releasing Guarantor from its liabilities under the Guaranty, or, except as permitted by Section 7.2, as relieving Tenant or any assignee or subtenant from the obligation of obtaining Landlord’s prior written consent to any subsequent assignment or subletting. Notwithstanding the foregoing, if Landlord and any assignee of Tenant’s interest in this Lease modify or amend this Lease without Tenant’s consent so as to increase the obligations of the assignee as the new Tenant under this Lease, Named Tenant’s liability shall not be increased, but shall continue as it existed prior to the modification or amendment; provided that such limitation shall only apply to an assignee under Section 7.1 and shall not apply to any Permitted Successor or Affiliate Successor under Section 7.2.

(c)                                  As security for this Lease, Tenant hereby assigns to Landlord the rent due from any assignee or subtenant of Tenant. For any period during which an Event of Default is continuing, Tenant hereby authorizes each such assignee or subtenant to pay said rent directly to Landlord upon receipt of notice from Landlord specifying same. Landlord’s collection of such rent shall not be construed as an acceptance of such assignee or subtenant as a tenant.

(d)                                 Tenant shall not grant any leasehold mortgage with respect to its interest in this Lease (“Mortgage”) without Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s sole and absolute discretion (provided this prohibition shall not prohibit any so-called “all assets” or “blanket” UCC liens or individual lease and equipment financing evidencing by pledges and UCC filings which are permitted without Landlord’s consent).

(e)                                  Tenant shall pay to Landlord an administrative fee equal to One Thousand Five Hundred and No/100 Dollars ($1,500.00) in connection with Tenant’s request for Landlord to give its consent to any assignment, subletting, or Mortgage, provided that if Landlord’s actual reasonable costs and expenses for such review exceed One Thousand Five Hundred and No/100 Dollars ($1,500.00), Tenant shall promptly reimburse Landlord for its actual reasonable costs and expenses (including attorneys’ fees and accounting costs) in lieu of a fixed review fee. Such fee or costs shall be deemed additional rent under this Lease.

(f)                                   Any sublease, assignment or Mortgage requiring Landlord’s consent shall, at Landlord’s option, be effected on forms reasonably approved by Landlord. Regardless of whether Landlord’s consent is required, Tenant shall deliver to Landlord a fully-executed copy of each agreement evidencing a sublease, assignment or Mortgage within twenty (20) days after Tenant’s execution thereof.

(g)                                  Except as provided in Section 7.2 below, a Change in Control shall constitute an assignment of this Lease and, except as provided in Section 7.2 below, requires Landlord’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

7.2                               Permitted Transfers.

(a)                                 Notwithstanding anything to the contrary in this Article VII the following transactions shall be permitted without Landlord’s prior written consent: (A) (i) the offering, sale or transfer of shares, equity or other ownership interests of Tenant or Guarantor (or any beneficial owner of Tenant or Guarantor) over a national or recognized exchange, foreign or domestic to public holders or (ii) the transfer, conveyance or pledge of any interest in Tenant or Guarantor to the extent that such entity is a Publicly Traded Entity (including a transfer, conveyance or other transaction that results in the delisting of a Publicly Traded Entity), whether by operation of law or otherwise (any transaction described in clause (A)(i) or clause (A)(ii) being a “Public Transaction”); a Public Transaction shall be deemed not to be an assignment of this Lease within the meaning of this Article VII regardless of whether a Change in Control is effectuated as the result thereof; (B) provided that no Material Event of Default has occurred and is continuing, transactions (each, a “Successor Transaction”) with Tenant or Guarantor (the resulting entity being a “Permitted Successor”) that are not effectuated by way of a Public Transaction (i) into or with which Tenant or Guarantor (or any beneficial owner of Tenant or Guarantor) is merged or consolidated (including a reorganization or recapitalization of or with Tenant or Guarantor or such beneficial owner), (ii) in which all or substantially all of Tenant or Guarantor’s assets are transferred (provided such Person also assumes substantially all of such specific party’s respective liabilities and obligations, including, without limitation, all of Tenant’s obligations under this Lease and all of Guarantor’s obligations under the Guaranty) as a going concern, or (iii) involving the transfer of shares or ownership interests of Tenant or Guarantor, regardless of whether such transfer results in a Change in Control of a Tenant or Guarantor or any beneficial owner thereof, provided that (1) the Successor Transaction is not solely for the purpose of transferring the leasehold estate created hereby; (2) Tenant or Guarantor, as applicable, to extent Tenant and Guarantor continue to exist, together with any such Permitted Successor, shall remain fully liable for all obligations of Tenant under this Lease, and Guarantor (to the extent it continues to exist) or its Permitted Successor shall remain fully liable for all obligations of Guarantor under the Guaranty (provided that if as a result of such Successor Transaction Tenant and/or Guarantor cease to exist, the obligations of Tenant under this Lease and the obligations of Guarantor under the Guaranty, as applicable, are assumed by such Permitted Successor and/or a replacement guarantor that satisfy the credit and financial requirements set forth in subclause (5) below); (3) Tenant and Guarantor shall reaffirm their respective obligations under this Lease or the Guaranty in writing, as applicable and to the extent each continues to exist (provided that if as a result of such Successor Transaction Tenant and/or Guarantor cease to exist, the obligations of Tenant under this Lease and the obligations of Guarantor under the Guaranty, as applicable, are assumed by such Permitted Successor and/or a replacement guarantor that satisfy the credit and financial requirements set forth in subclause (5) below); (4) Tenant and Guarantor shall not be released from any of its respective obligations or liabilities under this Lease or Guaranty; (5) immediately after giving effect to such assignment, the aggregate net worth (as determined in accordance with generally accepted accounting principles, consistently applied, “Net Worth”) of the Permitted Successor, Tenant (if Tenant continues in existence), Guarantor (if Guarantor continues in existence) and any replacement guarantors of this Lease (collectively, the “Net Worth Parties”) is equal to or greater than Fifty Million and No/100 Dollars ($50,000,000.00) (the “Net Worth Threshold”) and (6) Tenant delivers to Landlord fully-executed copies of the reaffirmation documents and Successor Transaction documents, within twenty (20) days following the effective date of such Successor Transaction; and (C) provided that no Event of Default has occurred and is continuing, an assignment of Tenant’s interest in this Lease (an “Affiliate Assignment”) to an Affiliate, or a sublease of or a license to use all or any portion of the Premises (an “Affiliate Sublease” and, alternatively, with any Affiliate Assignment, an “Affiliate Transaction”) to an Affiliate (in either such case, an “Affiliate Successor”); provided that (1) the Affiliate Transaction is not solely for the purpose of transferring the leasehold estate created hereby; (2) Tenant, together with any such Affiliate Successor, shall remain fully liable for all obligations of Tenant under this Lease, Guarantor shall remain fully liable for all obligations of Guarantor under the Guaranty, Tenant and Guarantor shall reaffirm their respective obligations thereunder in writing, and Tenant and Guarantor shall not be released from any of its respective obligations or liabilities under this Lease or Guaranty; (3) at least twenty (20) days prior to such effectuating the proposed Affiliate Transaction, Tenant provides to Landlord such documentation as may be required by Landlord to confirm that any assignee or subtenant claimed by Tenant to be an Affiliate is in fact an Affiliate; (4) with respect to an Affiliate Sublease, such Affiliate Sublease contains confirms that (a) the term under such Sublease shall not exceed the Lease Term hereunder, (b) such Sublease shall be subordinate in all respects to this Lease and any Mortgages, but subject to the provisions of any subordination, non-disturbance and attornment agreement which may be in effect at such time, (c) such Affiliate Successor subtenant shall have no privity with Landlord; (5) if at any time prior to the expiration or earlier termination of the term of such sublease, this Lease shall expire or be sooner terminated for any reason, then the term of such sublease shall simultaneously terminate; and (6)Tenant shall deliver to Landlord fully-executed copies of the reaffirmation documents and Affiliate Transaction documents within twenty (20) days following the effective date of such Affiliate Transaction.

(b)                                 Notwithstanding anything to the contrary in clause (B) (5) of subsection (a) above, (A) if the aggregate Net Worth of the Net Worth Parties is less than the Net Worth Threshold, Tenant shall be obligated to deliver to Landlord (and shall be deemed to have satisfied the Net Worth Threshold if it delivers to Landlord) concurrently with the effective date of the Successor Transaction, an additional Letter of Credit (or supplement or replacement to the Letter of Credit then required by Article XI), such that the aggregate Security Deposit Amount of the Letter(s) of Credit then held by Landlord pursuant to this clause and Article XI equals Six Million Dollars ($6,000,000) (the “Net Worth Supplemental Security Deposit Amount”) and (B) if after delivery of a Letter of Credit(s) in the Net Worth Supplemental Security Deposit Amount as required by this Section 7.2(b), the Net Worth Parties provide Landlord with financial statements that demonstrate to Landlord’s reasonable satisfaction that, the Net Worth of the Net Worth Parties then equal or exceed the Net Worth Threshold and Tenant requests in writing that Landlord reduce the Letter of Credit to the amount then required by Article XI, provided no Event of Default has occurred and is then continuing, Landlord shall promptly permit Tenant to replace the Letter of Credit with a Letter of Credit in the amount then required by Article XI.

(c)                                  Notwithstanding anything to the contrary in this Article VII, without obtaining Landlord’s consent, Tenant may share, from time to time, portions of the Premises (“Office Sharing”) with one or more Persons with whom Tenant has a bona fide business relationship (and not for the purpose of providing short term office space such as We Work or similar companies) (each a “Permitted User”) while any such Person is working on a project with Tenant at the Premises, provided with respect to any Office Sharing that is for a period of more than six (6) months, Tenant delivers prior written notice thereof to Landlord, (ii) Tenant does not physically subdivide the space so shared to provide separate access for such space to the elevator lobby, and (iii) the percentage of the Premises subject to Office Sharing shall not exceed 7,500 of RSF of the Premises at any one time (not including the lounge within the 2nd Floor Premises). The foregoing Office Sharing arrangement shall not be considered an assignment of this Lease or a sublet of the Premises (by operation of law or otherwise).

(d)                                 Provided that Tenant gives Landlord at least thirty (30) days prior written notice of the same, a mere change or conversion of Tenant’s corporate form (as an example and without limitation, a conversion from a corporation to a limited liability company or a change of Tenant’s state of formation), at any time or from time to time during the Lease Term, shall be deemed not to be an assignment of this Lease and Landlord shall have no right to consent to any such change or conversion.

(e)                                  Any default of any provision hereunder caused by any such Permitted User or an Affiliate User shall be deemed a default of such provision by Tenant. Nothing contained in this Lease (including the provisions of this Article VII) or otherwise (including the provision of any services to the Premises) shall be deemed to (a) create any landlord-tenant or other relationship between Landlord and any Permitted User or Affiliate User, or (b) create any contractual liability or duty on the part of Landlord to any Permitted User or Affiliate User.

(f)                                   As of the date hereof, Tenant does not have any employees and Guarantor substantially employs the personnel who will occupy the Premises. Notwithstanding anything to the contrary contained in this Lease, it is understood and agreed that any employees of Affiliates of the Named Tenant shall be permitted to occupy the Premises and use Building amenities as if such employees were direct employees of Tenant (each an “Affiliate User”) and no such occupancy by any Affiliate User shall be considered an assignment of the Lease or a sublet of the Premises (by operation of law or otherwise). The provisions of this Section 7.2(f) are personal to the Named Tenant and shall be void and of no force or effect upon any assignment or sublease, except with respect to an Affiliate Transaction.

7.3                               Request for Consent. If at any time during the Lease Term, Tenant desires to assign, sublet or Mortgage all or part of this Lease or the Premises to any Person for which Landlord’s consent is required by this Article VII (a “Consent Needed Transaction”), then in connection with Tenant’s request to Landlord for Landlord’s consent thereto, Tenant shall give notice to Landlord in writing (“Tenant’s Request Notice”) containing: the identity of the proposed assignee, subtenant or other party and a description of its business; the terms of the proposed assignment, subletting or other transaction; the commencement date of the proposed assignment, subletting or other transaction (the “Proposed Transfer Commencement Date”); the area proposed to be assigned, sublet or otherwise encumbered (the “Proposed Transfer Space”); the most recent and previous three (3) consecutive years’ financial statements (if available) or other evidence of financial responsibility of such proposed assignee, subtenant or other party reasonably satisfactory to Landlord. Landlord shall approve or deny such request for consent as soon as practicable but no later than twenty one (21) Business Days after receipt of Tenant’s Request Notice and any other documents requested by Landlord to evaluate such Consent Needed Transaction (such review period, “Landlord’s Review Period” and any Person so approved or deemed approved, being an “Approved Transferee”). If by the eleventh (11th) Business Day of Landlord’s Review Period, Landlord has not responded to Tenant’s request for Landlord’s consent to the proposed assignment or subletting, Tenant shall have the right to provide Landlord with a second written request for consent (a “Second Request”) that specifically identifies the proposed transaction and contains the following statement in at least 14 pt. bold and capital letters: “THIS IS A SECOND REQUEST FOR LANDLORD’S CONSENT TO THE PROPOSED TRANSACTION DESCRIBED HEREIN PURSUANT TO THE PROVISIONS OF ARTICLE VII OF THE LEASE. IF LANDLORD FAILS TO RESPOND WITHIN TEN (10) BUSINESS DAYS AFTER ITS RECEIPT OF THIS NOTICE, THEN LANDLORD SHALL BE DEEMED TO HAVE CONSENTED TO THE PROPOSED TRANSACTION DESCRIBED HEREIN.” Notwithstanding the notice provisions contained in Section 25.7 of this Lease, in order to be effective each Second Request shall be sent to both (1) Meir Cohen, and (2) C. Vincent Leon-Guerrero, Esq. in the manner set forth in Section 25.7 for notices. If Landlord fails to respond to such Second Request within ten (10) Business Days after receipt by Landlord of the Second Request (time being of the essence), Landlord shall be deemed to have consented to the proposed transaction only. In the event Landlord timely notifies Tenant that Landlord refuses to grant its consent to the proposed assignment or subletting which is a Consent Needed Transaction, Landlord agrees to simultaneously provide Tenant with reasons for so refusing its consent in writing.

7.4                               Transferees Bound. All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee, licensee, concessionaire or other occupant or transferee, and Tenant shall cause such person to comply with such restrictions and obligations. Any assignee shall be deemed to have assumed obligations as if such assignee had originally executed this Lease and at Landlord’s request shall execute promptly a document confirming such assumption. Each sublease is subject to the condition that if the Lease Term is terminated or Landlord succeeds to Tenant’s interest in the Premises by voluntary surrender or otherwise, at Landlord’s option the subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord as its landlord under the then executory terms of such sublease or, at Landlord’s sole option, the subtenant shall execute a direct lease with Landlord on Landlord’s then-current standard form.

7.5                               REIT Limitations. Notwithstanding anything contained in this lease to the contrary, neither Tenant nor any other Person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession, assignment or other agreement for use, occupancy or utilization for space in the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the party leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and Tenant agrees that any such proposed lease, sublease, license, concession, assignment or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

ARTICLE VIII

MAINTENANCE AND REPAIRS

8.1                               Tenant’s Repair Obligations. During the Lease Term, Tenant shall promptly make all repairs, perform all maintenance, and make all replacements in and to the Premises (provided however, that with respect to the Roof Terrace, Tenant shall only be required to make such maintenance or repairs (i) required to be made to any Alterations to the Roof Terrace or Tenant’s Property on the Roof Terrace made or installed by Tenant, (ii) required by reason of any such Alterations or Tenant’s Property, and (iii) required by reason of Tenant’s or any of its Invitees damage, regardless if caused by such party’s negligence or intentional misconduct) that are necessary or desirable to keep the Premises in good condition and repair, in a clean, safe and tenantable condition, and otherwise in accordance with all Requirements and the requirements of this Lease applicable to Tenant. Tenant shall maintain all fixtures, furnishings and equipment and lighting fixtures and bulbs located in, or exclusively serving, the Premises in clean, safe and sanitary condition, shall take good care thereof and make all required repairs and replacements thereto. Tenant shall give Landlord prompt written notice upon Tenant obtaining actual knowledge of any defects or damage to the structure of, or equipment or fixtures in, the Building or any part thereof. Tenant shall suffer no waste or injury to any part of the Premises and shall, at the expiration or earlier termination of the Lease Term, surrender the Premises broom clean in an order and condition at least equal to the order and condition on applicable date that each such portion of the Premises was delivered to Tenant (and with respect to any Must Take Expansion Premises, as of the date Tenant first commences business operating within such Must Take Expansion Premises), subject to subsequent Alterations, ordinary wear and tear and as otherwise provided in Article XVII (Damage or Destruction). Except as otherwise provided in Article XVII (Damage or Destruction), all injury, breakage and damage to the Premises and to any other part of the Building or the Land caused by any act or omission of any Invitees or Tenant, shall be repaired by and at Tenant’s expense, except that Landlord shall have the right at Landlord’s option to make any such repair and to charge Tenant for all costs and expenses incurred in connection therewith.

8.2                               Landlord’s Repair Obligations. Subject to Tenant’s obligations in Section 8.1 and elsewhere in this Lease, Landlord shall keep the exterior and demising walls, exterior windows, load bearing elements, foundations, facade, roof (including the Roof Terrace), the Amenity Space (and the components thereof) and Building Common Areas that form a part of the Building, and the building mechanical, vertical lift, turnstiles, parking access controls, security systems, telecommunication systems, back up generators, sprinkler and life safety systems, elevators, electrical, HVAC and plumbing systems, pipes and conduits that are provided by Landlord in the operation of the Building (collectively, the “Building Structure and Systems” and such building mechanical, vertical lift, turnstiles, parking access controls, security systems, telecommunication systems, back up generators, sprinkler and life safety systems, elevators, electrical, HVAC and plumbing systems, pipes and conduits only, the “Building Systems”), clean and in good working order and condition in the standard appearance, operation and repair of similar Class A office buildings in the Prince George’s County, Maryland submarket of comparable age and condition (the “Required Condition”) and in compliance with applicable Requirements in all material respects. Promptly after becoming aware of any item needing repair or replacements (structural and non-structural) or of any item not meeting the Required Condition, subject to Tenant’s obligations in Section 8.1 and elsewhere in this Lease, Landlord  will make such repairs and replacements thereto. Notwithstanding any of the foregoing to the contrary: (a) maintenance and repair of special tenant areas within the Premises, facilities, finishes and equipment (including, but not limited to, any special fire protection equipment, telecommunications and computer equipment, kitchen/galley equipment within the Premises, supplemental air-conditioning equipment serving the Premises only and all other furniture, furnishings and equipment of Tenant and all Alterations) shall be the sole responsibility of Tenant and shall be deemed not to be a part of the Building Structure and Systems.

ARTICLE IX

ALTERATIONS

9.1                               Alterations.

(a)                                 Tenant shall perform any Alterations within the Building only in accordance with, and subject to, this Article and the other applicable provisions of this Lease.

(b)                                 No Alterations of any nature, including Structural Alteration or any Alterations outside the Premises or to the exterior of the Premises, shall be made by Tenant without Landlord’s prior written consent in each instance, except as otherwise expressly permitted in this Article.

(c)                                  With Landlord’s prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant may, from time to time during the Lease Term, at its sole expense, make Structural Alterations, Nonstructural Alterations and any non-Permitted Structural Alterations.

(d)                                 Landlord’s consent shall not be required for any Decorative Alterations and Permitted Nonstructural Alterations, provided that (i) same are performed in accordance with, and subject to, this Article and all other applicable provisions of this Lease, and (ii) prior to commencing any such Decorative Alteration or Permitted Nonstructural Alteration, Tenant gives to Landlord a notice of Tenant’s intention to perform such Decorative Alteration(s) or Permitted Nonstructural Alteration(s), which notice, to be effective, shall be accompanied by a reasonably detailed description of the Decorative Alteration(s) or Permitted Nonstructural Alteration(s) that Tenant intends to perform, the estimated commencement date and completion date of such Decorative Alterations(s) or Permitted Nonstructural Alteration(s), and the estimated cost thereof.

(e)                                  Any Alterations made by Tenant shall be made (a) in a good, workmanlike, first-class and prompt manner; (b) using new materials only; (c) to the extent Landlord’s consent is required under this Article IX, by a contractor, on days, at times and under the supervision of an architect (if applicable) approved in writing by Landlord (in each case, not reasonably withheld, conditioned or delayed); (d) to the extent Landlord’s consent is required under this Article IX, in accordance with plans and specifications (if applicable) prepared by an engineer or architect reasonably acceptable to Landlord (if an engineer, architect and/or plans and specifications are applicable to such Alterations), which plans and specifications shall be approved in writing by Landlord at Landlord’s standard reasonable charge, (e) in accordance with all Requirements, (f) after obtaining builder’s risk insurance set forth in Section 13.2(b), and (g) in the case of any Alteration exceeding the Alteration Threshold, after Tenant has delivered to Landlord documentation reasonably satisfactory to Landlord evidencing Tenant’s financial ability to complete the Alteration in accordance with the provisions of this Lease. Alterations that require Landlord’s consent shall be made by Tenant in accordance with plans and specifications prepared by an engineer or architect reasonably acceptable to Landlord (as applicable), which plans and specifications shall be approved in writing by Landlord in accordance with the standard for approval for such Alterations provided above in this Section 9.1. Notwithstanding the foregoing, for any Alterations involving tie-ins to the Building fire and life safety equipment or systems, Tenant may only use contractors and subcontractors approved by Landlord in Landlord’s sole discretion or designated by Landlord.

(f)                                   If any lien (or a petition to establish such lien) is filed in connection with any Alteration performed by or on behalf of Tenant or in connection with any work to be paid for by Tenant under Section 2.7, such lien (or petition) shall be discharged by Tenant within twenty (20) days after Tenant receives actual knowledge thereof, at Tenant’s sole cost and expense, by the payment thereof or by the filing of a bond reasonably acceptable to Landlord. If Landlord gives its consent to Tenant making of any Alteration, such consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises or the Building to any liens which may be filed in connection therewith.

(g)                                  Promptly after the completion of an Alteration (other than a Decorative Alteration), Tenant at its expense shall deliver to Landlord three (3) sets of accurate as-built drawings showing such Alteration in place.

(h)                                 If any Alterations that require Landlord’s prior consent are performed by Tenant without the prior written consent of Landlord, Landlord shall have the right at Tenant’s expense to cause Tenant to either correct such Alterations to comply with plans and specifications that Landlord would approve, or to remove the same.

(i)                                     Notwithstanding anything to the contrary contained herein, Landlord shall have the option (to be exercised by notice delivered to Tenant within ten (10) days after Tenant submits the Plans therefore) to make any Structural Alterations requested by Tenant, at Tenant’s cost. Any Structural Alterations made by Landlord shall be undertaken and completed by Landlord (a) in a good, workmanlike, first-class and prompt manner; (b) using new materials only; (c) by a contractor, on days, at times and under the supervision of an architect (if applicable) approved in writing by Tenant (in each case, not reasonably withheld, conditioned or delayed); (d) substantially in accordance with Tenant’s Plans (subject to such modifications that

Landlord shall reasonably require and Tenant shall reasonably approve in writing) which plans and specifications shall be approved in writing by Tenant, (e) at market rates (subject to close bids from no less than three contractors per trade, to be selected by Tenant) and (e) in accordance with all Requirements.

9.2                               End of Term Removal; Tenant’s Property.

(a)                                 All Tenant’s Property shall be and shall remain the property of Tenant and may be removed by it at any time during the Lease Term; provided that if any of Tenant’s Property is removed, Tenant or any party or person entitled to remove same shall repair or pay the actual cost of repairing any damage to the Premises or to the Building resulting from such removal.

(b)                                 All Alterations to the Premises or the Building that are not Tenant’s Property made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of the Lease Term; provided that Landlord’s election, Tenant shall be required to remove any Required Removables (defined below) installed by Tenant and restore any damage to the Premises caused or occasioned by such removal. Within twenty (20) days of Landlord’s receipt of Tenant’s written request for Landlord’s consent to any Alterations requiring Landlord’s consent or any Specialty Alterations (defined below) located entirely within the Premises (including any Specialty Alterations installed as part of the Initial Build-Out Work), Landlord shall advise Tenant if removal of said Alterations will be required at the end of the Lease Term (collectively, the “Required Removables”), provided that any specialty amenities built by or on behalf of Tenant within the lobby or on the Rooftop Terrace shall be deemed Required Removables. “Required Removables” shall not include existing slab cuts or internal staircases. As used herein, “Specialty Alterations” shall mean improvements which are not standard office installations, such as kitchens (other than a pantry or break area installed for the use of Tenant’s employees only and of the type normally found in the space of similarly sized office tenants in comparable buildings), executive bathrooms, raised computer floors, computer room installations, supplemental HVAC equipment and components, safe deposit boxes, vaults, reinforcement of floors, Structural Alterations (including slab cuts and internal staircases, if any created after Effective Date) provided that cabling, conduits and lighting shall be deemed not to be Required Removables and Tenant shall have no obligation to remove the same. Landlord shall have the right at Tenant’s expense to repair all damage and injury to the Premises or the Building caused by such removal or to require Tenant to do the same. If any Tenant’s Property is not removed by Tenant prior to the expiration or earlier termination of the Lease Term, the same shall at Landlord’s option become the property of Landlord and shall be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right at Tenant’s expense to remove from the Premises such Tenant’s Property and any Required Removables. If Tenant fails to return the Premises to Landlord as required by this Section 9.2, then Tenant shall pay to Landlord, as additional rent, all actual costs incurred by Landlord in effecting such removal (the “Removal Cost”). Pending the determination of such dispute by agreement or judicial determination as aforesaid Tenant may either (x) pay the amounts in dispute pending the results of such hearing or deposit the disputed amounts with the court in escrow, which deposit shall satisfy Tenant’s payment obligations hereunder while the dispute is pending or (y) submit such dispute to a court of competent jurisdiction for a judicial determination and pay the amount in dispute pending the results of such determination, which amounts shall be applied by Landlord towards the Removal Cost.

9.3                               Landlord Work. Landlord is under no obligation to make any Alterations in or to the Premises or the Building except as set forth herein and in the Work Agreement or as otherwise expressly provided in this Lease.

9.4                               Plans, etc.

(a)                                 With respect to any Alteration (except for, subject to the provisions of Section 9.1(d) above, Decorative Alterations), Tenant shall advise Landlord thereof and, at Tenant’s sole cost and expense (including the reasonable costs of any third party engineer or consultant retained by Landlord in connection herewith), shall have prepared by a licensed architect or engineer approved by Landlord (which approval shall not be unreasonably withheld or delayed), and deliver to Landlord for Landlord’s reasonable approval, completed, fully coordinated and reasonably detailed architectural, mechanical and electrical working drawings, plans and specifications therefor, including construction drawings and documents and plans and specifications for the sprinkler, fire and life safety systems, and any amendments or modifications to the foregoing (such complete and reasonably detailed working drawings, plans and specifications being herein referred to as “Tenant’s Plans”), which approval shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing provisions of this Section 9.4(a) and Section 9.4(b) below (which Section 9.4(b) shall not apply to Permitted Non-Structural Alterations), Landlord’s approval shall not be required for Tenant’s Plans for Permitted Nonstructural Alterations, provided, however, Tenant shall deliver the same to Landlord as provided herein for informational purposes only. Tenant may submit Tenant’s Plans in interim plan phases or stages (such as schematic drawings or design development drawings) to Landlord for approval provided that (a) such interim plan phases or stages are reasonably complete such that approval in phase or stage is appropriate and the nature of the work shown on such plans is ascertainable, and (b) Landlord’s approval of any such interim plan phase or stage shall not be deemed to be the approval of Tenant’s Plans to the extent inconsistent with such interim plan phases or stages or not reasonably inferable therefrom. Landlord shall review and approve any such interim plan phases or stages subject to the same conditions applicable to Landlord’s review and approval of Tenant’s Plans.

(b)                                 (i) For the purposes of this subsection (b), “Plan Review Period” means twenty (20) Business Days for Tenant’s Plans in respect of Alterations, and “Plan Revision Review Period” means fifteen (15) Business Days for revised Tenant’s Plans in respect of Alterations.

(i)                                     Provided Tenant has delivered the Tenant’s Plans to Landlord as required above, Landlord shall respond to Tenant’s request to approve Tenant’s Plans by the last day of the Plan Review Period after Landlord receives a complete set of Tenant’s Plans (which may be delivered for approval in stages as same are developed; e.g., including schematic and design development phases), and Landlord shall respond to Tenant’s request to approve revisions to Tenant’s Plans (or phase or stage thereof) by the last day of the Plan Revision Review Period after Landlord receives such revisions. Landlord’s approval of any Tenant’s Plans (or phase or stage thereof or revisions thereto)

shall not be effective unless same is in writing. If Landlord fails to approve or disapprove the Tenant’s Plans (or phase or stage thereof or any revisions thereto) so submitted by Tenant by the tenth (10th) Business Day of the applicable Plan Review Period or fifth (5th) Business Date of the applicable Plan Revision Review Period, as the case may be, at any time after such tenth (10th) Business Day (with respect to a Plan Review Period) or fifth (5th) Business Day (with respect to a Plan Revision Review Period) until Landlord approves or disapproves the Tenant’s Plans (or phase or stage thereof or revisions thereto) so submitted by Tenant, Tenant shall have the right to provide Landlord with a second written request for approval (a “Second Article IX Request”) that specifically identifies the applicable Tenant’s Plans (or phase or stage thereof or revisions thereto) and contains the following statement in bold and capital letters: “THIS IS A SECOND ARTICLE IX REQUEST FOR APPROVAL OF TENANT’S PLANS AND/OR REVISIONS THERETO PURSUANT TO THE PROVISIONS OF SECTION 9.4 OF THE LEASE. IF LANDLORD FAILS TO RESPOND WITHIN [FIVE (5)][TEN(10] BUSINESS DAYS AFTER ITS RECEIPT OF THIS NOTICE, THEN LANDLORD SHALL BE DEEMED TO HAVE APPROVED THE TENANT’S PLANS (AND REVISIONS THERETO, IF ANY) DESCRIBED HEREIN.” If Landlord fails to respond to such Second Article IX Request within five (5) Business Days (with respect to a Plan Revision Review Period) or ten (10) Business Days (with respect to a Plan Review Period), as applicable, after receipt by Landlord of the Second Article IX Request, the Tenant’s Plans (or phase or stage thereof or revisions thereto) in question shall be deemed approved by Landlord, but only to the Tenant’s Plans (or phase or stage thereof or revisions thereto) so submitted and identified in such Second Article IX Request. Notwithstanding the notice provisions contained in Section 25.7 of this Lease, in order to be effective each Second Article IX Request shall be sent to both (1) Meir Cohen, and (2) C. Vincent Leon-Guerrero, Esq. in the manner set forth in Section 25.7 for notices. If Landlord fails to respond to such Second Request within five (5) Business Days (with respect to a Plan Revision Review Period) or ten (10) Business Days (with respect to a Plan Review Period), as applicable, after receipt by Landlord of the Second Request (time being of the essence), Landlord shall be deemed to have approved the Tenant’s Plans described therein only.

ARTICLE X

SIGNS

10.1        Facade Signage. Subject to approval by Landlord, Prince George’s County and all other governing authorities with jurisdiction thereof, and subject to Tenant obtaining at its sole cost and expense any and all required government and zoning approvals, Tenant shall have the exclusive right to signage on the exterior façade and roof of the Building, which signage may consist of two (2) exterior Building signs, stating Tenant’s name and logo provided that Tenant continues to occupy at least seventy percent (70%) of the RSF in the Building, such requirement to consider and include the Must Take Expansion Premises as occupied floors prior to their respective Must Take Commencement Dates. Tenant’s right to signage on the exterior façade of the Building shall be personal to 2U, Inc. and any Permitted Successor or Affiliate assignee that continues to occupy at least seventy percent (70%) of the RSF in the Building (collectively, the “Threshold Successors”). Subject to any Requirements, Tenant shall have the right to illuminate the Façade signage provided that Tenant obtains, at its sole cost and expense, any approvals required under any applicable Requirements.

10.2        Monument Signage. Subject to approval by Prince George’s County and all other governing authorities with jurisdiction thereof, Landlord, at Landlord’s expense, shall provide a non-exclusive monument sign in front of the Building with Tenant’s name and logo, which shall be the largest, highest and most prominent sign on any such monument, provided that Tenant continues to occupy more than fifty percent (50%) of the RSF in the Building, such requirement to consider and include the Must-Take Floors as occupied floors prior to their respective Must Take Commencement Dates. Notwithstanding the foregoing, Tenant, at tenant’s sole cost and expense, shall obtain any required approvals for Tenant’s monument signage. The exact location of said monument signage shall be determined by Landlord in Landlord’s sole discretion upon consultation with Tenant. Tenant’s right to signage on the monument sign shall be personal to 2U, Inc. and its Threshold Successors.

10.3        Entrance Signage. Subject to approval by Prince George’s County and all other governing authorities with jurisdiction thereof, at Tenant’s expense, Tenant shall have the non-exclusive right to place signage stating Tenant’s name and logo at the main entrance the Building in a location, type and size reasonably approved by Landlord. Tenant shall also have the right to place signage stating Tenant’s name and logo at the main entrance to the Premises and within the Premises.

10.4        Installation. Tenant shall maintain, insure and operate all signage, and except as otherwise expressly provided herein, shall pay all costs incurred in installing, maintaining, insuring, operating (including connecting, providing and consuming utilities therefor) and removing such signage. Tenant will coordinate installation of said signage, which installation shall be performed by a contractor selected by Tenant and reasonably approved by Landlord and shall be at Tenant’s expense. Landlord shall have the right to approve the materials, color, design, weight, lettering, location and other aspects of such signage; provided however that with respect to all signage under this Article X, Landlord hereby pre-approves Tenant’s logo and colors. Upon the termination of Tenant’s signage rights (or the expiration or termination of the Lease), Tenant shall, at its expense, remove said signage from the Building and repair any damage so as to return the same to its condition prior to the installation of said signage.

10.5        Interior Signage. Tenant may, at its sole cost and expense, install, “entry suite” signage that depicts the name and logo of Tenant, any Permitted Occupant that is then occupying the floor of the Building in question, and any clients of Tenant or any Permitted Occupant in the elevator lobbies on the floors (other than the ground floor) in which the Premises are situated and/or adjacent to the doors to the Premises (other than on the ground floor), provided Tenant, at its sole cost and expense clean and maintain such signage in good order and condition. Landlord’s approval for the aesthetics of such signage (e.g., the lettering, content, size, medium, design and colors, as opposed to the method of attachment and other physical aspects of such signage) shall not be required for the installation of any such signage in any elevator lobby of any floor the Building occupied by Tenant (it being agreed that Landlord shall have no approval rights of signage, artwork, media and the like within the Premises). Landlord will list Tenant’s name and name of any Tenant Affiliates occupying the Premises in the Building electronic directory.

ARTICLE XI

SECURITY DEPOSIT

11.1        Security Deposit Amount; Reduction. On or before January 15, 2016, Tenant shall deposit with Landlord the Security Deposit Amount as a security deposit which shall be security for the performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements under this Lease. Landlord shall not be required to maintain such security deposit in a separate non-commingled, interest bearing account. Except as may be required by law, Tenant shall not be entitled to interest on the security deposit. If there shall be any uncured Event of Default under this Lease by Tenant, then Landlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the security deposit for the payment of any (a) Base Rent, additional rent or any other sum as to which Tenant is in default beyond applicable notice and cure period, or (b) amount Landlord may spend or become obligated to spend, or for the compensation of Landlord for any losses incurred, by reason of Tenant’s default (including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises). If any portion of the security deposit is so used or applied, then within three (3) Business Days after Landlord gives written notice to Tenant of such use or application, Tenant shall deposit with Landlord cash in an amount sufficient to restore the security deposit to the original Security Deposit Amount, and Tenant’s failure to do so shall constitute an Event of Default under this Lease. Provided no Event of Default has occurred and is then continuing (as of each of the following dates), the Security Deposit Amount shall be reduced to:

1.             Five Million and No/100 Dollars ($5,000,000.00) on the Lease Commencement Date (provided that (w) Tenant is continuously occupying the Initial Premises, (x) all lien waivers for the Initial Build Out have been provided to Landlord from both the Approved General Contractor (as defined in the Work Agreement) and each contractor, subcontractor, materialman and supplier or any other party entitled to claim a mechanics or other lien on account of Tenant’s Work to the extent of the amount paid to such parties (other than (y) subcontractors, materialman and suppliers performing work or supplying materials, or such other parties performing services, with a value of less than $150,000 under one contract, unless and to the extent Tenant obtains final lien waivers from the same or the time period and (z) those waivers related to claims for which the time period for filing a lien has expired without a filing of a lien));

2.             Four Million and No/100 Dollars ($4,000,000.00) on the first (1st) day of twenty-fifth (25th) month of the Lease Term;

3.             Two Million and No/100 Dollars ($2,000,000.00) on the first (1st) day of the forty-ninth (49th) month of the Lease Term; and

4.             One Million and No/100 Dollars ($1,000,000.00) on the first (1st) day of the one hundred and eighth (108th) month of the Lease Term; which $1,000,000 Security Deposit Amount shall remain in effect through the expiration of the Lease Term.

11.2        Transfer of Security Deposit. If Landlord transfers the security deposit to any purchaser or other transferee of Landlord’s interest in the Building, then provided such purchaser or assignee assumes the obligations of “Landlord” under this Lease (a “Lease Assumption”), Tenant shall look only to such purchaser or transferee for the return of the security deposit, and Landlord shall be released from all liability to Tenant for the return of such security deposit. Tenant acknowledges that the holder of any Mortgage shall not be liable for the return of any security deposit made by Tenant hereunder unless such holder actually receives such security deposit. Tenant shall not pledge, mortgage, assign or transfer the security deposit or any interest therein.

11.3        Letter of Credit. Tenant shall have the right to deliver to Landlord an unconditional, irrevocable letter of credit (the “Letter of Credit”) in substitution for the cash security deposit, subject to the following terms and conditions. Such Letter of Credit shall be (a) in form and substance reasonably satisfactory to Landlord; (b) at all times in the amount of the then Security Deposit Amount, and shall permit multiple draws; (c) issued by a commercial bank reasonably acceptable to Landlord from time to time and either located in the Washington, D.C. metropolitan area or the continental United States from which draws can be made via facsimile meeting the Issuer Requirement below (provided that subject to the terms and conditions hereof, as of the Effective Date, Landlord pre-approves Comerica as the issuer of the Letter of Credit); (d) made payable to, and expressly transferable and assignable at no charge by, Landlord or the holder of any Mortgage secured by the Building (which transfer/assignment shall be conditioned only upon the execution of a written assumption document in connection therewith); provided, however, that in the event the issuing bank of the Letter of Credit charges a fee for a transfer and/or assignment, any and all fees shall be payable by Tenant; (e) payable at sight to a local branch of the issuer of a simple sight draft or via facsimile; (f) of a term not less than one year; and (g) at least thirty (30) days prior to the then-current expiration date of such Letter of Credit, either (1) renewed (or automatically and unconditionally extended) from time to time through the sixtieth (60th) day after the expiration of the Lease Term, or (2) replaced with cash in the amount of the Security Deposit Amount. Notwithstanding anything in this Lease to the contrary, any cure or grace periods set forth in this Lease shall not apply to any of the foregoing, and, specifically, if Tenant fails to timely comply with the requirements of subsection (g) above, then Landlord or its assignee shall have the right to immediately draw upon the Letter of Credit without notice to Tenant and apply the proceeds to the security deposit. Each Letter of Credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-2 (or equivalent) by Moody’s Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor’s Corporation (the “Issuer Requirement”), and shall be otherwise acceptable to Landlord in its sole and absolute discretion. If the issuer’s credit rating is reduced below P-2 (or equivalent) by Moody’s Investors Service, Inc. or below A-2 (or equivalent) by Standard & Poor’s Corporation, then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute Letter of Credit that complies in all respects with the requirements of this Section; provided however that if Comerica’s credit rating falls below the Issuer Requirement, then Tenant shall not be required to replace such Letter of Credit unless Comerica’s credit rating falls below P-3 (or equivalent) by Moody’s Investor Service, Inc., or below A-3 (or equivalent) by Standard & Poor’s Corporation. Tenant’s failure to obtain such substitute Letter of Credit within thirty (30) day following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord to immediately draw upon the then existing Letter of Credit in whole or in part, without notice to Tenant. In the event the issuer (including Comerica) of any Letter of Credit held by Landlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said Letter of Credit shall be deemed to not meet the requirements of this Section, and within ten (10) days thereof, Tenant shall replace such Letter of Credit with either a replacement Letter of Credit or cash. If Tenant fails to deliver to Landlord such substitute Letter of Credit or cash within such ten (10) day period (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary), then Landlord shall be entitled to immediately draw upon the then existing Letter of Credit; provided further that if Landlord is prevented from drawing upon such Letter of Credit for any reason, then notwithstanding anything in this Lease to the contrary, Tenant’s failure to deliver such substitute Letter of Credit or cash within such original ten (10) day period shall constitute an Event of Default for which there shall be no notice or grace or cure periods being applicable thereto. Any failure or refusal of the issuer to honor the Letter of Credit shall be at Tenant’s sole risk and shall not relieve Tenant of its obligations hereunder with respect to the security deposit.

ARTICLE XII

INSPECTION

12.1        Inspection. At reasonable times upon reasonable advance notice (except in an emergency), which notice may be oral if practical under the circumstances (except that no oral or written notice shall be required in an emergency),Tenant shall permit Landlord, its agents and representatives, and the holder of any Mortgage secured by the Building, to enter the Premises without charge therefor and without diminution of the rent payable by Tenant in order to examine, inspect or protect the Premises and the Building, to make such alterations and/or repairs as may be provided for by this Lease, as may be mutually agreed upon by the parties, as Landlord may be required or permitted to make under this Lease or by Requirements, or in order to repair and maintain the Building or other parts of the real property, or as Landlord may deem necessary or reasonably desirable or to exhibit the same to brokers, prospective tenants, lenders, purchasers and others. Landlord shall repair any damage to the Premises or any property of Tenant or Invitees caused by Landlord’s negligent acts or omissions in connection with such access. Landlord may not store any supplies or tools in the Premises. Except in the event of an emergency, Landlord shall endeavor to minimize disruption to Tenant’s normal business operations in the Premises in connection with any such entry. Except in cases of emergency, at Tenant’s option, Tenant may require Landlord to be accompanied by an employee or representative of Tenant.

ARTICLE XIII

INSURANCE

13.1        Rate Increase. If any increase in the rate of fire insurance or other insurance is due to any activity, equipment or other item of Tenant, then (whether or not Landlord has consented to such activity, equipment or other item) Tenant shall pay as additional rent due hereunder the amount of such increase. The statement of any applicable insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions) that an increase is due to any such activity, equipment or other item shall be conclusive evidence thereof.

13.2        Tenant’s Insurance.

(a)           Commencing as of the Lease Commencement Date and continuing throughout the Lease Term, Tenant shall obtain and maintain (1) commercial general liability insurance (written on an occurrence basis) including contractual liability coverage, premises and operations coverage, broad form property damage coverage and independent contractors coverage, and containing an endorsement for personal injury (“CGL Insurance”), (2) business interruption insurance, (3) all-risk (Special Form, Replacement Cost) property insurance, (4) comprehensive automobile liability insurance (covering automobiles owned by Tenant, if any), (5) worker’s compensation insurance, (6) employer’s liability insurance, and (7) excess/umbrella insurance (written on an occurrence basis). Such commercial general liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than Two Million Dollars ($2,000,000) combined single limit per occurrence with a Four Million Dollar ($4,000,000) annual aggregate. Such business interruption insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Base Rent then in effect during any Lease Year. Such property insurance shall be in an amount not less than that required to replace all of the original tenant improvements installed in the Premises pursuant to the Work Agreement, any Alterations to any Must Take Expansion Premises, all other Alterations and all other contents of the Premises (including, without limitation, Tenant’s trade fixtures, decorations, furnishings, equipment and personal property). Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker’s compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Building is located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee. Such excess/umbrella liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than Five Million Dollars ($5,000,000.00) annual aggregate.

(b)           In addition to the foregoing, at any time Tenant is performing any Alterations or other work in the Premises, including without limitation any build-out work in any Must Take Expansion Premises, Tenant shall maintain the additional insurance described on Exhibit O hereto.

(c)           All such insurance shall: (1) be issued by a company that is licensed to do business in the jurisdiction in which the Building is located, that has been approved in advance by Landlord and that has a rating equal to or exceeding A:XI from Best’s Insurance Guide; (2) name Landlord, the managing agent of the Building and the holder of any Mortgage secured by the Building as additional insureds and/or loss payees (as applicable); (3) intentionally deleted; (4) provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord, its partners, agents, employees, and representatives, in connection with any loss or damage covered by such policy; (5) be acceptable in form and content to Landlord; (6) with respect to CGL Insurance only, be primary and non-contributory; (7) contains an endorsement for cross liability and severability of interests; and (8) contain an endorsement prohibiting cancellation or failure to renew without the insurer first giving Landlord thirty (30) days’ prior written notice (by regular mail) of such proposed action. No such policy shall contain any deductible provision except as otherwise approved in writing by Landlord, which approval shall not be unreasonably withheld. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of first-class office buildings in the Washington, D.C., metropolitan area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types of insurance. Tenant shall deliver a certificate (on Acord Form 27) of all such insurance and receipts evidencing payment therefor (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord concurrently with Tenant’s execution of this Lease and at least annually thereafter. Tenant shall give Landlord immediate notice in case of fire, theft or accident in the Premises, and in the case of fire, theft or accident in the Building if involving Tenant, its agents, employees or Invitees. Neither the issuance of any insurance policy required under this Lease nor the minimum limits specified herein shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease.

13.3        Waiver of Subrogation.

(a)           Landlord agrees that it will include in its all-risk property insurance policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies.

(b)           Tenant agrees to include, in its all-risk property insurance policy or policies on Tenant’s Property, appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies.

(c)           To the extent of the waiver included in Landlord’s all-risk property insurance policy pursuant to subsection (a) above or, if Landlord fails to comply with its obligations under such subsection (a), to the extent of the waiver which would have been included if Landlord had procured the same, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its affiliates, successors, assigns, subtenants, and their respective servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. To the extent of the waiver included in Tenant’s all-risk property insurance policy pursuant to subsection (b) above or, if Tenant fails to comply with its obligations under such subsection (b), to the extent of the waiver which would have been included if Tenant had procured the same, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its affiliates, successors, assigns, tenants, and their respective servants, agents, and employees for loss or damage to Tenant’s furniture, furnishing, fixtures and other property removable by Tenant under the provisions hereof to the extent the same is covered by Tenant’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

(d)           Each of Landlord and Tenant hereby agrees to advise each other promptly if the clauses to be included in their respective insurance policies pursuant to subsections (a) and (b) above cannot be obtained, and thereafter to furnish the other with a certificate of insurance showing the naming of the other as an additional insured, as aforesaid. Each of Landlord and Tenant hereby also agrees to notify the other promptly, but no later than thirty (30) days after such party becomes aware, of any cancellation or change of the terms of any such policy which would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable without material charge (unless the additional insured agrees to pay the same), contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

13.4        Landlord’s Insurance. Landlord shall maintain in respect of the Building at all times during the term of this Lease:

(a)           standard “All-Risk” (or its then equivalent) property insurance, covering the Building in amounts equal to the full replacement cost of the Building at the time in question;

(b)           Commercial General Liability Insurance (including contractual liability) in an amount not less than less than One Million Dollars ($1,000,000) combined single limit per occurrence with a Two Million Dollar ($2,000,000) annual aggregate (with commercially reasonable deductibles for similar Class A office buildings in the Prince George’s County, Maryland submarket of comparable age and condition);

(c)           Employer’s Liability Insurance in an amount not less than One Million Dollars ($1,000,000), with a waiver of subrogation endorsement;

(d)           Umbrella excess liability insurance over the insurance required by subsections (ii) and (iii) of this Section with combined, minimum coverage of Twenty Million Dollars ($25,000,000.00);

(e)           boiler and machinery coverage on a replacement cost basis; and

(f)            Workers’ Compensation Insurance, as applicable, in statutory limits.

(g)           Landlord covenants to maintain the foregoing insurance subject to such commercially reasonable deductibles for similar Class A office buildings in the Prince George’s County, Maryland submarket of comparable age and condition.

ARTICLE XIV

SERVICES AND UTILITIES

14.1        Building System HVAC.

(a)           Landlord represents that the current Building System HVAC is adequate to maintain an indoor temperature for Office Use.  Landlord will supply heating and cooling (i) to the Premises during 2U Building Hours, and (ii) to the Lobby and the Amenity Space during Building Hours suitable for Office Use.  Tenant shall be solely responsible for costs of installing supplemental HVAC as Tenant may require in the Premises.

(b)           Landlord shall not be liable for any failure to maintain comfortable atmosphere conditions in all or any portion of the Premises due to excessive heat generated by any equipment or machinery installed by Tenant (with or without Landlord’s consent), due to any impact that Tenant’s furniture, equipment, machinery, millwork or layout of the Premises may have upon the delivery of HVAC to the Premises or during time periods where occupant density is in excess of design standards of the existing Building System HVAC.

(c)           If Tenant requires Building System HVAC beyond the hours specified in this Section 14.1 above (including in the Auditorium), Landlord will furnish the same, provided Tenant gives Landlord sufficient advance notice of such requirement but in any event no later than 3:00 p.m. on the date of the requested service (provided if the date(s) of requested service fall on any Holiday, then such notice shall be provided by 3:00 p.m. on the last Business Day prior to such Holiday). Subject to the provisions of Section 5.2(b), Tenant shall pay for such extra service in accordance with Landlord’s then-current schedule, which shall reflect Landlord’s actual cost of providing such service, including labor and cost of electricity and wear and tear on equipment and shall remit payment for the same to Landlord within thirty (30) days of receipt of an invoice therefor. If the same after-hours service is also requested by other tenants on the same floor as Tenant, the charge therefor to each tenant requesting such after-hours service shall be a pro-rated amount based upon the square footage of the leased premises of all tenants requesting such after-hours services.

14.2        Janitorial Services; Landscaping and Snow Removal.

(a)           Subject to the provisions of Section 5.2(b), Landlord will provide cleaning, janitorial services and garbage removal (the “Janitorial Services”) to the Premises during the Lease Term on Monday through Friday (or at Landlord’s option, Sunday through Thursday) only (excluding Holidays) after 6:00 p.m. on Monday through Friday and after 9:00 a.m. on weekends, as applicable. If Tenant requires or requests any supplemental Janitorial Services (to the extent Tenant has not separately contracted for such services as provided in Section 5.2(b)), such supplemental services shall be billed to Tenant at reflect Landlord’s actual cost of providing such service and Tenant shall remit payment for the same to Landlord within thirty (30) days of receipt of an invoice therefor.

(b)           Landlord will provide Tenant with the Building’s cleaning specifications upon Landlord’s selection of a cleaning contractor for the performance of the Janitorial Services.

In the event the Janitorial Services being provided by any cleaning contractor are poor or inadequate in Tenant’s reasonable judgment, Tenant shall deliver written notice thereof to Landlord (describing the problems in reasonable detail); following receipt of such written notice, Landlord will exercise commercially reasonable efforts for a period of sixty (60) days to correct such problems with the cleaning contractor. After such 60-day period, if the problems identified in Tenant’s notice persist, and provided the RSF of the Premises does not fall below the RSF of the Initial Premises as of the Effective Date, at Tenant’s election, Landlord will terminate the current cleaning contractor and hire a new cleaning contractor to provide the Janitorial Services, which new cleaning contractor shall be selected by Landlord and reasonably acceptable to Tenant.

(c)           In the event Tenant uses the Lobby or the Amenity Space for any Tenant event after 2U Business Hours, to the extent Tenant uses the services of the Building’s cleaning contractor to clean up after such event, Tenant shall pay Landlord’s actual cost of providing such service and Tenant shall remit payment for the same to Landlord within thirty (30) days of receipt of an invoice therefor.

(d)           Landlord will maintain the landscaping in the Building Common Areas, and shall provide snow removal service for the Building Common Areas (but excluding any portions of the roof) and Parking Lot, and shall provide exterior window washing service in accordance with similar Class A office buildings in the Prince George’s County, Maryland submarket of comparable age and condition.

14.3        Electricity.

(a)           Base Capacity. It is Tenant’s responsibility to confirm prior to Effective Date that the Building is equipped with electrical service of an average demand load of not less than six (6) watts per usable square foot of the Premises and exclusive of the operation of the Building Structure and Systems (including Building System HVAC units) that serve the Premises (the “Base Capacity”). Tenant, at its sole cost and expense, shall distribute the electricity within the Premises from the electrical panel(s) and shall have the right to re-distribute such capacity to various portions of the Premises in such amounts as Tenant elects.

(b)           Payment of Submetered Cost for Tenant’s Electric Cost; Disputes. Landlord, from time to time but not more often than monthly, shall give to Tenant an invoice indicating the period during which Tenant’s Usage for the Premises or any of Tenant’s Specialty Installations (as determined by the submeters which exclusively meter the Premises or such Specialty Installations) was measured and the amount of Tenant’s Electric Cost payable by Tenant to Landlord for such period. Tenant shall pay to Landlord the amount of Tenant’s Electric Cost  for the Premises and Tenant’s Specialty Installations (as a Submetered Cost) set forth on such invoices, as additional rent, within thirty (30) days after Tenant is given such invoices. In addition, if any tax is imposed upon Landlord by any governmental authority with respect to the purchase, sale or resale of electrical energy supplied to Tenant hereunder, then, to the extent permitted by law, such taxes shall be paid by Tenant to Landlord, as additional rent (to the extent not already included in Landlord’s Rate). Notwithstanding the foregoing, Landlord agrees to use commercially reasonable efforts to maintain a valid resale certificate at any time during the Lease Term that Landlord is supplying electricity hereunder and further agrees that Tenant shall only be required to pay sales tax in respect of additional rent related to Tenant’s Usage the one time as a pass-through (as a separate line item on Landlord’s bill to Tenant); it being agreed by the parties that Tenant will not be obligated or liable to double pay any particular sales taxes in respect of additional rent for Tenant’s Usage. Every invoice for electricity given by Landlord pursuant to this Section 14.3(a) shall be conclusive and binding upon Tenant unless  within one hundred twenty (120) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect based on the provisions of this Section 14.3(a) (an “Electrical Dispute Notice”).  If Tenant delivers the Electrical Dispute Notice, Landlord agrees, at no cost or expense to Landlord, to grant Tenant’s representatives (who shall be either Tenant’s regular employees or a CPA from a qualified and reputable audit firm of Tenant’s selection which regularly performs such inspections), reasonable access to those books and records of Landlord relevant to such dispute (other than privileged materials) for the purpose of verifying electricity charges calculated pursuant to this Section 14.3(a) and to have and make copies of any and all bills and vouchers relating to such dispute on the terms and conditions otherwise applicable to Tenant’s review of Expense Statements and Annual Statements. Pending the determination of such dispute by agreement or judicial determination, Tenant shall pay to Landlord the amounts in accordance with the disputed statement, within thirty (30) days after Landlord gives same to Tenant, and such payment to be without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Landlord shall either pay or credit (at Landlord’s option) to Tenant the amount of Tenant’s overpayment without interest unless such dispute reveals an overcharge to Tenant in excess of seven percent (7%) of the amount due with respect to the applicable calendar year, in which case the payment or credit of such overpayment shall include interest at the Default Rate from the date(s) of such overpayment relates to the date such overpayment is refunded or credited.

(c)           Repair of Submeters. Tenant may, from time to time (but in no event more than once every twelve (12) months), check the accuracy of the electric submeter(s) serving the Premises, at Tenant’s expense, using the services of a testing agency/lab designated by Landlord and reasonably acceptable to Tenant. If the results shall disclose that the electric submeter(s) (or any of them) shall be inaccurate (other than to a di minimus extent), then such submeter(s) shall be repaired or replaced by Landlord, and Landlord and Tenant shall make a retroactive adjustment of the electric payments which have been made based on such inaccurate electric meter(s) or submeter(s); provided that only electricity charges made during the twelve (12) month period prior to receipt of the testing results shall be subject to retroactive adjustments.

(d)           Additional Capacity. If at any time during the Lease Term Tenant determines that Tenant requires the electrical service being furnished to any portion of the Premises to be greater than Base Capacity, Tenant may request that Landlord, at Tenant’s sole cost and expense, provide (i) up to four (4) watts per usable square foot, on a demand load basis, of additional power to each floor of the Premises. Landlord will not unreasonably withhold, condition or delay its consent to such a request should Tenant demonstrate the need for such power to Landlord’s reasonable satisfaction and should the Building have sufficient available capacity for the provision of such additional power taking into account the needs of current and future tenants of the Building as reasonably determined by Landlord and Landlord reasonably determines that the delivery of such additional power to Tenant will not adversely affect electricity service to the Building or other tenants. Tenant shall be responsible for all actual out-

of-pocket costs Landlord incurs associated with providing additional power to the Premises and shall the same within thirty (30) days of receipt of an invoice therefor.  For clarity, the Electric Costs for any such additional capacity shall be billed to Tenant in accordance with Section 14.3(c).

14.4        Generator. Landlord shall maintain in good working order and condition and adequately fueled fuel oil generator emergency generator system for the Building (such emergency generator system being referred to herein collectively as the “Emergency Generator System”). Tenant may, at Tenant’s sole cost and expense, non-exclusively connect to the second 1500kW generator (the “Additional Back-Up Generator”) solely for the purpose of Tenant’s back-up emergency power needs in the Premises in an amount not to exceed Tenant’s Proportionate Share of 1500kW of the capacity of such Additional Back-Up Generator, such additional capacity being referred to herein as “Additional Back-Up Power” (provided that, so long as Tenant is the sole tenant of the Building, Tenant can utilize 100% of the Additional Back Up Power, and pay 100% of the Back Up Costs or if Tenant is not the sole tenant of the Building but less than all other tenants elect to connect to the Additional Back-Up, Tenant shall be entitled to utilize more than Tenant’s Proportionate Share of such Additional Back Up Power as grossed up to reflect the use of less than all the other tenants (calculated to provide that other using tenant’s applicable proportionate shares shall be similarly grossed up to equal 100% of use) and pay such grossed up Tenant’s Proportionate Share of Back Up Costs). Landlord shall bill Tenant for Tenant’s actual amounts of any costs or expenses for use of the Additional Back-Up Generator, including without limitation, fuel (as indicated on the fuel submeter(s)), maintenance, repairs, and replacement costs (collectively, “Back Up Costs”) and Tenant shall pay the same within thirty (30) days of receipt of an invoice therefor. In no event shall Tenant be entitled to connect to the Emergency Generator System.

14.5        Elevator. Landlord shall provide elevator service from the Lobby to the Premises by having no less than four (4) passenger elevators (i.e. not elevators primarily intended as freight elevators) (A) in active service at all times during 2U Building Hours and (B) in service and subject to call twenty-four (24) hours per day seven (7) days per week; provided that temporary loss of any elevators for routine inspection or repair and maintenance shall permitted notwithstanding the foregoing or the provisions of Section 15.3 to the contrary. With respect to the other two elevators (that is, the elevators beyond the four (4) aforementioned passenger elevators), Landlord shall not allow for such elevators to be out of service for any period of time beyond the period of time reasonably necessary to effectuate maintenance/repairs/replacements to same or to use such elevators for freight or other necessary purposes to operate the Building, it being recognized that Tenant expects the shared use of all elevators in the Building rather than just the four (4) aforementioned passenger elevators. Notwithstanding anything to the contrary contained herein, in no event shall any tenant of the Building be given exclusive use of an elevator except for limited times during such tenant’s initial build out or subsequent renovation of its space (not to exceed 180 days with respect to such work for each tenant) or for times which are not 2U Building Hours (other than Saturday) in which such tenants are moving in, out or about the Building.

14.6        Security. Landlord, at Landlord’s expense (but subject to reimbursement as an Operating Expense), will provide a monitored card or key access system to the Building, the Premises, amenity areas, fitness area, roof and elevators. Landlord, at Landlord’s expense, shall supply the initial cards and/or keys for the above in a quantity as reasonably required by Tenant. In addition, provided Tenant’s RSF footage does not fall below that of the Initial Premises, Landlord shall have a security guard policing the parking lot and grounds from 5:00 p.m. to 10:00 p.m. Monday through Friday. Tenant may, at Tenant’s expense, install its own security system in the Premises, provided that such security system shall not impair Landlord’s right to access to the Premises as provided in this Lease.

14.7        Access. Commencing on the Base Building Work Delivery Date, Tenant shall have access to the Building, the Amenity Space and the Premises twenty-four (24) hours per day each day of the year (except in the event of an emergency) (for clarity, Tenant’s access to the Amenity Space after Business Hours shall not require Landlord or Operator to keep the food service operations in the Food Service Area open).

14.8        Water. Landlord shall furnish domestic hot and cold water to the Premises for drinking, food service, cleaning, lavatory purposes and shower use. If water is used for any other purpose (including cafeteria and/or private or executive lavatory purposes that include showers), Landlord, as part of Landlord’s Base Building Condition Work, at Landlord’s sole cost and expense, shall install submeters to exclusively measure the consumption of such portions of the Premises  thereof where water is being used for any other purpose, in which event Tenant shall pay for 100% of the Submetered Costs for the quantities of water furnished to such portions as shown on such submeters exclusively measuring the Premises at Landlord’s actual cost thereof, within thirty (30) days after Landlord’s submission of an invoice therefor from time to time.

14.9        Submetered Costs.  Tenant shall pay any other Submetered Costs not specifically included in Section 14.3 (Electricity) and Section 14.8 (Water) above, based upon the quantities of Utilities used by Tenant as shown on such submeters installed within the Premises (and exclusively serving the Premises) based upon Landlord’s actual cost of such Utility, within thirty (30) days after Landlord’s submission of an invoice therefor from time to time.

ARTICLE XV

LIABILITY OF LANDLORD

15.1        Landlord Liability.

(a)           Neither Landlord, nor the lessors under any superior lease, nor the holders of any superior mortgages, nor any of their respective its agents, officers, directors, shareholders, partners or principals (disclosed or undisclosed) (collectively, “Landlord Indemnitees”) shall be liable to Tenant, any Invitee or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever (except as otherwise provided in Section 15.3 below), including without limitation the following: repair to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; any fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service specified in this Lease; and leakage in any part of the Premises or the Building from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. If any condition exists which may be the basis of a claim of constructive eviction, then Tenant shall give Landlord written notice thereof and a reasonable opportunity to correct such condition in accordance with Section 15.3 below, and in the interim Tenant shall not claim that it has been constructively evicted or is entitled to a rent abatement. Any property placed by Tenant or any Invitee in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. Any person receiving an article delivered for Tenant shall be acting as Tenant’s agent for such purpose and not as Landlord’s agent. For purposes of this Article, the term “Building” shall be deemed to include the Land and the Parking Lot. Notwithstanding the foregoing provisions of this Section, Landlord shall not be released from liability to Tenant for any physical injury to any natural person caused by Landlord’s willful misconduct or gross negligence to the extent such injury is not covered by insurance (a) carried by Tenant or such person, or (b) required by this Lease to be carried by Tenant; provided, however, that Landlord shall not under any circumstances be liable for any consequential or indirect damages.

(b)           Wherever in this Lease an indemnification is for the benefit of Landlord, such indemnification shall also be for the benefit of all Landlord Indemnitees, regardless of whether or not expressly so provided.

(c)           Tenant shall not have the right to set off or deduct any amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant’s sole remedy for recovering upon such claim shall be to institute an independent action against Landlord, which action shall not be consolidated with any action of Landlord.

(d)           If Tenant or any Invitee is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord’s estate and interest in the Building. No other asset of Landlord, any partner, director, member, officer or trustee of Landlord (each, an “officer”) or any other person or entity shall be available to satisfy or be subject to such judgment, nor shall any officer or other person or entity be held to have personal liability for satisfaction of any claim or judgment against Landlord or any officer.

15.2        Indemnification.

(a)           To the fullest extent permitted by law, but subject to the requirements and limitations set forth in Section 13.3(c),Tenant shall (i) defend, indemnify and save harmless Landlord and all Landlord Indemnitees against and from any and all claims (x) based on or arising from, in whole or in part (A) the manner of use of or occupancy of the Premises, the management of the Premises by Tenant or any Tenant Invitees or the conduct of any business therein, (B) any act or omission of Tenant or Tenant’s Invitees, (C) any default under any of the terms, covenants or conditions of this Lease on Tenant’s part to observe, perform or comply with, or (D) any work done, or any condition created (other than by, or on behalf of, Landlord or any Landlord Indemnitees for Landlord’s or Tenant’s account) in or about the Premises, by Tenant or any Tenant Invitee, during the Lease Term or during the period of time, if any, prior to the Lease Commencement Date or applicable Must Take Commencement Date that Tenant may have been given access to the Premises or during the period of time after the expiration of the Lease Term that Tenant or any Tenant Invitee remains in possession or occupancy of the Premises or any portion thereof, or (y) arising from any negligent act or omission or otherwise intentional misconduct of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors even if the claims described in (x) or (y) above arise out of the concurrent negligence (but not gross negligence) of Landlord or any the Landlord Indemnitees, and (ii) reimburse to Landlord and the Landlord Indemnitees all reasonable costs and expenses (including reasonable attorneys’ fees) paid or incurred by Landlord or any of the Landlord Indemnitees in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord or any of the Landlord Indemnitees by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding by attorneys reasonably acceptable to Landlord, Landlord agreeing that the attorneys for the insurance company providing Tenant’s insurance are acceptable.

(b)           To the fullest extent permitted by law, but subject to the requirements and limitations set forth in Section 13.3(c), Landlord shall (i) indemnify and save harmless Tenant and all agents, officers, directors, shareholders, partners or principals (disclosed or undisclosed) of Tenant (the “Tenant Indemnitees”) against and from any and all claims, losses, costs and expenses arising from any property damage or physical injury caused by Landlord’s gross negligence or willful misconduct, (ii) reimburse to Tenant and the Tenant Indemnitees all reasonable costs and expenses (including reasonable attorneys’ fees) paid or incurred by Tenant or any of the Tenant Indemnitees in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Tenant or any of the Tenant Indemnitees by reason of any such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding by attorneys reasonably acceptable to Tenant, Tenant agreeing that the attorneys for the insurance company providing Landlord’s insurance are acceptable.

(c)           Except as set forth in Section 22.1 with respect to Tenant holding over in the Premises after the expiration of the Term, neither Landlord nor Tenant shall be liable to the other for any indirect or consequential damages to the other.

15.3        Interruption of Essential Services.

(a)           Anything herein contained to the contrary notwithstanding, if (i) for any reason, including, without limitation, Landlord’s acts or omissions or a Force Majeure Event (but specifically excluding for the purposes of this Section 15.3, an event arising under Article XVII, the remedy for which are addressed in such Article), there is a material loss of HVAC, electricity, or water to any portion of the Premises (such event being hereinafter referred to as a “Services Abatement Event”), and such Services Abatement Event renders untenantable (which shall include inaccessible) at least a full floor of the Premises (or, solely with respect to a Services Abatement Event affecting the 2nd Floor Premises, at least thirty-three percent (33%) of the 2nd Floor Premises), and (ii) Landlord receives notice from Tenant of the Services Abatement Event and of the fact that Tenant is prevented from, and (other than with respect to an Elevator Interruption) has actually ceased using one or more full floors of the Premises (or, solely with respect to a Services Abatement Event affecting the 2nd Floor Premises, at least thirty-three percent (33%) of such premises) and of the specific portions of the Premises that Tenant is prevented from, and has actually ceased using (such notice being hereinafter referred to as the “Untenantability Notice”), (iii) for at least (A) five (5) consecutive Business Days after Landlord’s receipt of the Untenantability Notice (or ten (10) consecutive Business Days in the event such untenantability results solely from a Force Majeure Event) (for the purposes of this Section 15.3, Friday and Monday are consecutive Business Days), or (B) at least seven (7) Business Days (whether or not consecutive) in any forty-five (45) day period (or at least fifteen (15) Business Days (whether or not consecutive) in any sixty (60) day period in the event such untenantability results solely from Force Majeure Event) after Landlord’s receipt of the Untenantability Notice, in any case arising out of the same Services Abatement Event (the Business Day following the last Business Day of the foregoing periods, as the case may be, being hereinafter called the “Abatement Commencement Date”), and, except with respect to an Elevator Interruption, as a result of the Services Abatement Event, Tenant actually ceases using, and continues not to use, such specific portions of the Premises (provided that the entry by representatives of Tenant to the affected area that is the subject of an Untenantability Notice on a limited basis solely to retrieve files and documents or to maintain equipment in such affected portion or any unaffected portion of Premises shall not by itself be deemed to be reoccupying for the ordinary conduct of its business), (iv) the Services Abatement Event is not the result of any act or (where Tenant has a duty to act) omission of Tenant, and (v) no Event of Default then exists (other than an Event of Default substantially caused by such Services Abatement Event), then, in addition to Tenant’s other rights and remedies at law or equity, Base Rent and all additional rent relating to Operating Expenses, Consumable Expenses, Real Estate Taxes and Submetered Costs (including Temporary Usage Costs) then payable by Tenant under this Lease with respect to the floors(s) rendered untenantable as contemplated in this Section 15.3(a) shall be reduced as provided in subsection (c) below.

(b)           In addition, if for any reason, including, without limitation, Landlord’s acts or omissions or a Force Majeure Event (but specifically excluding for the purposes of this Section 15.3, an event arising under Article XVII, the remedy for which are addressed in such Article) (i)

Landlord receives notice from Tenant of an Elevator Interruption (such notice being hereinafter referred to as the “Elevator Untenantability Notice”) (A) that two (2) elevator cars (or more) out of six (6) are unavailable for Tenant’s use for a significant portion of a 2U Business Day for (x) at least thirty (30) consecutive Business Days (for the purposes of this Section 15.3, Friday and Monday are consecutive Business Days) or (y) thirty (30) non-consecutive Business Days in any ninety (90) day period, in each case following the delivery of an Elevator Untenantability Notice, one half (½) of a full upper floor of the Premises shall be deemed untenantable as of the applicable Elevator Abatement Date notwithstanding that Tenant is still conducting business in the Premises, (B) that three (3) elevator cars (out of six (6) elevators) are unavailable for Tenant’s use for a significant portion of a 2U Business Day for (x) at least seven (7) consecutive Business Days or for a significant portion of the day or (y) at least ten (10) non-consecutive Business Days in any thirty (30) day period, in each case following the delivery of an Elevator Untenantability Notice, two and one half (2 ½) full upper floors of the Premises shall be deemed untenantable as of the applicable Elevator Abatement Date notwithstanding that Tenant is still conducting business in the Premises; (C) that there are more than three (3) elevators but not all elevators are unavailable for Tenant’s use during a significant portion of the day for (x) three (3) consecutive Business Days, or (y) at least seven (7) non-consecutive Business Days in any thirty (30) day period, in each case following the delivery of an Elevator Untenantability Notice, three and a half (3 ½) full upper floors of the Premises shall be deemed untenantable as of the applicable Elevator Abatement Date regardless of whether Tenant is still conducting business in the Premises or (D) that there are no elevators in service (out of six (6) elevators) during a significant portion of a 2U Business Day for (x) any three (3) consecutive Business Days or (y) for four (4) non-consecutive Business Days in a fourteen (14) day period, in each case following the delivery of an Elevator Untenantability Notice, then four (4) full upper floors of the Premises shall be deemed untenantable as of the applicable Elevator Abatement Date regardless of whether Tenant is still conducting business in the Premises (each event in this clause (b) being hereinafter referred to as a “Elevator Interruption” and the day following the last day of the foregoing 30 consecutive Business Day, 30 non-consecutive Business Day, 7 consecutive Business Days, 10 non-consecutive Business Day, 3 consecutive Business Days, 7 non-consecutive Business Days, 3 consecutive Business Days, or 4 non-consecutive Business Days, as the case may be, being hereinafter called the “Elevator Abatement Date”), (ii) the Elevator Interruption is not the result of any act or (where Tenant has a duty to act) omission of Tenant, and (iii) no Event of Default then exists (other than an Event of Default substantially caused by such Elevator Interruption) then, in addition to Tenant’s other rights and remedies at law or equity, the rents payable by Tenant under this Lease shall be reduced as provided in subsection (c) below.

(c)           Provided that the conditions described in clauses (i) through (v) of subsection (a) above or in clauses (i) through (iii) of subsection (b) above have been satisfied during the period (the “Services Abatement Period”) commencing on the applicable Abatement Commencement Date (with respect to a Services Abatement Event) or the applicable Elevator Abatement Date (with respect to an Elevator Interruption) and ending on the last day that the Premises (or the applicable portions thereof) is untenantable (or deemed untenantable) as result of the Services Abatement Event or Elevator Interruption, the rents payable by Tenant under this Lease that are attributable to the Services Abatement Period shall be reduced by an amount equal to (i) the annual Base Rent, Tenant’s Proportionate Share of Operating Expenses and Real Estate Taxes per RSF, payable during, or attributable to, the applicable Services Abatement Period, divided by (ii) 365, and multiplied by (iii) the number of days during the Services Abatement Period, and multiplied further by (iv) the RSF of the portion of the Premises that is so untenantable or deemed untenantable (such area may change from time to time).

(d)           The rights and remedies of Tenant set forth in this Section shall not be deemed a waiver by Tenant of Landlord’s continued obligation to make the repair or to provide the service in question nor cure Landlord’s default of its obligations under the Lease with respect to Landlord’s failure to make such repair or provide such service.

ARTICLE XVI

RULES

16.1        Rules and Regulations. Tenant and Invitees shall at all times abide by and observe the rules specified in Exhibit C. Tenant and Invitees shall also abide by and observe any other reasonable rule that Landlord may promulgate from time to time for the operation and maintenance of the Building, provided that notice thereof is given and such rule is not inconsistent with the provisions of this Lease. Tenant may, within thirty (30) days following notice of any changes to the rules and regulations, dispute the reasonableness of any rules Tenant believes (i) are unreasonable to Tenant taking into consideration Tenant’s rights and obligations under the Lease or (ii) have an adverse impact on Tenant or (iii) are unusual for similar Class A Buildings located in the Prince George’s County, Maryland submarket by written notice to Landlord, in which case the parties shall meet to resolve such dispute within 30 days after the delivery of Tenant’s notice and, if they are unable for any reason to resolve such dispute within such 30 day period, either party may submit such dispute to a court of competent jurisdiction and during the pendency of such lawsuit, Tenant shall comply with such disputed change to the rules and regulations. Notwithstanding the foregoing, Tenant shall have no obligation to comply with such amendments to the rules and regulations (and any amendments shall be deemed not to be reasonable) if the same (w) limit Tenant’s use of the Premises, the Lobby and the Amenity Space for the Permitted Uses, (x) increase costs payable by Tenant to Landlord under this Lease unless required under applicable Requirements or to a de minimis extent, (y) increase Tenant’s obligations beyond a de minimis extent subject to the terms of this Lease or (z) limit Tenant’s access to the Lobby, Amenity Space or the Premises. All rules shall be binding upon Tenant and enforceable by Landlord as if they were contained herein. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce such rules, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules by any other tenant or its employees, agents, assignees, subtenants, invitees or licensees. Landlord shall use reasonable efforts not to enforce any rule or regulation in a manner which unreasonably discriminates against Tenant.

ARTICLE XVII

DAMAGE OR DESTRUCTION

17.1        Damage or Destruction.

(a)           If the Building or the Premises shall be partially damaged or partially destroyed by fire or other casualty and as a result thereof a portion of the Premises becomes untenantable or inaccessible, the Base Rent and additional rent payable under this Lease shall be abated on a per rentable square foot basis based on the RSF of that portion of the Premises as shall have been rendered untenantable as a result of such damage or destruction for the period, commencing on the date such portion of the Premises becomes untenantable or inaccessible and ending on the date next preceding the earlier of (i) the date on which the Landlord’s Restoration Condition is substantially complete or on which that portion of the Premises otherwise becomes tenantable and accessible for Tenant to commence Tenant’s Restoration Work, plus an additional period of up to six (6) months for Tenant to complete restoration of Tenant’s Restoration Work, and (ii) the date on which Tenant or any Permitted User occupies such portion of the Premises for the conduct of its business. For purposes of this Section 17.1, the term “untenantable” shall mean, with respect to any portion of the Premises, that Tenant is not reasonably able to conduct its business in that portion of the Premises affected in substantially the same manner as was conducted in such space immediately prior to such fire or other casualty. If this Lease is terminated pursuant to this Article, then Base Rent and any additional rent payable under this Lease shall be payable only to the date of the casualty that caused the termination of the Lease.

(b)           If the Building, the Lobby, the Amenity Space or the Premises shall be totally (which shall be deemed to include substantially all) damaged or destroyed by fire or other casualty and as a result thereof all (or substantially all) of the Premises becomes untenantable or inaccessible, the Base Rent and any additional rent payable under this Lease shall be abated for the period commencing on the date such portion of the Premises became untenantable or inaccessible and ending on the date next preceding the earlier of (i) the date the Required Landlord Restoration is substantially complete or on which the Premises otherwise becomes tenantable and accessible (exclusive of any Tenant’s Work or other Alterations) plus an additional of up to six (6) months for Tenant to complete restoration of Tenant’s Work or other Alterations, and (ii) the date on which Tenant occupies the Premises for the conduct of its business; provided, however, that Landlord and Tenant shall use reasonable efforts to cooperate in connection with such restoration to provide the parties with shortest possible restoration period through the coordination of their respective work.

(c)           Promptly after the date on which the Landlord Restoration Condition is substantially complete, Tenant shall commence, and thereafter diligently proceed with, the repair, restoration and replacement of all Alterations (including Tenant’s Work) and Tenant’s Property (“Tenant’s Restoration Work”).

17.2        Restoration. If any damage or destruction described in Section 17.1 above occurs, then, provided this Lease shall not have been terminated as in Section 17.3 below provided, Landlord shall repair or restore such damage or destruction with reasonable dispatch after notice to it of the damage or destruction (including repair and restoration of any Landlord’s Work), the Lobby and the Amenity Space; provided, however, that Landlord shall not be required to make any repairs or restoration that are the obligation of Tenant or any other tenant in the Building to make; and provided further that Landlord shall not be required to repair, replace or move any of Tenant’s Property nor to repair or restore any Tenant’s Work or other Alterations (such damage or destruction that Landlord is expressly obligated to repair or restore pursuant to this Section 17.2 being herein referred to as the “Landlord’s Restoration Condition”). Notwithstanding the

foregoing Landlord can complete restoration of the Lobby and Amenity Space after the end of the Restoration Period and concurrently with Tenant’s Work, provided the Premises floors have been turned over to Tenant for Tenant’s Work and provided further that Tenant has an appropriate path to access the elevators and Premises to perform its work and that the Lobby and Amenity Space restoration is completed no later than the date Tenant takes occupancy of the Premises for normal business operations.

17.3        Termination Rights.

(a)           If more than fifty percent (50%) the Building or the Premises shall be totally or substantially damaged or destroyed by fire or other casualty, or if the Building shall be so damaged or destroyed by fire or other casualty (whether or not the Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than fifty percent (50%) of the full replacement cost of the Building immediately prior to the casualty (either, a “Substantial Casualty”), then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the casualty. In addition, and notwithstanding anything herein to the contrary, Landlord shall also have the right to terminate this Lease if (1) in connection with a Substantial Casualty, notwithstanding the Landlord has maintained the insurance coverage required to be maintained hereby, the actual insurance proceeds are insufficient to pay the full cost of such  restoration, (2) the holder of any Mortgage secured by the Building fails or refuses to make such insurance proceeds available for such repair and restoration (provided that Landlord agrees to use commercially reasonable efforts to cause the applicable loan documents to provide that such holder will make insurance proceeds available for restoration so long as there is at least three years left in the Lease Term, including by way of an early exercise by Tenant of a renewal term, and to use best efforts to cause such holder to make such insurance proceeds available for restoration,) or (3) after a Substantial Casualty, as the result of the changes to zoning Requirements, the  Building cannot be rebuilt to at least 75% of its current FAR or cannot be used for Office Use after restoration.

(b)           Upon a Substantial Casualty:

(i)            Unless Landlord elects to terminate this Lease as provided in Section 17.3(a) hereof, within ninety (90) days after the date of such casualty, Landlord shall give to Tenant a statement (the “Architect’s Statement”) from a reputable, independent architect, licensed as an architect in Prince George’s County, reasonably selected by Landlord, that sets forth such architect’s good faith estimate and assumptions as to when the repairs to the Building and Premises will be substantially complete.

(ii)           If (A) such architect estimates in the Architect’s Statement that the repairs to the Building and the Premises will be substantially complete more than twelve (12) months after the date of such casualty or (B) the repairs or restoration that Landlord is obligated to make are not substantially completed within the greater of (x) the aforementioned twelve (12) month period, as applicable, after the date of such casualty or (y) the lesser period of time originally estimated by such architect (which period, in either subclause (x) or (y), shall be extended for up to 120 days if Landlord is delayed in making such repairs by reason of a noticed Force Majeure Event (such period, as same may be so extended, the “Restoration Period”)), then, Tenant may elect to terminate this

Lease by giving notice of such termination to Landlord. For Tenant’s notice of termination to be effective, it must be given, in the case of clause “(A)” within sixty (60) days after the date Landlord gives to Tenant the Architect’s Statement, or, in the case of clause “(B),” within thirty (30) days after the last day of the Restoration Period as originally noticed by Landlord, time being of the essence in both cases. If a Substantial Casualty occurs in the last eighteen (18) months of the Lease Term and the Restoration Period is more than one-third (1/3) of the then-remaining Lease Term then either Landlord or Tenant may elect to terminate this Lease by giving notice of such termination to the other party (provided that Landlord’s termination election shall be revoked in the event Tenant elects to renew the Lease as permitted by Article XXVI). For Landlord or Tenant’s notice of termination pursuant to the preceding sentence to be effective, it must be given within sixty (60) days after the receipt of the Architect’s Statement, time being of the essence. Notwithstanding the foregoing, if Tenant fails to give Landlord such notice of termination in the manner and in the time period set forth above, then Tenant’s right to terminate this Lease shall be null and void, and of no further force or effect, and this Lease shall continue in full force and effect, subject to the other provisions of this Lease.

(iii)          In the event Landlord shall fail to deliver an Architect’s Statement as required above (time being of the essence), Tenant may obtain an Architect’s Statement and such Architect’s Statement shall be deemed substituted for the one that Landlord would be required to deliver.

(c)           If, in accordance with, and subject to, the provisions of this Section 17, either Landlord or Tenant give the other such notice of termination (and Landlord’s notice is not revoked as provided above) the Lease Term shall expire as fully and completely on the date which is thirty (30) days after the date on which Landlord or Tenant gives the other such notice of termination, as if such termination effective date were the Expiration Date, and on or prior to such termination effective date (provided that Tenant shall not have any obligation to remove any Tenant’s Property or Specialty Alterations), Tenant shall quit, surrender and vacate the Premises in accordance with the applicable provisions of this Lease, without prejudice, however, to Landlord’s rights and remedies against Tenant under the provisions of this Lease in effect prior to such termination effective date, and any Base Rent or additional rent owing prior to the date of casualty shall be paid up to such date, and any payments of Base Rent or additional rent made by Tenant which were on account of any period subsequent to the date of the casualty (less any amounts of other rents then owing to Landlord) shall be returned to Tenant.

17.4        Cooperation. Each of Landlord and Tenant shall cooperate with each other as is reasonably required to enable each to collect all of the insurance proceeds (including rent insurance proceeds) from their respective insurance companies applicable to damage or destruction of the Premises or the Building by fire or other casualty.

17.5        Compensation. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or reasonable annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article.

ARTICLE XVIII

CONDEMNATION

18.1        If one-third or more of the Premises, or the use or occupancy thereof, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, “condemned”), then, this Lease shall terminate on the day prior to the date title thereto vests in such authority and rent shall be apportioned as of such date. If less than one-third of the Premises or occupancy thereof is condemned, then this Lease shall continue in full force and effect as to the part of the Premises not so condemned, except that as of the date title vests in such authority Tenant shall not be required to pay rent with respect to the part of the Premises so condemned. Notwithstanding anything herein to the contrary, if twenty-five percent (25%) or more of the Land or the Building is condemned, then whether or not any portion of the Premises is condemned, either Landlord or Tenant shall have the right to terminate this Lease as of the date title vests in such authority. Notwithstanding the foregoing, it shall not be considered a condemnation if Tenant’s use of parking at the Building is diminished in a way that does not materially detrimentally interfere with Tenant’s use of the Premises.

18.2        All awards, damages and other compensation paid on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or such authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for relocation expenses and for the value of Tenant’s Property and any Alterations paid by Tenant.

18.3        Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Land shall in no way effect this Lease or impose any liability on Landlord provided not caused by Landlord or any affiliate of Landlord.

18.4        In the event of any taking of less than the whole of the Building which does not result in a termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Premises which does not extend beyond the Expiration Date, Landlord, at its expense, and to the extent any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore (a) the remaining parts of the Building to substantially the condition such portion existed prior to the taking to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and (b) the Premises to substantially the condition existing prior to the taking.

ARTICLE XIX

DEFAULT

19.1        Events of Default. In addition to those events or circumstances described in this Lease as an Event of Default, each of the following shall constitute an “Event of Default”:

(a)           Tenant’s failure to make when due any payment of (1) the Base Rent, (2) subject to Section 19.1(b), any Monthly Operating Expense Payment or Monthly Real Estate Tax Payment or (3) any other additional rent or other sum payable hereunder when due and the payment in question is not paid in full within five (5) Business Days after Tenant is given a notice specifying such default for any Base Rent or Monthly Operating Expense Payment or Monthly Real Estate Tax Payment and ten (10) Business Days after Tenant is given notice specifying such default for any other additional rent or other payment;

(b)           Tenant’s failure to pay any monthly installment of Monthly Operating Expense Payment or Monthly Real Estate Tax Payment after reset or change in the monthly amount by Landlord and such non-payment continues for more than ten (10) Business Days after Tenant is given notice specifying such default for any other additional rent or other payment;

(c)           Tenant’s failure to perform or observe any covenant or condition of this Lease not otherwise specifically described in this Section 19.1; provided, however, no Event of Default shall be deemed to have occurred unless such failure continues for thirty (30) days after Landlord delivers written notice thereof to Tenant, unless such failure is of such nature that it cannot be cured within such thirty (30) day period, in which case no Event of Default shall occur so long as Tenant shall commence the curing of the failure within such thirty (30) day period and shall thereafter diligently prosecute the curing of same but in no event later than ninety (90) days after the date notice is given by Landlord to Tenant, or such shorter period as is appropriate if such failure can be cured in a shorter period;

(d)           an Event of Bankruptcy as specified in Article XX;

(e)           any voluntary subletting, assignment, transfer, Mortgage of the Premises or this Lease not permitted by Article VII;

(f)            any default by Guarantor under the Guaranty beyond any notice and cure period;

(g)           failure of Tenant to maintain the security deposit in accordance with Article XI above; or

(h)           any failure to maintain the insurance required pursuant to Article XIII above.

19.2        Remedies. During the continuation of an Event of Default (even if prior to the Lease Commencement Date), then the provisions of this Section shall apply. Landlord shall have the right, at its sole option, to terminate this Lease in accordance with applicable law; provided that prior to exercising such termination right, Landlord shall give Tenant ten (10) Business Days’ notice of Landlord’s intention to exercise such termination right (it being expressly agreed that such notice, to the extent permitted by applicable law, shall run concurrent with any notice required to be delivered under applicable law, and not in addition thereto). In addition, with or without terminating this Lease, Upon the delivery of ten (10) Business Days’ notice to Tenant, Landlord may re-enter (including, without limitation, changing the locks to the Premises), terminate Tenant’s right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, and except as required in this Section 19.2, Tenant hereby waives any other notice to quit or notice of Landlord’s intention to re-enter the Premises or terminate this Lease. If necessary, Landlord may proceed to recover possession of the Premises under applicable laws, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant’s right of possession, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to Tenant’s liability for all Base Rent, additional rent and other sums specified herein. Whether or not this Lease and/or Tenant’s right of possession is terminated, Landlord shall have the right, at its sole option, to terminate any renewal or expansion right contained in this Lease and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion; provided that if such Event of Default is subsequently cured and this Lease remains in effect, then such options and Landlord’s consent standard shall be restored. Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may extend beyond the date on which the Lease Term would have expired but for Tenant’s Event of Default) and on such terms and conditions (which may include any concessions or allowances granted by Landlord) as Landlord, in its sole and absolute discretion, may determine, but Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of, any failure by Landlord to relet all or any portion of the Premises or to collect any rent due upon such reletting. Whether or not this Lease and/or Tenant’s right of possession is terminated or any suit is instituted, Tenant shall be liable for any Base Rent, additional rent, damages or other sum which may be due or sustained prior to such default, and for all costs, fees and expenses (including, but not limited to, reasonable attorneys’ fees and costs, brokerage fees, expenses incurred in enforcing any of Tenant’s obligations under the Lease or in placing the Premises in first-class rentable condition, advertising expenses, and any concessions or allowances granted by Landlord) incurred by Landlord in pursuit of its remedies hereunder and/or in recovering possession of the Premises and renting the Premises to others from time to time plus other actual damages suffered or incurred by Landlord on account of Tenant’s default. Tenant also shall be liable for additional damages which at Landlord’s election shall be either one or a combination of the following: (a) an amount equal to the Base Rent and additional rent due or which would have become due from the date of Tenant’s default through the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant’s default and continuing until the date on which the Lease Term would have expired, it being understood that separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the Lease Term (in which event such deferral shall not be construed as a waiver of Landlord’s rights as set forth herein and Landlord’s cause of action shall be deemed not to have accrued until the expiration of the Lease Term), and it being further understood that, to the extent permitted by applicable law, if Landlord elects to bring suits from time to time prior to reletting the Premises, Landlord shall be entitled to its full damages through the date of the award of damages without regard to any Base Rent, additional rent or other sums that are or may be projected to be received by Landlord upon reletting of the Premises; or (b) an amount equal to the sum of (i) all Base Rent, additional rent and other sums due or which would be due and payable under this Lease as of the date of Tenant’s default through the end of the scheduled Lease Term, plus (ii) all expenses (including broker and attorneys’ fees) and value of all vacancy periods projected by Landlord to be incurred in connection with the reletting of the Premises, minus (iii) any Base Rent, additional rent and other sums which Tenant proves by a preponderance of the evidence would be received by Landlord upon reletting of the Premises from the end of the vacancy period projected by Landlord through the expiration of the scheduled Lease Term. Such amount shall be discounted using a discount factor equal to the yield of the Treasury Note or Bill (as published by The Wall Street Journal or similar or successor publication at the time), as appropriate, having a maturity period approximately commensurate to the remainder of the Lease Term, and such resulting amount shall be payable to Landlord in a lump sum on demand, it being understood that upon payment of such liquidated and agreed final damages, Tenant (and Guarantor) shall be released from further liability under this Lease with respect to the period after the date of such payment, and that Landlord may bring suit to collect any such damages at any time after an Event of Default shall have occurred. In the event Landlord relets the Premises together with other premises or for a term extending beyond the scheduled expiration of the Lease Term, it is understood that Tenant will not be entitled to apply any base rent, additional rent or other sums generated or projected to be generated by either such other premises or in the period extending beyond the scheduled expiration of the Lease Term (collectively, the “Extra Rent”) against Landlord’s damages. Similarly in proving the amount that would be received by Landlord upon a reletting of the Premises as set forth in clause (iii) above, Tenant shall not take into account the Extra Rent. The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease. Nothing herein shall be construed to affect or prejudice Landlord’s right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease. If Landlord is entitled, or Tenant is required, pursuant to any provision hereof to take any action upon the termination of the Lease Term, then Landlord shall be entitled, and Tenant shall be required, to take such action also upon the termination of Tenant’s right of possession. Notwithstanding anything to the contrary contained in this Section 19.2 or applicable law, none of the damages described in this Section 19.2 shall be indirect or consequential damages (it is intended that this Section 19.2 describes actual damages only and, for the avoidance of doubt and notwithstanding anything to the contrary anywhere in this Lease except for Section 22.1 with respect to Tenant holding over in the Premises after the expiration of the Term, Tenant shall not be liable for indirect or consequential damages). Except for claims under Section 22.1, Landlord expressly waives any right or claim to or for indirect or consequential damages from Tenant.

19.3        Waiver. Tenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, re-entry or restoration of the operation of this Lease under any present or future law, including without limitation any such right which Tenant would otherwise have in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided.

19.4        Cumulative Rights. All rights and remedies of Landlord set forth in this Lease are cumulative and in addition to all other rights and remedies available to Landlord at law or in equity, including those available as a result of any anticipatory breach of this Lease. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay or failure by Landlord to exercise or enforce any of Landlord’s rights or remedies or Tenant’s obligations shall constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default by Tenant unless such waiver expressly is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

19.5        No Waiver. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, then the same shall not constitute a waiver of the same or of any other covenant, condition or agreement set forth herein, nor of any of Landlord’s rights hereunder. Neither the payment by Tenant of a lesser amount than the monthly installment of Base Rent, additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction. Landlord may accept the same without prejudice to Landlord’s right to recover the balance of such rent or other sums or to pursue any other remedy. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

19.6        Landlord’s Lien. As security for the performance of Tenant’s obligations, Tenant grants to Landlord a lien (“Landlord Lien”) upon and a security interest in Tenant’s existing or hereafter acquired personal property, inventory, furniture, furnishings, fixtures, equipment, licenses, permits and all other tangible and intangible property, assets and accounts, and all additions, modifications, products and proceeds thereof, including, without limitation, such tangible property which has been used at the Premises, purchased for use at the Premises, located at any time in the Premises or used or to be used in connection with the business conducted or to be conducted in the Premises, whether or not the same may thereafter be removed from the Premises, and including, without limitation, all stock and partnership interests now or hereafter owned by Tenant, legally or beneficially, in any entity which manages, owns or operates the business to be conducted in or upon the Premises. The Landlord Lien shall be in addition to all rights of distraint available under applicable law. Notwithstanding the foregoing, Landlord’s lien shall automatically be subordinate to any lender who has a blanket lien on Tenant’s assets, and Landlord agrees to subordinate the Landlord Lien in favor of any of any future equipment and personal property lenders or lessors of Tenant pursuant to a subordination agreement reasonably acceptable to Landlord. In addition to the foregoing, Landlord agrees to enter into a “collateral access agreement” (or an agreement that gives such lender or lessor the right to enter into the Building and the Premises and remove Tenant’s property) reasonably acceptable to Landlord and provided that Tenant is a party to such agreement.

19.7        Default Rate; Late Charges.

(a)           If Tenant fails to make any payment to any third party or to do any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. The taking of such action by Landlord shall not be considered a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default. If Landlord elects to make such payment or do such act, then all expenses incurred by Landlord, plus interest thereon at a rate (the “Default Rate”) equal to the rate per annum which is five (5) whole percentage points higher than the prime rate published in the Money Rates section of The Wall Street Journal (or, if no such rate is published therein for any reason, then the prime rate as published in a comparable publication selected by Landlord), from the date incurred by Landlord to the date of payment thereof by Tenant, shall constitute additional rent due hereunder; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law.

(b)           If Tenant fails to make any payment of Base Rent, additional rent or any other sum on or before the date such payment is due and payable (without regard to any grace period specified in Section 19.1), then Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such payment (“Late Charge”); provided however that so long as no Event of Default has occurred and is continuing, Landlord will waive the Late Charge (but not the imposition of the Default Rate thereon) with respect to the first instance of a late payment in a twelve (12) month period. In addition, such payment and such late fee shall bear interest at the Default Rate from the date such payment or late fee, respectively, became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. Such late charge and interest shall constitute additional rent due hereunder without any notice or demand. Notwithstanding anything to the contrary, Landlord shall waive the late charge once in each Lease year, provided that such payment is made within the five (5) day period after receipt of Landlord’s non-payment notice.

(c)           If more than one natural person or entity shall constitute Tenant, then the liability of each such person or entity shall be joint and several. If Tenant is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several. No waiver, release or modification of the obligations of any such person or entity shall affect the obligations of any other such person or entity.

ARTICLE XX

BANKRUPTCY

20.1        An “Event of Bankruptcy” is the occurrence with respect to any of Tenant or Guarantor of any of the following: (a) such person becoming insolvent, as that term is defined in Title 11 of the United States Code (the “Bankruptcy Code”) or under the insolvency laws of any state (the “Insolvency Requirements”); (b) appointment of a receiver or custodian for substantially all of the property of such person; (c) filing by such person of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Requirements; (d) filing of an involuntary petition against such person as the subject debtor under the Bankruptcy Code or Insolvency Requirements, which either (1) is not dismissed within ninety (90) days after filing, or (2) results in the issuance of an order for relief against the debtor; (e) such person making or consenting to an assignment for the benefit of creditors or a composition of creditors; or (f) the dissolution of Tenant or Guarantor not permitted under Section 7.2.

20.2        Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article XIX; provided, however, that while a case (the “Case”) in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord’s right to terminate this Lease shall be subject, to the extent required by the Bankruptcy Code, to any rights of Tenant or its trustee in bankruptcy (collectively, “Trustee”) to assume or assume and assign this Lease pursuant to the Bankruptcy Code. After the commencement of a Case: (i) Trustee shall perform all post-petition obligations of Tenant under this Lease; and (ii) if Landlord is entitled to damages (including, without limitation, unpaid rent) pursuant to the terms of this Lease, then all such damages shall be entitled to administrative expense priority pursuant to the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of assignment, and any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assumption. Trustee shall not have the right to assume or assume and assign this Lease unless Trustee promptly (a) cures all defaults under this Lease, (b) compensates Landlord for damages incurred as a result of such defaults, (c) provides adequate assurance of future performance on the part of Trustee as debtor in possession or Trustee’s assignee, and (d) complies with all other requirements of the Bankruptcy Code. If Trustee fails to assume or assume and assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of the Case, then Trustee shall be deemed to have rejected this Lease. If this Lease is rejected or deemed rejected, then Landlord shall have all rights and remedies available to it pursuant to Article XIX. Adequate assurance of future performance shall require, among other things, that the following minimum criteria be met: (1) Tenant’s gross receipts in the ordinary course of business during the thirty (30) days preceding the Case must be greater than ten (10) times the next monthly installment of Base Rent and additional rent due; (2) Both the average and median of Tenant’s monthly gross receipts in the ordinary course of business during the seven (7) months preceding the Case must be greater than the next monthly installment of Base Rent and additional rent due; (3) Trustee must pay its estimated pro-rata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of Base Rent) in advance of the performance or provision of such services; (4) Trustee must agree that Tenant’s business shall be conducted in a first-class manner, and that no liquidating sale, auction or other non-first-class business operation shall be conducted in the Premises; (5) Trustee must agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (6) Trustee must agree that the assumption or assumption and assignment of this Lease shall not violate or affect the rights of other tenants of the Building; (7) Trustee must pay at the time the next monthly installment of Base Rent is due, in addition to such installment, an amount equal to the monthly installments of Base Rent, and additional rent due for the next six (6) months thereafter, such amount to be held as a security deposit; (8) Trustee must agree to pay, at any time Landlord draws on such security deposit, the amount necessary to restore such security deposit to its original amount; (9) Trustee must comply with all duties and obligations of Tenant under this Lease; and (10) All assurances of future performance specified in the Bankruptcy Code must be provided.

ARTICLE XXI

SUBORDINATION

21.1        Subordination. Subject to the provisions of Section 21.4 (including and expressly conditioned upon Tenant’s receipt of an SNDA (as hereinafter defined) from the holder of a superior mortgage and lessor of a superior lease substantially in the Required SNDA Form (as hereinafter defined)), this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Land and/or the Building and/or the Premises now or hereafter existing and to all mortgages which may now or hereafter affect the Land, the Parking Lot and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. Subject to the provisions of Section 21.4 (including and expressly conditioned upon Tenant’s receipt of an SNDA from the holder of a superior mortgage and lessor of a superior lease substantially in the Required SNDA Form), this Section 21.1 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver any instrument that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination (provided that such holder of a superior mortgage or lessor of a superior lease complies with Section 21.4 and provided further that any such instrument is substantially in the form of the Required SNDA Form) within twenty (20) days after such request. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes referred to as “superior leases,” the mortgages to which this Lease is, at the time referred to, subject and subordinate are hereinafter sometimes referred to as “superior mortgages,” and the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter referred to as a “lessor.” Landlord represents that, there are no superior leases or “ground leases” in existence with respect to the Property.

21.2        Notice to Superior Parties. Subject to the terms of any SNDA in effect (provided the same in the Required SNDA Form), in the event of any act or omission of Landlord that would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, Tenant shall not exercise such termination right (i) until it has given written notice of such act or omission or the accrual of such claim or right, to the holder of each superior mortgage and the lessor of each superior lease in each case whose name and address shall previously have been furnished to Tenant, and (ii) until a reasonable period (not to exceed thirty (30) days beyond the length of the period provided to Landlord hereunder or if no period is so provided, sixty (60) days) for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same, provided such holder or lessor shall with due diligence give Tenant written notice of intention to, and commence and continue to remedy such act or omission, plus such additional time as may reasonably be required to either (a) obtain possession and control of the Building and thereafter cure the breach or default with reasonable diligence and continuity or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default. This Section 21.2 shall not apply to Tenant’s right to terminate the Lease pursuant to Article XVII (Damage or Destruction) or Article XVIII (Condemnation).

21.3        Attornment.

(a)           Subject to the terms of any SNDA in effect if the lessor of a superior lease or the holder of a superior mortgage shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or if a superior lease shall terminate or be terminated for any reason, then, at the election and upon demand of the party so succeeding to Landlord’s rights, as the successor owner of the property of which the Premises is a part, or as the mortgagee in possession thereof, or otherwise (such party, owner or mortgagee being herein sometimes called the “successor landlord”), Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Subject to the terms of any SNDA in effect, upon such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant, upon all of the executory terms, conditions and covenants as are set forth in this Lease and shall be applicable after such attornment.

(b)           The foregoing provisions shall inure to the benefit of any successor landlord, shall apply to the tenancy of Tenant notwithstanding that this Lease may terminate upon the termination of the superior lease, and shall be self-operative upon any such demand, without requiring any further instrument to give effect to said provisions. Subject to Section 4, Tenant, however, upon demand of any successor landlord, agrees to execute, from time to time, an instrument in confirmation of the foregoing provisions, satisfactory to such successor landlord, in which Tenant shall acknowledge such attornment.

21.4        Non-Disturbance. Notwithstanding anything contained in this Article to the contrary, Tenant’s subordination and attornment to any superior mortgage and superior lease as provided in this Article is expressly conditioned upon (1) simultaneously with the Effective Date, Landlord obtaining from the holder of any existing superior mortgage an executed and acknowledged non disturbance agreement substantially in the form annexed hereto as Exhibit G (a “SNDA” and the form, the “Required SNDA Form”) and (2) Landlord obtaining from any future lessor under a ground lease and/or future holder of a mortgagee, an SNDA substantially in the Required SNDA Form (or on such future lender’s standard form, provided the terms are substantially consistent with the Required SNDA Form). Provided Landlord delivers such fully executed and acknowledged SNDA substantially in the Required SNDA Form, such agreement shall be executed by Tenant and returned to Landlord within fifteen (15) Business Days of Landlord’s request therefor.

ARTICLE XXII

HOLDING OVER

22.1        Tenant acknowledges that it is extremely important that Landlord have substantial advance notice of the date on which Tenant will vacate the Premises, because Landlord will require an extensive period to locate a replacement tenant and because Landlord plans its entire leasing and renovation program for the Building in reliance on the Expiration Date. Tenant also acknowledges that if Tenant fails to surrender the Premises or any portion thereof at the expiration or earlier termination of the Lease Term, then it will be conclusively presumed that the value to Tenant of remaining in possession, and the loss that will be suffered by Landlord as a result thereof, far exceed the Base Rent and additional rent that would have been payable had the Lease Term continued during such holdover period. Therefore, if Tenant (or anyone claiming through Tenant) does not immediately surrender the Premises or any portion thereof upon the expiration or earlier termination of the Lease Term, then the rent payable by Tenant hereunder shall be increased to equal: (1) one hundred fifty percent (150%) of the Base Rent that would have been payable pursuant to the provisions of this Lease if the Lease Term and continued during such holdover period for the first three (3) months of the holdover period, and (2) double the Base Rent that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period thereafter. Such rent shall be computed by Landlord and paid by Tenant on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Notwithstanding any other provision of this Lease, Landlord’s acceptance of such rent shall not in any manner adversely affect Landlord’s other rights and remedies. Any such holdover shall be deemed to be a tenancy-at-sufferance and not a tenancy-at-will or tenancy from month-to-month. In no event shall any holdover be deemed a permitted extension or renewal of the Lease Term, and nothing contained herein shall be construed to constitute Landlord’s consent to any holdover or to give Tenant any right with respect thereto.

ARTICLE XXIII

COVENANTS OF LANDLORD

23.1        Landlord covenants that it has the right to enter into this Lease, and that if Tenant shall perform timely all of its obligations hereunder, then, subject to the provisions of this Lease, Tenant shall during the Lease Term peaceably and quietly occupy and enjoy the full possession of the Premises without hindrance by Landlord or any party claiming through or under Landlord.

23.2        Landlord reserves the following rights: (a) to change the street address and name of the Building (provided that so long as Cohen Equities NY LLC (or any Affiliate thereof) controls the Landlord, the Building shall continue to be known a “7900 Harkins Road” (unless the address of the Building is changed, in which event the name may be changed to the new address) and at no time shall the name of the Building be changed to the name of a Competitor); (b) to change the arrangement and location of entrances, passageways, doors, doorways, corridors, stairs, toilets or other public parts of the Building (but not the Amenity Space or the Lobby); (c) to erect, use and maintain pipes, wires, structural supports, ducts and conduits in and through the Premises as may be necessary for Landlord to comply with its obligations under this Lease, to operate the Building and/or to exercise any of its rights hereunder, provided such equipment, pipes, ducts and conduits shall be installed in locations that do not materially adversely affect the layout or reduce the useable area of the Premises by more than a de minimis amount and such equipment, pipes, ducts and conduits shall either be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Premises, or completely furred at points immediately adjacent to partitioning, columns or ceilings located or to be located in the Premises (and Landlord shall use reasonable efforts to the extent practicable to minimize any inconvenience to Tenant in connection with the performance of such work); (d) to resubdivide the Land or to combine the Land with other lands after the construction of the Parking Structure, if and when such Parking Structure is constructed; (g) to construct improvements (including kiosks) on the Land and in the public and Building Common Areas; (h) to prohibit smoking in the entire Building or portions thereof (including the Premises) and on the Land, so long as such prohibitions are in accordance with applicable Requirements; and (i) if any excavation or other substructure work shall be made or authorized to be made upon land adjacent to the Building or the Land, subject to Landlord not unreasonably interfering with the operation of Tenant’s business in the Premises, to enter the Premises for the purpose of doing such work as is required to preserve the walls of the Building and to preserve the land from injury or damage and to support such walls and land by proper foundations. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance of Tenant’s business or use or occupancy of the Premises.

ARTICLE XXIV

PARKING AND ACCESS EASEMENTS

24.1        During the Lease Term, subject to the terms of that certain Easement and Restrictive Covenant Agreement dated November 21, 2007 and recorded in Liber 28935, folio 226 in the Land Records of Prince George’s County Maryland (as same may be amended from time to time, collectively, the “Parking Easement”) and that certain Declaration of Access Easement, dated August 22, 2002, and recorded in the Land Records of Prince George’s County in Liber R.E.P. Book 16152, folio 644, as modified a certain Waiver Regarding Access Easement, dated November 21, 2007, and recorded in the Land Records of Prince George’s County in Liber R.E.P. Book 28935, folio 247 (the “Access Easement”), copies of which is attached hereto as Exhibit J, Tenant shall have the non-exclusive use of the parking area under the Parking Easement, as such area may change or be modified under the Parking Easement (or the Parking Structure, if and when completed in accordance with the Parking Easement) serving the Building (either, the “Parking Lot”) for unreserved parking of standard-sized passenger automobiles for Tenant’s Invitees and Permitted Occupants at no charge to Tenant, the Invitees or the Permitted Occupants. Prior to the Lease Commencement Date, Landlord shall install parking controls including automatic arms with un-manned payment and validation systems reasonably acceptable to Tenant. Tenant shall not separately assign, sublet or transfer any parking permits except to Invitees and Permitted Occupants and any attempted assignment, sublet, or transfer of such parking permits in violation of such prohibition shall be void.

24.2        Landlord represents to the best of its knowledge that there are no less than 1,069 striped parking spaces exclusive to the Building currently located in the Parking Lot and that when the Parking Structure is constructed and operational there will be no less than the maximum amount of parking spaces specified in Section 3.1(a) of the Parking Easement. In no event shall Landlord permit parties that are not related to tenants of the Building to use the Parking Lot other than for building management, visitors, vendors, Food Trucks, Permitted Occupants, service providers of the Building or as required by Legal Requirements  (collectively, “Permitees”). So long as Tenant is the sole tenant in the Building, Tenant shall the right to use all of the Parking Lot (less any reasonable number of spaces reserved by Landlord for Permitees); provided if Tenant is not the sole tenant in the Building, then upon written notice to Tenant, Tenant shall have the right to use Tenant’s Proportionate Share of the Parking Lot (and Tenant’s Proportionate Share of the Parking Lot, together with any other proportionate shares’ of other tenants of the Building shall be grossed up whenever the Building is not 100% occupied).

24.3        In the event the number of parking spaces in the Parking Lot or the Parking Structure at any time falls below 3.30 parking spaces per 1,000 RSF of the Premises (the “Minimum Parking Amount”), Landlord shall provide, at Landlord’s sole cost and expense (subject to the provisions below should such costs cause a material adverse change to Landlord’s financial condition), a reasonable parking alternative (a “Reasonable Parking Alternative”) to Tenant for the deficiency, reasonably acceptable to Tenant. Tenant will not be unreasonable in not accepting a proposed Reasonable Parking Alternative if:

(a)           the proposed location is not a secure well lit lot;

(b)           the proposed location is more than five (5) miles by road to the Building;

(c)                                  if the proposed location is more than .3 miles from the Building, Landlord does not provide either a shuttle service or valet service reasonably acceptable to Tenant.

Any shuttle service provided by Landlord must be provided at such time and frequency as is acceptable to Tenant taking into consideration the working hours of its employees so as to not unreasonably inconvenience its employees. In the event that cost to be paid by Landlord to provide such shuttle or valet services (but not the alternative lots), is so excessive as to cause a material adverse change to Landlord’s financial condition, Landlord and Tenant will discuss Tenant’s sharing a portion of the excessive costs of such services or finding an alternative service (but not location) that is less excessively costly.

24.4        Should the parties be unable to agree on a Reasonable Alternate Parking Solution (after discussing possible alternatives) at least ninety (90) days prior to the loss of parking becoming physically effective then either party may submit such dispute to a court of competent jurisdiction. Notwithstanding anything to the contrary, Landlord shall have the right to re-stripe the Parking Lot if such restriping will yield additional parking spaces and would be in compliance with Requirements; provided that Landlord shall consult with Tenant and consider Tenant’s reasonable input prior to performing any restriping. No such restriping shall adversely affect Tenant or reduce the parking spaces from the number that existed immediately prior to such restriping.

24.5        So long as Tenant occupies more than fifty percent (50%) of the Building, Tenant shall have the right, at its sole cost and expense, to offer valet parking service to its employees Invitees and to designate a portion of the Parking Lot (or Parking Structure) for the exclusive use of such valet service, subject to Landlord’s reasonable approval as to the size and location of such portion. So long as Tenant occupies more than fifty percent (50%) of the Building, Landlord shall not offer any other tenants in the Building any “reserved” or priority parking spaces in the Parking Lot or Parking Structure.

24.6        Except for the  restrictions below in this Section 24.6 and in Section 24.7 below, no other provision of this Lease shall (i) prohibit Landlord from entering into any amendment or modification contemplated by the terms of the Parking Easement, (ii) prohibit Landlord from cooperating with the owner(s) of the Outparcels (as defined in the Parking Easement) with respect to any matter under the Parking Easement, including, without limitation, the construction and conveyance of the Parking Structure, or (iii) be a representation or warranty that the Outparcel Owner(s) are prohibited from entering into any amendments or modifications to the Parking Easement; provided however that Landlord agrees that it shall not waive any provision of the Parking Easement or execute any amendment or modification to the Parking Easement in any manner that would reduce the number of parking spaces available to the Building in the Parking Lot from 1,069 or change the location of the Parking Structure except as currently described in the Parking Easement; nor shall Landlord, as successor to the Parcel C Owner consent to “Permitted Additional Parking” without consulting with Tenant; provided however that such restrictions shall not act to, or require Landlord to default or breach any of its obligations under the Parking Easement. Further, Landlord shall use all commercially reasonable efforts permitted under the Parking Easement to obtain the maximum possible number of parking spaces in the Parking Lot (or in the Parking Structure if it comes into existence) at no additional cost to Landlord for use by the Building, including asserting the right to 1,305 parking spaces under the circumstances where such amount becomes possible. In the event that additional spaces are made available to the Building, Tenant shall be entitled to Tenant’s Proportionate Share of any such additional spaces.

24.7        Landlord agrees that is shall not modify, amend or waive any provisions of the Access Easement without Tenant’s consent which shall not be unreasonably withheld provided that Tenant shall be not to be deemed to be unreasonable from withholding its consent to any modification of the Access Easement or to any elimination of the Common Access Drives (as defined in the Access Easement) which would reduce the number of access points to Harkins Road and Ellin Road or which otherwise impede or interfere with convenient vehicular and pedestrian access to and from the Building and the Parking Lot or Parking Structure and Harkins Road and Ellin Road or would otherwise adversely impact Tenant.

ARTICLE XXV

GENERAL PROVISIONS

25.1        No Representations. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or the Building except as herein expressly set forth or the Work Agreement, and no right, privilege, easement or license is being acquired by Tenant except as herein expressly set forth.

25.2        No Joint Venture. Nothing contained in this Lease shall be construed as creating any relationship between Landlord and Tenant other than that of landlord and tenant. Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, use the name of the Building as Tenant’s business address after Tenant vacates the Premises.

25.3        Broker. Landlord and Tenant each warrants to the other that in connection with this Lease it has not employed or dealt with any broker, agent or finder, other than the Broker(s). Landlord acknowledges that Landlord shall pay any commission or fee due to the Broker(s) pursuant to a separate agreement. Pursuant to such separate agreement, a fee will be paid to Tenant’s Broker, as more particularly set forth in such agreement (including that Tenant’s Broker shall be paid fifty percent (50%) upon full execution of this Lease Agreement (provided that the cash security deposit is first paid or the Letter of Credit is first provided, as applicable) and fifty percent (50%) upon Tenant accepting full possession of each respective portion of the Premises over the course of the Lease Term; that no renewal commission shall be payable; and that any abatements shall be deducted from the rent that the commission payable to Tenant’s Broker is based upon). Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Tenant, with whom Tenant has dealt, or asserts any claim any claim for brokerage or other commissions by, through or under Tenant, other than the Broker(s).

25.4        Estoppel.

(a)           From time to time (but subject to Section 25.4(b) hereof) upon not less than twenty (20) days’ prior written notice, time being of the essence, Tenant and each subtenant, assignee, licensee or concessionaire or occupant of Tenant shall execute, acknowledge and deliver to Landlord and/or any other person or entity designated by Landlord, a written statement certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which the rent and any other charges have been paid; (c) whether or not to Tenant’s knowledge after reasonable inquiry, Landlord is in default in the performance of any obligation, and if so, specifying the nature of such default; (d) whether or not, to Tenant’s knowledge after reasonable inquiry, if Tenant has any defenses or claims against Landlord and/or any claims of offset against Landlord, and if so, specifying the nature of such defenses or claims; (e) the address to which notices to Tenant are to be sent; (f) that this Lease is subject and subordinate to all mortgages encumbering the Building or the Land; (g) that Tenant has accepted the Premises and that all work thereto has been completed (or if such work has not been completed, specifying the incomplete work); and (h) such other matters as Landlord may reasonably request regarding the Building or this Lease. From time to time (but subject to Section 25.4(b) hereof) upon not less than twenty (20) days’ prior written notice, time being of the essence, Guarantor shall (and Tenant shall cause Guarantor) to execute, acknowledge and deliver to Landlord and/or any other person or entity designated by Landlord, a written statement certifying: (a) that the Guaranty is unmodified and in full force and effect; (b) whether or not, to Tenant’s knowledge after reasonable inquiry, if Guarantor has any defenses or claims against Landlord and/or any claims of offset against Landlord, and if so, specifying the nature of such defenses or claims; (c) the address to which notices to Tenant are to be sent; and (d) such other matters as Landlord may reasonably request regarding the Building or this Lease. Any such statement may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any holder or prospective holder of a mortgage or any other person or entity. In the event that Tenant or Guarantor fails to timely delivery an estoppel hereunder, each Tenant and Guarantor appoints Landlord as Tenant’s attorney-in-fact (which appointment is coupled with an interest) to execute such estoppel on Tenant’s behalf.

(b)           The parties agree that requests for a statement pursuant to Section 25.4(a) shall not be made more frequently than twice in any twelve (12) month period provided that in connection with a financing or sale of the Building or any interest therein (a “Capital Transaction”) such requests can be made an additional two (2) times in any twelve (12) month period (for a maximum of four (4) times in such twelve month period). Notwithstanding the foregoing, during the continuation of an Event of Default, Landlord may request such statements on a monthly basis.

(c)           From time to time upon not less than twenty (20) days’ prior written notice, Landlord shall execute, acknowledge and deliver to Tenant a written statement certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which the rent and any other charges have been paid; (c) whether or not to Landlord’s actual knowledge, Tenant is in default in the performance of any obligation, and if so, specifying the nature of such default; (d) the address to which notices to Tenant are to be sent; and (e) such other matters as Tenant may reasonably request regarding the Building or this Lease. Any such statement may be relied upon by Tenant or any of Tenant’s lenders.

25.5        Fire Stairs. Subject to the provisions of this Lease and applicable Requirements, Tenant shall have the non-exclusive right to use the Building’s fire stairs for walking between its contiguous full floors in order to obtain access to the Premises. In using said stairs, Tenant shall comply with the terms of this Lease as well as any applicable Requirements. Tenant, at its sole cost and expense, shall have the right to upgrade lighting and finishes in the fire stairway subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, delayed or conditioned. Landlord shall maintain the fire stair doors and ensure compliance of the fire stairs with applicable Requirements at Landlord’s cost and expense (which shall be part of Operating Expenses). Tenant shall have the right, at Tenant’s sole cost and expense, to install security access system between the fire stairs and any Tenant-exclusive floors in the Building, provided that Tenant obtains any necessary approvals, and operates and maintains such security system, in accordance with applicable Requirements.

25.6        WAIVER OF JURY TRIAL; SERVICE OF PROCESS VENUE. LANDLORD, TENANT, AND ALL GENERAL PARTNERS EACH WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. TENANT CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT THE PREMISES; LANDLORD AND TENANT EACH WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE BUILDING IS LOCATED, AND WAIVES ANY RIGHT, CLAIM OR POWER, UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

25.7        Notices. All notices or other communications required under this Lease shall be in writing and shall be deemed duly given and received when delivered in person (with receipt therefor), on the next Business Day after deposit with a recognized overnight delivery service, or on the second day after being sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (a) if to Landlord, at each of the Landlord Notice Addresses specified in Article I, with a copy to McCandlish Lillard, 11350 Random Hills Road, Suite 500, Fairfax, Virginia 22030, Attention: C. Vincent Leon-Guerrero, Esq.; (b) if to Tenant, at the

Tenant Notice Address specified in Article I. Either party may change its address for the giving of notices by notice given in accordance with this Section. If Landlord or the holder of any mortgage notifies Tenant that a copy of any notice to Landlord shall be sent to such holder at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of each such notice to such holder, and no such notice shall be considered duly sent unless such copy is so sent to such holder. Any such holder shall have the rights set forth in Section 21.4. Any cure of Landlord’s default by such holder shall be treated as performance by Landlord.

25.8        Severance. Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby. Nothing contained in this Lease shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate allowed by law.

25.9        General Rules of Interpretation. Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require such substitution.

25.10      Successors and Assigns. The provisions of this Lease shall be binding upon and inure to the benefit of the parties and each of their respective representatives, successors and assigns, subject to the provisions herein restricting assignment or subletting.

25.11      Entire Agreement. This Lease and the Transfer Agreement contain and embody the entire agreement of the parties hereto and supersede all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings, suggestions and discussions, whether written or oral, between the parties hereto. Any representation, inducement, warranty, understanding or agreement that is not expressly set forth in this Lease shall be of no force or effect. This Lease may be modified or changed in any manner only by an instrument signed by both parties. This Lease includes and incorporates all Exhibits attached hereto.

25.12      Successor Landlord. Landlord shall have the right to freely assign this Lease (and all of its rights and obligations hereunder) and the Guaranty at any time without notice to or consent of Tenant. In the event of any transfer or transfers of Landlord’s interest in the Premises, the transferor and its successors and assigns shall automatically shall be relieved of any and all obligations on the part of Landlord accruing from and after such assignment or transfer. Should Landlord effectuate a transfer of any kind, Tenant shall be required to cooperate in all necessary coordination with such transferee, including providing a replacement Letter of Credit.

25.13      Jurisdiction. This Lease shall be governed by the Requirements of the jurisdiction in which the Building is located. There shall be no presumption that this Lease be construed more strictly against the party who itself or through its agent prepared it, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had the opportunity to consult legal counsel before the execution of this Lease.

25.14      Headings. Headings are used for convenience and shall not be considered when construing this Lease.

25.15      No Offer. The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

25.16      Time of Essence. Time is of the essence with respect to each of Tenant’s and Landlord’s obligations hereunder.

25.17      Counterpart. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document. Faxed signatures shall have the same binding effect as original signatures.

25.18      Memorandum of Lease. Neither Landlord nor Tenant shall record this Lease or any memorandum thereof.

25.19      Survival. Tenant’s liabilities and obligations with respect to the period prior to the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

25.20      No Representation. Landlord’s review, approval and consent powers (including the right to review plans and specifications) are for its benefit only. Such review, approval or consent (or conditions imposed in connection therewith) shall be deemed not to constitute a representation concerning legality, safety or any other matter.

25.21      Surrender. At the expiration or earlier termination of the Lease Term, Tenant shall deliver to Landlord all keys and security cards to the Building and the Premises, whether such keys were furnished by Landlord or otherwise procured by Tenant, and shall inform Landlord of the combination of each lock, safe and vault, if any, in the Premises.

25.22      Duly Executed. Each of Landlord and Tenant and the person executing and delivering this Lease on Landlord’s or Tenant’s behalf represents and warrants that such person is duly authorized to so act; that each of Landlord and Tenant, as applicable, is duly organized, is qualified to do business in the jurisdiction in which the Building is located, is in good standing under the Requirements of the state of its organization and the Requirements of the jurisdiction in which the Building is located, and has the power and authority to enter into this Lease; and that all action required to authorize Landlord and Tenant, as applicable, and such person to enter into this Lease has been duly taken.

25.23      OFAC. Each of Landlord and Tenant, each as to itself, hereby represents its compliance with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”). Each of Landlord and Tenant further represents (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.

25.24      Guarantor’s Financials.

(a)           Within ten (10) Business Days after Landlord’s request Tenant shall deliver to Landlord Guarantor’s most recent audited financial statements. Landlord agrees to hold the financial statements and other such additional information subject to customary confidentiality conditions. Tenant warrants that all such financial information heretofore and hereafter submitted is and shall be correct and complete.

(b)           Notwithstanding the foregoing, so long as Guarantor’s audited annual financial statements are publically filed, Tenant shall have no obligation to comply with the requirements of Section 25.24(a).

25.25      Force Majeure Event. If, by reason of: (i) strikes or other labor troubles, not caused by an act or omission of the party claiming the benefit of such delay (a “Claimant”) or any affiliate of such Claimant or any contractors hired by such Claimant or an affiliate of such Claimant (a “Claimant Act”) (ii) governmental prohibitions, preemptions, restrictions or other controls, (iii) any Requirement compliance which is not required because of Claimant Act (but not normal and customary delays of governmental or regulatory authorities in issuing permits and certificates, inspecting work or closing permits), (iv) shortages of fuel, supplies or labor not caused by a Claimant Act, (v) acts of God or the elements (such as tornado, hurricane, flood, snow, etc. and abnormally inclement weather for the season), (vi) civil commotion, acts of war, terrorism or the public enemy, (vii) fire or other casualty or catastrophe, (viii) accidents not caused by a Claimant Act, or (ix) any other cause beyond Claimant’s reasonable control but specifically excluding, however, (A) weather conditions that are reasonably foreseeable as to frequency, duration and severity in their season of occurrence, (B) financial inability, or (C) reasonably foreseeable field conditions (each of the events described in the preceding clauses being herein referred to as an “Force Majeure Event,” and, collectively, “Force Majeure Events”), the observance, performance or compliance with, any non-monetary obligation (i.e., any obligation other than the obligation to pay a sum of money) on the part of Claimant to observe, perform or comply with, is prevented or delayed, including the inability to supply, provide or furnish, or a delay in supplying, providing or furnishing, any service expressly or implicitly to be supplied, provided or furnished, or the inability to make, or a delay in making, any alteration, decoration, installation, improvement, repair, addition or other physical change in, to or about the Premises or any other portion of the Building, or the inability to supply, or a delay in supplying, any equipment, fixtures or other materials, then, for so long as the Claimant shall be unable to observe, perform or comply with, or shall be delayed in the observance, performance or compliance with, any such non-monetary obligation, this Lease and Tenant’s obligation to pay rent hereunder and Landlord’s or Tenant’s, as applicable, obligation to observe, perform and comply with all of the other obligations on their respective parts to observe, perform or comply with, shall in no way be affected, impaired or excused, and, except as otherwise expressly provided to the contrary in this Lease, the Claimant’s obligation to observe, perform or comply with any such non-monetary obligation shall be excused for the period during which the Force Majeure Event prevents or delays such observance, performance or compliance. For purposes of this Lease, Force Majeure Events shall be deemed to exist only after the date that the applicable Claimant notifies the other party in writing of such delay. After such initial notification, the Claimant shall promptly after request of the other party (made no more often than once every ten (10) days) notify the other party of the status of such delay. Each party shall use all commercially reasonable efforts to mitigate the delay caused by any event of Force Majeure Event to the extent reasonably commercially practicable, but, without the necessity of employing overtime labor unless such party elects to do so within its sole discretion or unless the other party elects to pay for such overtime labor. Each party shall provide the other with notice of any occurrence of Force Majeure Event as soon as reasonably practicable as a condition to such party claiming any extension of time under this Lease (including without limitation under the Work Agreement) due to Force Majeure Event. A Force Majeure Event shall be deemed not to occur until the Claimant delivers the other party notice of the Force Majeure Event. Under no circumstances shall the non-payment of money or a failure attributable to a lack of funds be deemed to be (or to have caused) an event of Force Majeure Event.

25.26      Contests.

(a)           Tenant may, at its expense contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises, of any Requirement with which Tenant is obligated to comply pursuant to the provisions of this Lease, and Landlord shall cooperate with Tenant in such proceedings, provided that:

(i)            Landlord shall not be subject to criminal penalty or to prosecution for a crime nor shall the Premises or any part thereof be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest;

(ii)           Tenant shall defend, indemnify and hold harmless Landlord from and against any and all actions, proceedings, claims, deficiencies, judgments, suits, losses, obligations, penalties, liabilities, damages, costs and expenses (including court costs and reasonable legal fees and disbursements) which Landlord shall suffer by reason of such non-compliance or contest;

(iii)          such non-compliance or contest shall not constitute or result in any violation of any superior lease or superior mortgage, or if such superior lease and/or superior mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and

(iv)          Tenant shall keep Landlord advised as to the status of such proceedings.

(b)           Without limiting the application of subsection (a)(i) above thereto, Landlord shall be deemed subject to prosecution for a crime within the meaning of said subsection, if Landlord, or any officer, director, partner, member, principal or employee of Landlord individually, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or such officer, director, partner, member, principal or employee (as the case may be) is required to plead or answer thereto.

ARTICLE XXVI

RENEWAL

26.1                        Renewal Term. So long as (i) there exists no uncured Event of Default by Tenant, and (ii) this Lease is still in full force and effect, Tenant shall have the right, exercisable at Tenant’s option, to renew the term of this Lease for two (2) successive terms of five (5) years for all of the then Premises demised under this Lease as of the exercise of the applicable option or less than all such space provided that Tenant renews at least fifty percent (50%) of the Premises originally demised by this Lease (including any Must Take Expansion Premises). If exercised, and if the conditions applicable thereto have been satisfied, the first renewal term of this Lease (the “First Renewal Term”) shall commence immediately following the end of the initial Lease Term and the second renewal term of this Lease (the “Second Renewal Term”) shall commence immediately following the end of the First Renewal Term. (Collectively the First and Second Renewal Terms shall be referred to herein as the “Renewal Terms”.) The rights of renewal herein granted to Tenant are personal to Named Tenant and any Threshold Successor of Named Tenant (and may not be exercised by any other transferee, assignee or subtenant of original Tenant) and shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

(a)                                 Tenant shall exercise an option for a Renewal Term by providing Landlord irrevocable written notice no later than eighteen (18) months prior to the expiration of the then-current term of this Lease that it desires to exercise its right of renewal for a Renewal Term (the “Renewal Notice”) for the portion of the Premises as described in the Renewal Notice (the “Renewed Premises”).

(b)                                 All terms and conditions of this Lease shall remain in full force and effect during the Renewal Terms, except that commencing on the first (1st) day of such Renewal Term, the Per RSF Base Rent for Renewed Premises for such Renewal Period shall be equal to the greater of (1) the Per RSF Base Rent in effect for the prior Lease Year, as escalated, and (2) ninety-five percent (95%) of the Fair Market Rent for the RSF of the Renewed Premises, as determined in accordance with the process set forth in Section 26.2 below (the “Renewal Term Base Rent”); provided however that in no event shall the Per RSF Base Rent for a Renewal Term be less than the Per RSF Base Rent in effect for the prior Lease Year, as escalated and no Per RSF Base Rent shall be allocated to the Excluded RSF.

(c)                                  The Per RSF Base Rent, as adjusted at the commencement of the Renewal Terms, shall continue to escalate annually on the first day of each Lease Year, in accordance with Section 4.3 of this Lease.

(d)                                 If there exists an uncured Event of Default under this Lease on the date Tenant sends a Renewal Notice or at any time thereafter until a Renewal Term is to commence, at Landlord’s election, such Renewal Term shall not commence.

(e)                                  Tenant’s right of renewal with respect to a Renewal Term shall lapse and be of no further force or effect if Tenant fails to timely provide a Renewal Notice. If Tenant’s right of renewal with respect to a Renewal Term lapses for any reason, then Tenant’s right of renewal with respect to any subsequent Renewal Term shall automatically lapse and be of no further force or effect.

(f)                                   An amendment confirming exercise of each applicable Renewal Term and specifying the Per RSF Base Rent adjustment for such Renewal Term shall be executed by Landlord and Tenant within thirty (30) days after the determination of the Per RSF Base Rent for such Renewal Term, after conclusion of the process set forth in Section 26.2.

26.2                        Fair Market Rent. Tenant and Landlord agree to negotiate for thirty (30) days after receipt by Landlord of the Renewal Notice for the applicable Renewal Term (the “Negotiating Period”) to determine Fair Market Rent for purposes of this Section 26.2 based on the following factors: the stated or quoted Per RSF Base Rent (base rent, including renewal free rent/abatement) that would be received by landlords renting space of quality, size and location comparable to the Premises in comparable buildings in the Landover/Lanham submarket for a five (5) year renewal term, adjusted to reflect the additional rent provided herein, and taking into account all other relevant factors (the “Factors”). If the parties are unable to agree on Fair Market Rent for purposes of this Section 26.2 during the Negotiating Period, then the Fair Market Rent shall be determined as follows:

(a)                                 Within ten (10) days of the Negotiating Period, Landlord and Tenant shall each appoint an appraiser (as defined below) to determine the fair market rent. Each appraiser shall deliver to Landlord and Tenant its written report conforming to USPAP (Uniform Standards of Professional Appraisal Practice) setting forth its determination of fair market rent based on the Factors (respectively, “Landlord’s FMV” and “Tenant’s FMV”). If the fair market rent of the two (2) appraisers are within five percent (5%) of one another, the “Fair Market Rent” under this Section 26.2 shall be the average of the two (2) appraised values. If the fair market rents are not within five percent (5%) of one another, then the two (2) appraisers shall choose an independent third appraiser within ten (10) days after delivery of their respective reports. If the two (2) appraisers cannot agree on the appointment of the third appraiser within such time, the parties shall thereupon make application to the American Institute of Real Estate Appraisers to appoint a third appraiser. If the American Institute of Real Estate Appraisers does not act within thirty (30) days, the parties shall make application to the Circuit Court for Prince George’s County, Maryland to appoint such third appraiser. The third appraiser (“Third Appraiser”) shall be directed to issue a written appraisal conforming to USPAP the fair market rent of the Premises based on the Factors. The final “Fair Market Rent” under this Section 26.2 shall be the either Landlord’s FMV or Tenant’s FMV, as selected by the Third Appraiser.

(b)                                 All appraisers shall be members of the American Institute of Real Estate Appraisers (MAI) who are familiar with appraisal procedures and have at least ten (10) years’ experience in the Prince George’s County Maryland commercial real estate rental market.

(c)                                  Each party shall bear the costs of its own appraiser. The cost of the Third Appraiser, if incurred, shall be borne equally by the parties.

(d)                                 Landlord and Tenant shall each act in a commercially reasonable fashion throughout the process of determining the Fair Market Rent.

(e)                                  Upon the determination of the Fair Market Rent as provided above, the Fair Market Rent for the applicable Renewal Term shall be adjusted as provided in Section 26.1(a).

(f)                                   Upon the determination of the Renewal Term Base Rent for an applicable Renewal Term, Landlord and Tenant will enter into a confirmation certificate setting for the Renewal Term Base Rent for the applicable Renewal Term.

ARTICLE XXVII

ROOF RIGHTS AND ROOF TERRACE

27.1                        Roof Access. Subject to the terms and conditions of this Lease and the Roof Access Agreement attached hereto as Exhibit H, during the Lease Term Tenant, at Tenant’s sole cost and expense, but without any additional rental therefor, shall have continuous access to and use of the Building roof, subject to local governmental codes and other Requirements, for the installation and maintenance of its communication and HVAC equipment.

27.2                        Roof Terrace. Tenant shall have sole and exclusive use of the roof top “penthouse” and the exterior portions of the roof; provided that Landlord shall have the right to use and access the Roof Terrace to perform or exercise any of its rights under this Lease. Subject to Landlord’s reasonable approval (not to be unreasonably withheld, conditioned or delayed), and; provided that both Landlord and Tenant reasonably agree that the same is feasible and will not cause any material damage or degradation of value to the Building or Building Systems, Tenant shall have the right to install a deck on the roof of the Building (the “Roof Terrace”), at Tenant’s sole cost and expense, in a mutually agreeable location and based on mutually agreeable dimensions for the deck. At Tenant’s request, Landlord agrees to contract for the installation and maintenance of the Roof Terrace; provided that Landlord and Tenant mutually agree on the terms and procedures for payment of the same by Tenant. The construction of the Roof Terrace shall be governed by Article IX (Alterations) hereof; provided that at all times all work on the roof shall be controlled and supervised by Landlord, at Tenant’s cost and expense. In no event shall Tenant make or cause to be made any penetration through the roof without the prior written reasonable consent of Landlord. Should Landlord consent to Tenant’s penetration through the roof, Tenant shall use Landlord’s roofing contractor to repair or re-flash Tenant’s roofing penetrations. Tenant shall deliver to Landlord a certification letter from such roofing contractor stating that all roof repairs and penetrations have been made in compliance with the roof warranty. Tenant’s right to install the Roof Terrace shall be subject to applicable Requirements, as well as Landlord’s review and reasonable approval of Tenant’s plans and specifications therefor. Following construction of the Roof Terrace, provided the rentable square footage of the Premises does not fall below the rentable square footage of the Initial Premises as of the Effective Date (in which event, at Landlord’s election, such right shall be non-exclusive, in common with other tenants of the Building), Tenant shall have the exclusive right to use the Roof Terrace, in accordance with all rules and regulations adopted by Landlord, in its reasonable discretion, in connection therewith. Tenant shall indemnify and hold Landlord harmless from any claims, injury or damage that results from Tenant’s installation and use of the Roof Terrace, however, Tenant shall either carry or reimburse Landlord for the appropriate insurance addressing such rooftop installation. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to remove the Roof Terrace at the expiration or earlier termination of the Lease Term, provided such Roof Terrace has been maintained by Tenant and is in good condition, reasonable wear and tear accepted.

ARTICLE XXVIII

AMENITY SPACE

28.1                        Amenity Space.

(a)                                 Landlord shall allocate a portion of the first floor of the Building as the Amenity Space, which shall be comprised of: (x) the area of the existing kitchen area located in the Amenity Space, together with the existing space adjacent thereto, as an food hall/deli, serving hot and cold food, having a general store style concept (the “Food Hall/Deli” and such area, the “Food Service Area”), to the extent permitted by applicable Requirements; and (y) the existing auditorium located on the Amenity Space for auditorium use (the “Auditorium”). Tenant shall have the right, at Tenant’s sole cost and expense, to install audio-visual and/or sound equipment in the Auditorium, provided that Landlord shall have no liability for any damage or loss to any such equipment.

(b)                                 The costs of operating and maintaining the Food Hall/Deli once it is constructed by Landlord as required in Section 2.3 shall be the sole responsibility of Landlord (or the third party operator(s) that Landlord engages to operate the Food Hall/Deli (the “Operator”)). Landlord shall be responsible for engaging the Operator to operate the Food Hall/Deli, subject to Tenant’s reasonable approval; Tenant shall be responsible for engaging third party operators for all other amenities within the Amenity Space. Landlord acknowledges that the food offerings, quality and experience are important to the Tenant and its employees. Landlord will use commercially reasonable efforts to ensure that the Operator takes Tenant’s needs and preferences into account in its culinary offerings and that Tenant has reasonable influence over such culinary offerings. Landlord shall endeavor to have the Operator commence operations within the Food Hall/Deli upon completion of the Food Hall/Deli, subject to extension attributable to Tenant Delay and Unavoidable Delay (as limited by Section 3.3(f)). There shall be no obligation for the Landlord to maintain or subsidize the operation of the Food Hall/Deli if Tenant and its employees/visitors do not generate sufficient demand for such business to be reasonably viable (meaning such operations will not economically “breakeven”) in the Building; provided however if Landlord intends to cease operations in the Food Hall/Deli pursuant to the foregoing, Landlord shall give Tenant at least thirty (30) days prior notice and Tenant shall have the right, at its sole cost and expense, to operate, or to engage an operator to operate, the Food Hall/Deli for the benefit of Tenant and any other tenants in the Building. Following development/renovation thereof in accordance with Sections 2.3 and 9.1 herein above, other tenants, Tenant and only its employees who maintain offices in the Building shall be entitled to use the Amenity Space, on a non-exclusive basis, in accordance with reasonable rules and regulations related thereto as provided by Landlord from time to time, during the 2U Building Hours on Business Days.

Notwithstanding the foregoing, Tenant may arrange for food trucks (“Food Trucks”) to operate in proximity to the Building, provided that:

1.                                      The Food Trucks do not locate within or otherwise interfere with parking, fire lanes or other areas reasonably designated by Landlord;

2.                                      The Food Trucks be subject to any applicable municipal and other regulatory approvals and shall operate in compliance with all applicable restrictions and rules;

3.                                      The Food Trucks shall be subject to any other reasonable rules and regulations imposed by Landlord; and

4.                                      The Food Trucks shall be subject to compliance with any other applicable third party restrictions.

(c)                                  All costs of operating and maintaining the Auditorium (including, any subsequent staffing as necessary to effectively operate the Auditorium) to the extent not attributable to use by a specific tenant, including Tenant, may be included in Operating Expenses to the extent such costs are not excluded from Operating Expenses (in accordance with the terms hereof).

28.2                        Additional Amenities. In addition to the aforesaid amenities, Landlord shall allow Tenant, at Tenant’s expense, to install amenities for Tenant’s employees, of a nature and in an area which shall be acceptable by Landlord, within the Premises. Landlord shall have the right to approve (acting reasonably) Tenant’s proposed amenities. In addition, notwithstanding anything to the contrary contained herein, Landlord, at Landlord’s sole discretion, shall have the right to request that Tenant restore said amenity area(s) to the same condition at the time of delivery of said area(s) at the time of approval of proposed amenities, prior to the expiration or earlier termination of this Lease.

ARTICLE XXIX

EXPANSION RIGHTS

29.1                        Right of First Refusal.

(a)                                 Tenant shall have the following expansion rights with respect to the full third (3rd) floor, and the full fourth (4th) floor of the Building (each of the third (3rd) floor and the fourth (4th) floor, an “Expansion Premises”). Commencing on the Effective Date, Tenant may, at any time and from time to time, lease the ROFR Premises pursuant to the ROFR Procedure (as defined below).

(b)                                 The term “ROFR Procedure” shall mean:

1.                                      Landlord shall notify Tenant once Landlord and a bona fide prospect (the “Prospect”) have had ongoing substantive discussions (i.e., as evidenced by Landlord’s receipt of a bona fide and substantive written counter proposal from the

Prospect that is acceptable to Landlord) (the “Offer”), to lease all or any portion of any Expansion Premises; provided that the Offer (as described in the Offer, the “ROFR Premises”) must at a minimum contain the following terms in clear and unambiguous language: base rent, rent concessions, work allowance, condition of the ROFR Premises upon delivery by Landlord, Landlord’s work;

2.                                      All other terms and conditions (except for the Lease Term, rent and the additional rent, which shall be as set forth below) with respect to the ROFR Premises shall be equal to the terms set forth in the Offer;

3.                                      For a period of ten (10) Business Days after receipt of any such notice from Landlord, Tenant shall have the right to elect to lease the ROFR Premises from Landlord upon the terms and conditions set forth in the Offer, commencing on the date the ROFR Premises is available as set forth in the terms and conditions set forth in the Offer. In the event Tenant agrees to lease the ROFR Premises within such ten (10) Business Day period, for an additional five (5) Business Day period, Landlord and Tenant shall negotiate and execute an amendment to this Lease indicating the location and configuration of the ROFR Premises. The RSF of full floors and the increase to Tenant’s Proportionate Share shall be as set forth in the Measurement Schedule and the RSF of partial floors and the increase to Tenant’s Proportionate Share shall be determined in the process described in the definition of “RSF.” Landlord shall promptly notify Tenant in writing of the measurement, and verification by Tenant’s architect shall be completed within ten (10) days after Landlord’s notice. If Tenant rejects the ROFR Premises or the five (5) Business Day period expires, Landlord may lease the ROFR Premises to the Prospect;

4.                                      In no event shall Tenant have the right to lease less than all of the ROFR Premises designated by Landlord;

5.                                      Tenant shall be obligated to pay additional rent with respect to the ROFR Premises in accordance with the provisions of Article V of this Lease;

6.                                      The term of the lease for the ROFR Premises shall be coterminous with the Lease Term;

7.                                      No abatements, allowances or other concessions shall apply with respect to any ROFR Premises except as otherwise set forth in the Offer;

8.                                      The rent for the ROFR Premises shall be the same as the Per RSF Base Rent then in effect for the Premises; and

9.                                      If the Prospect does not enter into a lease for the ROFR Premises within one hundred eighty (180) days of the Offer, if the Offer is modified in any material respect or if a new Offer is tendered to Landlord, then Landlord shall follow the ROFR Procedure with respect to such modified or new Offer.

(c)                                  If an Event of Default by Tenant has occurred and is continuing beyond any applicable notice and cure period, on the date Landlord’s notice is given to Tenant by

Landlord or at any time thereafter but prior to the commencement of the term any expansion space and if such Event of Default is not cured within the applicable notice and cure period, if any, provided in this Lease, then, at Landlord’s option, Tenant’s right to lease the ROFR Premises shall lapse and be of no further force or effect.

ARTICLE XXX

METROPLEX II ASSUMPTION

30.1                        Metroplex Lease.

(a)                                 Guarantor currently leases 65,681 square feet (“Metroplex Premises”) under a lease for certain premises at 8201 Corporate Drive, Landover, MD that expires July 31, 2018 (“Metroplex Lease”). The current rent per square foot under the Metroplex Lease ranges from $24.83 per rentable square foot to $27.46 per rentable square foot. Guarantor represents and warrants to Landlord that as of the date hereof (a) Guarantor has delivered to Landlord a true, correct and complete copy of the Metroplex Lease, including all addenda, amendments or modifications thereto and all such amendments or modifications are listed on Exhibit M attached hereto, (b) the Metroplex Lease is in full force and effect and there are no defaults beyond applicable notice and cure periods that have occurred thereunder that remain uncured, (c) the Metroplex Lease has not been modified or amended, except by any amendments referenced above, (d) the Metroplex Lease comprises the entire agreement between Guarantor and Metroplex regarding the Metroplex Premises, (e) the Metroplex Premises contains approximately 65,681 rentable square feet of office space, (f) the Metroplex Lease expires on July 31, 2018, and (g) the base rental obligations due for the remaining term of the Metroplex Lease (as of the date hereof) are set forth on Exhibit M attached hereto (“Metroplex Rent”). Guarantor shall indemnify, hold harmless and defend Landlord from and against any and all claims arising out of a breach of the representations and warranties set forth in this Article XXX.

(b)                                 Landlord represents that it has thoroughly reviewed the Metroplex Lease and understands its obligations as a subtenant thereunder.

30.2                        Takeover

(a)                                 Simultaneously with the execution of this Lease, Landlord, as subtenant, and Guarantor, as sublandlord, will enter into sublease of the Metroplex Lease substantially in the form of Exhibit P (the “Takeover Sublease”) provided that, as provided in the Takeover Sublease, the effectiveness of the Takeover Sublease shall be subject to the parties obtaining the consent of the landlord under the Metroplex Lease (the “Metroplex Landlord”) to the Takeover Sublease. Each of Landlord and Guarantor shall use all commercially reasonable efforts to obtain the consent of the Metroplex Landlord to the Takeover Sublease. Landlord shall provide to Metroplex Landlord information and materials (i.e., financial statements) it reasonably requests in connection with its consideration of the Takeover Sublease and Landlord. If requested by the Metroplex Landlord, Landlord shall provide a reasonable cash security to Metroplex Landlord, provided that the Metroplex Cap (as such term is defined below) shall be reduced by the amount of such cash security until such cash security is either returned to Landlord or Metroplex

Landlord draws on such cash security as the result of a default by Landlord under the Metroplex Lease, at which time, such amount shall be added back to the Metroplex Cap.

(b)                                 This Lease and Tenant’s obligations hereunder shall not be contingent on the Metroplex Landlord agreeing to or consenting to the Takeover Sublease. However, if Guarantor and Landlord are not able to obtain the consent of the Metroplex Landlord to the Takeover Sublease for reasons other than Landlord’s failure to use commercially reasonable efforts to obtain the consent of the Metroplex Landlord, as provided above, within one hundred twenty (120) days after submission of the Takeover Sublease, together with submission of all additional items pursuant to Section 30.2(a) above, if requested, then (x) the Takeover Sublease shall be void and of no further force and effect (in accordance with its terms), however, pursuant to this Lease, Landlord shall remain obligated to make timely monthly payments of the Metroplex Rent up to a cap of $2,850,000.00 (the “Metroplex Cap”) directly to Guarantor as set forth in the Takeover Sublease, as and when payable under the Metroplex Lease, which payments shall commence on the Lease Commencement Date, and (y) Guarantor and Landlord shall use commercially reasonable efforts to find a third-party subtenant acceptable to Guarantor and Metroplex Landlord, each in their sole discretion (“New Subtenant”). If Guarantor and Landlord are able to find such a New Subtenant, and such New Subtenant enters into a sublease of the Metroplex Lease with Guarantor, the actual payments by New Subtenant under such sublease attributable to Metroplex Rent shall be paid to Guarantor by such New Subtenant, and Landlord’s monthly payment of the Metroplex Rent shall be reduced by the monthly payment of Metroplex Rent actually received by Guarantor from such New Subtenant.

(c)                                  In connection with an sale of the Building by Landlord, (i) if the Takeover Sublease is still in effect having been consented to by Metroplex Landlord, provided that Landlord has not subleased or licensed the Metroplex Premises to another unaffiliated occupant, then the Takeover Sublease shall terminate simultaneously with the sale of the Building and Landlord shall prepay in one lump sum the remaining balance of the Metroplex Rent payable by Landlord up to the Metroplex Cap or (ii) if the Takeover Sublease has been voided because Metroplex Landlord did not consent to the Takeover Sublease, then Landlord shall have the option, upon the sale of the Building, to prepay in one lump sum the remaining balance of the Metroplex Rent payable by Landlord up to the Metroplex Cap.

30.3                        Default. The parties agree that a default by Landlord or Guarantor under the Takeover Sublease shall not be a default by Landlord or Tenant hereunder and any claims or judgments in favor of either Landlord or Guarantor under the Takeover Sublease shall be pursued separately and neither party shall be entitled to set-off any such claims or judgments against such party’s obligations or liabilities under this Lease or the Guaranty.

ARTICLE XXXI

NON-COMPETITION

31.1                        Non-Competition.

(a)                                 Landlord covenants that during the Lease Term, Landlord shall not lease any space in the Building, or grant any signage rights in or on the Building to any of the companies lists on Exhibit L (and any successors or assigns thereto) (each such company, a “Competitor” and such restrictions, the “Competitor Restrictions”). So long as any of the Competitor Restrictions are in effect, Landlord shall (i) obtain in any lease or occupancy agreement in the Building entered into after the Effective Date a covenant not to assign, sublease, license or otherwise transfer the same to any Competitor in violation of this paragraph, (ii) promptly remove any signage in violation of the Competitor Restriction, and (iii) use its commercially reasonable efforts (including diligently seeking summary dispossess or eviction proceedings or seeking other injunctive relief) to enforce the Competitor Restrictions under any such lease entered into after the Effective Date (collectively, “Competitor Covenants”).

(b)                                 If Landlord breaches a Competitive Restriction or fails to enforce a Competitor Covenant or Tenant reasonably believes that Landlord will breach a Competitor Restriction or not enforce a Competitor Covenant, Tenant shall have the right to exercise any and all rights and all remedies at law or in equity, against Landlord, and at Tenant’s option, the applicable tenant or proposed tenant (or subtenant or proposed subtenant) to enjoin such breach or anticipated breach. In addition to the foregoing (and not in limitation thereof), Tenant shall have the right to bring an action in Landlord’s name, at Landlord’s cost and expense, to enforce the Competitor Restrictions against any tenant or occupant of the Building who may be in violation of such Competitor Restrictions as incorporated into its lease or occupancy agreement, provided that Tenant first obtains a final judgment concluding that Landlord failed to act in accordance with its obligations under this Section and thereafter Landlord fails to take and pursue such actions as are necessary to correct Landlord’s failure within fifteen (15) days of such determination and continuously prosecute such actions to completion.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord, Tenant and Guarantor have executed this Lease under seal as of the day and year first above written.

WITNESS/ATTEST:	LANDLORD:

LANHAM OFFICE 2015 LLC, a Delaware limited liability company

	By:	(SEAL)
Name:	Name:
Title:

WITNESS/ATTEST:	TENANT:

2U HARKINS ROAD LLC, a Delaware limited liability company
	By:	[SEAL]
Name:	Name:
Title:

GUARANTOR:

WITNESS/ATTEST:	Guarantor is executing this Lease solely for the purpose of agreeing to be bound by the provisions of Article XXX hereof.

2U, INC., a Delaware corporation

	By:	[SEAL]
Name:	Name:
Title:	Title:

1

EXHIBIT A

PLAN SHOWING PREMISES

Attached.

A-1

EXHIBIT B

WORK AGREEMENT

B-1

EXHIBIT B

WORK AGREEMENT

This Exhibit (“Work Agreement”) is attached to and made a part of that certain Lease Agreement dated as of December 23, 2015 (the “Lease”), by and between LANHAM OFFICE 2015 LLC, a Delaware limited liability company (“Landlord”), and 2U HARKINS ROAD LLC, a Delaware limited liability company (“Tenant”). Terms used but not defined in this Work Agreement shall have the meaning ascribed to them in the Lease.

1.1                               Definitions.

“2nd Floor Build-Out Work” is defined in Section 1.3(d) below.

“2nd Floor Plan” is defined in Section 1.5(d) below.

“AAA” means the American Arbitration Association and any successors thereto.

“Amenity Space Plan” is defined in Section 1.5(d) below.

“Amenity Space Renovations Work” is defined in Section 1.3(e) below.

“Anticipated Date of Substantial Completion” is defined in Section 1.9(a) below.

“Approved Change Order” is defined in Section 1.5(f) below.

“Approved Architect” means an architect of good reputation and experience with projects similar to the project contemplated by this Work Agreement and the Lease, fully insured and bondable, licensed as an architect in Prince George’s County, Maryland, and reasonably acceptable to Landlord and Tenant. Both Landlord and Tenant agree that Heather Nevin of Gensler satisfies the above criteria and is designated an Approved Architect. So long as no Event of Default has occurred and is then continuing, Landlord shall not replace Heather Neven (and Gensler) as the Approved Architect for the Lobby Renovations Work or the Amenity Space Renovations Work without Tenant’s consent, to be withheld in Tenant’s sole discretion but Landlord may replace Heather Nevin and Gensler at any time with respect to the Demolition Work and the Base Building Condition Work.

“Approved Examiner” means a certified public accountant or other qualified professional who is a member of a reputable, independent certified public accounting firm or other reputable, qualified professional services firm having at least fifty (50) accounting professionals who are certified public accountants and who is mutually acceptable to Landlord and Tenant; provided that if Landlord and Tenant are unable to agree upon an Approved Examiner then Landlord and Tenant shall each appoint a certified public accountant and each appointee shall appoint a single certified public accountant or other qualified professional meeting the qualifications set forth above to be the Approved Examiner. Each of Landlord and Tenant shall bear the costs of its appointee hereunder and share equally the costs of the Approved Examiner.

“Approved GC Contract” is defined in Section 1.6(b)(i) below.

“Approved General Contractor” means a general contractor of good reputation and experience with projects similar to the project contemplated by this Work Agreement and the Lease, fully insured and bondable, licensed as a general contractor in Prince George’s County, Maryland, and

Ex.B-1

reasonably acceptable to Landlord and Tenant. Both Landlord and Tenant agree that James G. Davis Construction Corporation (“Davis”) satisfies the above criteria and is designated an Approved General Contractor. So long as no Event of Default has occurred and is then continuing, Landlord shall not replace Davis as the Approved General Contractor for the Lobby Renovation or the Amenity Space Renovations Work without Tenant’s consent, to be withheld in Tenant’s sole discretion but Landlord may replace Davis at any time with respect to the Demolition Work and the Base Building Condition Work.

“Base Building Cap” shall have the meaning set forth in Schedule I.

“Base Building Condition Cap Work” shall have the meaning set forth in Schedule I.

“Base Building Condition Delivery Date” has the meaning set forth in Section 1.13(b)(ii) below.

“Base Building Condition Target Delivery Date” has the meaning set forth in Section 1.13(b)(ii) below.

“Base Building Condition Work” shall have the meaning set forth in Section 1.3(a)(i) below.

“Base Building Condition Cap Work” shall have the meaning set forth in Schedule I.

“Change Order Request” is defined in Section 1.5(f) below.

“Completion Mechanism” is defined in Section 1.13(a)(iii) below.

“Cosmetic Lien Waiver Cap” is defined in Section 1.6(c) below.

“Cosmetic Lien Waiver Cap Adjustment Date” is defined in Section 1.6(c) below.

“CPI” is defined in Section 1.6(c) below.

“Delivery” is defined in Schedule I.

“Delivery Date” means, individually and collectively, each Base Building Condition Delivery Date, the Demolition Work Delivery Date and Final Block Delivery Date.

“Delivery Block” means either or both of the First Delivery Block and the Final Delivery Block.

“Demolition Work” is defined in Section 1.13(a)(ii) below.

“Demolition Work Commencement Date” is defined in Section 1.13(a)(ii) below.

“Demolition Work Target Delivery Date” is defined in Section 1.13(a)(iii) below

“Demolition Work Delivery Date” is defined in Section 1.13(a)(iii) below.

“Demolition Plan” is defined in Section 1.13(a)(i) below.

“Engineers” is defined in Section 1.5(a)(i) below.

Ex.B-2

“Final Delivery Block” means floors 2 and 8 of the Initial Premises.

“Final Plans” or “Final Plan” is defined in Section 1.5(c) below.

“First Delivery Block” means floors 9, 10, 11 and 12 of the Initial Premises.

“Final Target Delivery Day” has the meaning set forth in the Lease.

“Initial Build-Out Work” is defined in Section 1.3(b) below.

“Initial Build-Out Plan” is defined in Section 1.5(d) below.

“Initial Demolition Plan” is defined in Section 1.13(a)(i) below.

“Initial Punch List” is defined in Section 1.9(b) below.

“Inspection Date” is defined in Section 1.9(b) below.

“KGO” is defined in Section 1.6(a) below.

“Landlord” is defined in the Preamble.

“Landlord Delay” or “Landlord’s Delay” is defined in Section 1.12(a) below.

“Landlord Target Delivery Date” is defined in Section 1.13(e)(i) below.

“Landlord Missed Target Delivery Date” is defined in Section 1.13(e)(i) below.

“Landlord’s Delivery Notice” is defined in Section 1.9(a) below.

“Landlord’s Initial Work” is defined in Section 1.3(a)(i) below.

“Landlord’s Notice Recipient” is defined in Section 1.2(b) below.

“Landlord’s Representative” is defined in Section 1.2(b) below.

“Landlord’s Work”, means collectively, the Demolition Work, the Base Building Condition Work, the Base Building Condition Cap Work, the Lobby Renovations Work and the Amenity Space Renovations Work; and each are a separate “Component of Landlord’s Work”.

“Lease” is defined in the Preamble.

“Lobby” shall mean the lobby of the Building.

“Lobby Renovations Work” is defined in Section 1.3(c) below.

“Lobby Renovations Plan” is defined in Section 1.5(d) below.

“Periodic Payment” is defined in Section 1.3(h)(ii) below.

“Plans” or “Plan” is defined in Section 1.5(b)(i) below.

“Punch List” is defined in Section 1.9(b) below.

Ex.B-3

“Required Delivery Condition” means, (A) with respect to the Initial Premises (other than the 2nd Floor Premises), Landlord’s Initial Work (exclusive of the Base Building Condition Cap Work) is substantially complete (and with respect to the Demolition Work, in accordance with the Demolition Plan) for the Initial Premises (exclusive of the 2nd Floor Premises) and the Initial Premises is vacant and broom clean, (B) with respect to the 2nd Floor Premises, Landlord’s Initial Work (exclusive of the Base Building Condition Cap Work) is substantially complete in accordance with the Demolition Plan for the 2nd Floor Premises and the 2nd Floor Premises is vacant and broom clean, (C) with respect to the Lobby, the Lobby Renovations Work is substantially complete in accordance with the Lobby Renovations Plan, (D) with respect to the Amenity Space, the Amenity Space Renovations Work is substantially complete in accordance with the Amenity Space Plan, and (E) with respect to any Must Take Expansion Premises, the Demolition Work is substantially complete in accordance with the Demolition Plan for such Must Take Expansion Premises, the Base Building Condition Work is complete for such Must Take Expansion Premises and such Must Take Expansion Premises is vacant and broom clean.

“Target Delivery Date” means, individually and collectively, the Demolition Work Target Delivery Date, the Demolition Work Commencement Date, the Base Building Condition Target Delivery Date, Final Target Delivery Date and with respect to the Must Take Expansion Premises, the earlier of the Intended Early Must Take Possession Date or the Stated Must Take Commencement Date.

“Tenant” is defined in the Preamble.

“Tenant Delay” or “Tenant’s Delay” is defined in Section 1.11(a) below.

“Tenant Missed Target Delivery Date” is defined in Section 1.13(e)(i) below.

“Tenant Target Delivery Date” is defined in Section 1.13(e)(i) below.

“Tenant’s Notice Recipient” is defined in Section 1.2(a) below.

“Tenant’s Representative” is defined in Section 1.2(a) below.

“Tenant’s Request” is defined in Section 1.3(h)(ii) below.

“Tenant’s Work” means collectively, the Initial Build-Out Work, the 2nd Floor Build-Out Work and any Subsequent Build-Out Work.

“Tenant’s Work Allowance” means, collectively, the Initial Build-Out Allowance, the 2nd Floor Build-Out Allowance; the Amenity Build-out Allowance, the Lobby Renovations Allowance and the Must Take Allowance.

“Tenant’s Work Allowance Conditions” is defined in Section 1.3(h)(ii) below.

“Unavoidable Delays” shall mean, collectively, any delays caused by Force Majeure Events or delays caused by repair and restoration obligations pursuant to either Article XVII of the Lease (Damage or Destruction) or Article XVIII of the Lease (Condemnation).

“Walk-Through” is defined in Section 1.9(b) below.

1.2                               Authorized Representatives.

(a)                                 Tenant’s Authorized Representative. Tenant designates Eric Thorpe and Dave Leimenstoll (“Tenant’s Authorized Representative”)  as the persons individually authorized to make all decisions, give all authorizations, and initial all plans, drawings, change orders and approvals on behalf of

Ex.B-4

Tenant pursuant to this Work Agreement. Landlord shall not be obligated to respond to or act upon any such matter unless authorized in writing to do so by Tenant’s Representative. Tenant may change the individuals designated as Tenant’s Representative (permanently or temporarily, e.g., during vacation periods for the person then acting as Tenant’s Representative) on not less than two (2) Business Days prior written notice to Landlord (which notice shall specifically state whether such designation is temporary or permanent, and if temporary, the period for which such temporary designation is effective). Approval or consent by the Tenant’s Representative (including by any person temporarily designated as Tenant’s Representative pursuant to the preceding sentence for the period such temporary designation is so effective) is deemed to be approval or consent by Tenant under the Lease for the purposes of this Work Agreement. Tenant’s Representative may designate other persons (“Tenant’s Notice Recipient”) for purposes of receipt of notices and submissions under this Work Agreement on not less than ten (10) Business Days’ written notice to Landlord, which notice shall contain a phone number and e-mail address for such persons. The Tenant’s Notice Recipient shall have no authority to act on behalf of Tenant, but notices to Tenant’s Representative under this Work Agreement shall be sent with a copy to the Tenant’s Notice Recipient. Tenant may change the individuals designated as Tenant’s Notice Recipient on not less than two (2) Business Days’ prior written notice to Landlord.

(b)                                 Landlord’s Authorized Representative. Landlord designates Meir Cohen and Jane Luger (“Landlord’s Authorized Representative”) as the persons individually authorized to make all decisions, give all authorizations, and initial all plans, drawings, change orders and approvals on behalf of Landlord pursuant to this Work Agreement. Tenant shall not be obligated to respond to or act upon any such matter unless authorized in writing to do so by Landlord’s Representative. Landlord may change the individuals designated as Landlord’s Representative (permanently or temporarily, e.g., during vacation periods for the person then acting as Landlord’s Representative) on not less than two (2) Business Days prior written notice to Tenant (which notice shall specifically state whether such designation is temporary or permanent, and if temporary, the period for which such temporary designation is effective). Approval or consent by the Landlord’s Representative (including by any person temporarily designated as Landlord’s Representative pursuant to the preceding sentence for the period such temporary designation is so effective) is deemed to be approval or consent by Landlord under the Lease for the purposes of this Work Agreement. Landlord’s Representative may designate other persons (“Landlord’s Notice Recipient”) for purposes of receipt of notices and submissions under this Work Agreement by at least ten (10) Business Days’ written notice to Tenant, which notice shall contain a phone number and e-mail address for such persons. The Landlord’s Notice Recipient shall have no authority to act on behalf of Landlord, but notices to Landlord’s Representative under this Work Agreement shall be sent with a copy to the Landlord’s Notice Recipient. Landlord may change the individuals designated as Landlord’s Notice Recipient on not less than two (2) Business Days’ prior written notice to Tenant.

1.3                               Landlord’s Work and Tenant’s Work.

(a)                                 Landlord’s Initial Work.

(i)                                     Landlord, utilizing an Approved General Contractor, shall perform (i) all Demolition Work for the Premises (including the Must Take Expansion Premises) pursuant the Demolition Plan and (ii) all construction required to conform the Premises and the Building to the Base Building Condition described on Schedule I (the “Base Building Condition Work” together with Demolition Work but excluding the Base Building Condition Cap Work, collectively, “Landlord’s Initial Work”). As set forth on Schedule I, the Base Building Condition Cap Work is subject to the Base Building Cap.

(ii)                                  Landlord’s Initial Work and the Base Building Condition Cap Work shall be performed and completed by Landlord at Landlord’s sole cost and expense; provided that with

Ex.B-5

respect to the Base Building Condition Cap Work, Landlord shall not be required to expend more than the Base Building Cap. For the avoidance of doubt, the Base Building Cap shall apply to all the Base Building Condition Cap Work, including, without limitation, such work to be performed to the Initial Premises and the Must Take Expansion Premises.

(b)                                 Initial Premises Build-Out Work. Promptly upon Landlord’s completion of Landlord’s Initial Work for the Initial Premises and Tenant’s finalization of the Initial Build-Out Plan as provided below, Tenant shall, utilizing the services of an Approved General Contractor and under the supervision of an Approved Architect, perform the build-out of all leasehold improvements within the Initial Premises in accordance with the Initial Build-Out Plan (the “Initial Build-Out Work”) and the terms of this Work Agreement and shall substantially complete the same on or before the applicable Tenant’s Completion Date (as set forth in Section 2.2(d) of the Lease) it being recognized that the timing of Tenant’s Completion Date shall not affect the Lease Commencement Date under the Lease.

(c)                                  Lobby Renovations Work. Promptly upon Landlord’s completion of Landlord’s Initial Work for the Lobby (if any) and the mutual finalization of the Lobby Renovations Plan as provided below, Landlord shall, utilizing the services of an Approved General Contractor and under the supervision of an Approved Architect, perform the renovation of the Lobby (the “Lobby Renovations Work”) in accordance with Section 2.4 of the Lease and this Work Agreement.

(d)                                 2nd Floor Premises. Promptly upon Landlord’s completion of Landlord’s Initial Work for the 2nd Floor Premises and the finalization of the 2nd Floor Plan as provided below, Tenant shall, utilizing an Approved General Contractor and under the supervision of an Approved Architect, perform the build-out of the 2nd Floor Premises (the “2nd Floor Build-Out Work”) in accordance with the terms of Section 2.5 of the Lease and this Work Agreement.

(e)                                  Amenity Space. Promptly upon Landlord’s completion of Landlord’s Initial Work for the Amenity Space (if any) and the mutual finalization of the Amenity Space Plan as provided below, Landlord shall, utilizing an Approved General Contractor and under the supervision of an Approved Architect, perform the development or renovation, as applicable, of the Amenity Space (the “Amenity Space Renovations Work”) in accordance with the terms of Section 2.3 of the Lease and this Work Agreement.

(f)                                   Base Building Condition Cap Work. Landlord shall (to the extent applicable) utilizing an Approved General Contractor and under the supervision of an Approved Architect, substantially complete the Base Building Condition Cap Work in accordance with the terms of Section 2.2 of the Lease and this Work Agreement.

(g)                                  Must Take Expansion Premises. Subject to the terms of Schedule I hereof, Landlord shall, utilizing an Approved General Contractor and under the supervision of an Approved Architect, perform all construction required to conform the applicable Must Take Expansion Premises to the condition described on Schedule I in accordance with the terms of Section 2.6 of the Lease and this Work Agreement (and to the extent applicable, subject to the Base Building Cap).

(h)                                 Funding of Tenant’s Work.

(i)                                     Landlord agrees to pay to Tenant, in accordance with, and subject to, the provisions of this Section 1.3(h), an amount not to exceed Tenant’s Work Allowance.

(ii)                                  Subject to the provisions of this Section, Landlord hereby agrees to make periodic payments of portions of the Tenant’s Work Allowance to Tenant as Tenant’s Work

Ex.B-6

progresses, in accordance with the terms and conditions hereinafter set forth (the “Tenant’s Work Allowance Conditions”). Tenant shall submit to Landlord from time to time, but not more often than once per month, requisitions (each such requisition being herein referred to as a “Tenant’s Request”) for such periodic payments (each, a “Periodic Payment”) with respect to the portion of the Tenant’s Work performed subsequent to the immediately preceding Tenant’s Request, if any, the form of which Tenant’s Request shall be AIA G702/703, or otherwise as reasonably designated by Landlord, together with the following:

(A)                               copies of bills or paid receipted invoices from the contractors and subcontractors for portions of Tenant’s Work performed through the date of such Tenant’s Request, and from the materialmen and suppliers for the materials and supplies supplied through the date of such Tenant’s Request;

(B)                               a certificate from Tenant or Tenant’s architect that such portion of the Tenant’s Work has been completed substantially in accordance with the Tenant’s Plans and revisions thereto theretofore approved by Landlord (to the extent that such approval is required); and

(C)                               lien waivers (which may be conditional with respect to amounts payable under the requisition in question) from the general contractor(s) and/or construction manager, and/or each direct contractor, subcontractor, materialman and supplier (other than subcontractors, materialman and suppliers performing work or supplying materials with a value of less than the Cosmetic Lien Waiver Cap under one contract, unless and except to the extent Tenant obtains partial lien waivers from the same) of (i) Tenant, (ii) its general contractor(s) or (iii) its construction manager, to the extent of the work performed and materials and supplies supplied, as applicable, through the date of such Tenant’s Request (to the extent not already provided to Landlord).

(iii)                               Except to the extent previously submitted to Landlord pursuant to this Section 1.3(h), within a reasonable time after the completion of the Tenant’s Work, Tenant shall deliver to Landlord the following items:

(A)                               copies of bills or paid receipted invoices from the contractors and subcontractors who performed the Tenant’s Work and from the materialmen and suppliers who supplied the materials and supplies for the Tenant’s Work;

(B)                               a certificate from Tenant or Tenant’s architect that all Tenant’s Work has been substantially completed substantially in accordance with the Tenant’s Plans and revisions thereto theretofore approved by Landlord (to the extent such approval is required); and

(C)                               final lien waivers (which may be conditional with respect to amounts payable under the final requisition in question) from the construction manager and each contractor, subcontractor, materialman and supplier to the extent of the amount paid to such parties (other than subcontractors, materialman and suppliers performing work or supplying materials with a value of less than Cosmetic Lien Waiver Cap under one contract, unless and except to the extent Tenant obtains final lien waivers from the same).

(iv)                              Provided the Tenant’s Work Allowance Conditions are then being satisfied, within fifteen (15) days after Landlord’s receipt of Tenant’s Request together with the accompanying documentation, Landlord shall pay to Tenant a Periodic Payment in the amount of

Ex.B-7

one hundred percent (100%) of the total allowable costs (including soft costs, subject to the limitations herein contained) set forth in Tenant’s Request.

(v)                                 In the event that Landlord does not fund any installment of the Tenant’s Work Allowance within twenty (20) days following Tenant’s satisfaction of the applicable conditions under this Section 1.3(h) for the disbursement of same, Tenant may give to Landlord (and any mortgagee to which Tenant has delivered a SNDA) a notice of such failure which shall contain a legend in not less than 14 point font bold upper case letters stating “FAILURE TO FUND THE REQUESTED TENANT’S WORK ALLOWANCE IN THE AMOUNT OF $         IN 10 DAYS SHALL RESULT IN TENANT’S ABILITY, AS FURTHER EXPLAINED IN SECTION 1.3(h) OF THE WORK AGREEMENT, TO OFFSET SUCH AMOUNT FROM THE BASE RENT”, and if Landlord does not provide the requested Tenant’s Work Allowance funds within ten (10) days after Landlord’s receipt of such notice, then Tenant shall be permitted to offset such amount against the Base Rent due and owing hereunder together with interest at the Default Rate on a monthly basis until the full amount of the Tenant’s Work Allowance has been recouped by Tenant; provided, however, that if Landlord notifies Tenant that Landlord disputes Tenant’s entitlement to the Tenant’s Work Allowance or such portion thereof, Tenant may not offset any amount on account thereof unless and until such dispute is finally resolved. Any such disputes regarding Tenant’s entitlement to the Tenant’s Work Allowance that are not resolved between the parties within ten (10) days following such notice by Landlord shall be resolved in accordance with Section 1.10 of this Work Agreement.

1.4                               Costs.

(a)                                 Initial Build-Out Work and Base Building Condition Cap Work. Section 2.2 of the Lease is incorporated herein.

(b)                                 2nd Floor Build-Out Work. Section 2.5 of the Lease is incorporated herein.

(c)                                  Lobby Renovations Work. Section 2.4 of the Lease is incorporated herein.

(d)                                 Amenity Space Renovations Work. Section 2.3 of the Lease is incorporated herein.

(e)                                  Allocation of Tenant Improvement Allowances. Notwithstanding the designation of the application of the Initial Build-Out Allowance to the Initial Build-Out Work; the Amenity Build-Out Allowance to the Amenity Space Renovations Work; the Lobby Renovations Allowance to the Lobby Renovations Work; and the 2nd Floor Build-Out Allowance to the 2nd Floor Build-Out Work, Tenant shall have the right to allocate (i) up to twenty-five percent (25%) of the Amenity Build-Out Allowance and Lobby Renovation Allowance to other Tenant Improvement Allowances (ii) up to 100% of the Initial Build-Out Allowance and the 2nd Floor Build-Out Allowance to other Tenant Improvement Allowances as Tenant shall elect, in its sole discretion; and (iii) any Must Take Allowance in accordance with Section 2.6(c) of the Lease; provided, however, that notwithstanding anything herein to the contrary, at least ninety-four percent (94%) of the aggregate Tenant Improvement Allowance shall be used to fund the “hard costs” of the Initial Build-Out Work, the 2nd Floor Build-Out Work, the Lobby Renovations Work, the Amenity Space Renovations Work. No more than six percent (6%) of the Initial Build-Out Allowance may be used for “soft costs” of the Initial Build-Out Work, the 2nd Floor Build-Out Work, the Lobby Renovations Work, the Amenity Space Renovations Work.

(f)                                   Tenant Audit Right. Within ninety (90) days following the completion of each Component of Landlord’s Work in the Required Delivery Condition, Landlord shall provide Tenant with

Ex.B-8

a final accounting in reasonable detail, together with all backup and supporting materials reasonably requested by Tenant, prepared by Landlord for all amounts incurred in connection with such Component of Landlord’s Work. Upon mutual agreement of the finality thereof, there shall be adjustments between Landlord and Tenant to the end that Landlord or Tenant has underpaid or overpaid any amount due from such party pursuant to the terms of this Work Agreement. Any overpayment by Tenant shall be payable by Landlord to Tenant within thirty (30) days after the determination thereof. In the event that Tenant and Landlord are unable to agree on the finality of any adjustments after using good faith efforts to resolve the same for at least thirty (30) days, then Tenant and Landlord shall appoint an Approved Examiner to resolve any such adjustments, whose determination shall be binding upon the parties. Any underpayment by Tenant shall be due and payable within thirty (30) days after determination thereof.

(g)                                  Subsequent Build-Out Work. Section 2.6 of the Lease is incorporated herein.

(h)                                 Costs and Expenses in Excess of the Applicable Allowance. In no event shall Landlord be required to advance any funds, spend any funds or incur any costs or expense in excess of the applicable Tenant Improvement Allowance or the aggregate Tenant Improvement Allowance (including any reallocation of any portion of such Tenant Improvement Allowance as may be permitted).

(i)                                     Landlord’s Initial Work. Landlord shall be solely responsible for costs and expenses for the Demolition Work and the Base Building Condition Work for the Premises (provided that the Base Building Condition Cap Work shall be subject to the Base Building Cap).

(j)                                    Depreciation. Notwithstanding anything in the Lease or otherwise, Landlord shall have the right to the full benefit of depreciation available to it under the Lease or under this Work Agreement; provided nothing herein is intended to prevent Tenant from claiming the benefit of depreciation available to it under the Lease or Work Agreement.

1.5                               Plans for Landlord’s Work and Tenant’s Build Out Work.

(a)                                 Architect and Engineers.

(i)                                     Tenant shall employ an Approved Architect to prepare, together with the Engineers,  the Initial Build-Out Plan, the 2nd Floor Plan, the Lobby Renovations Plan, the Amenity Space Plan and each Subsequent Build Out Plan. Tenant (or at Tenant’s option, Landlord) shall employ a qualified, licensed engineering firm mutually acceptable to Landlord and Tenant (the “Engineers”) to prepare, together with an Approved Architect, the Plans. If Tenant opts to have Landlord employ the Engineers, then the costs of the same and the preparation of the Plans shall be deducted from the applicable Tenant Improvement Allowance. Landlord shall provide Tenant with all current as-built base Building plans, including structural, plumbing, mechanical and electrical plans, as required by an Approved Architect and the Engineers to the extent in Landlord’s possession or control (and in the event Landlord does not have access to such base Building plans, Landlord shall cause Engineer and Approved Architect to prepare the same, and the costs of the same shall be deducted from the Tenant Improvement Allowance). At Tenant’s option, Landlord shall pay an Approved Architect and/or Engineers directly for the Plans, and if so paid by Landlord, the amount thereof shall be deducted from the applicable Tenant Improvement Allowance.

(ii)                                  Landlord, at Landlord’s sole cost, shall employ an Approved Architect to prepare the Demolition Plan.

Ex.B-9

(b)                                 Initial Plans.

(i)                                     Tenant shall cause an Approved Architect and the Engineer to prepare the following proposed drawings (as applicable) (the “Plans”, and individually a “Plan”) for each of (1) the Initial Build-Out Plan, (2) the 2nd Floor Plan, (3) each Subsequent Build Out Plan, (4) the Lobby Renovations Plan and (5) the Amenity Space Plan, in form approved by Tenant, for submission to Landlord for Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed), as applicable to each Plan:

(A)                               A space plan, which shall indicate partition layout, door location, special equipment types, floor load requirements exceeding one hundred (100) pounds per square foot live load, telephone and electrical outlet locations, and the seating capacity of all conference rooms;

(B)                               Architectural working drawings, which shall include: master legend, construction plan, reflected ceiling plan, telephone and electrical outlet layout, finish plan and all architectural details, elevations and specifications necessary to construct the Initial Premises;

(C)                               MEP drawings (consisting of HVAC, electrical, telephone, and plumbing);

(D)                               Finish schedule (consisting of wall finishes and floor finishes and miscellaneous details); and

(E)                                Each Plan shall conform with the plans for the Building (as provided by Landlord) and existing as-built conditions and comply with all rules and regulations and other requirements of any governmental authorities having or asserting jurisdiction over the Premises or the Building (subject to Tenant’s right to obtain a change to the certificate of occupancy to accommodate any design requirement). Tenant shall pay all fees in connection with filing Tenant’s construction documents, obtaining permits and obtaining final approval by government authorities and said fees can be paid directly by the Landlord as part of each applicable Tenant Improvement Allowance if requested by the Tenant.

(c)                                  Demolition Plan. Landlord, at Landlord’s sole cost, shall cause an Approved Architect and the Engineer to prepare the Demolitions Plans for each floor of the Premises (also, the “Plans”, and individually a “Plan”).

(d)                                 Plan Approval. Except for the approval of the Demolition Plan, which shall be pursuant to Section 1.13(a)(i) below, approval of the Plans shall be pursuant to the requirements and time periods set forth in Section 9.4 of the Lease with respect to approval of “Tenant’s Plans.” As used herein, “Initial Build-Out Plan,” the “2nd Floor Plan,” the “Lobby Renovations Plan,” the “Amenity Space Plan, and “Subsequent Build-Out Plan” shall mean each such Plan, as revised, which has been approved by Landlord and Tenant in writing; and each such approved plan is sometimes referred to herein as a “Final Plan” and collectively as the “Final Plans.”

(e)                                  Requirements. Each Plan shall comply with all Requirements. Neither review nor approval by Landlord of any Plan or the resulting Plan shall constitute a representation or warranty by Landlord that such plans either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable Requirements, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance. In addition to the foregoing, with respect to the Lobby Renovations Plan, Landlord and Tenant shall mutually collaborate with an Approved Architect and Engineer to develop a cutting edge

Ex.B-10

concept plan for the redesign and re-imagineering of the Lobby to appropriately reflect the nature of Tenant’s businesses. The Lobby design shall be initiated and primarily driven by Tenant and Landlord agrees to incorporate such design concepts and agrees that it shall not unreasonably withhold its consent to such design concepts or final approval of the Lobby Renovations Plan so long as reasonable consideration is given to the needs of future tenants. Landlord and Tenant agree that the design concept for the Lobby could include (unless Tenant otherwise determines) a sport court (such as racketball, basketball or similar sport court) and shall incorporate 2U, Inc.’s colors.

(f)                                   Change Orders. Tenant may, from time to time, by written request to Landlord (a “Change Order Request”) request Landlord’s approval of one or more changes to the Initial Build-Out Plan, the Subsequent Build-Out Plan, the 2nd Floor Plan, the Lobby Renovations Plan or the Amenity Space Plan, which Landlord approval shall not be unreasonably withheld, conditioned or delayed. Within ten (10) days of receipt of a Change Order Request, Landlord shall endeavor to either approve such Change Order Request, which approval shall include the proposed pricing and construction schedule modifications as a result thereof, or provide a statement of reasons for denial of such Change Order Request. Landlord and Tenant shall consult with each other in good faith (including, to extent reasonably necessary, by including their respective consultants in such discussions) to consider pricing, alternative approaches and value engineering recommendations or to resolve any denial by Landlord to a Change Order Request. Landlord shall not be obligated to perform such Change Order Request until Landlord and Tenant have mutually approved the same, including, without limitation, pricing, construction schedule modifications and other terms and conditions (an “Approved Change Order”). Any additional costs or expenses attributable to any Approved Change Order shall be deducted from the applicable Tenant Improvement Allowance or, if such allowance has been exceeded, paid directly by Tenant in accordance with Section 2.7 of the Lease. Any delays in Landlord’s Work resulting or arising from a Change Order Request and/or any Approved Change Order shall be deemed a Tenant Delay.

(g)                                  Elevators. Landlord shall provide no less than four (4) elevators 24/7 as needed by Tenant and Tenant’s construction team for Tenant’s Build-Out Work, except as Landlord may be required to repair elevators during Tenant’s Build-Out Work (provided that in no event shall the number of working elevators go below three (3)).

(h)                                 HVAC. Landlord shall be required to provide HVAC and other Utilities during Business Hours during Tenant’s Build-Out Work and Subsequent Build Out Work.

1.6                               Performance of Work.

(a)                                 Project Management. Landlord and Tenant shall oversee and manage the Lobby Renovation Work and the Amenity Space Renovations Work. Tenant shall have a right of access to enter the Premises for the purpose of inspecting the Lobby Renovations Work, the Amenity Space Renovations Work and Tenant’s Work in progress at all reasonable times after the Lease is fully executed, provided, however, that Tenant shall use good faith efforts to minimize interference with the performance of Lobby Renovation Work and the Amenity Space Renovations Work in exercising such right. Landlord and Tenant shall reasonably cooperate in coordinating the Lobby Renovations Work with Tenant’s need to access the Lobby in connection with Tenant’s Work. Tenant shall hire KGO Project Management (“KGO”) to manage the construction of the Lobby Renovation Work and the Amenity Space Renovations Work on behalf of both Tenant and Landlord and Tenant’s Work on behalf of Tenant. Landlord’s Authorized Representative shall work with KGO and shall jointly manage the construction of the Lobby Renovation Work and the Amenity Space Renovations Work The fee paid to KGO for providing such services for all build-out work contemplated by this Work Agreement or the Lease shall be deducted from the applicable Tenant Improvement Allowance.

Ex.B-11

(b)                                 General Contractor.

(i)                                     Landlord shall hire and enter into a fee and general conditions on a full and complete open book basis contract with an Approved General Contractor (each such contract, the “Approved GC Contract”) for the Lobby Renovations Work and the Amenity Space Renovations Work pursuant to the applicable Plans. The terms and conditions of Approved GC Contract for the Lobby Renovations Work and the Amenity Space Renovations Work  shall be subject to the approval of Tenant, not to be unreasonably withheld, conditioned or delayed. Such Approved General Contractor shall solicit bids under open book pricing from at least three (3) subcontractors with respect to major items of the Lobby Renovations Work and the Amenity Space Renovations Work for all trades, including but not limited to mechanical, engineering and plumbing contractors, drywall contractors, painting contractors and carpet contractors; Landlord and Tenant shall be entitled to submit names of qualified subcontractors to include in the bidding process. All subcontractor bids shall be shared with Landlord and Tenant during the bid process and each of Landlord and Tenant may provide input on the selection of such subcontractors and necessary value engineering (provided that KGO shall act as Tenant’s and Landlord’s point of contact with respect to all such matters). Approved General Contractor shall not be required to purchase building stocked materials or use building standard materials. Any existing materials that Tenant reuses (e.g., lights, doors, frames, hardware, etc.) shall be at no cost to Tenant and shall not be deducted from the applicable Tenant Improvement Allowance. Tenant shall promptly review and approve the dispersal of funds to Approved General Contractor prior to any payment being made.

(ii)                                  Tenant shall hire an Approved General Contractor for the construction and outfitting of Tenant’s Work and an Approved Architect for the development of Plans for Tenant’s Work and the supervision of such Approved General Contractor, each pursuant to a separate contracts to be negotiated by Tenant.

(c)                                  Landlord Payments for Tenant’s Work. Subject to the terms and provisions of this Work Agreement and the Lease, with respect Tenant’s Work, upon Tenant’s authorization and upon receipt of bona fide lien (or partial lien) waivers subject to payment only, Landlord shall pay all actual, reasonable costs and expenses of an Approved Architect, the Engineer and Tenant’s contractors (including an Approved General Contractor) directly within thirty (30) days of submission of invoices and other customary documentation to evidence such work and any late payments shall accrue interest at the Default Rate (as provided above); provided in no event shall Landlord be obligated to advance any funds or pay any sum of money in excess of the Tenant Improvement Allowance (or such amount thereof that has not yet been expended or allocated to the payment of any cost or expense). No lien waivers shall be required for any contractors, subcontractors, vendors or suppliers performing work or supplying materials valued less than the Cosmetic Lien Waiver Cap (defined below) in the aggregate for any particular project, which is solely cosmetic in nature. As used herein, the “Cosmetic Lien Waiver Cap” means thirty thousand dollars ($30,000) provided that on the first day of the second (2nd) Lease Year and each anniversary thereafter during the Lease Term (each a “Cosmetic Lien Waiver Cap Adjustment Date”), the Cosmetic Lien Waiver Cap then in effect shall be increased by an amount equal to the product of (i) the Cosmetic Lien Waiver Cap then in effect, multiplied by (ii) the percentage increase between the CPI (defined below) in effect for the month preceding the previous Cosmetic Lien Waiver Cap Adjustment Date (or, with respect to the first scheduled adjustment under this paragraph, the month preceding the Lease Commencement Date) and the CPI in effect for the month preceding the then current Cosmetic Lien Waiver Cap Adjustment Date. Such adjusted Cosmetic Lien Waiver Cap shall continue in effect as the Cosmetic Lien Waiver Cap until the next Cosmetic Lien Waiver Cap Adjustment Date. As used in this Work Agreement the term “CPI” means the Consumer Price Index for All Urban Consumers (CPI-U), U.S. City Average, all items (1982-84), as published by the United States Department of Labor,

Ex.B-12

Bureau of Labor Statistics. If the CPI is changed so that a base year other than 1982-84 is used, then the CPI shall be adjusted in accordance with the conversion factor published by the Bureau of Labor Statistics. If the CPI is discontinued or revised, the CPI used for purposes of this Work Agreement shall be adjusted or replaced by Landlord with an index or measure reasonably calculated by Landlord to measure the change in the cost of living in a manner consistent with the CPI.

1.7                               Substantial Completion.  Each Component of Landlord’s Work shall be deemed to have been “substantially complete” when such work has been completed with respect to the applicable Final Plan (or with respect to certain Base Building Condition Work not requiring plans, in compliance with Schedule I), with the exception of the Punch List items as identified pursuant to Section 1.9 below, as reasonably determined by Landlord.

1.8                               Possession. Tenant’s taking of possession of the Premises (or the portion thereof) shall constitute Tenant’s acknowledgment that the Premises (or such portion) are in good condition and that all work and materials are satisfactory, except as to Punch List items.

1.9                               Inspection; Punch List.

(a)                                 Landlord shall give Tenant written notice (“Landlord’s Delivery Notice”) on or about thirty (30) days prior to the anticipated date of substantial completion of a Component of Landlord’s Work and the Initial Premises (the “Anticipated Date of Substantial Completion”).

(b)                                 Following the giving of the applicable Landlord’s Delivery Notice, Landlord and Tenant shall schedule the time and date (the “Inspection Date”) on which the Walk-Through (as defined below) shall be conducted, which shall be a Business Day reasonably anticipated to be at least ten (10) Business Days prior to the Anticipated Date of Substantial Completion. On the Inspection Date, Landlord and Tenant (including any of its representatives, which shall include Tenant’s Representative and Approved Architect) shall conduct a joint walk-through and review and inspect the applicable Component of Landlord’s Work (collectively, the “Walk-Through”). During the Walk-Through, Landlord and Tenant shall jointly prepare a list of the minor so-called “punch list” items of construction, decoration, mechanical adjustments, installations or connections, the non-completion of which does not, either individually or in the aggregate, interfere, in any material way, with Tenant’s ability to conduct its business or otherwise use the applicable portion of the Premises or the Building, as applicable (a “Punch List” and such initial list, the “Initial Punch List”) with Tenant delivering any requested changes to such Initial Punch List within seven (7) days after the Walk-Through. It is anticipated that there will be a separate Walk-Through for each Component of Landlord’s Work.

(c)                                  Subject to the terms and provisions of this Work Agreement and the Lease, Landlord shall diligently complete the items on the Punch List; provided in no event shall “substantial completion” of the applicable portion of the Premises or Building, as applicable, be delayed by the Walk-Through or creation of the Punch List.

1.10                        Construction Disputes.

(a)                                 Any disputes between Landlord and Tenant regarding (i) whether Landlord has unreasonably withheld its consent or approval to a matter under this Work Agreement, where Landlord’s consent is to be reasonable, (ii) substantial completion of any Component of Landlord’s Work or whether any such Component has been delivered in the Required Delivery Condition, (iii) whether a Landlord Delay has occurred or has been properly noticed, (iv) whether a Tenant Delay has occurred or has been properly noticed, (v) whether an Unavoidable Delay has occurred or has been properly noticed, if applicable, or (vi) whether Tenant is entitled to be funded Tenant’s Work Allowances, shall be governed

Ex.B-13

by this Section 1.10. Landlord and Tenant shall use good faith reasonable efforts to resolve any such dispute prior to seeking arbitration on such matter under Section 1.10(b) below.

(b)                                 Notwithstanding anything contained herein to the contrary it is the intent of both parties that arbitration be used only as a final resort to resolving any disputes and that in no event shall the institution of arbitration by either party cause the stoppage of any work under this Work Agreement. If after using good faith reasonable efforts to resolve any such dispute remains unresolved, either party may give the other party ten (10) days’ notice of such party’s intent to submit such dispute for binding resolution by arbitration in the District of Columbia under the Expedited Procedures provisions of the AAA; provided, however, that with respect to any such arbitration under this Work Agreement (i) the AAA shall, within two (2) Business Days after such submission or application, select a single arbitrator meeting the requirements set forth in the following paragraph, (ii) the Notice of Hearing shall be two (2) Business Days in advance of the hearing, (iii) the hearing shall be limited to a maximum duration of two (2) Business Days, with each party having no more than (A) two (2) hours to present its case, (B) two (2) hours to cross examine or interrogate persons supplying information or documentation on behalf of the other party, and (C) one (1) hour to summarize in a closing statement such party’s case and (iii) the arbitrator shall make a determination within three (3) Business Days after the conclusion of the hearing, which decision (x) shall be limited to a decision upon (1) whether Landlord acted reasonably in withholding its consent or approval or otherwise acted in an arbitrary or capricious manner where Landlord had a duty to act reasonably as expressly required by the terms hereof, or (2) the specific dispute presented to the arbitrator, as applicable, (y) notwithstanding anything to the contrary contained herein, shall not award damages, and (z) shall be final and conclusive on the parties whether or not a judgment shall be entered in any court. All actions necessary to implement the decision of the arbitrator shall be undertaken as soon as possible, but in no event later than ten (10) Business Days after the rendering of such decision. The arbitrator’s determination may be entered in any court having jurisdiction thereof. If any party fails to appear at a duly scheduled and noticed hearing, the arbitrator is hereby expressly authorized (but not directed) to enter judgment for the appearing party. The time periods set forth in this paragraph shall be time of the essence.

(c)                                  The arbitrator conducting any arbitration shall be bound by the provisions of the Lease and this Work Agreement and shall not have the power to add to, subtract from, or otherwise modify such provisions. Landlord and Tenant agree to sign all documents and to do all other things reasonably necessary, without prejudice to such party, to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder which shall be binding and conclusive on the parties and shall constitute an “award” by the arbitrator within the meaning of the AAA rules and applicable law. Judgment may be had on the decision and award of the arbitrator so rendered in any court of competent jurisdiction. The arbitrator shall be a qualified, disinterested and impartial person who shall have had at least ten (10) years’ experience in District of Columbia in a calling connected with the matter of the dispute. Landlord and Tenant shall, subject to the immediately preceding paragraph, each have the right to appear and be represented by counsel before said arbitrator and to submit such data and memoranda in support of their respective positions in the matter in dispute as may reasonably be necessary or appropriate in the circumstances. Each party hereunder shall pay its own costs, fees and expenses in connection with any arbitration or other action or proceeding brought under this Section 1.10, provided that all fees payable to the AAA for services rendered in connection with the resolution of the dispute shall be paid by the unsuccessful party, as determined by the arbitrator. Notwithstanding any contrary provisions hereof, Landlord and Tenant agree that (i) the arbitrator may not award or recommend any damages to be paid by either party and (ii) in no event shall either party be liable for, nor be entitled to recover, any damages.

Ex.B-14

1.11                        Tenant Delay.

(a)                                 “Tenant Delay” or “Tenant’s Delay” means any actual delay in Landlord’s Work to the extent caused by any act or omission of any nature of Tenant or its agents, employees, contractors, subcontractors or Invitees (provided that for the purposes of this definition, Invitee shall not include Approved General Contractor), including, without limitation, (1) delay caused by Tenant’s failure to comply with any of its obligations in this Work Agreement or the Lease, (2) any delay caused by an Approved Change Order, or (3) delay caused by Tenant’s Request for long lead time materials, finishes or installations A Tenant Delay will commence as provided below, but, except as otherwise expressly provided herein, in no event shall Tenant Delay commence earlier than the actual activity or occurrence that causes such Tenant Delay and shall continue only through the date that such activity or occurrence shall cease to constitute a Tenant Delay; provided, however, all simultaneous delays which constitute a Tenant Delay hereunder shall be deemed to run concurrently and not consecutively and shall not be “double” counted.

(b)                                 Tenant shall not be charged for any Tenant Delay unless Landlord shall have delivered notice to Tenant of such Tenant Delay within five (5) Business Days after Landlord has actual knowledge of the circumstances giving rise to such Tenant Delay, which notice shall refer to the circumstances giving rise to such Tenant Delay. The period of Tenant Delay shall not commence until the first Business Day after the date when such notice shall have been delivered to Tenant. Notice of any Tenant Delay shall (i) identify the act, omission or failure to act of Tenant, its agents or contractors that is the alleged cause of the Tenant Delay, (ii) expressly state that such delay shall be a Tenant Delay pursuant to the terms of this Work Agreement and (iii) set forth, to the extent practicable, Landlord’s good faith estimate of the period of such delay.

(c)                                  Subject to the foregoing, if any Tenant Delay occurs, and such Tenant Delay causes an actual delay in the substantial completion (or completion) of any item of Landlord’s Work, then for purposes of determining the date on which such item of Landlord’s Work has been substantially completed (or completed), such date shall be deemed, for all purposes of this Work Agreement, to be the date on which Landlord would have substantially completed (or completed) the applicable item of Landlord’s Work, but for such Tenant Delay. Nothing in this Section shall be deemed to relieve Landlord of the responsibility to complete Landlord’s Work.

1.12                        Landlord Delay.

(a)                                 “Landlord Delay” or “Landlord’s Delay” means any actual delay in Landlord’s Work or Tenant’s Work under this Work Agreement to the extent caused by any act or omission of any nature of Landlord or its agents, employees, contractors, subcontractors or Invitees, including, without limitation, any delay caused by a Landlord Missed Target Delivery Date, any delay caused by violations of law on the Building (provided that they are not caused by Tenant), Landlord’s failure to timely pay contractors (provided that such failure is not caused by Tenant’s failure to pay Landlord, where Tenant has a duty to pay Landlord with respect to such payment), failure to timely review, comment and approve plans and specifications, failure to procure needed permits, failure to provide appropriate access to the Building and Premises, or failure to provide appropriate work conditions for contractors (including utilities).

(b)                                 Landlord Delay will commence as provided below, but, except as otherwise expressly provided herein, in no event shall Landlord Delay commence earlier than the actual activity or occurrence that causes such Landlord Delay and shall continue only through the date that such activity or occurrence shall cease to constitute a Landlord Delay; provided, however, all simultaneous delays which constitute a Landlord Delay hereunder shall be deemed to run concurrently and not consecutively and shall not be “double” counted.

Ex.B-15

(c)                                  Landlord shall not be charged for any Landlord Delay unless Tenant shall have delivered notice to Landlord of such Landlord Delay within five (5) Business Days after Tenant has actual knowledge of the circumstances giving rise to such Landlord Delay, which notice shall refer to the circumstances giving rise to such Landlord Delay. The period of Landlord Delay shall not commence until the first Business Day after the date when such notice shall have been delivered to Landlord. Notice of any Landlord Delay shall (i) identify the act, omission or failure to act of Landlord, its agents or contractors that is the alleged cause of the Landlord Delay, (ii) expressly state that such delay shall be a Landlord Delay pursuant to the terms of this Work Agreement and (iii) set forth, to the extent practicable, Tenant’s good faith estimate of the period of such delay.

1.13                        Delivery Schedule.

(a)                                 Demolition.

(i)                                     As soon as possible after the Effective Date, Landlord’s Representative, together with an Approved Architect selected by Landlord and an Approved General Contractor selected by Landlord shall jointly conduct a pre-bid walk through of the Premises such that the Approved Architect can prepare an initial demolition plan of the Premises including an itemization of certain improvements and/or fixtures that are to be designated to be retained and/or left in place (the “Retained Improvements”). After the pre-bid walk through, Landlord’s Approved Architect shall promptly prepare a demolition plan and scope for each floor of the Premises (including the Must Take Expansion Premises) indicating the Retained Improvements (the “Initial Demolition Plan”). Landlord shall approve (or comment on) the Initial Demolition Plan, after nonbinding consultation with Tenant, within ten (10) Business Days after receipt of the Initial Demolition Plan and five (5) Business Days after receipt of the revised plan (as finally approved, the “Demolition Plan”), time being of the essence with respect to Landlord’s obligations set forth in this sentence with respect to the approval and comment on the Initial Demolition Plans. The Demolition Plan will include all demolition work that is typical for premises similar to the Premises. It is estimated it will take an Approved Architect 30 days after the pre-bid walk through to prepare the Initial Demolition Plan and Landlord shall use all diligent efforts to cause Approved Architect to prepare and deliver the Demolition Plan within 30 day period.

(ii)                                  Upon finalization of the Demolition Plan, the Approved General Contractor selected by Landlord shall promptly make the appropriate application for a demolition permit (and Landlord shall promptly sign any permit application requiring the property owner’s signature). Within forty-five (45) days after Landlord has finalized the Demolition Plan but subject to the receipt of the demolition permits, Landlord shall commence the demolition of the Premises in accordance with the Demolition Plan (the “Demolition Work” and such date, the “Demolition Work Commencement Date”). Landlord shall advise Tenant in writing that the Demolition Work Commencement Date has occurred; provided however notwithstanding anything contained in this Work Agreement or the Lease to the contrary, Landlord shall not be charged with any “Landlord Delay” if Landlord fails to commence the Demolition Work by the Demolition Work Commencement Date; provided that Landlord completes the Base Building Condition Work by the Base Building Condition Target Delivery Date as provided below).

(iii)                               Landlord shall use all commercially diligent efforts to complete the Demolition Work within the Initial Premises and the Must Take Expansion Premises ninety (90) days after the Demolition Work Commencement Date (the “Demolition Work Target Delivery Date”) and notify Tenant of the completion thereof pursuant to the procedure set forth in Section

Ex.B-16

1.7 through Section 1.10 of this Work Agreement (the “Completion Mechanism” and the actual date of completion, the “Demolition Work Delivery Date”).

(b)                                 Base Building Condition Work.

(i)                                     Intentionally Omitted.

(ii)                                  Landlord shall use all commercially diligent efforts make the Initial Premises available for delivery to Tenant with Landlord’s Initial Work complete in the Required Delivery Condition within fifteen (15) days after the Demolition Work Target Delivery Date, and notify Tenant of the completion thereof pursuant to the Completion Mechanism (such target date, the “Base Building Condition Target Delivery Date” and the date Landlord tenders delivery in the Required Delivery Condition, the “Base Building Condition Delivery Date”), provided that Tenant shall have the option, upon written notice to Landlord at any time prior to the Base Building Condition Delivery Date, to delay accepting delivery of the Final Delivery Block for up to 180 days after the Base Building Condition Delivery Date (the date Tenant actually accepts delivery of the Final Delivery Block, if later than Tenant’s acceptance of the First Delivery Block, being the “Final Block Delivery Date”). In no event shall (A) the Base Building  Condition Delivery Date be earlier than the Base Building Condition Target Delivery Date, (B) Tenant be required to accept delivery of the any portion of the Initial Premises prior to the Base Building Condition Target Delivery Date or (c) Tenant’s election to delay acceptance of delivery of the Final Delivery Block permit Landlord to delay having the entire Initial Premises available for delivery to Tenant in the Required Delivery Condition on the Base Building Condition Target Delivery Date (subject to extension attributable to Tenant Delay and Unavoidable Delay which is subject to the 30 day limit as provided in Section 3.3(f) of the Lease).  As used in the Lease and the Work Agreement, the phrase “available for delivery” and similar phrases means that the Initial Premises is in the Required Delivery Condition and delivery and possession has been tendered by Landlord to Tenant, subject to Tenant’s rights to delay acceptance of delivery and possession of the Final Delivery Block as provided above.

(iii)                               Each floor of the Must Take Expansion Premises shall be delivered to Tenant in the Required Delivery Condition on the earlier of the Intended  Must Take Possession Date (if an Acceleration Notice has been given) or the Stated Must Take Commencement Date for such floor.

(c)                                  Base Building Condition Cap Work. Landlord shall use all commercially diligent efforts to complete the Base Building Condition Cap Work as required by the time periods set forth in Section 2.2 of the Lease.

(d)                                 Lobby/Amenity Space. Promptly upon Tenant delivering to Landlord Final Plans with respect to each of the Lobby Renovations Work and the Amenity Space Renovations Work to Landlord, Landlord shall use all commercially diligent efforts to substantially complete the Lobby Renovations Work and the Amenity Space Renovations Work and deliver both in the Required Delivery Condition on or before the Final Target Delivery Date (and Landlord shall notify Tenant thereof pursuant to the Completion Mechanism). Notwithstanding the foregoing, as a condition to the Lease Commencement Date occurring, Tenant and its Invitees must have reasonable, safe access to and through the lobby via (at a minimum) by way of an unobstructed, temporarily demised path with secure access with an area within the lobby available as a reception and security area with access to the elevator bank and the Premises, in all cases, in compliance with all Requirements.

Ex.B-17

(e)                                  Delivery Date.

(i)                                     Any Target Delivery Date required to be met by Tenant above (a “Tenant Target Delivery Date”) which is not achieved by the applicable Target Delivery Date (as such deadline may have been extended due to a Landlord Delay or an Unavoidable Delay) shall be a “Tenant Missed Target Delivery Date” and any delay caused by such Tenant Missed Target Delivery Date shall be considered a Tenant Delay. The failure of Landlord to substantially complete the Amenity Space Renovations Work and the Lobby Renovation by the Final Target Delivery Date, have the Initial Premises in the Required Delivery Condition and available for delivery to Tenant on or before the Base Building Condition Target Delivery Date, or deliver each floor of the Must Take Expansion Premises in the Required Delivery Condition on the earlier of the Intended Early Must Take Possession Date (if an Acceleration Notice has been given) or the Stated Must Take Commencement Date for such floor (as such deadlines may have been extended due to a Tenant Delay or an Unavoidable Delay as limited by Section 3.3(f) of the Lease) (each such Target Delivery Date, a “Landlord Target Delivery Date”) shall be a “Landlord Missed Target Delivery Date” and any delay caused by such Landlord Missed Target Delivery Date shall be considered a Landlord Delay and shall not require any additional notice from Tenant. For purposes of clarity, the “Target Delivery Dates” and “Delivery Dates” as described herein include only certain of Landlord’s and Tenant’s obligations hereunder, and failure to include an obligation of Landlord or Tenant under this Work Agreement as a “Target Delivery Date” and “Delivery Date” shall not be deemed to relieve Landlord or Tenant of the responsibility to complete such obligation in accordance with the terms of the Lease and this Work Agreement.

(ii)                                  Landlord’s failure to deliver a Component of Landlord’s Work by the applicable Landlord Target Delivery Date (as such deadline may be extended above), shall not give Tenant the right to terminate the Lease but shall give rise to Tenant’s rights and remedies set forth in Section 3.3 of the Lease.

(iii)                               This Section 1.13 is subject to the requirements of Section 3.3 of the Lease.

[Remainder of Page Intentionally Blank]

Ex.B-18

SCHEDULE I to Work Agreement

BASE BUILDING CONDITION

Landlord shall, at Landlord’s sole cost and expense (but subject to the Base Building Cap with respect to the Base Building Condition Cap Work), perform the following work in a workmanlike manner and in accordance with all applicable building codes and the plans and specifications for the Building; provided that Landlord shall not be required to install new infrastructure so long as the existing infrastructure complies with the Requirements and is in good working order and condition for Office Use.

The items listed below are based upon building standard materials and specifications and represent the work and materials customarily provided by Landlord in connection with the initial preparation of a premise for Tenant’s occupancy. Landlord shall have the right to make reasonable substitutions for particular items described herein. As used herein, “Delivery” or “Delivered” means that Landlord has delivered the Initial Premises and the Must Take Expansion Premises, as applicable, to Tenant in the Required Delivery Condition. For clarity, Landlord shall not have any responsibility to replace or install any light fixtures as part of Landlord’s Work (provided that Tenant may install light fixtures and pay for the same out of the applicable Tenant Work Allowances).

The following items of Landlord’s Work for the Premises and the Building are collectively referred to as “Base Building Condition Work” and are to be completed on or before the Base Building Condition Work Target Delivery Date unless a different date is indicated below.

1.              Intentionally Deleted;

2.              At the time of Delivery, each floor of the Premises shall be broom clean, vacant, free of debris;

3.              At the time of Delivery, all core areas and hardware to be good condition assuming Office Use;

4.              At the time of Delivery, all Building Structures and Systems shall be in good working order and condition in compliance with all Requirements assuming Office Use (and subject to Section 6.4 of the Lease). Should any Building Systems HVAC require full replacement during the first five (5) years of the Lease Term, Landlord shall replace same at its cost with equipment of similar size and utility provided that such replacement costs shall not be included in Operating Expenses or otherwise passed through to Tenant and provided further that any repair, maintenance and minor replacement costs for the Building System HVAC incurred after the applicable Abatement Period may be included in Operating Expenses;

5.              All exterior building standard blinds including repair or replacement of existing blinds on an as needed basis to be Delivered when and as required by Section 3.3(c) of the Lease;

6.              The installation of any meters, submeters and related equipment required by the Lease when and as required by Section 5.2(c) of the Lease;

7.              The installation of parking controls including automatic arms with an unmanned payment and validation system reasonably acceptable to Tenant (Tenant shall be permitted to use the same access control cards for the parking access as the premises) at access points in the Parking Lot shall be Delivered when and as required by Section 3.3(c) of the Lease.

Ex.B-19

The items described in #3, #5, #6 and #7 above, in addition to being Base Building Condition Work are also referred are to collectively as “Base Building Condition Cap Work.” As used herein, the “Base Building Cap” shall mean the amount of $300,000.  If the work required by Landlord to satisfy the Base Building Condition Cap Work exceeds the Base Building Cap, then such costs in excess of the Base Building Cap shall be deducted from the applicable Tenant Improvement Allowance. Landlord shall keep Tenant reasonably informed about the cost of the Base Building Cap Work (including providing Tenant copies of any estimates obtained).

Ex.B-20

EXHIBIT C

RULES AND REGULATIONS

This Exhibit is attached to and made a part of that certain Lease Agreement dated as of December 23, 2015 (the “Lease”), by and between LANHAM OFFICE 2015 LLC, a Delaware limited liability company (“Landlord”), and 2U HARKINS ROAD LLC, a Delaware limited liability company (“Tenant”).

The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building. Strict adherence to these rules and regulations is necessary to guarantee that every tenant will enjoy a safe and undisturbed occupancy of its premises. Any violation of these rules and regulations by Tenant shall constitute a default by Tenant under the Lease.

A.            ALL TENANTS.

The following rules shall be applicable to all tenants of the Building:

1.             Tenant shall not obstruct or encumber or use for any purpose other than ingress and egress to and from the Premises any sidewalk, entrance, passage, court, elevator, vestibule, stairway, corridor, hall or other part of the Building not exclusively occupied by Tenant. No bottles, parcels or other articles shall be placed, kept or displayed on window ledges, in windows or in corridors, stairways or other public parts of the Building. Tenant shall not place any showcase, mat or other article outside the Premises.

2.             Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. Tenant shall not permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portions or facilities of the Building by other tenants. Tenant shall coordinate in advance with Landlord’s property management department all deliveries to the Building so that arrangements can be made to minimize such interference. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

3.             Tenant shall not use the water fountains, water and wash closets, and plumbing and other fixtures for any purpose other than those for which they were constructed, and Tenant shall not place any debris, rubbish, rag or other substance therein (including, without limitation, coffee grounds). All damages from misuse of fixtures shall be borne by the tenant causing same.

4.             Tenant shall not bring any vehicle, animal, bird or pet of any kind into the Building, except service animals for persons visiting the Premises, and a reasonable amount of non-service dogs, provided that such dogs do not violate any municipal or other regulatory restrictions and further provided that if the presence of such dogs causes a detriment or nuisance to any other tenants in the Building (or to any other parties) then Landlord may impose reasonable restrictions on same in order to eliminate such detriment or nuisance.

5.             Except as specifically provided to the contrary in the Lease, Tenant shall not cook or permit any cooking on the Premises, except for microwave cooking and use of coffee machines by Tenant’s employees for their own consumption. Tenant shall not cause or permit any unusual or objectionable odor to be produced upon or emanate from the Premises.

6.             Tenant shall not make any unseemly or disturbing noise or unreasonably disturb or interfere with occupants of the Building.

7.             Tenant shall not place on any floor a load exceeding the floor load per square foot which such floor was designed to carry. Landlord shall have the right to reasonably prescribe the weight, position and manner of installation of safes and other heavy equipment and fixtures. Landlord shall have the right to repair at Tenant’s expense any damage to the Premises or the Building caused by Tenant’s moving property into or out of the Premises or due to the same being in or upon the Premises or to require Tenant to do the same. Tenant shall not receive into the Building or carry in the elevators any safes, freight, furniture, equipment or bulky item except as approved by Landlord, and any such furniture, equipment and bulky item shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator at designated times. Tenant shall remove promptly from any sidewalk adjacent to the Building any furniture, furnishing, equipment or other material there delivered or deposited for Tenant.

8.             Tenant shall be permitted to install a key-card access system for the Premises, so long as Tenant provides Landlord with access cards. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys or access cards to all doors which have been furnished by Landlord to Tenant.

9.             Landlord reserves the right to exclude from the Building at all times any person who does not properly identify himself to the Building management or attendant on duty. Landlord may require all persons admitted to or leaving the Building to show satisfactory identification and to sign a register.

10.          Tenant shall not use or permit the use of the Premises for lodging, dwelling or sleeping.

11.          Tenant shall not request Landlord’s employees to perform any work or do anything outside of such employees’ regular duties without Landlord’s prior written reasonable consent. Tenant’s special requirements will be attended to only upon application to Landlord, and any such special requirements shall be billed to Tenant in accordance with the schedule of charges maintained by Landlord from time to time or as is agreed upon in writing in advance by Landlord and Tenant.

12.          There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. Tenant shall be responsible for any loss or damage resulting from any deliveries made by or for Tenant.

13.          Tenant shall not install or permit the installation of any wiring for any purpose on the exterior of the Premises other than the Roof Terrace and/or Roof Premises.

14.          Unless otherwise expressly provided in the Lease, Tenant shall not use, occupy or permit any portion of the Premises to be used or occupied for the manufacture or sale of liquor.

15.          Tenant shall not remove, alter or replace the ceiling light diffusers, ceiling tiles or air diffusers in any portion of the Premises without the prior written reasonable consent of Landlord.

16.          Tenant shall not in any manner deface any part of the Premises or the Building. No stringing of wires, boring or cutting shall be permitted except with Landlord’s prior written reasonable consent. Any floor covering installed by Tenant shall have an under layer of felt rubber, or similar sound deadening substance, which shall not be affixed to the floor by cement or any other non-soluble adhesive materials.

17.          Should Tenant’s use and occupancy of the Premises require the installation of supplemental cooling, and should the Building contain a closed loop, Tenant agrees that its supplemental cooling requirements will be serviced by tapping into the Building’s closed loop.

18.          Each Tenant shall handle its newspapers and “office paper” in compliance with applicable Requirements and shall conform with any recycling plan reasonably instituted by Landlord.

19.          Tenant shall not bring or keep, or permit to be brought or kept, in the Building any weapon or flammable, combustible or explosive fluid, chemical or substance other than those used in Tenant’s business equipment.

20.          Tenant shall comply with all workplace smoking Requirements. There shall be no smoking in bathrooms, elevator lobbies, elevators, and other common areas.

21.          Landlord may, upon request of Tenant, waive Tenant’s compliance with any of the rules, provided that (a) no waiver shall be effective unless signed by Landlord, (b) no waiver shall relieve Tenant from the obligation to comply with such rule in the future unless otherwise agreed in writing by Landlord, (c) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with these rules and regulations, and (d) no waiver shall relieve Tenant from any liability for any loss or damage resulting from Tenant’s failure to comply with any rule.

22.          In the event of any conflict between any provisions Lease (and/or any rights or benefits granted Tenant thereunder) and these rules and regulations, the provisions set forth in the Lease shall control.

EXHIBIT D

CERTIFICATE AFFIRMING THE MUST TAKE COMMENCEMENT DATE

This Certificate is being provided pursuant to that certain Office Lease, dated as of December 23, 2015 (the “Lease”), by and between LANHAM OFFICE 2015 LLC, a Delaware limited liability company (“Landlord”), and                                                                (“Tenant”). The parties to the Lease desire to confirm the following:

1.             The Must Take Commencement Date for Floor [7, 6, 5] (the “Applicable Must Take Expansion Premises”) is              , 20  .

2.             Tenant confirms that the Base Building Condition Work for the Applicable Must Take Expansion Premises has been completed.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Certificate under seal on                    , 20  .

WITNESS/ATTEST:	LANDLORD:

LANHAM OFFICE 2015 LLC, a Delaware limited liability company

	By:	(SEAL)
Name:	Name:
Title:

WITNESS/ATTEST:	TENANT:

2U HARKINS ROAD LLC, a Delaware limited liability company
	By:	[SEAL]
Name:	Name:
Title:

D-1

EXHIBIT E

MEASUREMENT SCHEDULE

Floor	RSF	Tenant’s Proportionate Share
12	28,175.44	100%
11	28,175.44	100%
10	28,175.44	100%
9	28,175.44	100%
8	28,175.44	100%
7	28,175.44	100%
6	28,178.78	100%
5	28,175.44	100%
4	28,175.44
3	28,175.44
2	27,545.44	100%
1
TOTAL	309,303.18

E-1

EXHIBIT F

LOCATION OF BUILDING FITNESS CENTER

F-1

EXHIBIT G

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

Attached.

G-1

Execution Version

RETURN TO:

Thompson Hine LLP

335 Madison Avenue (12th Floor)

New York, NY 10017

Attention:  Mario J. Suarez, Esq.

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (hereinafter  referred to as “Agreement”) made this 23rd day of December, 2015, among 2U HARKINS ROAD LLC, a Delaware limited liability company (together with its successors and assigns, hereinafter referred to as “Tenant”)  having an address at 8201 Corporate Drive, Suite 900, Landover, MD 20785, until Tenant has commenced full business operations at the Premises, and thereafter, the Premises, LANHAM OFFICE 2015 LLC, a Delaware limited liability company having an address at 675 Third Avenue (Suite 2400), New York, NY 10017 (together with its successors and assigns, including any Successor Landlord,  hereinafter referred to as “Landlord”), and TCA CRE LOANS LLC, a Delaware limited liability company having an address at 280 Park Avenue, 5th Floor, New York, NY 10017 (together with its successors and assigns, hereinafter referred to as “Lender”).

R E C I T A L S:

A.            Concurrently herewith, Landlord and Tenant are entering into a certain Office Lease, dated as of the date hereof (the “Lease”) in the building known as “Metroview,” 7900 Harkins Road, Lanham, MD 20706 (hereinafter referred to as the “Premises”), located at the real property more particularly described on Exhibit A attached hereto (hereinafter  referred to as the “Property”).

B.            Lender has made a loan to Landlord on and subject to the terms, provisions, covenants and conditions set forth in that certain Loan Agreement dated as of July 30, 2015 made by and between Landlord and Lender (as amended, modified, extended, supplemented, restated or replaced from time to time, the “Loan Agreement”) in the approximate principal amount of $40,973,888.00 (hereinafter  referred to as the “Loan”) secured by a purchase money deed of trust, mortgage or security deed (as the same may be amended, restated, extended, or otherwise modified from time to time, the “Deed of Trust”) from Landlord to Lender covering the Property, including the Premises.

C.            Lender, Landlord and Tenant desire to evidence their understanding with respect to the Deed of Trust and the Lease as hereinafter provided.

D.            Capitalized terms used but not defined herein shall have their respective meanings set forth in the Lease.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

1.             Subordination and Consent.

(a)           Lender hereby consents to Landlord entering into the Lease and the  Sublease Agreement, dated the date hereof, between Landlord, as subtenant, and 2U, Inc. (“Parent”)  as sublandlord with respect to Parent’s current leasehold estate at  8201 Corporate Drive, Landover, Maryland (the “Takeover Sublease”) provided, however, that notwithstanding the foregoing, nothing contained herein shall be construed as a consent to, approval of, or ratification by Lender of, any of the particular provisions of the Lease or Takeover Sublease or any matter referred to or contained therein (except as may be expressly approved herein).

(b)           Subject to the terms of this Agreement, Lender, Tenant and Landlord do hereby covenant and agree that the Lease with all rights, options, liens and charges created thereby (including, without limitation, any option or rights contained in the Lease, or otherwise existing, to acquire any or all of the Premises, or any superior leasehold interest therein), is and shall continue to be subject and subordinate in all respects to the Deed of Trust and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advancements made thereunder.  Tenant acknowledges that Landlord will execute and deliver to Lender an assignment of the Lease as security for the Loan, and Tenant hereby expressly consents to such assignment.

(c)           Landlord authorizes and directs Tenant to honor any written demand or notice from Lender instructing Tenant to pay rent or other sums due under the Lease to Lender rather than Landlord (a “Payment Demand”), regardless of any other, or contrary, notice or instruction which Tenant may receive from Landlord before or after Tenant’s receipt of such Payment Demand. Tenant may rely upon any notice, instruction, Payment Demand, certificate, consent, or other document which is from and signed by Lender, and Tenant shall have no duty to Landlord to investigate the same or the circumstances under which the same was given by Lender. Tenant agrees that upon Lender’s Payment Demand, Tenant will timely remit any and all payments due under the Lease directly to, and payable to the order of, Lender, and in connection therewith:  (x) any payment made by Tenant to Lender in response to a Payment Demand shall be deemed proper payment by Tenant of such sum pursuant to the Lease, (y) Tenant shall be entitled to full credit under the Lease for any rent or other sums paid to Lender pursuant to a Payment Demand to the same extent as if the same were paid directly to Landlord, and (z) Landlord hereby releases and discharges Tenant of and from any liability to Landlord on account of any such payments. The delivery by Lender of a Payment Demand, or Tenant’s compliance therewith, shall not relieve Landlord of any Landlord’s obligations under the Lease.  Tenant shall not be in default under the Lease solely as the result of Tenant’s delivery of payments of rent and other sums due under the Lease to Lender or any other required payee thereof in compliance with a Payment Demand, notwithstanding any dispute between Landlord and Lender which may arise as to the existence or non-existence of a default under the Deed of Trust or as to Lender’s authority to notify Tenant to direct payments to Lender. Notwithstanding the foregoing, in connection with any funds payable by Tenant to Landlord under the Work Agreement, Lender and Landlord agree that Tenant has the option to make such payments directly to the contractor to whom such payment is then owing rather than to Lender or Landlord regardless of the delivery of a Payment Demand, provided such payment is made in accordance with all applicable provisions of the Work Agreement and the Lease.

2.             Nondisturbance.  So long as the Lease is in full force and effect and Tenant is not in default beyond any applicable notice and cure period that would permit Landlord to terminate the Lease or exercise any remedy to dispossess provided for in the Lease, Lender will not (i) disturb, interfere with or deprive Tenant of its leasehold estate or right (or the right of any party claiming by or through Tenant) to use, occupy and possess the Premises or utilize other portions of the Property under or by virtue of the terms of the Lease (including, without limitation, all rights, privileges, access rights, expansion and renewal options), or (ii) name or join Tenant (or any party claiming by or through Tenant) as a defendant in any exercise of Lender’s rights and remedies arising upon a default under the Deed of Trust, including, without limitation, entry or foreclosure of the Deed of Trust, acceptance of a deed or assignment in lieu of foreclosure, or exercise of a power of sale under the Deed of Trust, unless applicable law requires Tenant (or any party claiming by or through Tenant) to be made a party in any action relating thereto as a condition to proceeding against Landlord or in order for Lender to avail itself and prosecute such rights and remedies under the Deed of Trust.  In the latter case, Lender may join Tenant (or party claiming by or through Tenant) as a defendant in such action but only to the extent necessary under applicable law in order for Lender to avail itself of and complete any foreclosure or other action or proceeding initiated by Lender pursuant to the Deed of Trust and not for the purpose of terminating the Lease or otherwise adversely affecting Tenant’s rights (or the rights of any party claiming by or through Tenant) under the Lease (including, without limitation, all rights, privileges, access rights, expansion and renewal options) or this Agreement in such action.  Tenant acknowledges and agrees that it has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, the same is hereby acknowledged to be subject and subordinate to the Deed of Trust and is hereby waived and released as against Lender.

3.             Attornment.  From and after the Takeover Date (hereinafter defined), (x) Tenant shall attorn to and recognize the Successor Landlord (hereinafter defined) as Tenant’s landlord under the Lease, and Successor Landlord shall, except as provided in this Agreement, recognize all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining (including any renewal terms), with the same force and effect as if the Successor Landlord were Landlord and Tenant shall perform all of the terms, covenants and conditions of the Lease to be performed by Tenant for the balance of the term thereof remaining (including any renewal terms) for the benefit of such Successor Lender, with the same force and effect as if the Successor Landlord were Landlord, and (y) the Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant and said recognition and attornment shall be effective and self-operative without the execution of any further instruments subject however to the terms of this Agreement. Although said recognition and attornment shall be self-operative, Tenant further covenants and agrees to execute and deliver upon request of Lender an appropriate agreement of attornment to such Successor Landlord may reasonably request to confirm said subordination by Tenant, provided such agreement is consistent with the terms of this Agreement.

4.             Lease Defaults. If any act or omission of Former Landlord or its successor-in-interest would give Tenant the right, either immediately or after lapse of time, to terminate the Lease, Tenant shall not exercise such right to terminate the Lease until: (a) Tenant shall have given written notice of such act or omission to Former Landlord and Lender; (b) Former Landlord shall have failed to remedy same within the time period stated in the Lease for effecting such cure (or, if no such time period is specified, within no more than thirty (30) days after receipt of such written notice); and (c) Lender (or, if applicable, Successor Landlord) shall not have cured such default within the time period in the preceding clause (b) for Landlord’s cure plus sixty (60) days; provided this Paragraph shall not apply to or limit in any way, Tenant’s termination rights or otherwise extend the time period for the exercise of such termination rights (nor the date any termination is effective), under Article XVII or Article XVIII of the Lease.

5.             Obligations and Liability of Lender.  Notwithstanding anything to the contrary in the Lease or the Deed of Trust but subject to this Agreement, from and after the Takeover Date, neither Lender nor any Successor Landlord, shall be:

(a)           liable for any act or omission of Former Landlord which occurs prior to the Takeover Date, or bound by any obligation to make any payment to Tenant which was required to be made in connection with any such act or omission of Former Landlord), except to the extent that (i) such act or omission continues after the date that Lender or such Successor Landlord succeeds to landlord’s interest in the Lease, and (ii) such act or omission of such prior landlord is of a nature can be cured by performing a service or making a repair;

(b)           subject to any offsets, defenses or counterclaims which Tenant may be entitled to assert against Former Landlord, except for (i) any defenses which Tenant might have to claims that accrued and that relate to a period prior to the Takeover Date, but only to the extent the related prior claim against Tenant is pursued by Successor Landlord, or (ii) any right expressly set forth in the Lease (including the Work  Agreement) to an offset, abatement or credit that has been timely applied prior to the Takeover Date and which has not been exhausted prior to such Takeover Date, it being agreed that Successor Landlord shall recognize any such offsets, abatements or credits that have not been exhausted prior to the Takeover Date and that may thereafter accrue; or

(c)           bound by any payment of rent or additional rent by Tenant to Former Landlord for more than one month in advance of the applicable payment date; or

(d)           bound by any amendment or modification of the Lease made without the written consent of Lender, but only if the consent of Lender to such amendment or modification was required pursuant to the terms of the Deed of Trust or any other loan document; it being agreed that, notwithstanding anything to the contrary contained in the Deed of Trust or such other loan document, no such consent shall be required for any an amendment or modification which is (i) entered into to confirm the unilateral exercise by Tenant of a specific right or option granted to Tenant under the Lease (including, without limitation, rights of first offer or refusal renewals and expansion options notwithstanding Landlord’s participation in such exercise as provided in the Lease), (ii) non-material and expressly contemplated to be entered into under the provisions of the Lease, such as to confirm the commencement date, rent commencement date, or other dates or facts, or (iii) to address an administrative matter (such as a change of a notice address); nothing contained in this Agreement shall require Lender’s consent to any approvals under the Work Agreement (including without limitation, approval of plans and alterations to the Building and the Premises as described in the Work Agreement or change orders thereto) provided the same is occurs in accordance with the Work Agreement; and provided further that the foregoing shall not be construed, or be deemed to affect, modify or waive in any respect Lender’s rights under the Deed of Trust or the other loan documents, provided, however, and notwithstanding anything to the contrary contained herein, Tenant may assert any claims for rental abatement, offsets and rent credits permitted under the terms of the Tenant’s Rights Sections (as hereinafter defined) whether arising on, before or after the Takeover Date (i) against Former Landlord and (ii) to the extent such rent credits, offsets or abatements have not been fully exhausted as of the Takeover Date or continue to accrue after the Takeover Date, against Lender or any Successor Landlord; and the foregoing shall not be construed to relieve Successor Landlord of liability under the Lease first arising and accruing after the Takeover Date; and provided further for purposes of clarity, it is hereby acknowledged and agreed that as of the Takeover Date, Lender and any Successor Landlord shall be bound by all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, including but not limited to the following obligations, each to the extent required under the Lease and, as applicable, the Takeover Sublease:

(t)            performance of any and all construction and delivery obligations of Former Landlord under the Lease and Work Agreement which have not yet been completed or delivered by Former Landlord as of the Takeover Date;

(u)           payment of all sums payable by Former Landlord under the Takeover Sublease and, without duplication, under Section 30.2 of the Lease;

(v)           payment of all sums payable by Former Landlord under Section 2.2, Section 2.3, Section 2.4, Section 2.5,  Section 2.6, Section 4.6 and Article XXIV of the Lease and Section 1.3(h) and Section 1.4 of the Work Agreement which have not yet been fully paid as of the Takeover Date (including the right to offset the same against rental payments as provided in Section 1.3(h) of the Work Agreement to the extent such offsets have not been fully exhausted as of the Takeover Date);

(w)          any rent credits, offsets or abatements to which Tenant may be entitled as set forth in Section 3.3(a), Section 3.3(b), Section 3.3(d), Section 4.2(a), Section 4.2(b), Section 4.2(c), Section 4.6, Section 5.2(e), Section 5.2(f), Section 5.4, Section 14.3(c), Section 15.3, Article XVII or Article XVIII of the Lease or Section 1.3(h) of the Work Agreement which, in any case, have not yet been fully applied, credited, offset or exhausted against amounts payable by Tenant under the Lease as of the Takeover Date (clauses (u), (v) and (w) are collectively referred to as the “Tenant’s Rights Sections”);

(y) payment of any commission fees payable by Former Landlord to the Serten Advisors, LLC as provided in Section 25.3 of the Lease and as more fully set forth in the Commission Agreement, dated    , between Serten Advisors, LLC and Former Landlord to the extent any amounts are still unpaid as of the Takeover Date; and

(z)           any options or rights of Tenant under the Lease, including but not limited to the Must Take Extension Premises, any Renewal Terms or option to lease the ROFR Premises and the Expansion Premises.

6.             Definitions.  The following terms shall have the following meanings for purposes of this Agreement:

(a)           “Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the Takeover Date.

(b)           “Successor Landlord” means any party that succeeds to the rights of landlord under the Lease as the result of a Takeover Event.

(c)           “Takeover Date” means the date on which Successor Landlord shall have succeeded to the rights of Former Landlord (including Landlord) under the Lease as a result of Takeover Event.

(d)           “Takeover Event” means:  (i) foreclosure under the Deed of Trust; (ii) any other exercise by Lender of rights and remedies (whether under the Deed of Trust or under applicable law, including bankruptcy law) as holder of the Deed of Trust, as a result of which a Successor Landlord becomes owner or ground lessor of the Property; (iii) delivery by Former Landlord to, and acceptance by, Lender (or its designee or nominee) of a deed, assignment or other conveyance of Former Landlord’s interest in the Property in lieu of any of the foregoing, or (iv) any other event in which Lender or its designee shall succeed to the rights of Former Landlord under the Lease.

7.             Severability.  If any portion or portions of this Agreement shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative.

8.             Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

9.             Conflicts.  If this Agreement conflicts with the Lease or the Deed of Trust, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement, but the foregoing shall not modify any of the rights or obligations between Landlord and Tenant under the Lease prior to any such attornment.  This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Deed of Trust.

10.          Notices.  So long as the Deed of Trust remains outstanding and unsatisfied, Tenant will mail or deliver to Lender, at the address and in the manner hereinbelow provided, a copy of all notices permitted or required to be given to the Landlord by Tenant under and pursuant to the terms and provisions of the Lease.  All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be in writing and shall be considered as properly given if (i) mailed to the addressee by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the addressee, or (iii) by delivery to a third party commercial delivery service for same day or next day delivery to the office of the addressee with proof of delivery.  Notice so given shall be effective, as applicable, upon (i) the third (3rd) day following the day such notice is deposited with the U.S. Postal Service, (ii) delivery to the addressee, or (iii) upon delivery to such third party delivery service.  Notice given in any other manner shall be effective only if and when received by the addressee.  For purposes of notice, the addresses of the parties shall be:

Lender:

TCA CRE LOANS LLC

280 Park Avenue (5th Floor)

New York, NY 10017

Attention: Houdin Honarvar, Esq.

with a copy to:

Thompson Hine LLP

335 Madison Avenue (12th Floor)

New York, New York  10017

Attention:  Mario J. Suarez, Esq.

Landlord:

LANHAM OFFICE 2015 LLC

675 Third Avenue (Suite 2400),

New York, NY 10017

Attention: Mr. Meir Cohen

Tenant:

Prior to the date that Tenant has commenced full business operations at the Premises:

2U HARKINS ROAD LLC

8201 Corporate Drive

Suite 900

Landover, MD 20785

Attention: Chief Financial Officer

With a copy to: General Counsel

On or after the date that Tenant has commenced full business operations at the Premises:

2U HARKINS ROAD LLC

7900 Harkins Road

Landover, MD 20706

Attention: Chief Financial Officer

With a copy to: General Counsel

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York  10036

Attention:  Marco Caffuzzi, Esq.

Notwithstanding the foregoing, any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other parties in the manner set forth herein.

11.          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns; provided, however, that in the event of the assignment or transfer of the interest of Lender, upon the assumption of the successor or assignee, all obligations and liabilities of the assigning Lender under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of such party to whom Lender’s interest is assigned or transferred.  When used herein, the term “landlord” refers to Landlord and to any successor to the interest of Landlord under the Lease and “Lender” refers to Lender and to any assignee of the note secured by the Deed of Trust and Lender’s servicer of the Loan, if any.

12.          Tenant’s Personal Property.  In no event shall the Deed of Trust cover or encumber (and shall not be construed as subjecting in any manner to the lien thereof) any of trade fixtures, business equipment, furniture, signs, or other personal property at any time placed on or about the Premises or the Building by or for Tenant or its subtenants or licensees.

13.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

14.          Waiver of Jury Trial. All of parties hereto together with Successor Landlord hereby mutually waive all right to trial by jury in any summary or other action, proceeding, or counterclaim arising out of or in any way connected with this Agreement.

15.          Headings.  The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

16.          Limited Recourse. Tenant and all others shall look solely to the interest of the Lender in the Property for the payment of any claim hereunder or for the performance of any obligation,

agreement, contribution or term to be performed or observed by Lender hereunder or under the Deed of Trust or any other agreement or document securing or collateral to the Deed of Trust.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

LENDER

TCA CRE LOANS LLC, a Delaware limited liability company

By:	Taconic Capital Advisors L.P.

By:
Name:
Title:

[Signatures Continue on Following Page]

Signature Page to Subordination, Non-Disturbance and Attornment Agreement

TENANT:

2U HARKINS ROAD LLC

By: 2U, Inc., its sole member

By:
Name:
Title:

[Signatures Continue on Following Page]

Signature Page to Subordination, Non-Disturbance and Attornment Agreement

LANDLORD

LANHAM OFFICE 2015 LLC,
a Delaware limited liability company

By:	CTI SPV II LLC,
a Delaware limited liability company
Its: Managing Member

By:	Cohen Family Asset Management LLC,
a Delaware limited liability company
Its: Sole Member

By:
Name: Meir Cohen
Title: Manager

Signature Page to Subordination, Non-Disturbance and Attornment Agreement

ACKNOWLEDGMENT

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the      day of          , in the year 2015, before me, the undersigned, personally appeared Meir Cohen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

Notary Page to Subordination, Non-Disturbance and Attornment Agreement

ACKNOWLEDGMENT

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the      day of          , in the year 2015, before me, the undersigned, personally appeared              , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

Notary Page to Subordination, Non-Disturbance and Attornment Agreement

ACKNOWLEDGMENT

STATE OF MARYLAND	)
) ss.:
COUNTY OF PRINCE GEORGE	)

On this the      day of         , in the year 2015, before me, the undersigned officer, personally appeared                , personally known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same for the purposes therein contained.

In witness whereof I hereunto set my hand and official seal.

Notary Public

Notary Page to Subordination, Non-Disturbance and Attornment Agreement

EXHIBIT A

PROPERTY DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN PRINCE GEORGE’S COUNTY OF THE STATE OF MARYLAND, AND IS DESCRIBED AS FOLLOWS:

All of those lots or parcels of land located in Prince George’s County, Maryland, and more particularly described as follows:

Being known and designated as Parcel C, as shown on the plat entitled: “Plat of Correction, Plat Four, Parcels C thru K, Metroview, which Plat is recorded among the Land Records of Prince George’s County, Maryland in Plat Book R.E.P. No. 193, folio 65.

Together with those rights of ingress and egress as set forth in Liber 28935 folio 247, confirming the Declaration of Access Easement recorded in Liber 16152, folio 644, as recorded among the Land Records of Prince George’s County, Maryland and

Together with those easements for parking purposes, pedestrian and vehicular ingress and egress, utility lines and surface parking, as set forth in Liber 28935, folio 226, as recorded among the Land Records of Prince George’s County, Maryland.

EXHIBIT H

ROOF ACCESS AGREEMENT

THIS ROOF ACCESS AGREEMENT (this “License”) is made as of this     day of December   , 2015, by and between LANHAM OFFICE 2015 LLC, a Delaware limited liability company (“Landlord”) and 2U HARKINS ROAD LLC, a Delaware limited liability company (“Tenant”).

RECITALS

WHEREAS, Landlord has this day entered into that certain Office Lease (the lease, together with any amendments and/or modifications thereto, the “Lease”) of certain demised premises more particularly described in the Lease as the “Premises” (the “Premises”) in an office building located at 7900 Harkins Road, Lanham, Maryland; and

WHEREAS, Tenant has requested that Landlord allow the installation of Tenant’s HVAC and communications equipment on the roof of the Building and Landlord is agreeable to entering into this instrument, whereby a license relative thereto would be granted but only on the terms and conditions hereinafter set forth.

NOW THEREFORE, for and in consideration of the premises set forth below and other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged by Landlord and Tenant, Landlord and Tenant hereby agree as follows:

1.                                      Recitals. The Recitals set forth above are correct and are incorporated into, and constitute a part of, this License.

2.                                      License for Rooftop Equipment.

(a)                                 Subject to the terms hereof and the approval of Prince George’s County and all other governing authorities with jurisdiction thereof, Landlord hereby grants to Tenant (and Tenant hereby accepts) a non-exclusive revocable license (the “License”) to install the Rooftop Equipment (as defined below) and Facilities (also defined below) as such installation is described herein, and to maintain, operate and repair same and, at the conclusion of the License, to remove same from the Building, all to be at Tenant’s sole cost and expense.

(b)                                 The term of the License shall be coterminous with the term of the Lease; provided, however, that the term of the License may be terminated by Tenant prior to the Expiration Date by providing not less than sixty (60) days prior written notice to Landlord.

(c)                                  The “Rooftop Equipment” consists of HVAC equipment and communications receiving and transmitting dish antennae, as specified in Schedule 1 attached to and made a part hereof. The “Facilities” consists of all equipment, conduits and materials and other facilities related to the Rooftop Equipment. Landlord shall determine the location of the Rooftop Equipment, and the location of the Facilities, all in its reasonable discretion. The plans and specifications for installation of the Rooftop Equipment and the Facilities at the Building,

including, among other things, the proposed mounting method, the location and point of entry to the Building, and the cable route, conduits and type information, shall in every instance be subject to Landlord’s prior written approval which shall not be unreasonably withheld, conditioned or delayed. The Rooftop Equipment shall include a non-penetrating building mounts. The point of entry of the cable that is part of the Rooftop Equipment shall be at such point as Landlord shall determine in its reasonable judgment.

(d)                                 Tenant hereby acknowledges and agrees that the Rooftop Equipment (including all components thereof) and the Facilities are the property of Tenant; provided however, that at the expiration or earlier termination of the Lease or the License, if the Rooftop Equipment or any portion thereof of any of the Facilities are not removed from the Building by or at the direction of Tenant within thirty (30) days following said expiration or termination, the same shall be deemed abandoned by Tenant and, at Landlord’s option, may be claimed as the property of Landlord, free of all claims of Tenant.

(e)                                  The Rooftop Equipment and the Facilities shall be installed by the employees, agents or contractors of Tenant, only in accordance with plans and specifications that shall have been previously reasonably approved by Landlord and any construction or installation work shall be controlled and supervised by Landlord, at Tenant’s cost and expense. Landlord agrees that it will reasonably cooperate with Tenant in connection with the installation of the Rooftop Equipment and Facilities and the performance of any work required in connection therewith and the submission of any materials to governmental entities as may be required for any permits or other approvals necessary with respects thereto; provided, however, that Tenant shall promptly reimburse Landlord for all costs and expenses incurred by Landlord in connection with any of the said activities. Tenant agrees to immediately remove or cause to be removed (by bonding or otherwise), and all mechanic’s lien(s) which are in any way related to the installation, maintenance, operation, and/or removal of the Rooftop Equipment and/or the Facilities, all at Tenant’s sole cost and expense, within thirty (30) days after any such liens(s) encumber the Building or any portion thereof.

(f)                                   Upon reasonable prior notice to Landlord, Landlord will permit Tenant reasonable access to the approved location of the Rooftop Equipment and the Facilities, as needed, to install, maintain, operate and/or remove the Rooftop Equipment and the Facilities.

(g)                                  Landlord may request that Tenant relocate the Rooftop Equipment and/or the Facilities. Tenant will cooperate with Landlord to identify an alternate location on, or about, the Building which will comply with Landlord’s requirements and applicable governmental requirements and will provide to the extent reasonably possible, adequate reception for the Rooftop Equipment, it being hereby understood that Landlord makes no warranties or representations as to the adequacy of such reception or otherwise, hereunder. If Landlord were to make a discretionary request to relocate the Rooftop Equipment or the Facilities, then all expenses incurred in relocating the Rooftop Equipment or the Facilities pursuant to this Paragraph shall be borne by Landlord. If a relocation request from Landlord is made as a result of governmental requirements, then Tenant shall bear all costs of such relocation. Landlord will endeavor to provide Tenant with reasonable access to such alternate location.

(h)                                 Tenant agrees (and will insure) that the Rooftop Equipment, and all Facilities will be installed in accordance with all applicable local and building rules of construction and codes. Tenant shall at all times maintain the Rooftop Equipment and the Facilities in good order and repair and Tenant shall be responsible for any and all costs and expenses incurred in connection with such repairs to the Rooftop Equipment and/or the Facilities, including without limitation, the installed conduits running from the Rooftop Equipment to the Premises, Tenant’s installation, repair, maintenance and operation of the Rooftop Equipment and the Facilities shall be subject to and performed in accordance with all terms and conditions of the Lease, as well as applicable governmental codes, laws, rules, regulations and/or ordinances in effect from time to time. Tenant shall be entitled, in connection with the installation and use of the Rooftop Equipment, to run conduits (of a type approved in writing by Landlord) from the Rooftop Equipment to the Premises, in order to connect Tenant’s related equipment in the Premises to the Rooftop Equipment. Tenant shall be required to pay the actual cost of any and all electricity, maintenance and operation costs (and any and all other costs and expenses) required or incurred in connection with the Rooftop Equipment and/or any related Facilities.

(i)                                     If access to the Rooftop Equipment or Facilities is impeded or in the event existing communications equipment within the Building interferes with the Rooftop Equipment or Facilities, Landlord and Tenant agree to identify a new location for the Rooftop Equipment and Facilities satisfactory to Landlord and the Rooftop Equipment and Facilities will be relocated thereto. Such relocation will be at Tenant’s sole cost and expense.

(j)                                    Tenant hereby agrees that it will (and hereby does) indemnify, protect, defend and hold Landlord harmless from and against any claims, liabilities, judgments, costs or expenses (including, without limitation, all costs of litigation and attorney’s fees and expenses) arising out of, or related to Tenant’s installation and use of the Rooftop Equipment and Facilities and any breach by Tenant of its obligations under this License. This subsection (j) shall survive any termination of the License and/or the Lease as amended hereby.

(k)                                 Tenant agrees not to unreasonably interfere with the operation of the communications equipment of other tenants within the Building. The Rooftop Equipment and Facilities may not be used in any fashion which would cause any inference with any other antennae, radio systems or microwave dishes on, adjacent to, at the Building now or hereafter installed. In the event Tenant’s Rooftop Equipment and/or Facilities cause any such interference that cannot be eliminated within a reasonable length of time, not to exceed one hundred twenty (120) hours, Tenant’s rights under this License shall, at the sole and exclusive option of Landlord, cease and terminate whereupon Tenant shall promptly remove the Rooftop Equipment and Facilities from the Building in accordance with the terms of this License.

(l)                                     Should Tenant ever remove or relocate the Rooftop Equipment and/or Facilities, Tenant will restore the Building to its condition prior to the placement of the Rooftop Equipment and Facilities on the Building, reasonable wear and tear expected. Upon its vacation of the Premises, or upon termination or expiration of the Lease, Tenant agrees that this paragraph (l) shall survive. Within thirty (30) days following the termination or expiration of the Lease, Tenant shall, at its sole cost and expense, remove the Rooftop Equipment and Facilities and restore the Building in accordance with the terms of this paragraph.

(m)                             Tenant shall be responsible for obtaining all necessary permits and approvals from the FCC and from all other governmental agencies and/or political subdivisions having jurisdiction over installation, maintenance, operation, repair, and/or removal of the Rooftop Equipment and Facilities. Copies of all permits and approvals shall be submitted to Landlord once they are obtained.

(n)                                 Any default by Tenant of the provisions of this License shall be deemed a default of the Lease but shall be subject to such notice and cure periods applicable to similar defaults under the Lease.

(o)                                 Landlord makes no representations whatsoever regarding the suitability or adequacy of the Building or any portion thereof relative to the installation, maintenance, operation repair and/or removal of the Rooftop Equipment or Facilities, Landlord specifically disclaims any and all warranties, expressed or implied, relative thereto. Tenant acknowledges and agrees that the portions of the Building that may be subject to this License, are accepted by Tenant in an “AS IS WHERE IS” condition.

3.                                      Successors and Assigns. This License shall inure to the benefit of, and be binding upon the parties hereto and their respective successors and approved assigns. Tenant may not assign or sublicense this License without Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s sole discretion; provided however that Tenant shall be permitted to assign or sublicense this License in connection with a permitted assignment or sublease, as applicable, of the Lease in accordance with the terms thereof. Nothing in this License shall prohibit or restrict Landlord from assigning its interests under the Lease.

4.                                      Entire Agreement. This License and the Lease sets forth the entire agreement between the parties with respect to the License granted herein. There have been no additional oral or written representations or agreements relative thereto. Under no circumstances shall this License be deemed to grant any rights to Tenant not specifically provided herein.

5.                                      Governing Law. This License shall be governed by and construed in accordance with the laws of the State of Maryland without regard to conflicts of laws principles thereof.

6.                                      No Waiver; Time of Essence. The failure of either party to enforce any of the respective rights or remedies hereunder, or to promptly enforce any such rights or remedies, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound and must expressly state that such right or remedy has been or thereby is waived. This License is subject to enforcement at law or in equity, including actions for damages or specific performance. Time is of the essence hereof.

7.                                      Successive Actions. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Guarantor hereby waives any covenants to the maximum extent permitted by law not to assert any defense in the nature of splitting of causes of action or merger of judgments.

8.                                      Attorneys’ Fees. In the event it is necessary for Landlord to retain the services of an attorney or any other consultants in order to enforce this License, or any portion hereof, Tenant shall promptly pay to Landlord any and all costs and expenses, including, without limitation, attorneys’ fees, incurred by Landlord as a result thereof and such costs, fees and expenses shall be included in the costs of the case to the extent the Landlord wins the issue under contest.

9.                                      Counterparts. This License may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this License may be detached from any counterpart of this License without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this License identical in form hereto but having attached to it one or more additional signature pages.

[continued on following page]

IN WITNESS WHEREOF, the parties hereto have executed and sealed this Rooftop Equipment License as of the date aforesaid.

WITNESS/ATTEST:	LANDLORD:

LANHAM OFFICE 2015 LLC, a Delaware limited liability company

	By:	(SEAL)
Name:	Name:
Title:

WITNESS/ATTEST:	TENANT:

2U HARKINS ROAD LLC, a Delaware limited liability company
	By:	[SEAL]
Name:	Name:
Title:

EXHIBIT I

FORM OF GUARANTY

GUARANTY AND SUBORDINATION AGREEMENT

THIS GUARANTY AND SUBORDINATION AGREEMENT (this “Agreement”), made as of the    day of          , 2015, by 2U, INC., a Delaware corporation (“Guarantor”), in favor of LANHAM OFFICE 2015 LLC, a Delaware limited liability company (“Landlord”).

W I T N E S S E T H:

A.                                    Landlord has this day entered into that certain Office Lease (the lease and the Work Agreement attached thereto as Exhibit B, together with any amendments and/or modifications thereto, the “Lease”) of certain demised premises more particularly described in the Lease as the “Premises” (the “Premises”) located at 7900 Harkins Road, Lanham, Maryland with 2U Harkins Road LLC, Delaware limited liability company (“Tenant”);

B.                                    Tenant is a wholly-owned subsidiary of Guarantor;

C.                                    Landlord has required, as a condition to entering into the Lease, Guarantor to be a guarantor of each and every obligation imposed upon Tenant by the Lease; and

D.                                    Capitalized terms used but not defined herein shall have the respective meanings set forth in the Lease.

NOW, THEREFORE, to induce Landlord to enter into the Lease and in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor, for itself, its successors and assigns, hereby covenants and agrees for the benefit of Landlord, as follows:

1.                                      Guaranty. Guarantor does hereby unconditionally and irrevocably guarantee to Landlord the full, complete and timely performance of all obligations imposed on Tenant by the terms of the Lease, including, but not limited to, the full, complete and timely payment of rent and all other sums due by Tenant under the Lease and the payment as required by the Lease of all damages to Landlord which may result from Tenant’s breach of any provision of the Lease (collectively, the “Obligations”).

2.                                      Guaranty of Payment and Performance. Guarantor acknowledges and agrees that this is a guaranty of payment and performance and not mere collection. Guarantor is executing this Agreement as a primary obligor and not merely as a surety. The liability of Guarantor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Tenant or any other person or entity. Guarantor waives any right to require that an action be brought against Tenant or any other person or entity. In the event, on account of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, Tenant shall be relieved of the Lease or any debt, obligation or liability as provided in the Lease, Guarantor shall nevertheless be fully liable for the complete and timely performance of all obligations imposed on Tenant by the Lease throughout the entire term of the Lease, all to the same extent as if Guarantor had been the original tenant thereunder and the Lease shall be deemed unaffected by any such relief granted to Tenant. If there occurs an Event of Default under the Lease which is not cured within any applicable grace or cure period, Landlord shall have the right to enforce its rights, powers and remedies thereunder or hereunder, in any order to the maximum extent permitted by law, and all rights, powers and remedies provided thereunder or hereunder or by law or in equity. If the obligations guaranteed hereby are partially performed, paid or discharged by reason of the exercise of any of the remedies available to Landlord, this Agreement shall nevertheless remain in full force and effect, and Guarantor shall continue to be liable for all remaining obligations guaranteed hereby, even though any rights which Guarantor may have against Tenant may be destroyed or dismissed by the exercise of any such remedy. If at any time any payment by Tenant of any obligation under the Lease is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Tenant or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, Tenant or any substantial part of its property or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

3.                                      Waivers by Guarantor. To the extent permitted by law, Guarantor hereby waives and agrees not to assert or take advantage of:

(a)                                 Any right to require Landlord to proceed against Tenant or any other person or entity or to proceed against or exhaust any security held by Landlord at any time or to pursue any other remedy in Landlord’s power or under any other agreement before proceeding against Guarantor;

(b)                                 Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Landlord to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons;

(c)                                  Any defense based upon an election of remedies by Landlord;

(d)                                 Any right or claim or right to cause a marshaling of the assets of Tenant or Guarantor;

(e)                                  Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more provisions of the Lease; and

(f)                                   Any modification of the Lease or of any obligation of Tenant thereunder by amendments to the Lease, by waivers granted by Landlord or by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise.

4.                                      Subordination. Guarantor hereby unconditionally and irrevocably subordinates all payments due or to become due by Tenant to Guarantor, by reason of any and all debts or other obligations, including the obligation to pay salaries or other compensation (collectively “Debt Payments”), to the payment of any monetary Obligations; provided, however, that as long as no Event of Default has occurred and is then continuing under the Lease, after the payment of each monthly installment of Rent, Guarantor shall be entitled to receive any Debt Payments due for such month.

5.                                      General Provisions.

(a)                                 Survival. This Agreement shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the exercise of any remedy by Landlord under the Lease unless and until the Obligations have been indefeasibly paid and performed in full.

(b)                                 No Subrogation; No Recourse Against Landlord. Notwithstanding the satisfaction by Guarantor of any liability hereunder, Guarantor’s rights of subrogation, contribution, reimbursement or indemnity, if any, or any right of recourse to or with respect to the assets or property of Tenant, shall be subject and subordinate to the rights of Landlord. Guarantor expressly agrees not to exercise any and all rights of subrogation against Landlord.

(c)                                  Entire Agreement; Amendment; Severability. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements, whether written or oral, between the parties respecting such matters. Any amendments or modifications hereto, in order to be effective, shall be in writing and executed by Landlord and Guarantor. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

(d)                                 Governing Law; Binding Effect; Waiver of Acceptance. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to conflicts of laws principles thereof. This Agreement shall bind Guarantor, its successors and assigns (but in the event of an assignment, Guarantor shall not be relieved of its obligations hereunder), and shall inure to the benefit of Landlord, its successors and assigns. Guarantor hereby waives any acceptance of this Agreement by Landlord and this Agreement shall immediately be binding upon Guarantor.

(e)                                  Notices. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or certified mail or by depositing the same with Federal Express or another reputable private courier service for next business day delivery to the intended addressee at its address set forth below or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least seven (7) days’ prior written notice thereof in accordance with the provisions hereof, each party shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

If to the Landlord:	Lanham Office 2015 LLC
c/o Cohen Equities
675 Third Avenue
Suite 2400
New York, New York 10017
Attention: Meir Cohen

with a copy to: McCandlish Lillard
11350 Random Hills Road
Suite 500
Fairfax, Virginia 22030
Attn: C. Vincent Leon-Guerrero, Esq.

If to Guarantor:	2U, Inc.

Attn:

with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn: Marco Caffuzzi, Esq.

(f)                No Waiver; Time of Essence. The failure of either party to enforce any of the respective rights or remedies hereunder, or to promptly enforce any such rights or remedies, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound and must expressly state that such right or remedy has been or thereby is waived. This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance. Time is of the essence hereof.

(g)                                  Captions for Convenience. The captions and headings of the sections and paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof.

(h)                                 Attorneys’ Fees. In the event it is necessary for Landlord to retain the services of an attorney or any other consultants in order to enforce this Agreement, or any portion hereof, Guarantor shall promptly pay to Landlord any and all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord as a result thereof and such costs, fees and expenses shall be included in the costs of the case to the extent the Landlord wins the issue under contest.

(i)                                     Successive Actions. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Guarantor hereby waives any covenants to the maximum extent permitted by law not to assert any defense in the nature of splitting of causes of action or merger of judgments.

(j)                                    Reliance. Landlord would not enter into the Lease without this Agreement. Accordingly, Guarantor intentionally, irrevocably and unconditionally enters into the covenants and agreements as set forth above and understand that, in reliance upon and in consideration of such covenants and agreements, the Lease has been made.

(k)                                 Intentionally Omitted.

(l)                                     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

(m)                             Authority. Guarantor hereby represents and warrants that: (i) Guarantor is a duly organized entity, validly existing and in good standing under the laws of the State of Delaware, (ii) Guarantor has full right and authority to enter into this Agreement, and (iii) the person signing on behalf of Guarantor is authorized to do so.

(n)                                 Consent to Jurisdiction and Venue. To the maximum extent permitted by law, Guarantor hereby irrevocably submits to the jurisdiction of any Maryland State or Federal court sitting in Prince George’s County, County or the U.S. District Court for the District of Maryland over any suit, action or proceeding arising out of or relating to this Agreement or the Lease. Guarantor hereby agrees that Landlord shall have the option in its sole discretion to lay the venue of any such suit, action or proceeding in the courts of the State of Maryland or the United States of America for the District of Maryland and irrevocably waives to the fullest extent permitted by law any objection which Guarantor may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum. Guarantor agrees that a final judgment of any such suit, action or proceeding brought in such court shall be conclusive and binding upon Guarantor.

[signatures appear next page]

IN WITNESS WHEREOF, Guarantor has executed this Agreement under seal as of the day and year first above written.

ATTEST/WITNESS:	GUARANTOR:
2U, INC., a Delaware corporation

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT J

PARKING EASEMENT

Attached.

J-1

PRINCE GEO· COUNTY. MD APPROVED BY _ #03 ' Recording Requested By and When Recorded Return to: NOV 2 1 2007 !.!) .-0 Commercial Settlement Services, LLC 1829 Reisterstown Road, Suite 380 Baltimore, Maryland 21208 Attn: Howard Perlow :·!)Iff-RECORDATION TAX PAID ..,..VL !.. ---TRANSFER TAX PAID 0 0 \.0 0 -(].) N N -o c ";:; (Space above for Recorder's Use) CL r-..: 0 EASEMENT AND RESTRICTIVE COVENANT AGREEMENT 0 N ;:.:: ..-C\1 (].) ::0 "(ii THIS EASEMENT AND RESTRICTIVE COVENANT AGREEMENT (this "Agreement") is executed effective as of }\\oil vto blU"""Z\. by VINGARDEN ASSOCIATES, A MARYLAND LIMITED PARTNERSHIP, a Maryland limited partnership ("Vingarden"), and 7900 Harkins Rd Holdings, LLC, a Delaware limited liability company (the "Parcel C Owner"). > (0 2 (0 D c) ::r RECITALS \1) c'J 0.. ("J wt "'¢ :.x.:.o-:g:: N (j') A. Vingarden is the owner in fee simple of Parcels D, E, F, G, H and I as I <-?shown on that Plat entitled "Plat of Correction, Plat Four, Parcels C Thru K, Metroview" cw.o ::..::::I.::(the "Plat"), which Plat is recorded among the land records of Prince George's County, 0 <( ({) ::;]! Itf' FII stH $ 20.88 6 ;Maryland in Plat Book R.E.P. 193, folio 65. ;j';·, ::s::: ! COOliNG FEE 75.00 ,--.00 c;;;J · Plat. B. Parcel C Owner is the owner in fee simple of Parcel C as sli4ffllb on the Re:Jt PG83 <.0 <:::> <-' N N 0 ci. l[) ('() Rcrt t 68555 FLJJ Blk t 9592 02:55 F11 C. The parcels shown on the Plat are hereinafter individually refMeBifo'l7a "Parcel" or as "Parcel C", "Parcel D", "Parcel E", "Parcel F', "Parcel G", "Parcel H" and "Parcel I", as the case may be, and collectively referred to as the "Property". The owner of fee simple title to a Parcel is hereinafter referred to as an "Owner"; and the Owner of Parcel C is hereinafter referred to as the "Parcel C Owner", the Owner of Parcel D is hereinafter referred to as the "Parcel D Owner", the Owner of Parcel E is hereinafter referred to as the "Parcel E Owner", the Owner of Parcel F is hereinafter referred to as the "Parcel F Owner'', the Owner of Parcel G is hereinafter referred to as the i•Parcel G Owner", the Owner of Parcel H is hereinafter referred to as the "Parcel H Owner" and the Owner of Parcel I is hereinafter referred to as the "Parcel I Owner". The owner(s) of Parcels D through I shall be collectively referred to herein as either the "Owners of the Outparcels" or the "Outparcel Owners". (j') co N ::;]! CL til -.o... 0 (.) (].) 0::: -co ro ...J 1-0::: :::;, 0 u 1-:::;, 0 0::: 0 D. A building containing approximately 325,000 square feet and known as 7900 Harkins Road, New Carrollton, Maryland (the "Parcel C Building") is located on Parcel C and is owned by the Parcel C Owner. >-1z-:J E. Immediately prior to the recordation of this Agreement, Vingarden was 0 0 ({) iu c.D 0::: the Owner of Parcels C through I and the Parcel C Building. In its capacity as Owner of Parcels D through I (the "Outparcels"), Vingarden permitted itself (in its capacity as Owner of Parcel C and the Parcel C Building) to utilize a portion of the Outparcels as 0 w '-' w uz a: TCO 357032203v111111912007 CL ··'--·····' -·

28935 227 surface parking in order to satisfy the Minimum Parking Requirement (as defined in Section 3.1 (f)) applicable to the Parcel C Building. F. The Owners wish to bind the Outparcels and the Outparcel Owners by granting easements and imposing on the Outparcels covenants running with the land in favor of Parcel C, which easements and covenants shall (i) create easements for parking purposes, pedestrian and vehicular ingress and egress and utility lines, on, over and across Parcels D through I prior to the Conveyance Date (hereinafter defined), (ii) permit the Owner of Parcel C to have the right to use the Parking Portion (as defined herein) for surface parking benefiting Parcel C and/or the Parcel C Building until the Conveyance Date, and (iii) impose certain restrictions on the Outparcel Owners' use of the Outparcels. AGREEMENT NOW THEREFORE, for and in consideration of the premises and the mutual rights and obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows: I. Easements. (a) Vingarden hereby grants and conveys to Parcel C Owner, its successors and assigns, for the benefit of Parcel C, easements on, over and across Parcels D through I for the following purposes at no cost to Parcel C Owner, except as provided in Section 2 below (the "Permitted Uses"): (i) the exclusive right to use the Parking Portion for parking purposes, provided that the Parking Portion (together with the Additional Permitted Parking, if any (as defined in Section 3.I(f)) shall at all times contain at least that number of parking spaces required to comply with the Minimum Parking Requirement; (ii) non exclusive pedestrian and vehicular ingress, egress and access to and from the Parking Portion; and (iii) utility lines to the Parcel C Building in such locations as may exist on the date hereof or as may be granted under Section 3.3 below. The "Parking Portion" shall initially be located in the area shown on the aerial map attached hereto as Exhibit A. (b) Notwithstanding the provisions of Section l(a) but subject to the l et: provisions of Section l (c), the Outparcel Owners may reconfigure the parking spaces and improvements (and ingress, egress and access thereto) upon the Outparcels from time to time provided that (i) the Minimum Parking Requirement is satisfied at all times, (ii) the Outparcel Owners give Parcel C Owner at least thirty (30) days prior notice before commencing any such re-configuration and shall diligently pursue completion of any such re-configuration, which notice shall be accompanied by a diagram showing the proposed re-configuration of the Parking Portion, (iii) the manner in which the reconfiguration of the Parking Portion is conducted does not unreasonably interfere with Parcel C Owner's use of the Outparcels for the Permitted Uses, and (iv) the reconfigured Parking Portion contains improvements which are substantially similar to those improvements made to the previously configured Parking Portion (including improvements, if any, made by Parcel C Owner pursuant to Section 2.1(a)). ::> 0 () 1-5 () et:: () z ::> 0 () U) L.u (.9 et:: 0 w (.9 w () 2 z ii: 0.. TCO 357032203v11 11119/2007

28935 22 8.· (c) If the number of spaces in the Parking Portion must be expanded in order to satisfy the Minimum Parking Requirement, then Parcel C Owner shall give notice thereof to the Outparcel Owners and the Outparcel Owners shall (except as permitted pursuant to Section 3 in connection with the construction of the Parking Structure) remove any improvements on the Outparcels (including any fence) which would interfere with the use of the Outparcels for the Permitted Uses within sixty (60) days after receipt of such notice (such sixty (60) day period, the "Expansion Notice Period"). After the Expansion Notice Period, the term "Parking Portion" shall mean all of the Outparcels, and Parcel C Owner shall be solely responsible for any reconfiguration of the Parking Portion upon the Outparcels, and Parcel C Owner shall have exclusive use of the Outparcels (except as permitted pursuant to Section 3 in connection with the construction ofthe Parking Structure). (d) Parcel C Owner hereby acknowledges, agrees and confirms that the easements granted in Section l(a) above shall not prevent the Outparcel Owner from utilizing any portion of the Outparcels that is not included in the Parking Portion for any purpose whatsoever, provided that such use or purpose shall not unreasonably interfere with Parcel C Owner's use of the Outparcels for the Permitted Uses. In particular, Parcel C Owner acknowledges, agrees and confirms that: (i) At the Outparcel Owner's election, all or part of Parcel D or Parcel E may be used by the Outparcel Owners for the construction of the Parking Structure (as defined in Section 3.1 below); provided that the Outparcel Owners must first reconfigure the Parking Portion in accordance with Section l(b) so that, together with any Permitted Additional Parking (as defined in Section 3.1 (g)), the Minimum Parking Requirement on the balance of the Outparcels shall be satisfied at all times; and provided further, that in no event shall the use of driveways leading from Harkins Road to Parcel D or Parcel E by the Owners of the Outparcels, or any of them, unreasonably interfere with the free flow of vehicular and pedestrian traffic to and from Parcel C, any other portion of the Property, Harkins Road or Ellin Road; and (ii) If the Outparcel Owners utilize a portion of Parcel D orE for the construction of the Parking Structure, such activities (including the use of construction equipment on or over the driveways leading to Parcel D orE from time to time) will not constitute a violation of the easements granted in Section l(a) herein, unless access to or use of the Parking Portion is blocked. In::: =:> 0 () 1-5 2. Maintenance of Improvements on the Outparcels. () n::: () 2.1 Maintenance. >-1z-(a) Subject to the rights of the Outparcel Owners as provided =:> in this Agreement, until the Conveyance Date, Parcel C Owner shall have the right (but not the obligation), at its expense, to further improve the Parking Portion for the purpose of accommodating the Permitted Uses. Until the Conveyance Date, Parcel C Owner shall (i) maintain, at its expense, in a clean and neat condition, and in compliance with all applicable laws, rules and regulations of governmental authorities having jurisdiction, all 0 () (f) i:.u c:> n::: 0 w c:> w 3 () z 0:: TCO 357032203v11 1111912007 a...

surface parking areas within the Parking Portion, and the driveways, sidewalks, lighting systems and other improvements and amenities exclusively serving such parking spaces or located within the Parking Portion, and (ii) diligently prosecute repairs of any and all damage caused to the Outparcels by the Parcel C Owner or any of its contractors, subcontractors, licenses, tenants, employees or invitees. If any such repairs are not promptly perfonned, the Outparcel Owners may perfonn such repairs after five (5) days (but immediately if an emergency) following the delivery of notice of the need for such repairs to the Parcel C Owner and the Parcel C Owner shall reimburse the Outparcel Owners for any commercially reasonable third party costs incurred by the Outparcel Owners in connection with the perfonnance of such repairs. Such reimbursement shalJ be made within thirty (30) days after the Outparcel Owners' delivery to Parcel C Owner of any such third party invoice respecting such repairs. (b) The Outparcel Owners shaH be responsible (i) for all maintenance of any portion of the Outparcels which are not within the Parking Portion (including all driveways, sidewalks, lighting systems and other requirements and amenities which are not exclusively serving the parking spaces within the Parking Portion or located within the Parking Portion), in accordance with the same standards set forth in Section 2.1(a) above, (ii) for all costs of any re-configuration of the Parking Portion (including ingress, egress and access thereto) and/or re-striping of the surface parking areas within the initial or any reconfigured Parking Portion, and (iii) to diligently prosecute repairs of any and all damage caused to the surface parking areas, driveways, sidewalks, lighting systems and other improvements and amenities on the Outparcels and the Additional Property (as defined in Section 3.l(g)) by the Outparcel Owners or any of their contractors, subcontractors, licensees, employees or invitees, whether in connection with the construction of the Parking Structure or otherwise. If any such repairs are not promptly perfonned, Parcel C Owner may perfonn such repair after five (5) days (but immediately if an emergency) fol1owing the delivery of notice to the Outparcel Owners and the Outparcel Owners shall reimburse Parcel C Owner for any commercially reasonable third party costs incurred by Parcel C Owner in connection with the perfonnance of such repairs. Such reimbursement shall be made within thirty (30) days after Parcel C Owner's delivery to the Outparcel Owners of any such third party invoice respecting such repairs. ro co N N 0 1.() ("') 0co> N a.. <Jl "E 0 (.) Q) c.r:: -o c: ro :::::!-2.2 Insurance. 1-0::: :::l 0 (_) (a) Until the Conveyance Date, the Outparcel Owners shall t:: maintain commercial general liability insurance for personal injury, death and property damage liability in amounts not less than $2,000,000.00 per occurrence, $2,000,000.00 aggregate and $3,000,000.00 umbrella coverage or such lesser amount as Parcel C Owner may accept, for personal injury, death and property damage occurring upon, in or about :::l (_) c.r:: (_) z the Outparcels. The deductible for such insurance policies shall not exceed a :::l commercially reasonable amount. Parcel C Owner and its mortgagee shall be named as an additional insured under such insurance policies and shall be given not less than thirty (30) days advance written notice of any cancellation or non-renewal of insurance. The Outparcel Owners shal1 provide Parcel C Owner with certificates of such insurance from time to time upon written request to evidence that such insurance is in force. 0 (_) (/) Lu (!) 0::: 0 w (!) IJ.J 4 (_) z 0::: CL TCO 357032203v111111Q/2007

28935 229 Notwithstanding the foregoing sentence, in the event that a claim is asserted by or against Parcel C Owner that is to be covered under the insurance policy obtained by the Outparcel Owners, the Outparcel Owners shall provide Parcel C Owner with a copy of the insurance policy within five (5) business days after receipt of a request therefor. Such insurance may be written by additional premises endorsement on any master policy of insurance carried by the Outparcel Owners which may cover other property in addition to the Outparcels. All insurance shall be issued by insurers which are licensed to do business in the State of Maryland and shall be rated A+ or better by Best's Rating Agency. (b) Parcel C Owner will reimburse the Outparcel Owners for Parcel C's Pro Rata Share (as defined herein) of any premium charged for the insurance described in Section 2.2(a) herein. The Outparcel Owners shall send an invoice to Parcel C Owner for such insurance premiums along with copies of the invoice from the applicable insurer. Parcel C Owner shall pay such Pro Rata Share to the Outparcel Owners within thirty (30) days after receipt of the invoice. (c) Upon failure at any time on the part of the Outparcel Owners to procure the insurance required by Section 2.2(a) and/or deliver to Parcel C Owner a certificate of such insurance, Parcel C Owner may, in its sole discretion, procure such insurance and pay the premium therefor, and the Outparcel Owners shall within five (5) days of demand pay to Parcel C Owner the premium for such insurance, less Parcel C Owner's Pro Rata Share. O'l N N 0 (d) Notwithstanding any provision of this Agreement to the contrary, neither Parcel C Owner nor the Outparcel Owners shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party to the extent of any loss or damage which is covered by the insurance obtained pursuant to Section 2.2. Notwithstanding the foregoing sentence, the recipient of the insurance proceeds shall be responsible for paying the insurance deductible. 2.3 Taxes. Until the Conveyance Date, Parcel C Owner shall pay to the Outparcel Owners its Pro Rata Share of real estate taxes for the Outparcels. The Outparcel Owners shall send an invoice to Parcel C Owner for such payment, along with copies of the tax bills for all of the Outparcels. Parcel C Owner shall pay such Pro Rata Share to the Outparcel Owners by the later of (a) ten (10) business days after receipt of the invoice or (b) five (5) days prior to the due date for such taxes. Such tax payments shall be billed no more frequently than twice per year. 2.4 Pro Rata Share. For purposes of Sections 2.2 and 2.3 of this Agreement, Parcel C Owner's Pro Rata Share shall be equal to a fraction, the numerator of which is the number of striped surface parking spaces satisfying the Minimum Parking Requirement (currently I, I 00), and the denominator of which is the total number of striped surface parking spaces on the Outparcels, but not less than 1,305; provided, however, that after the Expansion Notice Period and prior to the Outparcel Owner's commencement of construction of the Parking Structure, Parcel C Owner's Pro Rata Share shall be 100%. 5 TCO 357032203v11 1111912007 ·.....

230 ·:28 93 5 3. Construction of Parking Structure. 3.I Parking Structure. (a) The Owners of the Outparcels have the right, at their sole option, to construct a parking structure (the "Parking Structure") on the Parking Structure Parcel (as defined below) subject to the terms of this Section and at the sole cost and expense of the Owners of the Outparcels. The Parking Structure shall include a number of parking spaces for passenger vehicles equal to at least the greater of (x) thirteen hundred five (I ,305) non-tandem parking spaces (including such number of non compact and handicapped parking spaces as are required by applicable law), or (y) the Minimum Parking Requirement. (b) The Parking Structure shall: (i) be constructed in a good and workmanlike manner substantially in accordance with all plans and specifications prepared by the Owners of the Outparcels and approved by Parcel C Owner in its commercially reasonable discretion and all applicable governmental agencies; (ii) have an exterior surface consistent with the design of the exterior surface of the Parcel C Building; (iii) be constructed by (A) a general contractor and major subcontractors which are experienced in the construction of parking garages and approved by Parcel C Owner in its reasonable discretion, and which provide completion bonds until the Parking Structure is completed and the certificate of occupancy is obtained ("major subcontractors" being those subcontractors having contracts valued at fifteen percent (15%) or more of the general contractor's contract), or in lieu of such third party completion bond, a commercially reasonable guaranty of completion and performance is given to Parcel C Owner by Berman Enterprises Limited Partnership, or an affiliate with a net worth at least equal to the cost to construct the Parking Structure, as reasonably estimated by the Outparcel Owners at the time the guaranty is given (the "Net Worth Minimum Amount") or (B) a company owned or controlled by any combination of Dennis Berman, Gary Berman, Brian Berman, Kevin Berman and Jeffrey Berman, in which case Parcel C Owner's approval is deemed granted, provided that a commercially reasonable guaranty of completion and performance is given to Parcel C Owner by Berman Enterprises Limited Partnership, or an affiliate with a net worth at least equal to the Net Worth Minimum Amount; (iv) be paid for pursuant to a financing plan, any lien of which is expressly subordinate to this Agreement; (v) have all utility services provided to the Parking Structure separately metered with the service lines for each such utility placed substantially within the boundaries of utility easements granted to utility companies, and if such utility easements will encumber Parcel C or the Parking Structure Parcel, the provisions thereof must be approved by Parcel C Owner in its reasonable discretion; (vi) be constructed in accordance with all applicable laws (including environmental), rules and regulations of government authorities having jurisdiction, including without limitation, the terms of all permits and other approvals granted by the governmental authorities having jurisdiction; and (vii) not be subject to any proffers or other ongoing financial obligations or assessments (other than real estate taxes) to governmental authorities or otherwise imposed on the owner of the Parking Structure by virtue of private agreement other than those approved by Parcel C Owner in its sole discretion. In addition, the Outparcel Owners shall not commence construction unless l() (") (j) co N a.. (ii' "E' 8 (]) a:: "c (1l I==- a:: :::1 0 0 t: :::1 0a:: u z :::1 0 0 (/) [u a<.:.?: 0 w <..? w 0 6 z iY CL TCO 357032203v11 11119/2007

231 28935 and until such time as the number of surface parking spaces on the then-Parking Portion (as reconfigured by the Outparcel Owners in accordance with Section l(b) to conform to the proposed construction) together with the number of parking spaces provided by the Outparcel Owners as Permitted Additional Parking satisfies the Minimum Parking Requirement.In the event that a guaranty of completion and performance is given pursuant to Section 3.1(b)(iii) hereunder the guarantor shall provide to Parcel C Owner financial statements demonstrating such guarantors net worth, and such financial statements shall be certified by Gary and Dennis Berman. (c) The Owners of the Outparcels shall at their sole cost and expense obtain all permits and other governmental approvals required for the construction, operation and occupancy of the Parking Structure, including, without limitation, a certificate of occupancy for the same. Subject to advance notice and such reasonable safety restrictions as the Outparcel Owners or the general contractor may require, Parcel C Owner, its agents and employees, shall have free access, at Parcel C Owner's expense, to inspect all work in the course of construction of the Parking Structure, which requests shall not exceed once per month. In addition, Parcel C Owner shall have a period of thirty (30) days following receipt of a written notice of completion for the Parking Structure from the Outparcel Owners to inspect the Parking Structure and provide the Outparcel Owners with a list of defective items. The Outparcel Owners shall promptly repair any such defective items. If the repair of any minor defective items (as identified by Parcel C Owner) will not interfere with Parcel C Owner's use of the Parking Structure, such minor defective items may be repaired after the Conveyance Date, but 0 "<t N ()) I (.0 LU 0 <(I (/) 2. ...... Cf) must be repaired no later than sixty (60) days after the Conveyance Date. If the N 0 ci.. Outparcel Owners fail to repair such defective items within such sixty (60) day period, then Parcel C Owner may repair such defective items and the Outparcel Owners shall, within ten (10) days of demand, pay to Parcel C Owner all costs and expenses incurred by Parcel C Owner with respect to such repairs. The Owners of the Outparcels, or any of them, shall also make avaiJable to Parcel C Owner, within five (5) days after the receipt of the request of Parcel C Owner (but not more frequently than once per month), a]] agreements, permits, approvals, plans, surveys, reports, construction bonds and other documents reasonably requested from time-to-time by Parcel C Owner in connection with the construction of the Parking Structure and/or the Subdivision (as defined below) or Condominium (as defined below), including but not limited to copies of any lien waivers received from the general contractor and all major subcontractors. 0 0 (d) Promptly following completion of construction of the 1-5 Parking Structure substantially in accordance with the provisions of Section 3.1 (as reasonably determined by Parcel C Owner), the procurement of all permits and other approvals of governmental authorities required for the use and operation of the same, and the creation of the Parking Structure Parcel by recordation of the Subdivision and/or Condominium documents referenced in Section 3.2 hereof, the Owners of the Outparcels shall at their sole cost and expense (except that one-half of all transfer and recordation taxes associated with the same shall be paid by the Owners of the Outparcels and the other one-half shall be paid by Parcel C Owner) convey to Parcel C Owner by special warranty deed containing covenants of further assurances good and marketable fee simple title to the Parking Structure Parcel, free of all liens, encumbrances and other 7 TCO 3S7032203v111111912DD7 0 0::: 0 z 0 (..) (/) i.u <..? 0::: 0 LU <..? LU 0z a: 0... . .:•.,.;;;.

232 28935 matters of record, other than those matters of record for Parcel D or Parcel E (as applicable) existing as of the date of this Agreement, and any easements contemplated by this Agreement or otherwise approved by Parcel C Owner in its reasonable discretion (the "Permitted Exceptions"); provided, however, that if prior to such conveyance Parcel C Owner provides the Outparcel Owners with a written report from a reputable environmental engineer concluding that there are recognized environmental conditions on the Parking Structure Parcel that are violative of applicable environmental laws, the conveyance of the Parking Structure Parcel shall be delayed until such time as the identified recognized environmental conditions have been removed or remediated by the Outparcel Owners to the reasonable satisfaction of Parcel C Owner. Together with the above-referenced conveyance, the Owners of the Outparcels shall convey to Parcel C Owner (to the extent assignable) all of their right, title, and interest in and to all pennits and other approvals issued by governmental authorities in connection with the Parking Structure, including, without limitation, a certificate of occupancy for the same, and all warranties issued by contractors, subcontractors, and material providers in connection with the Parking Structure, all free of liens and other encumbrances, and having been fully paid for by the Owners of the Outparcels. The provisions of this Section 3.1(d) shall be subject to the requirement of Section 3.2, and in the event of any inconsistency, the provisions of Section 3.2 shal1 prevail. The date that the deed to the Parking Structure Parcel and the amendment to this Agreement (as required by Section 3.3) are both recorded in the Land Records of Prince George's County (or other applicable location) shall be the "Conveyance Date". (e) With respect to the conveyance of the Parking Structure and the Parking Structure Parcel to Parcel C Owner, all real property taxes, installment payments of special assessment liens, sewer charges, utility charges and nonnally prorated operating expenses paid as of the Conveyance Date shall be prorated as of 12:0 I a.m. on the Conveyance Date. The Owners agree to make further adjustments to correct any prorations made or not made in error. (f) The "Minimum Parking Requirement" shall be the greater of (i) the number of parking spaces required under any lease for the Parcel C Building existing as ofthe date ofthis Agreement (as such number of parking spaces may change pursuant to any such lease from time to time, but without regard to any modifications or amendments of such lease after the date of this Agreement), or (ii) the number of parking spaces required by applicable zoning laws and regulations in effect as of the date ofthis Agreement for the use of the Parcel C Building as a general office use, provided that in either instance none of the parking spaces shall be tandem parking spaces. fa:: :::J 0 () 1-5 () a:: (3 r: (g) The "Permitted Additional Parking" is the number of z additional surface parking spaces provided by the Outparcel Owners during construction of the Parking Structure on property located outside of the Property (the "Additional Parcel") and consented to by the tenant of the Parcel C Building. The cost of providing and maintaining (in accordance with the standards set forth in Section 2.1) the Additional Permitted Parking shall be borne solely by the Outparcel Owners, including but not limited to, all insurance for the Additional Parcel (as required in accordance with Section :::J 0 () (f) Cu C) a:: 0 w C) w 0 8 z a:: TCO 357032203v1111119/2007 a..

233 28935 2.2), all taxes for the Additional Parcel, and shuttle bus service between the Additional Parcel and Parcel C during such business hours required by the tenant of the Parcel C Building. Parcel C Owner shall, at Outparcel Owner's request, permit the Outparcel Owners to meet with such tenant and reasonably cooperate in an effort to obtain such tenant's consent to the Additional Permitted Parking. During construction of the Parking Structure, the number of parking spaces included in the Additional Permitted Parking shall be added to the number of parking spaces included in the Parking Portion for purposes of determining whether the Minimum Parking Requirement is satisfied. The Outparcel Owners shall hold harmless and indemnify Parcel C Owner against any actions hereunder that cause Parcel C Owner to be in default under any lease for the Parcel C Building satisfying the requirements of Section 3.5 hereof and any costs incurred by Parcel C Owner to cure any such default. 3.2 Subdivision of or Condominium Containing Parcel D or E. (a) If the Outparcel Owners elect to construct the Parking Structure, then prior to the Conveyance Date, the Owners of the Outparcels shall cause Parcel D or Parcel E to be subdivided to create a separate legal parcel (the "Subdivision") or subjected to a commercial condominium (the "Condominium") in which the Parking Structure shall constitute a separate legal condominium unit for that portion of Parcel D or Parcel E upon which the Parking Structure will be constructed, together with such additional portions of such Parcel as are reasonably required to accommodate other improvements, equipment and appurtenances necessary to the use, operation and occupancy of the Parking Structure and such additional portions of such Parcel (non-exclusive where permitted by law) as are required by law applicable to the subdivision of land or creation of a commercial condominium (the "Parking Structure Parcel"). The owner of the Parking Structure Parcel shall be an Owner hereunder and, until the Conveyance Date, the Parking Structure Parcel shall be an Outparcel hereunder. (') <:0 N 0 0.. Lri (') cOo'l N 0... If) "E (b) Parcel C Owner acknowledges that the Condominium may 8 contain improvements constructed within condominium units located above or contiguous with the Parking Structure, in which event such other condominium units shall be retained by the Owner of Parcel D or Parcel E, as applicable. Such Subdivision or Condominium shall occur upon terms and pursuant to a plat of subdivision or commercial condominium documents, as applicable, in form approved by Parcel C Owner in its reasonable discretion, and at the sole cost and expense of the Owners of the Outparcels. The Outparcel Owner(s) will use commercially reasonable efforts to cause the Condominium to contain minimal common elements such that the Owner of the Parking Structure ParceJ shall have minimal ongoing monetary obligations with respect to such common elements of the Condominium. The documents creating the Condominium shall provide that (i) each owner of a Condominium unit shall be responsible for maintaining such unit (and the costs thereof), and (ii) the costs of maintaining such common elements shall be borne by the owners of the Condominium units in proportion to the square footage of each Condominium unit. Q) 0:: "'0 ro 2 1-0:: ::l 0 D 1-5 (.) 0:: (.) z ::l 0 D ({) [U 0 3.3 Amendment to Agreement.Prior to the Conveyance Date, the 0:: 0 Owners of the Outparcels shall prepare an amendment to this Agreement (the LU Cl LU 9 Dz reo 3570322D3v111111912007 ir 0...

234 28935 "Amendment"), which shall effective as of the Conveyance Date: (i) establish easements over Parcels D through I for pedestrian and vehicular ingress and egress to and from Harkins Road, Ellin Road, Parcel C and the Parking Structure Parcel, for the benefit of Parcel C and the Parking Structure Parcel; (ii) establish utility easements over Parcels D through I to provide for the maintenance, operation and replacement of utility lines serving Parcel C as of the date of this Agreement, to the extent easements for the same are not recorded among the Land Records of Prince George's County, Maryland as of the m 3.4 Requests for Approval.If Parcel C Owner receives a written co (i) 8 rr: c: 2. Parcel C Owner delivers to the Outparcel Owners within ten (10) business days of its receipt of the request for approval or consent (time being of the essence) a written rejection of such request. The written rejection shall set forth with specificity the reason(s) for rejecting the request. Any written request from the Outparcel Owners for :::> 0 of this Agreement, failure to approve or disapprove the item within ten (10) business days is deemed approval. Where Parcel C Owner's approval or consent shall be in its reasonable discretion, such approval shall not be unreasonably withheld, conditioned or :::> rr: z 0 (/) until the Conveyance Date, it shall not enter into or modify any lease (or leases) for the Parcel C Building which lease or modification thereof(a) requires the landlord to provide a greater number of parking spaces than 1,305, or (b) provides for any greater consent or other rights (with respect to parking issues) to the tenant(s) therein than are provided as <.9 0 <.9 0:: TCO 357032203v111111912007 date ofthis Agreement or prior to the Conveyance Date in accordance with Section 3.1; (iii) establish utility easements over the Outparcels (exclusive of the Parking Structure Parcel) to provide for the installation, maintenance, operation and replacement of utility Jines to serve the Parking Structure Parcel; (iv) establish drainage easements over the Outparcels (exclusive of the Parking Structure Parcel) to serve Parcel C and the Parking Structure Parcel; and (v) terminate the easement granted in Section 1(a) above. The Amendment shall also address each Owner's obligation to maintain the pedestrian and vehicular access ways on each Owner's Parcel in a good state of repair and in a safe and orderly condition, with the exception that each Owner shall be liable for any damage to another Owner's Parcel caused by the willful misconduct of such first Owner. The terms of the Amendment shall be proposed by the Outparcel Owners but shall be subject to the approval of Parcel C Owner in its reasonable discretion. The Amendment shall be recorded against the Property among the Land Records of Prince George's County by the Owners of the Outparcels, at their sole cost, concurrently with their conveyance to Parcel C Owner of fee simple title to the Parking Structure Parcel and shall be superior to all matters of record for the Outparcels, other than those existing as of the date of this Agreement and the Subdivision or Condominium documents prepared in accordance with ci the terms of this Agreement. lt") ("') N request from the Outparcel Owners to approve or consent to any matter as to which the (L Parcel C Owner's consent or approval is required under this Agreement, such matter shall "E be deemed to be approved or consented to for all purposes of this Agreement unless (!) '0 (il 1rr-: Parcel C Owner's approval or consent shall specifically state that, pursuant to the terms 0 !:: 0 delayed. 0 3.5 Parcel C Leases. Parcel C Owner hereby covenants and agrees that :::> 0 [u 0::: of the date of this Agreement. w w 0z10 (L

235 Parcel C Owner Expenses. 28935 3.6 Within thirty (30) days after the delivery from time to time by Parcel C Owner of its request to the Outparcel Owners (which request shall include copies of invoices), the Outparcel Owners shall reimburse Parcel C Owner for all commercially reasonable third party costs and expenses (including, without limitation, consultants', engineers', lenders' and attorneys' fees) incurred by Parcel C Owner in connection with the matters addressed in Sections 3.1, 3.2 and 3.3 above, including, without limitation, those incurred in connection with reviewing submissions to it made by any of the Outparcel Owners. 4. Negative Covenants - General. Except as expressly provided or contemplated in this Agreement, prior to the Conveyance Date, the Owners of the Outparcels, or any of them, shall not without Parcel C Owner's written consent, which consent may be withheld in Parcel C Owner's absolute discretion: (i) modify the legal status of all or any portion of the Outparcels, or any of them, by modification to zoning, approvals, permits or otherwise if such modification alters the Outparcel Owners' obligation to provide parking in accordance with this Agreement or unreasonably interferes with Parcel C Owner's use ofthe Outparcels for the Permitted Uses; (ii) permit any modification to the physical condition of all or any portion of the Outparcels, or any of them, with improvements or otherwise which would unreasonably and adversely interfere with Parcel C Owner's use of the Outparcels for the Permitted Uses; (iii) permit any deed of trust, other instrument to secure financing, or other lien to be filed or imposed on all or any portion of the Outparcels that is not expressly subordinate to this Agreement; (iv) record any subdivision plat, condominium plat or map with respect to any Outparcel if such would unreasonably interfere with Parcel C Owner's use of the Outparcels for the Permitted Uses; or (v) enter into any agreement or arrangement which may result in the imposition of any ongoing monetary or other financial obligation or liability upon the Parking Structure, the Owner of the Parking Structure and/or the Parking Structure Parcel. The negative covenants contained in this Section 4 shall automatically terminate and be deemed null and void effective as of the Conveyance Date. ci l!) C") O"l ro N 2 a.. 00 -.o.... 0 (,) 5. Negative Covenants-Tax District. The Owners of the Outparcels, or any -o of them, shall not without Parcel C Owner's written consent, which consent may be withheld in Parcel C Owner's absolute discretion: (i) execute and file a petition or application to include Parcel C and/or the Parking Structure Parcel in a special taxing district, special assessment district, special benefits district or similar arrangement (a "Tax District") with any of the Outparcels, or to have Parcel C and/or the Parking Structure Parcel subject to any liability for property tax assessed in a manner, amount or rate that is other than the manner or more than the amount and/or rate that are generally applicable to commercial properties in Prince George's County, Maryland; and (ii) if as a result of a breach or violation of Section 5(i), Parcel C and/or the Parking Structure Parcel is included in a Tax District or becomes subject to a tax amount or rate that is other than those generally applicable to commercial property in Prince George's County, Maryland, each Owner of the Outparce]s shall be jointly and severally liable to indemnify and/or pay, either to or on behalf of Parcel C Owner or its assigns, any additional taxes, and any penalties and interest for late payment of such taxes, to the extent that the taxes imposed on Parcel C and/or the Parking Structure Parcel are higher than those that would II TCO 357032203v111111912007 c ro d I ll: :::> 0 (.) I ::> 0cr: 0 z :::> 0 0 w 0cr: 0 w C) w (.) z a..:

236 28935 be imposed , in the manner, amount and/or rate that is then generally applicable to commercial properties in Prince George's County, Maryland. 6. Condem nation. In the event all or any portion of the Property is taken under power of eminent domain or conveyed by the Owner of the same under threat thereof, any award shall be paid solely to the Owners of the portion of the Property taken, each in a sum equal to the value of each Owner's respective interest in the subject portion of the Property taken or conveyed, to be determined with respect to all relative facts existing at the time of such proceeding. Notwithstanding the foregoing to the contrary, if the Outparcel Owners are not able to satisfy the Minimum Parking Requirement solely because of a condemnation of a portion of the Outparcels, then (i) if the number of parking spaces then legally allowable is less than the number of parking spaces comprising the Minimum Parking Requirement prior to such taking, then upon Outparcel Owner's option, either (1) the Outparcel Owners can provide Parcel C Owner with sufficient additional parking outside of the Outparcels to satisfy the Minimum Parking Requirement or (2) the Outparcel Owners shall grant Parcel C Owner the right to claim the condemnation award attributable to the loss of any parking spaces taken, in which case the number of parking spaces needed to satisfy the Minimum Parking Requirement (as set forth in Section 3.1 (f)) shall be reduced by the number of parking spaces so taken; and (iii) the references in Sections 2.4 and 3.5 of this Agreement to 1 ,305 parking spaces shall be reduced (if less) to the maximum number of surface parking spaces then legally allowable on the Outparcels. <D C') 7. Benefits and Obligations of Easements to Run with Land. Each and al1 of N 0 ci. the easements, covenants, conditions and restrictions contained herein are for the mutual benefit of the Owners. Such covenants shall run with the Property and every portion thereof, and shall be binding on the Owners' respective successors-in-interest to ownership of fee title to the Property and every portion thereof. Each of the covenants are imposed on the Property and every portion thereof as covenants running with the land to benefit and burden the Property and every portion thereof. I!) C') en 00 N :2 a.. (j) u..... 0 0 Q} 0::: 8. Injunctive Relief and Damages. In the event of any breach or threatened u breach of any restriction or other provision of this Agreement by the Owners of the Outparcels, or any of them, Parcel C Owner may prosecute any proceeding at law or in equity to enjoin such breach or threatened breach and to recover reasonable, actual third party costs and expenses attributable to such breach, not including consequential damages, and the Owners of the Outparcels shall promptly reimburse to Parcel C Owner all reasonable third party costs and expenses (including, without limitation, reasonable attorneys fees) incurred by it in connection therewith, within thirty (30) days after delivery from time-to-time by Parcel C Owner of a request for the same to the Owners of the Outparcels, or any of them. In the event of a breach of Section 5(i), Parcel C Owner's sole remedy shall be the indemnification provided in Section 5(ii). c (1j 2 1--0::: ::l 0 0 !:: ::l 0 0::: (.) z ::l 0 0 9. Miscellaneous. (f) w C) 9.1 Notices. Any notice, request, or other communication to be given 0::: 0 by any party hereunder shall be in writing and shall be delivered personally, sent by w LU 0z 12 iY TCO 357032203v1111/1912007 a..

237 28935 recognized overnight delivery service with recipient's signature required, or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by fax provided that any fax must be accompanied by notice sent by another method described herein, addressed as follows: (a) If to the Owner of Parcel C, to: c/o UrbanAmerica, L.P. II 30 Broad Street, 31st Floor New York, NY 10004 Attn: Hal Reiff, CFO Fax: 212-785-9419 With a copy to: Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC 233 E. Redwood St. Baltimore, MD 21202 Attn: Danielle Stager Zoller, Esq. Fax:410-576-4182 (b) If to any Owner of an Outparcel, to: Vingarden Associates, A Maryland Limited Partnership c/o Brian Berman 5410 Edson Lane #220 Rockville, MD 20852 Fax: 301-816-1556 (j} "."..0.. 0 (.) With a copy to: -o c (!J Greenberg Traurig, LLP 1750 Tysons Blvd., 12th Floor McLean, VA 221 02 Attn: Richard J. Melnick, Esq. Fax: 703-714-8310 1-0:: ::) 0 () !:: ::) u 0:: (3 or to such other person or place as either party shall furnish to the other in writing in accordance with this Section; provided, however, that the Owners of the Outparcels may only designate one address for notice. Any such notice or communication mailed in compliance with the requirements of this Section shall be deemed to have been given and received on the date received or refused. z ::) 0 u (f) l.u (9 9.2 Integration; Waiver. Neither this Agreement nor any provision 0:: 0 w (9 hereof may be waived, modified, amended, discharged, or terminated except by an w 13 () z a: TCO 357032203v11 1111912007 0...

28935 238 instrument signed by the Owner of the portion of the Property against whom the enforcement of such waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in such instrument. No waiver by any Owner of any failure to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure to so comply. 9.3 No Merger. Notwithstanding that fee simple title to any portion of the Property may now or hereafter be owned by the same individual or entity, the easements, rights, obligations, restrictions and other terms of this Agreement shall not be deemed to be extinguished by merger or otherwise and the same shall be perpetual and shall not be extinguished, except by an instrument duly executed by all the Owners and recorded among the Land Records of Prince George's County, Maryland. Any costs to be incurred in implementing the provisions of this Agreement other than the cost of maintaining the Outparcels for the Permitted Uses prior to the Conveyance Date, shall be borne or reimbursed by the Owners of the Outparcels. 9.4 Construction. The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. All references in this Agreement to Articles, Sections and Exhibits are references to the Articles and the Sections of this Agreement and the Exhibits attached hereto, as the case may be, unless expressly otherwise designated in the context. The Recitals at the beginning of this Agreement are incorporated herein by this reference. All Exhibits attached hereto are incorporated herein by reference. ci 9.5 Binding Effect. The declarations, limitations, easements, restrictions, reservations, covenants, conditions and other provisions of this Agreement, are imposed as covenants running with the land and equitable servitudes, and shall run with the Property and all interests in the Property, and be binding upon the Owners and their respective successors and assigns, and all parties having or acquiring any right, title or interest in or to the Property or any portion thereof, their heirs, personal representatives, successors and assigns, and inure to the benefit of each Owner of a Parcel. If more than one person and/or entity shall become the owner of fee simple title to any portion of the Property, then the liability of each such person and entity hereunder shall be joint and several with respect to the subject portion of the Property. The Owners of the Outparcels shall be jointly and severally liable for all obligations and liabilities imposed on them respectively pursuant to this Agreement and such joint and several Jiability shall survive the Conveyance Date for a period of twelve (12) months. 1-0:: :::::> 0 (_) !:: :::::> (_) 0:: (.) 9.6 Non-Liability. Parcel C Owner agrees that it shall look solely to z the Owner of each Outparcel but not to any of the partners, members, officers, employees or agents of each such Owner, to enforce its rights hereunder, and that the partners, members, officers, employees or agents of each Owner of an Outparcel shall not have any personal obligation or liability hereunder. :::::> 0 (_) U) [u (9 0:: 0 UJ C) UJ (_) 14 z 0:: 0... reo 357032203vt11ttt912oor . ; "-----;..--------...;.._---------

239 9.7 28935 No Third Party Beneficiary. The provisions of this Agreement are for the exclusive benefit of the Owner of fee simple title to Parcel C, and not for the benefit of any third person, nor shall this Agreement be deemed to have conferred any rights, express or implied, upon any third person. 9.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland without regard to its conflicts oflaws principles. 9.9 Venue and Waiver by Jury. EACH OWNER OF ANY PORTION OF THE PROPERTY WAIVES TRIAL BY JURY IN ANY ACTIONS, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT AGAINST ANY OTHER OWNER OF FEE TITLE TO A PORTION OF THE PROPERTY IN CONNECTION WITH ANY MATIER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. 9.10 Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shaH, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law. 9.11 Further Assurances. Each Owner shall each execute at the request of any other Owner, such further reasonable documentation as may be necessary to effectuate the purposes of this Agreement. ci.. 9.12 Entire Agreement. This Agreement constitutes the entire and complete agreement between the parties hereto and supersedes any prior oral or written agreements between the parties with respect to the Property, or any portion thereof. 10. Counterparts. This Agreement may be executed in counterparts, and all counterparts so executed shall constitute one Easement and Restrictive Covenant Agreement, binding upon all of the parties hereto. [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.) 15 TOO 357032203v11 1111912007

28935 240 IN WITNESS WHEREOF, the effective as of the date first written above. undersigned have executed this Agreement VINGARDEN ASSOCIATES, A Maryland Limited Partnership By: Dengar Corporation, Its General Partner By: Brian E. Berman Its: Vice President 7900 Harkins Rd Holdings, LLC By: Hal Reiff Its: Executive Vice President 1-0::: :J 0 0 1-:J (...) 0::: u z :J 0 0 {/) [u <.!) 0::: 0 w <.!) w 16 0 z ii Q_ TCO 357032203v111111612007

28935 241 IN WITNESS WHEREOF, the effective as of the date first written above. undersigned have executed this Agreement VINGARDEN ASSOCIATES. A Maryland Limited Partnership By: Dengar Corporation, Its General Partner ci tri (") en co N ::2 n.. (/) "E 0 (..) <lJ cr: "0 c ro ;:::!. t cr: ;:l 0 {) !:: ;:l {) cr: {) z ;:l 0 {) (f) i:u (.') cr: 0 w (.') 16 w {) TOO 3570322!J3v111111912007 z cr: n..

------------------------------ 242 28935 STATEOFMARYLAND ) ) ) COUNTYOF I HEREBY CERTIFY that on this_ day of 2007, before me, the Subscriber, a Notary Public in and for the State and County aforesaid, duly commissioned and qualified, personally appeared Brian E. Bennan who acknowledged himself to be the Vice President of Dengar Corporation, a Maryland corporation, the general partner ofVingarden Associates, A Maryland Limited Partnership, and that he, as such corporate officer, being authorized so to do, executed the aforegoing written instrument on behalf of such limited partnership for the purposes therein contained. IN WITNESS WHEREOF, I hereunto set my hand and official seal. My Commission Expires:------ [NOTARIAL SEAL] STATEOFNEWYORK COUNTY OF \2t <::.. .,.-no ) ) day of ).bv emW, 2007, before me, I HEREBY CERTIFY that on this the Subscriber, a Notary Public in and for the State and County aforesaid, duly commissioned and qualified, personally appeared Hal Reiff who acknowledged him/herself to be the Executive Vice President of 7900 Harkins Rd Holdings, LLC, a Delaware limited liability company, and that he/she, as such officer, being authorized so to do, executed the aforegoing written instrument on behalf of such limited liability company for the purposes therein contained. WI1NESS WHEREOF, I hereunto set my hand and official seal. t._y ' JIOF-AtW-------. Nl.ot1CM1--: 14 My Commission Expires: Olllllllcf In Cot.ny &!iirifMlt'ir\ F w .•nor.lllr ..·.. 4 ?OU [NOTARIAL SEAL] 17 TCO 3S7032203v111111912007

243 28935 STATE OF MARYLAND COUNTY OF\'N-1!\t () oc t ) ) ) I HEREBY CERTIFY that on this fiday oflh>e( , 2007, before me, the Subscriber, a Notary Public in and for the State and County aforesaid, duly commissioned and qualified, personally appeared Brian E. Berman who acknowledged r,... ;:.. :·,. ... :'! \ [NOTARIAL SEAL] -o 0 Q) to do, executed the aforegoing written instrument on behalf of such limited company for the purposes therein contained. liability -o ro IN WITNESS WHEREOF, I hereunto set my hand and official seal. 0::: 0 My Commission Expires: -------=:l 0::: =:l 0 0::: L.U w 17 357032203v11 1111912007 0::: himself to be the Vice President of Dengar Corporation, a Maryland corporation, the general partner of Vingarden Associates, A Maryland Limited Partnership, and that he, as such corporate officer, being authorized so to do, executed the aforegoing written instrument on behalf of such limited partnership for the purposes therein contained. IN WITNESS WHEREOF, I hereunto set my hand and official seal. My Commission Expires: \D\ \ a\-clo\ C) - -.. ' '. l .... STATE OF NEW YORK) COUNTYOF ) ci.I HEREBY CERTlFY that on this_ day of , 2007, before me, the Subscriber, a Notary Public in and for the State and County aforesaid, duly commissioned and qualified, personally appeared Hal Reiff who acknowledged him/herself to be the Executive Vice President of 7900 Harkins Rd Holdings, LLC, a UJ Delaware limited liability company, and that he/she, as such officer, being authorized so L.. (.) 0::: c _J 1-=:l 0 1-0 0 [NOTARIAL SEAL] z 0 (/) [u l9 0 l9 0zreo a..

28935 244 This instrument has been prepared under the supervision of the undersigned. an Attorney duly admitted to practice before the Court of Appeals of Maryland. ,;!r Richard J. Melni-&; Esq. if} "0 8 (J.J 0::: "c0: C\l d. 1-0::: ::l 0 () 1-5 () 0u::: z ::J 0 () U) w (!) 0::: 0 w (!) 18 w (.) z TCO 357032203v111111612007 0:: 0.

28935 245 L...!.). EXHIBIT A 0 N--Diagram Showing Parking Portion 0 to 0 ""0 Q) c ·;:: 0.. r--: 0 N--0 r--..---N Q) ::0 '(C >ro co Q) 0 0 .q-Nm N .q-I tO UJ 0 <(I (f) :::2: L6 .q-N 0 ci. L6 (") m 00 N :::2: 0.. (j) ".".0_ 0 u Q) 0::: ""0 ro _J 1-0::: :::> 0 0 1-:::> 0 0::: 0 z :::> 0 u (f) [u (9 0::: 0 UJ (9 19 UJ 0z 0::: 0.. TCO 357032203v11 1111912007

PRINCE GEORGE'S COUNTY CIRCUIT COURT (Land Records) PM 28935, p. 0246, MSA_CE64_29240. Date available 12/17/2007. Printed 06/01/2015. d 0 (<) U1 8 .8..... ... '.!.. <;) 0 · N 0

9;o0 16152 DECLARATION OF ACCESS EASEMENT THIS DECLARATION OF ACCESS EASEMENT ("Easement") is made this 2z,...t day of August, 2002, by VINGARDEN ASSOCIATES,A MARYLANDLIMITED PARTNERSHIP, a Maryland limited partnership (together with its successors in interest, '\S. C..OnStden::t+ron W!TNE ETH: "Declarant"). WHEREAS, Declarant is the owner of certain real property consisting of approximately 18.65 acres of land located in New Carrolton, Prince George's County, Maryland, more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Property''); and WHEREAS, Declarant has divided the Property into the separate and distinct parcels shown on the plat recorded among the Land Records ofPrince George's County, Maryland (the "Land Records") in Plat Book REP 193, folio 65 (the "Plat"), a reduced copy of a survey of which is attached hereto as Exhibit "B" (the "Survey''); and L..C-i 0 C-\-J -C\-J ('I) 0 "0 Q) c WHEREAS, that portion of the Property described as "Parcel C" ("Parcel C") on the Plat, is or will be improved with an office building (the "Building"), of which, together with parking facilities, and related improvements located on the Property, Computer Sciences Corporation, a ·;:: 0.... LCi 0 M 0 - .. Nevada corporation ("CSC") is a tenant; and £:! ' wr--..-L() i=§§ O"l a. co N WHEREAS, the Property is or will be improved by drive isles and driveways intended to 0 a?-e Q) used as a common means of ingress and egress to and from Parcel C (and any other portion of :0 ell !!be Property containing parking facilities intended to serve Parcel C) and Harkins Road, a public ·co Q) > ffi ht ofway ("Harkins Road") and Ellin Road, a public right ofway ("Ellin Road"); and (.!) :::> ell _I c:.: <C uc=; 10 -. WHEREAS, Declarant de ires to establish and create an easement on, over and across the 0 . r-0> C\J ('I) C\J above described drive isles and driveways for purposes of ingress and egress to and from Parcel C (and ay other portion fthe Property containing p rking facilities i ended to 1 :1befK 1eC) (!) ..-I !;" 00 and Harkms Road and Ellm Road, for the benefit of (1) Parcel C, and (n) the o'itr:ti ifG time · -.::!" 00 1 2c;"oo (!) w to time of a fee simple interest in Parcel C, CSC, and any subtenant, succesf\flttlors lof RcF"t J 7+7h'"' 0 I RQ9f f1 93 CSC's interest in Parcel C (collectively, the "Parcel C Parties"). <( R"EP LJ.J BH: f 6323 (f) NOW, THEREFORE, in consideration of the foregoing recitals, eaoh.l3<ffinillieh are 81:43 Ffi incorporated in and made a substantive part of this Easement, the sum of One Dollar ($1.00), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Declarant hereby declares and covenants as follows: -.::!"--.::!" (!) 0 ci. C\J-L() ..-(!) 1. Declarant hereby establishes, declares, grants, and conveys to the Parcel C Parties, for the benefit of Parcel C and the Parcel C Parties, as an easement appwienant to Parcel C, a non exclusive perpetual easement and right of passage, free of charge, on, through, over and across all of the driveways and drive isles shown on the Site Plan (the "Common Access Drives") for purposes 0.... w a: Ul ".... 0 (.) Pj...,J if' l";! 10-r.:ol::l E'"' F>OUNTY. • o Q) a: l l V<-· '-'-• I IV \::) VI9 111'1 • NO ..i. i\NSr-:E=i/RECORDATION "0 c TAXES TO BE COLLr.:CTED ell _J Di\T Y ..._..., _ fa-: :::) 0 () !:::: :::) () a: () >-fz-:::) 0 () (f) [u C) a: 0 w C) w () z a: 0....

16152 6£15 of vehicular and pedestrian ingress and egress to and from Parcel C (and any other portion of the Property containing parking facilities intended to serve Parcel C), Harkins Road and Ellin Road. 2. The Parcel C Parties shall have full, free and uninterrupted use of the Common Access Drives for the purposes named herein and shall have all rights and privileges reasonably necessary to the exercise of this Easement. This Easement shall not be construed to, nor does it or is it intended to create, any easement, license, privilege, dedication or right of any nature whatsoever in the general public or for any public purpose whatsoever, or in any party other than the Declarant and the Parcel C Parties. 3. Except for matters beyond Declarant's control, or as may otherwise be required by law, neither Declarant nor any owner of any portion of the Property (referred to individually herein as an "Owner", and collectively as the "Owners") shall take any action with respect to the Common Access Drives that would interfere or be inconsistent with the use of the Common Access Drives by the Parcel C Parties for the purposes named herein or erect or allow to remain within the Common Access Drives any walls, fences, barriers or other obstructions so as to interfere with the free flow of vehicular and pedestrian traffic to and from Parcel C (and any other portion of the Property containing parking facilities intended to serve Parcel C) and Harkins Road and Ellin Road; provided, however, that the Parcel C Parties shall permit temporary obstructions within the Common Access Drives at such times and for such durations as are reasonable under the circumstances, or which are consented to in writing by CSC. Subject to the preceding sentence, no Owner shall cause, authorize or permit any truck or other vehicle or personal property of any kind used by, or for the benefit of, such Owner, its tenants, employees, agents, contractors, guests or invitees, to be parked, stopped or left standing in or on any portion of the Common Access Drives, except for temporary stopping for purposes of pick-up and deliveries, and provided that during such temporary stops convenient vehicular and pedestrian access to and from Parcel C (and any other portion of the Property containing parking facilities intended to serve Parcel C) and Harkins Road and Ellin Road is maintained. 4. Declarant and any other Owner(s), at its or their sole expense, shall (severally and not jointly) maintain those portions of the Common Access Drives which are located on that portion of the property owned by Declarant or such other Owner(s) in a good state ofrepair and in a safe and orderly condition; provided, however, esc shall be liable for any damage to the Common Access Drives (ordinary wear and tear excepted) caused by the willful misconduct of CSC or CSC's agents, contractors, employees, licensees and subtenants. Subject to the preceding sentence, this Easement shall not be construed to impose any maintenance obligations on any Parcel C Party, nor shall this Easement relieve the Declarant of any of its obligations under any agreement with CSC or any other tenant related to occupancy of the Building. 5. Declarant may modify or amend this Easement at any time with the prior written ci. consent of CSC, such consent not to be unreasonably withheld, delayed or conditioned, but if CSC is dissolved, Declarant may modify or amend this Easement in its sole and absolute discretion. Notwithstanding the preceding sentence, CSC shall not be deemed unreasonable in withholding its consent to any modification of this Easement, or to any elimination or relocation of the Common Access Drives, which would reduce the number of access points to Harkins Road and Ellin Road or which would otherwise impede or interfere with convenient vehicular 0... w a: 00 ".0.... 0 (.) Q) a: "0 2 c Cll _J f a: :::) 0 () t: :::) () a: () > fz :::) 0 () (j) [u C) a: 0 w C) w () z a: 0...

-------------------------------------: 16f52 646 and pedestrian access to and from Parcel C (or any other portion of the Property containing parking facilities intended to serve Parcel C) and Harkins Road and Ellin Road. 6. Notwithstanding that any portion of the Property and the Common Access Drives may now or hereafter be owned by the same individual or entity, the easements and rights herein granted shall not be deemed to be extinguished by merger or otherwise and the same shall be perpetual and shall not be extinguished, except by an instrument duly executed by the Owners, and consented to by CSC, which instrument shall be recorded among the Land Records. 7. All provisions of this Easement, including the benefits and burdens, shall touch, concern and run with the land and be binding upon and inure to the benefit of Declarant, any other Owners of any portion of the Property, and the Parcel C Parties. Without limiting the preceding sentence hereof, each transfer of CSC's leasehold interest, and each transfer of the Property or any portion thereof shall expressly be made subject to the terms and provisions of this Easement, as the same may be hereafter amended or modified. 8. The Parcel C Parties shall have the right to enforce this Easement by any proceeding at law or in equity against any Owner violating or attempting to violate any of the provisions of this Easement. In any such action to enforce the terms of this Easement, the non prevailing party shall be obligated to pay the reasonable out-of-pocket court costs and attorney's fees ofthe prevailing party. 9. Provided CSC consents, which consent shall not be unreasonably withheld, delayed or conditioned, Declarant shall be permitted to change the location, size and configuration of the Common Access Drives; provided, however, that (a) such changes shall result in alternative access areas approximately comparable in size and number to the Common Access Drives, (b) the number of access points to Harkins Road and Ellin Road shall not be reduced, and (c) the alternative access areas shall provide convenient and direct vehicular and pedestrian access to and from Parcel C (or any other portion of the Property containing parking facilities intended to serve Parcel C) and Harkins Road and Ellin Road. 10. No delay or omission by any party in exercising any right or power accruing upon any non-compliance or failure of performance by the other party under the provisions of this Easement shall impair any such right or power or be construed to be a waiver thereof. A waiver by any party of any covenant, condition, provision or performance under this Easement shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition, provision or performance of this Easement. 11. This Easement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without giving effect to the principles of conflicts of law. 12. The terms and provisions of this Easement are severable and in the event that any term or provision of this Easement is deemed to be invalid or unenforceable for any reason, the remaining terms and provisions hereof shall remain in full force and effect and be enforceable to the fullest extent permitted by law. Cii "E [SIGNATURE PAGE FOLLOWS] 0 (.) Q) a: "c'0: 3 ro _J 1-a: :::) 0 () Is () a: 0 >-1z-:::) 0 () (/) [u c; a: 0 LlJ c; LlJ () z a: 0...

16152 6£!7 IN WITNESS WHEREOF, the undersigned has caused this Easement to be executed by the signatures of its duly authorized representative as ofthe day and year first above written. WITNESS: DECLARANT: VINGARDEN ASSOCIATES, A MARYLAND LIMITED PARTNERSHIP, a Maryland limited partnership By: Dengar Corporation, a Maryland corporation, its general partner [ AL] ita" :Csm Dennis L. Berman President Title: Vice President STATEOF M * *to wit: * "0 Q) c COUNTY OF ·;:: 0... LCi 0 0 I HEREBY CERTIFY that on this ..2.1 day of £4 G u \ cr-, 2002, before me, L() -...-.. (J) the Subscriber, a Notary Public in and for the State and County aforesaid, duly commissioned 0 Q) and qualified, personally appeared \?o,V'1 ;ytoa"h.who acknowledged himself to be the :0 ro \) . Q...<, 1J>!!..c.;; of Dengar Corporation,Maryland corporation, general partner of Vingarden - >ro Associates, A Maryland Limited Partnership, a Maryland limited partnership, and that he, as such corporate officer, being authorized so to do, executed the aforegoing written instrument on behalf of such limited partnership for the purposes therein contained. Q) co 0 C\i Cl) C\J <D I IN WITNESS WHEREOF, I hereunto set my hand and o w<D 0 <(I C/) :::;:! 1'-- -.::t <D 0 ci. My CommissiMYBQ/11 SION EXPIREt 12-04-05 [NOTAlUAL SEAL] . - --: ... 0... w a: Ul ".... 0 (.) Q) a: "0 4 cro _J af: :::) 0 0 t:: :::) 0 a: 0 > fz :::) 0 0 C/) [u C) a: 0 w C) w 0z a: 0...

·--. 16152 648 This instrument has been prepared under the supervision of the undersigned, an Attorney duly admitted to practice before the Court of Appeals of Maryland. - Richard J. Meln k "0 Q) E ·;:: 0... LCi 0 0 l,...). ..._ (J) 0 Q) :0 ell ·co > ell Q) "E 0 C\i C"? C\J :;I (.!) (.!) w 0 c:x:' (/) o5 0 "<:!" (.!) 0... w a: U) ".0._ 0 (.) Q) a: "0 5 c ell .....J f a: 0 0 f-5 0 a: 0 > fz 0 0 (/) [u (9 a: 0 w (9 w 0z a: 0...

-. 16152 6£19 EXHIBIT "A" DESCRIPTION OF THE PROPERTY Parcels 'C, D, E, F, G, H and I' as shown on a plat of subdivision entitled 'Plat of Correction, Plat Four, Metroview' (the "Plat"), which Plat is recorded among the Land Records ofPrince George's County, Maryland in Plat Book REP 193, folio 65. "0 Q) c ·;:: D... LCi 0 0 -T"-"" L() 0) 0 Q) :0 ell ·ro > ell Q) Cil 0 C\i C<) C\1 (.!) I (.!) w 0 <(I (f) m· -.::t (.!) 0 ci. D... w a: 00 ".... 0 (.) Q) a: "0 A-1 c ell _J f a: :::) 0 0 t: :::) 0 a: 0 > fz :::) 0 0 (f) [u C) a: 0 w C) w 0z a: D...

.. I6i52 650 EXHIBIT "B" SURVEY Survey by DH Steffens Co., captioned "ALTAIACSM Land Title Survey Parcels "C" thru "I" Metroview Lanham (20111) Election District-Prince George's County, Maryland" dated August 20,2002. See attached. "0 Q) c ·;:: 0.... LCi 0 0 L() -...-.. (J) 0 Q) :0 ro - >ro Q) co 0 C\i Cl) C\J <D I COM!v'JERCE TITLE COMf'\NY, INC. Commercentre West Stc.200 1mReisterstown Road PIKESVILLE,MD 21208 w<D 0 <(I C/) :::;:! 0 L() <D 0 ci. 0.... w a: Ul ".... 0 (.) Q) a: "0 A-2 cro _J af: :::) 0 0 t:: :::) 0 a: 0 > fz :::) 0 0 C/) [u C) a: 0 w C) w 0z a: 0....

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247 WAIVER REGARDING ACCESS EASEMENT 28935 THIS WAIVER REGARDING ACCESS EASEMENT (this "Agreement") is made effective this-:zJday of ,2007, by and between VINGARDEN }\. 0\l Q.Jrn)')U ASSOCIATES, A MARYLAND LIMITED PARTNERSHIP, a Maryland limited partnership ("Declarant") and 7900 HARKINS RD HOLDINGS, LLC, a Delaware limited liability company ("Parcel C Owner"). Recitals WHEREAS, Declarant is the owner in fee simple of Parcels D, E, F, G, H and I as shown on that plat entitled "Plat of Correction, Plat Four, Parcels C Thru K, Metroview" (the "Plat"), which Plat is recorded among the Land Records of Prince George's County, Maryland in Plat Book R.E.P. 193, folio 65; and WHEREAS, Parcel C Owner is the owner in fee simple of Parcel C as shown on the Plat, having acquired Parcel C from Declarant by deed dated of even date herewith and recorded or intended to be recorded immediately prior hereto; and WHEREAS, Declarant executed and recorded that certain Declaration of Access Easement dated August 22, 2002, and recorded among the aforesaid Land Records in Liber R.E.P. No. 16152, folio 644 (the "Easement"), which Easement provides, inter alia, that Declarant may modify or amend the Easement in its sole and absolute discretion if CSC dissolved; and is ci. I.{) C") Og;>] WHEREAS, capitalized terms not defined herein shall have the meanings given to such IMP FD srnE $ 20.00 20.00 terms in the Easement; and .V.,).,. CORniNG FEE "' 48. : WHEREAS, the parties hereto wish to confirm that Declarant will not m"t;mam;rr 15f !Jt 0... U) Q .,: asement V.:ithout te consent of Parcel C Owner, its successors and a.stJsm fft tt "a0 _ Nov 21, 2007 02:55 F'lil E ctfically provtded herem. N -...-a: ;:,.. es E NOW, THEREFORE, in consideration of the foregoing and other good and valuable "0 c::;') c :Z: ell,..._ _J c::. f-a: · :::) 0 0 t: :::) (jn' sideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows: 1. Incorporation ofRecitals. The foregoing recitals are hereby incorporated into and made a part of this Agreement as if fully set forth in this first paragraph. 0 a: 0 2. Waiver. Declarant will not modify or amend the Easement without the consent of Parcel C Owner, its successors and assigns, which consent shall not be unreasonably withheld, delayed or conditioned, and hereby waives any right Declarant may have to do otherwise pursuant to the Easement. Notwithstanding the foregoing, Parcel C Owner shall not be deemed unreasonable in withholding its consent for the reasons set forth in Section 5 of the Easement. >-fz-:::) 0 0 (f) [u C) a: PRINCE GEORGCOUNTY, MD 0 APPROVED BV_ -----#03 NOV 2 1 2007 w C) w 0z $--...LL1Lk RECORDATION TAX PAID $ TRANSFER TAX PAir' a: 0...

248 28935 3. Authorization. Declarant certifies to Parcel C Owner that the person signing this Agreement on behalf of Declarant is authorized to execute this Agreement and to bind Declarant hereunder. Parcel C Owner certifies to Declarant that the person signing this Agreement on behalf of Parcel C Owner is authorized to execute this Agreement and to bind Parcel C Owner hereunder. 4. Governing Law. This Agreement shall be governed and construed in accordance with the laws ofthe State ofMaryland. 5. Successors and Assigns. This Agreement shall be binding on the parties hereto and their respective successors and assigns. 6. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. [Signature Page Follows] ci. 1.() C') (j) co C\1 0... Ul ".0.... 0 (.) Q) a: "0 c ell _J af: :::) 0 0 t: :::) 0 a: 0 > fz :::) 0 0 (f) [u C) a: 0 w C) w 0z a: 0... TCO 357116705v2 1111912007 2

249 28935 IN WITNESS WHEREOF, this Agreement has been duly executed by each party hereto as of the date and year first above written. VINGARDEN ASSOCIATES, A Maryland Limited Partnership By: Dengar Corporation, its general partner · By: Brian E. Berman Its: Vice President 7900 Harkins Rd Holdings, LLC By: Hal Reiff Its: Executive Vice President ci.. L() C'l) Oco'l C\J CL Ul ".... 0 (.) Q) a: "0 c ctl _J f a: ::J 0 0 t: ::J 0 a: 0 > fz ::J 0 0 (j) [u G a: 0 w C) w 0z a: CL TCO 357116705v2 1111612007 3

28935 250 IN WllNESS WHEREOF, this Agreement has been duly executed by each party hereto as of the date and year first above written. VINGARDEN ASSOCIATES, A Maryland Limited Partnership By: Dengar Corporation, its general partner By: Brian E. Berman Its: Vice President LC By: H Its: Executive Vice Presid ci. 1.{) ('I) (j) co C\1 0... Ul ".0.... 0 (.) Q) a: "0 c ell _J f a: :::) 0 0 t: :::) 0 !! 0 25 iLU cp ti5 a: 0... reo 357116705v2 1111912007 3

28935 251 STATE OF MARYLAND CITY/COUNTY OF .) ) I HEREBY CERTIFY that on this day of 2007, before me, the subscriber, a Notary Public in and for the State aforesaid, personally appeared Brian E. Berman, who acknowledged himself to be the Vice President of Dengar Corporation, the general partner of Vingarden Associates, A Maryland Limited Partnership, and that he, as such officer, being authorized to do so, executed the aforegoing Agreement on behalf of such limited liability company for the purposes contained therein. AS WI1NESS my hand and official seal: Notary Public My commission expires: _ STATE OF NEW YORK ) ) f:'lc\tt vf\ o CITY/COUNTY OF I HEREBY CERTIFY that on this :JJJ"\i..... day of t...X>vtwt2007, before me, the subscriber, a Notary Public in and for the State aforesaid, personally appeared Hal Reiff, who acknowledged himself to be the Executive Vice President of 7900 Harkins Rd Holdings, LLC, a Delaware limited liability company, and that he, as such officer, being authorized to do so, executed the aforegoing Agreement on behalf of such limited liability company for the purposes contained therein. - T""" L() C\J 0 ci. L() C') (J) co C\J 0.. 00 "0 AS WI1NESS my hand and official seal: "-0 (.) qyzti Q) SHAWNKANE Nlw"*··l a: "0 NOI'ARV PUalc, ....o1 No. 01W118tat co OnM1dIn Richmond 0cu11y Convnlsaion Expiree June 4, 2011 J _J My commission expires:-------fa: :::) 0 0 t: :::) This instrument has been prepared by the undersigned, an attorney duly admitted practice before the Court of Appeals of Maryland. to 0 a: 0 > fz :::) 0 0 (f) [u C) a: 0 w C) w 0z TCO 357116705v2 11119/2007 4 a: 0..

28935 252 STATE OF MARYLAND ) ) CITY/COUNTY OF M(m \\\..ef\. I HEREBY CERTIFY that on this \ day of bhl.Q C, 2007, before me, the subscriber, a Notary Public in and for the State aforesaid, personally appeared Brian E. Berman, who acknowledged himself to be the Vice President of Dengar Corporation, the general partner of Vingarden Associates, A Maryland Limited Partnership, and that he, as such officer, being behalf of such limited liability authorized to do so, executed the aforegoing company for the purposes contained therein. Agreement on ,,>":.:\.:;.S,WITNESS my hand and official seal: ......... ."... .... ·... ··.... -,·_.--:;,. . ·..... / '... /;._ . ... \..\...i ,::..,..,... ... ""'........ g ·:::·.: ... ,• :._\t:Q . ;. -..., _ ; .:: - .· · : Notary Public -z. \-zotcJ .· - ··-:: · My commission expires: \\ \ - ' "", -: , ' "" .,...,' . . STATE OF NEW YORK CITY/COUNTY OF ------------------) ) I HEREBY CERTIFY that on this day of , 2007, before me, the subscriber, a Notary Public in and for the State aforesaid, personally appeared Hal Reiff, who acknowledged himself to be the Executive Vice President of 7900 Harkins Rd Holdings, LLC, a Delaware limited liability company, and that he, as such officer, being authorized to do so, executed the aforegoing Agreement on behalf of such limited liability company for the purposes contained therein. 1.{) ('I) (j) co C\J AS WITNESS my hand and official seal: 0... Ul ".0.... 0 (.) Q) a: Notary Public My commission expires: _ "0 c ell _J fa: :::) 0 0 t: :::) This instrument has been prepared by the undersigned, an attorney duly admitted practice before the Court of Appeals of Maryland. to 0 a: 0 > fz :::) 0 0 (f) [u C) a: 0 w C) w 0z a: 0... TCO 357116705v2 1111912007 4 . ····, .. .

EXHIBIT K

DESCRIPTION OF LAND

All of those lots or parcels of land located in Prince George’s County, Maryland, and more particularly described as follows:

Being known and designated as Parcel C, as shown on the plat entitled: “Plat of Correction, Plat Four, Parcels C thru K, Metroview,” which Plat is recorded among the Land Records of Prince George’s County, Maryland in Plat Book R.E.P. No. 193, folio 65.

K-1

EXHIBIT L

COMPETITOR LIST

KeyPath/Global Health Education
Wiley
Pearson
Bisk
All Campus
Apollidon
Colloquy
Capital Education
ComCourse
D2L Corporation
Educators Serving Educators
Emerge Education
Everspring
Greenwood Hall
Desire2Learn
Helix Education
Integrated Education Services
Joined
Laureate Partners
Learning House/Acatar
Synergis Education
Educate Online
Higher Education Partners
Orbis Education
Significant Systems
Hot Chalk
Academic Partnerships
edX
Coursera
udacity
Blackboard
Moodle
Instructure (Canvas)
udemy
general assembly
code academy
pluralsight
lynda.com
CodeCombat
skillshare
flatiron school
RankU
DeVry University
University of Phoenix
Walden University

L-1

EXHIBIT M

METROPLEX RENT

M-1

Date	Rent Payable
Dec 2016	137,399
Jan 2017	137,399
Feb 2017	137,399
Mar 2017	141,524
Apr 2017	141,524
May 2017	141,524
Jun 2017	141,524
Jul 2017	141,524
Aug 2017	141,524
Sep 2017	141,524
Oct 2017	141,524
Nov 2017	141,524
Dec 2017	141,524
Jan 2018	141,524
Feb 2018	141,524
Mar 2018	145,763
Apr 2018	145,763
May 2018	145,763
Jun 2018	145,763
Jul 2018	145,763

EXHIBIT N

Exclusions From Operating Expenses

Provision in this Lease for a cost or expense to be Landlord’s cost or expense (or sole cost or expense), or at Landlord’s cost or expense (or sole cost or expense), shall not affect the inclusion thereof in “Operating Expenses” in accordance with, and subject to, the applicable provisions of this Article

(o)                                 “Operating Expenses” shall exclude or have deducted from them, as the case may be, and as shall be appropriate (collectively, “Excluded Expenses”):

(i)                                                                  Real Estate Taxes;

(ii)                                                               Leasing costs (including leasing and brokerage commissions and similar fees, lease marketing and advertising expenses, lease takeover or rental assumption obligations, architectural costs, engineering fees and other similar professional costs and legal fees in connection with lease negotiations) and the cost of tenant improvements or tenant allowances, rent concessions or inducements made for tenants of the Building (including permit, license and inspection fees and any other contribution by Landlord to the cost of tenant improvements) in any case in connection with leasing or attempting to lease space in the Building;

(iii)                                                            Any costs, regardless of whether capital or ordinary in nature, incurred in order to comply with Requirements which are enacted and are applicable to the Building on or prior to the Lease Commencement Date;

(iv)                                                           Except as otherwise expressly provided in Section 5.2(d)(6) of the Lease, the cost of any repair, replacement, alteration, addition or change which is a Capital Improvement;

(v)                                                              The cost of items, including overtime HVAC or submetered utilities, for which Landlord is directly compensated by payment by tenants, or any other party including this Tenant, which are not included in Base Rent;

(vi)                                                           The cost of repairs or replacements incurred by reason of an insured fire or other casualty (or which would have been insured if Landlord had maintained the insurance required hereunder and except to the extent of a commercially reasonable deductible amount in Landlord’s insurance policies, consistent with amounts carried by landlords of similar Class A office buildings in the Prince George’s County, Maryland submarket of comparable age and condition), or condemnation;

(vii)                                                        Advertising and promotional expenditures and any other expense incurred in connection with the renting of space;

(viii)                                                     Professional or consulting fees incurred in connection with disputes with tenants or brokers;

(ix)                                                           Depreciation of the Building, equipment or other improvements (except as expressly permitted pursuant to Section 5.2(b)(6) of the Lease with respect to amortization of Capital Improvements that are not Excluded Expenses);

(x)                                                              Mortgage or mezzanine debt service (including origination fees, prepayment fees, penalties, interest and amortization) and ground rents, and any recording or mortgage tax or expense in connection therewith;

(xi)                                                           Costs in connection with financing or refinancing the Building or any interest in Landlord or the creation or amendment of any superior lease, (including without limitation any legal fees and expenses, third party reports, title policies and compliance costs and expenses);

(xii)                                                        Costs to prepare a space in the Building for occupancy by a tenant, including painting and decorating, or any cash or other consideration paid by Landlord on account of, with respect to, or in lieu of such preparation;

(xiii)                                                     Costs incurred with respect to a sale of all or any portion of the Building or any interest therein or in connection with the purchase or sale of any easements, air or development rights;

(xiv)                                                    Costs to acquire, insure by way of a fine arts policy or repair any fine art or other sculptures, paintings or objects of art;

(xv)                                                       Costs of clean-up, removal or remediation of any Hazardous Materials from the Building (other than Hazardous Materials brought into the Building or Land by Tenant);

(xvi)                                                    Costs incurred by Landlord in connection with services or other benefits (A) of a type not provided to Tenant (or provided to Tenant at separate or additional charge) but that are provided to another tenant or occupant of the Building or (B) provided to other tenants or occupants of the Building at a materially greater level than that provided to Tenant without separate or additional charge, in which case such expenses shall be excluded from Operating Expenses to the extent such expenses exceed the amount which would have been incurred to provide such services or other benefits to such other tenant or occupant at the same level as such services or other benefits are provided to Tenant;

(xvii)                                                 The costs of the Base Building Condition Work, the Base Building Condition Cap Work or the installation of submeters;

(xviii)                                              Costs to the extent benefitting and properly allocable to other buildings or properties owned by Landlord (it being acknowledged that if

Landlord incurs any cost which benefits any other building or property owned by Landlord in addition to the Building, Landlord shall be permitted to, and shall, reasonably allocate such expense between the Building and such other building(s) or property(ies) and shall, upon request, provide Tenant with a reasonably detailed explanation of any such allocation and reasonable documentation supporting the same);

(xix)                                                    Subject to Section 5.2(b) and Section 5.2(c) of this Agreement, costs of any electricity and Building System HVAC and condenser water or chilled water supplemental systems consumed in or furnished to portions of the Premises or any other RSF in the Building leased (or available to be leased) to other tenant or to the Operator;

(xx)                                                       To the extent otherwise billed directly to Tenant, costs and expenses incurred in connection with enforcement of leases, including court costs, accounting fees, auditing fees, attorneys’ fees and disbursements in connection with any summary proceeding to dispossess any tenant;

(xxi)                                                    Except as may be otherwise expressly provided in Section 5.2(d)(6) of this Lease with respect to specific items, the cost of any services or materials provided by any party related to Landlord, to the extent such cost exceeds the reasonable cost for such services or materials in similar Class A office buildings in the Prince George’s County Maryland submarket, absent such relationship;

(xxii)                                                 Any compensation paid to clerks, attendants or other Persons in commercial concessions operated for profit by Landlord;

(xxiii)                                              Profits, franchise, gains, estate, income, succession, gift, corporation, unincorporated business and gross receipts taxes imposed upon Landlord, or any interest or penalties for failure to timely pay those taxes or any other taxes;

(xxiv)                                             Costs incurred in connection with making any additions to, or building additional stories on, the Building or its plazas, or adding buildings or other structures adjoining the Building, or connecting the Building to other structures adjoining the Building or reducing the leasable area of the Building;

(xxv)                                                Costs incurred in connection with the acquisition or sale of air rights, transferable development rights, easements or other real property interests;

(xxvi)                                             Expenditures for repairing and/or replacing any defect in any work performed by or on behalf of Landlord pursuant to the provisions of this Lease or elsewhere in the Building, in each case to the extent expenditures for such repairs and/or replacements are recovered by warranty for such work;

(xxvii)                                          Any fees, dues or contributions to charitable organizations, civic organizations, political parties or political action committees;

(xxviii)                                       Costs and expenses resulting from the gross negligence or willful misconduct of Landlord, any Landlord Party or any of Landlord’s contractors and any damages and attorneys’ fees and disbursements and other costs in connection with any judgment, settlement or arbitration award resulting from any tort liability of Landlord, any Landlord Party or any of Landlord’s contractors, except to the extent resulting from the negligence or willful misconduct of any Tenant Invitee;

(xxix)                                             Costs and expenses incurred by Landlord in connection with any obligation of Landlord to indemnify any tenant (including Tenant) pursuant to its lease or otherwise or which result from Landlord’s or any other tenant’s breach of a lease and except to the extent such cost would otherwise be includable in Operating Expenses;

(xxx)                                                Costs to correct any condition that is in material violation of any representation, warranty or covenant of Landlord made in this Lease or any other lease for the Building;

(xxxi)                                             Costs and expenses incurred by Landlord in connection with the Lobby Renovation, the Amenity Space Renovations Work , the Demolition Work, and the Base Building Condition Work;

(xxxii)                                          Costs that are otherwise expressly excluded from Operating Expenses pursuant to the express terms of this Lease;

(xxxiii)                                       Costs that Landlord incurs in installing (as contrasted with reading, maintaining or repairing, provided that “repairing” as used in this clause xxxiii shall not include replacements) submeters measuring electricity in the portions of the Building that Landlord has leased or that Landlord is offering for lease, or that otherwise constitute leasable space that is not used for the general benefit of the occupants of the Building;

(xxxiv)                                      Costs relating to withdrawal liability or unfunded pension liability under a multi-employer pension plan (under Title IV of the Employee Retirement Income Security Act of 1974, as amended);

(xxxv)                                         Salaries, fringe benefits and other compensation of personnel above the grade of building manager;

(xxxvi)                                      Costs exclusively attributable to the Food Hall/Deli and the Building fitness center (if one is installed by Landlord) insofar as same continues to be operated by a party other Tenant;

(xxxvii)                                   Amounts paid to Landlord or to affiliates of Landlord (except for the payment of management fees as provided in Section 5.2(d) of the Lease) for any services in the Building to the extent such amounts exceed the cost of such services if such services had been rendered by other unaffiliated third parties on a competitive basis;

(xxxviii)                                Rental cost of items which (if purchased) would be capitalized and excluded from Operating Expenses if exceeding $5,000 in the aggregate of all such rental costs for any calendar year;

(xxxix)                                      Costs to comply with violations of Requirements (unless (i) such compliance costs are not Capital Improvements, (ii) such Capital Improvements would be includable in Operating Expenses pursuant to Section 5.2(d)(6) of the Lease or (iii) such violation is caused by the Tenant’s manner of use beyond mere Office Use; provided in the case of items included in clauses (i) or (ii), no interest or penalties can be passed through to tenants including Tenant);

(xl)                                                           Capital Improvements in connection with building or renovating the Parking Structure (or renovating the Parking Lot) unless includable in Operating Expenses pursuant to Section 5.2(d)(6);

(xli)                                                        costs incurred to provided Reasonable Parking Alternative Arrangement pursuant to Section Error! Reference source not found.;

(xlii)                                                     Items purchased with Tenant Improvement Allowances; and

(xliii)                                                  Duplicative charges for the same item.

EXHIBIT O

CONSTRUCTION INSURANCE REQUIREMENTS

In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant’s Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Premises, insurance in the following minimum coverages and the following minimum limits of liability:

(i)                                     Worker’s Compensation and Employer’s Liability Insurance with limits of not less than $500,000.00, or such higher amounts as may be required from time to time by any Employee Benefit Acts or other statutes applicable where the work is to be performed, and in any event sufficient to protect Tenant’s Contractors from liability under the aforementioned acts.

(ii)                                  Comprehensive General Liability Insurance (including Contractors’ Protective Liability) in an amount not less than $1,000,000.00 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $2,000,000.00, and with umbrella coverage with limits not less than $5,000,000.00. Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant’s Contractors or by anyone directly or indirectly employed by any of them.

(iii)                               Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than $500,000.00 for each person in one accident, and $1,000,000.00 for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than $1,000,000.00 for each accident. Such insurance shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant’s Contractors, or by anyone directly or indirectly employed by any of them.

(iv)                              “Special Causes of Loss” builder’s risk insurance upon the entire work to be performed (herein “Work”) to the full insurable value thereof. This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Work and shall insure against the perils of fire and extended coverage and shall include “Special Causes of Loss” builder’s risk insurance for physical loss or damage including, without duplication of coverage, theft vandalism and malicious mischief. If portions of the Work are stored off the site of the Building or in transit to said site are not covered under said “Special Causes of Loss” builder’s risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of the Work. Any loss insured under said “Special Causes of Loss” builder’s risk insurance is to be adjusted with Landlord and Tenant and made payable to Landlord, as trustee for the insureds, as their interests may appear.

O-1

All policies (except the worker’s compensation policy) shall be endorsed to include as additional insured parties the parties listed on, or required by, the Lease and such additional persons as Landlord may designate. The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except the workmen’s compensation policy) to be obtained by Tenant pursuant to this paragraph. The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days’ prior written notice of any reduction, cancellation or non-renewal of coverage (except that ten (10) days’ notice shall be sufficient in the case of cancellation for non-payment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties. Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.

Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law Tenant agrees to indemnify, protect, defend and hold harmless Landlord and its employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with the Work or the entry of Tenant or Tenant’s Contractors into the Building and the Premises, including, without limitation, mechanic’s liens, the cost of any repairs to the Premises or Building necessitated by activities of Tenant or Tenant’s Contractors, bodily injury to persons or damage to the property of Tenant, its employees, agents, invitees, licensees or others. It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease.

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EXHIBIT P

TAKEOVER SUBLEASE

SUBLEASE AGREEMENT

This SUBLEASE AGREEMENT (this “Sublease”) is made as of December 23, 2015 (the “Execution Date”) between 2U, INC., a Delaware corporation (“Sublandlord”) and LANHAM OFFICE 2015 LLC, a Delaware limited liability company (“Subtenant”).

R E C I T A L S

MPLX-Landover Co LLC (“Prime Landlord”), as landlord, and Sublandlord, as tenant, did enter into that certain Lease Agreement dated June 20, 2008 (the “Original Lease”), as amended by a First Amendment to Lease dated March 20, 2009, a Second Amendment to Lease dated November 15, 2009, a Third Amendment to Lease dated February 5, 2010, a Fourth Amendment to Lease dated March 17, 2010, a Fifth Amendment to Lease dated October 29, 2010, a Sixth Amendment to Lease dated June 22, 2011, a Seventh Amendment to Lease dated October 31, 2012, an Eighth Amendment dated January    , 2013, a Ninth Amendment to Lease, dated September 17, 2013, and a License Agreement dated as of December 31, 2013 (as amended, the “License”) (the Original Lease, as amended, and together with the License, as amended, collectively, the “Lease”) for the lease by Sublandlord of certain space consisting of the Premises (as defined on Exhibit A attached hereto and made part hereof) in that certain office building located at 8201 Corporate Drive, Landover, Maryland (the “Building”).

Simultaneously with the Execution Date, Subtenant, as landlord, and a wholly-owned subsidiary of Sublandlord, 2U Harkins Road, LLC, a Delaware limited liability company (“New Lease Tenant”), as tenant, entered into that certain Office Lease (the “New Lease”), for the lease by Sublandlord of certain space located at 7900 Harkins Road, Lanham, Maryland (such space, the “New Premises” and such property, the “Harkins Property”).

In connection with the New Lease, Sublandlord and Subtenant desire to enter into this Sublease, pursuant to the terms of which Subtenant will sublease from Sublandlord, and Sublandlord will sublease to Subtenant the entire Premises.

Capitalized terms used but not defined herein shall have the respective meanings set forth in the Lease.

NOW THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and the mutual covenants and obligations set forth in this Sublease, Sublandlord and Subtenant do hereby agree as follows:

1.                                      Definitions. As used herein, the following terms shall have the following meanings:

(a)                                 “Metroplex Cap” shall mean Subtenant’s maximum liability under this Sublease not to exceed Two Million Eight Hundred Fifty Thousand Dollars ($2,850,000.00) plus any Metroplex Excess Cap Rent.

(b)                                 “Metroplex Rent” shall mean (i) all Basic Rental (including, without limitation, all payments described variously as “base rent,” “basic rental,” “base minimum rent,” “fixed rent,” “Basic Rental” and “Expansion Premises Basic Rental”), as

escalated payable during the Term and (ii) license fees payable  as the equivalent of “base rent” in connection with the License during the Term.

(c)                                  “Metroplex Excess Cap Rent” shall mean (i) all holdover rent and damages payable as the result of Subtenant (or its subtenants or assignees) remaining in the Premises or the space demised by the License after the expiration of the applicable term, and which holdover is not caused by any act or omission of Sublandlord, (ii) any restoration obligations solely relating to Subtenant’s (or its subtenants or assignees) alterations to, or use of, the Subleased Premises, (iii) any additional rent charged by Prime Landlord  for additional services, utilities and requests made (or used) by Subtenant (or its subtenants or assignees), and (iv) all amounts payable by Sublandlord as additional rent, damages, interest or a penalty as the result of a breach of an obligation of “tenant”  under the Lease caused by or at the direction of Subtenant (or its subtenants or assignees) (collectively, a “Subtenant Default”).

(d)                                 “Rental” shall mean, collectively or individually, Metroplex Rent and Metroplex Excess Cap Rent.

(e)                                  “Required Vacate Condition” means the Premises and license space is vacant, with all of Sublandlord’s moveable personal property removed but otherwise in “as is” condition.

(f)                                   “Subleased Premises” shall mean the Premises and if not previously terminated, the space demised by the License.

2.                                      Subleased Premises. Sublandlord does hereby sublease to Subtenant, and Subtenant does hereby sublease and rent from Sublandlord, the Subleased Premises on the terms and conditions set forth herein.

3.                                      Term.

(a)                                 The term of this Sublease (“Sublease Term”) shall begin on the Effective Date and shall expire at 12:00 midnight on the earlier of (i) the early termination date of the Lease or (ii) June 30, 2018 (the “Sublease Expiration Date”).

(b)                                 Notwithstanding anything to the contrary contained herein, Subtenant’s rights and obligations hereunder including, without limitation, Subtenant’s obligation to pay the Metroplex Rent (subject to the Metroplex Cap) and the Metroplex Excess Cap Rent (collectively, “Subtenant’s Obligations”) shall not commence until December 1, 2016 (the “Commencement Date”). From the Effective Date until 12:01 a.m. on December 1, 2016 (the “Transition Period”), Sublandlord shall continue in to have the right of full occupancy and use of the Subleased Premises as set forth in the Lease and exclusively as rights as “Tenant” under the Lease and shall be liable for all obligations of “Tenant” under the Lease during the Transition Period.  Sublandlord shall not amend or modify the Lease without Subtenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, unless such amendment or modification

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increases or adversely alters Subtenant’s obligations or liabilities under the Lease, in which event Subtenant may grant or withhold its consent thereto in its sole discretion.

(c)                                  Notwithstanding that the Commencement Date has occurred, Sublandlord shall be permitted to continue to occupy the Subleased Premises for up to one hundred twenty (120) days after the Commencement Date (the “Move-Out Period”) without payment to Subtenant or credit against any Metroplex Rent. On the or before the one hundred twentieth (120th) day after the Commencement Date, Subtenant shall deliver the Subleased Premises to Subtenant in the Required Vacate Condition; provided that the failure of Sublandlord to deliver the Subleased Premises shall not be in default hereunder so long as New Lease Tenant continues to pursue the completion of New Lease Tenant’s build out of the New Premises under the New Lease.

4.                                      Rental.

(a)                                 Sublandlord shall deliver to Subtenant (i) on or before November 23, 2016  and before the 24th day of each month thereafter during the Sublease Term a statement (“Metroplex Rent Statement”) setting forth the monthly installment of Metroplex Rent due on or before the first (1st) day of the next succeeding month and (ii) from time to time, if applicable, a statement setting forth any Metroplex Excess Cap Rent then due and payable (“Metroplex Excess Cap Rent Statement” and together with the Metroplex Excess Cap Rent Statement, collectively, the “Sublease Rent Statement”). Notwithstanding the foregoing, the failure of Sublandlord to timely deliver a Sublease Rent Statement within the time periods set forth above (if any) or any other period, shall not result in a waiver or release of Subtenant’s obligations to pay the Metroplex Rent within five (5) business days after Sublandlord’s delivery of a Metroplex Rent Statement and to pay the Metroplex Excess Cap Rent within thirty (30) days after Sublandlord’s delivery of a Metroplex Excess Cap Rent Statement.

(b)                                 Subject to the receipt by Subtenant of the foregoing, and subject to the Metroplex Cap, Subtenant shall deliver to Sublandlord, (i) with respect to Metroplex Rent as of the first (1st) business day of such next succeeding month, Subtenant’s check (or wire transfer) payable to Sublandlord for the amount shown on Sublandlord’s Metroplex Rent Statement and (ii) with respect to Metroplex Excess Cap Rent, within twenty (20) days after Subtenant’s receipt of a Metroplex Excess Cap Rent Statement.

(c)                                  In the event Subtenant shall fail to make any Rental payment required to be made pursuant to the provisions of Paragraphs 4(a) and 4(b) hereof upon the due date, and such failure to pay shall continue (i) with respect to Metroplex Rent, for five (5) business days following a second notice from Sublandlord to Subtenant or (ii) with respect to Metroplex Excess Cap Rent, for thirty (30) days following a second notice from Sublandlord, the amount due from Subtenant to Sublandlord shall accrue interest at the Default Rate (as defined in the New Lease) from the

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date originally due, until payment is made (and shall be deemed either Metroplex Rent or Metroplex Excess Cap Rent depending upon the source of the original obligation).

(d)                                 Notwithstanding anything contained herein to the contrary, Subtenant shall not be liable for the following (collectively, “Excluded Liabilities”) (i) any defaults, claims, losses or liability under the Lease arising or accruing prior to the Commencement Date, (ii) except as provided below, any defaults, claims, losses or liability under the Lease (including, without limitation, any damages) caused by acts or omissions of Sublandlord at the Subleased Premises before or at the time Sublandlord moves out of the Subleased Premises (including, without limitation, during the Transition Period and the Move-Out Period) unless such default is caused by Subtenant’s failure to timely pay the Metroplex Rent, Sublandlord having no duty to advance such funds to the Prime Landlord ), (iii) any liability or obligation arising as a result of a default by Sublandlord under the Lease other than a default that is caused by a Subtenant Default, and (iv) any other obligations or liabilities in excess of the Metroplex Cap, other than obligations or liabilities that are Metroplex Excess Cap Rent.

5.                                      Metroplex Cap.  The amounts of the following items shall be deducted from the Metroplex Cap, as and when paid by Subtenant: (i) installments of Metroplex Rent, (ii) costs and expenses of any insurance required to maintained by Subtenant under the Lease, and (iii) any operating costs, real estate taxes or similar costs and any additional rent imposed on Subtenant which are not imposed as a result of a Subtenant Default  or as the result of Subtenant’s acts or omissions (such as, for example and not in limitation, Subtenant’s request for or use of additional utilities or services or for an approval by Prime Landlord ). Subtenant shall not request any additional utilities or services or Prime Landlord’s approval for any matter without first obtaining Sublandlord’s approval. Subtenant shall notify Sublandlord of any extraordinary or non-recurring costs or expenses (and the amount thereof) incurred by Subtenant which Subtenant in good faith believes are not Metroplex Excess Cap Rent and which Subtenant intends to deduct from the Metroplex Cap.  Once the Metroplex Cap has been reached, Subtenant shall have no further obligations or liabilities under this Lease, except for any Metroplex Excess Cap Rent.  In the event that Subtenant pays any Metroplex Rent in excess of the Metroplex Cap (it being understood that Subtenant shall have no obligation to do so) which sums do not constitute Metroplex Excess Cap Rent (the “Excess Cap Amount”), Sublandlord shall pay the same to Subtenant within thirty (30) days of an invoice therefor.  Sublandlord hereby guarantees the payment of the Excess Cap Amount to Subtenant and shall indemnify, defend and hold harmless Subtenant, Subtenant’s partners, subsidiaries, affiliates, officers, directors, employees, agents, attorneys, and representatives of any kind (the “Indemnitees”) from and against any and all claims, demands, causes of action, judgments, costs, losses, obligations, fines, penalties and damages (including consequential and punitive damages)  liabilities (including strict liability), and expenses (including, without limitation, attorneys’ fees, court costs, and other related costs) of any kind or nature whatsoever (collectively, “Losses”) that may at any time be incurred by, imposed upon or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from the Lease and this Sublease which exceed the Metroplex Cap,

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including, without limitation, any Excess Cap Amount(s), but excluding any Losses which arise solely from a Subtenant Default or are Excess Cap Rent.  From time to time during the Sublease Term, but not less than quarterly, Subtenant shall issue a statement to Sublandlord reflecting the Metroplex Cap and any deductions therefrom (“Metroplex Cap Statement”), together with evidence of payment of any deductions by Subtenant (other than any amounts paid by Subtenant to Sublandlord).  In the event that Sublandlord disagrees with any Metroplex Cap Statement, Sublandlord shall notify Subtenant within ninety (90) days of receipt thereof and Subtenant and Sublandlord shall meet to resolve any disagreement; either party may pursue a such dispute in a court of competent jurisdiction. The provisions of this Paragraph 5 shall survive the expiration or earlier termination of this Sublease.

6.                                      Relationship to Lease.

(a)                                 Subtenant hereby acknowledges that it has received a true, correct and complete copy of the Lease and has read all of the terms and conditions thereof.

(b)                                 Subtenant shall have the right to further assign or sublease the Subleased Premises, subject to obtaining the prior consent of the Prime Landlord  (and subject to the standard for such consent contained in the Metroplex Lease) and prior consent of Sublandlord, which consent shall not be unreasonably withheld.  All such further assignments or sublettings shall be subject to the terms of the Metroplex Lease, including without limitation, any right of Prime Landlord  to recapture of Subleased Premises (or such portion thereof) or profit sharing.  Any recapture of the Subleased Premises shall not affect Subtenant’s obligation to continue to pay the Metroplex Rent to Sublandlord and any profit sharing with Prime Landlord shall be deemed Excess Cap Rent shall be payable solely by Subtenant to Prime Landlord. The provisions of this Paragraph 6(b) shall survive the expiration or earlier termination of this Sublease.

(c)                                  Subtenant shall not (x) make any alterations to the Subleased Premises or remove any alterations or property from the Subleased Premises unless such alterations or removal are permitted without Prime Landlord’s consent under the Lease, or if Prime Landlord’s consent is required as a condition to making such alterations or removing such property, such consent has been obtained or (y) exercise any options under the Lease.

(d)                                 This Sublease and Subtenant’s rights under this Sublease shall at all times be subject and subordinate to the underlying Lease and Subtenant shall perform all obligations of Sublandlord under said Lease, with respect to the Subleased Premises. Subtenant acknowledges that any termination of the underlying Lease shall extinguish this Sublease provided that if such termination is caused by a Subtenant Default, any costs and expenses incurred by Sublandlord shall be included as Metroplex Excess Cap Rent.

(e)                                  Prime Landlord’s consent to this Sublease shall not make Prime Landlord a party to this Sublease, shall not create any privity of contract between Prime Landlord

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and Subtenant or other contractual liability or duty on the part of the Prime Landlord to the Subtenant, shall not constitute its consent or waiver of consent to any subsequent sublease or sub-sublease, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Prime Landlord and Sublandlord under the underlying Lease, in respect of the Subleased Premises. Subtenant shall have no right to assign this Sublease or further sublet the Premises without the prior written consent of Prime Landlord. Any term of this Sublease that in any way conflicts with or alters the provisions of the underlying Lease shall be of no effect as to Prime Landlord and Prime Landlord shall not assume any obligations as landlord under the Sublease and Sublandlord shall not acquire any rights under the Sublease directly assertable against Prime Landlord under the underlying Lease. Sublandlord hereby collaterally assigns to Prime Landlord this Sublease and any and all payments due to Sublandlord from Subtenant as additional security for Sublandlord’s performance of all of its covenants and obligations under the underlying Lease, and authorizes Prime Landlord to collect the same directly from Subtenant and otherwise administer the provisions of this Sublease, at the option of Prime Landlord. Subtenant hereby consents to such collateral assignment of this Sublease to Prime Landlord and agrees to observe its obligations created hereby.

7.                                      Buy-Out.  Subtenant shall have the right to negotiate an early termination of the Lease with Prime Landlord to be acceptable in Sublandlord’s reasonable discretion provided that Subtenant shall pay all costs and expenses of such termination or buy-out directly to Prime Landlord (and such costs and expenses shall not be subject to the Metroplex Cap).  The provisions of this Paragraph 7 shall survive the expiration or earlier termination of this Sublease.

8.                                      Default. Any act or omission by Subtenant that would constitute an Event of Default under the Lease shall, subject to the same notice and cure provisions provided in the Lease, be deemed a default by Subtenant under this Sublease. In addition, any failure by Subtenant to pay Rental when due as provided above or to perform any other obligations required under this Sublease shall be deemed a default hereunder. Any such default by Subtenant shall entitle Sublandlord to exercise any and all remedies available to Prime Landlord under the Lease (as if Subtenant was “Landlord” and  Sublandlord was “Tenant” under the Lease) or any other remedies available at law or in equity under the laws of the State of Maryland.

9.                                      Insurance and Indemnities. Subtenant hereby agrees to indemnify and hold Prime Landlord harmless, with regard to the Subleased Premises, to the same extent that Sublandlord is required to indemnify and hold Prime Landlord harmless with respect to the Premises. Likewise, Subtenant hereby agrees to obtain and provide evidence satisfactory to Sublandlord, on or before the date of this Sublease, that Subtenant is carrying insurance, with respect to the Subleased Premises and Subtenant’s use thereof, in the same amounts and of the same types required to be carried by Sublandlord with regard to the Premises. Subtenant’s insurance shall include Sublandlord as additional insured and shall include a waiver of subrogation clause.

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10.                               Subleasing and Assignment. Subtenant shall not sublease or assign its rights under this Sublease or its rights with regard to the Subleased Premises without the prior written consent of Prime Landlord in accordance with the Lease and the prior reasonable written consent of Sublandlord.

11.                               Condition of Subleased Premises. Subtenant shall not have any obligation with respect to the removal of any improvements or property or restoration and/or repair of the Subleased Premises, including the removal of any signage, at the expiration or sooner termination of the Sublease, nor shall any costs thereof be included in the calculation of the Rental hereunder, except that Subtenant shall be responsible for any costs necessary to restore the Subleased Premises to the Required Vacate Condition at the expiration or sooner termination of the Sublease, to the extent such deviation from the Required Vacate Condition was caused by Subtenant or its employees, members, agents or invitees.

12.                               Notices. Notices by Sublandlord and Subtenant shall be given to each other in the same manner provided by the Lease, at the following addresses:

Sublandlord:	Until the end of the Move Out Period:

2U, Inc.
8201 Corporate Drive
Suite 900, Landover, MD 20785
Attention: Chief Financial Officer

With a copy to General Counsel at the above
address

After the Move Out Period:

2U, Inc.
7900 Harkins Road
Lanham MD 20706
Attn: Chief Financial Officer

With a copy to General Counsel at the above
address

And in either case, with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attention: Marco Caffuzzi, Esq.

Subtenant:	c/o Cohen Equities
675 Third Avenue

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Suite 2400
New York, NY 10017
Attention: Meir Cohen

with a copy to:
McCandlish Lillard
11350 Random Hills Road
Suite 500
Fairfax, Virginia 22030
Attention: C. Vincent Leon-Guerrero, Esq.

13.                               Signs. Subtenant shall have no right whatsoever to install any new signs in the Subleased Premises, the Premises or the Building without the prior written consent of Prime Landlord pursuant to the Lease.

14.                               Use. Subtenant shall use and occupy the Subleased Premises only for general office use and reasonable other uses incidental thereto, and for no other purpose. Subtenant shall not violate the prohibitions on use contained in the Lease. No representation or warranty is made by Sublandlord that the Subleased Premises may be lawfully used for Subtenant’s intended purposes; and Sublandlord shall have no liability whatsoever to Subtenant if such use is not permitted by the present certificate of occupancy or any applicable zoning or other law or ordinance. Subtenant shall comply with (a) the Lease, (b) any certificate of occupancy relating to the Subleased Premises, (c) all present and future laws, statutes, ordinances, orders, rules, regulations and requirements of all Federal, state and municipal governments asserting jurisdiction over the Subleased Premises and (d) all requirements applicable to the Subleased Premises of the board of fire underwriters and/or the fire insurance rating or similar organization performing the same or similar function.

15.                               Brokers. Subtenant and Sublandlord each warrants to the other that in connection with this Lease it has not employed or dealt with any broker, agent or finder, other than Sublandlord’s broker, Serten Advisors, LLC (the “Broker”). Subtenant shall pay any commission or fee due to the Broker in connection with the New Lease pursuant to a separate agreement and that fee shall not be subject to the Metroplex Cap. There shall no additional fee due to Broker in connection with this Sublease.  Sublandlord shall indemnify and hold Subtenant harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Sublandlord, with whom Sublandlord has dealt with respect to the Subleased Premises, or asserts any claim any claim for brokerage or other commissions by, through or under Sublandlord, other than the Broker. Subenant shall indemnify and hold Sublandlord harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Subtenant, with whom Subtenant has dealt with respect to the Subleased Premises, or asserts any claim any claim for brokerage or other commissions by, through or under Subtenant, other than the Broker. The provisions of this Paragraph 15 shall survive the expiration or earlier termination of this Sublease.

16.                               Prime Landlord Consent. This Sublease shall convey no rights to Subtenant and the “Effective Date” shall be deemed to not have occurred until the date that Prime Landlord

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shall have given its written consent hereto in accordance with the terms of the Lease. Sublandlord agrees to diligently pursue Prime Landlord’s consent to this Sublease in accordance with Section 11 of the Lease. If Prime Landlord refuses to consent to this Sublease, or elects to terminate the Lease in respect of the Subleased Premises, or does not give its consent to this Sublease for any reason whatsoever by April 1, 2016, (i) Sublandlord shall not be obligated to take any action to obtain such consent, (ii) at any time thereafter until such time as such consent is obtained, either party may elect to terminate this Sublease by written notice to the other, whereupon this Sublease shall be deemed null and void and of no effect (except for those provisions expressly stated herein to survive a termination) provided such notice shall not be effective until the date that is three (3) business days after delivery of such termination notice and shall be deemed rescinded and of no force or effect if the Prime Landlord shall consented during that three (3) business day interval, and (iii) if this Sublease is so terminated and if Subtenant is then in possession of all or any part of the Subleased Premises, Subtenant shall immediately quit and surrender to Sublandlord the Subleased Premises in the condition required hereunder.

17.                               Early Termination of Sublease. In the event that Subtenant, as fee owner of  the Harkins Property , enters into transaction to sell the Harkins Property  to an unaffiliated purchaser, so long as Subtenant has not entered into an subleases, licenses or other occupancy agreements for Subleased Premises,  Subtenant shall have the right to terminate this Sublease simultaneously with the closing of the sale of the Harkins Property  upon not less than ten (10) Business Days prior irrevocable notice to Sublandlord and the payment to Sublandlord, in one lump sum all unpaid Metroplex Rent (not in excess of the Metroplex Cap) plus any Metroplex Excess Cap Rent.  The provisions of this Paragraph 17 shall survive the expiration or earlier termination of this Sublease.

18.                               Miscellaneous.

(a)                                 This Sublease shall be governed by and construed in accordance with the laws of the State of Maryland.

(b)                                 Subtenant and Sublandlord hereby mutually waive all right to trial by jury in any summary or other action, proceeding, or counterclaim arising out of or in any way connected with this Sublease. Subtenant also hereby waives all right to assert or interpose a counterclaim (but not the right to raise or assert valid defenses) in any summary proceeding or other action or proceeding to recover or obtain possession of the Subleased Premises or for nonpayment of Rental. The provisions of this Paragraph 18(b) shall survive the expiration or earlier termination of this Sublease.

(c)                                  To the maximum extent permitted by law, Subtenant hereby irrevocably submits to the jurisdiction of any Maryland State or Federal court sitting in Prince George’s County, County or the U.S. District Court for the District of Maryland over any suit, action or proceeding arising out of or relating to this Agreement. The parties hereby agree that venue of any such suit, action or proceeding can only be laid either in the courts of the State of Maryland or the United States of

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America for the District of Maryland and irrevocably waive to the fullest extent permitted by law any objection which either may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any suit, action or proceeding brought in either such court has been brought in an inconvenient forum. Subtenant  agrees that a final judgment of any such suit, action or proceeding brought in such court shall be conclusive and binding upon Subtenant. The provisions of this Paragraph 18(c) shall survive the expiration or earlier termination of this Sublease.

(d)                                 (i) If Subtenant remains in possession of the Subleased Premises after the Sublease Expiration Date or other earlier termination of the term of this Sublease without a new written lease or written extension of this Sublease, (i) Subtenant shall be deemed a tenant at will, (ii) except that during any such holdover period the Rental then due under this Sublease shall be the greater of (A) one hundred fifty percent (150%) of the Rent payable by Sublandlord under the Metroplex Lease or (B) the amount payable by Sublandlord as holdover rent under the Lease, (iii) there shall be no renewal or extension of this Sublease by operation of law and (iv) notwithstanding any law, regulation, ordinance or governmental order to the contrary, such tenancy at will may be terminated upon thirty (30) days’ notice from Sublandlord. The amounts payable by Sublandlord under this Paragraph 15(d) are not subject to the Metroplex Cap. The provisions of this Paragraph 18(d) shall survive the expiration or earlier termination of this Sublease.

(e)                                  Subtenant shall, on the expiration or earlier termination of this Sublease, comply with all of the provisions of the Lease relating to the surrender of the Subleased Premises at the expiration of the term of the Lease and return the Subleased Premises to Sublandlord in broom clean condition; provided, however, Subtenant’s obligation with respect to removal and restoration shall be limited to (a) the removal of all fixtures installed by Subtenant (including any and all trade fixtures such as its phone switch and security system cabling and its furniture and equipment), (b) the removal of all alterations made by Subtenant and restoration of the Subleased Premises to the condition it was in prior to the making of such alterations, and (c) the repair of any damage to the Subleased Premises or the Building caused by such removal and restoration. Any property left in the Subleased Premises by Subtenant shall be deemed to be abandoned and Sublandlord may dispose of the same without liability to Subtenant. The provisions of this Paragraph 18(e) shall survive the expiration or earlier termination of this Sublease.

(f)                                   Sublandlord’s receipt and acceptance of Rental, or Sublandlord’s acceptance of performance of any other obligation by Subtenant, with knowledge of Subtenant’s breach of any provision of this Sublease, shall not be deemed a waiver of such breach. No waiver by Sublandlord of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Sublandlord.

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(g)                                  The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. In the event of any assignment or transfer by Sublandlord of the leasehold estate under the Lease, the Sublandlord shall be entirely relieved and freed of all obligations that arise or accrue under this Sublease after the effective date of such assignment or transfer.

(h)                                 Time shall be of the essence with regard to the obligations under this Sublease.

(i)                                     This Sublease may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

(j)                                    The headings, captions, and arrangements used in this Sublease are for convenience only and shall not affect the interpretation of this Sublease.

[Remainder of Page Intentionally Blank; Signature Pages Follows]

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, the day and year first above written.

SUBLANDLORD:

2U, INC.,
a Delaware corporation

By:
Name:
Title:

[Signatures Continue on Following Page]

Signature Page to Sublease Agreement

SUBTENANT:

LANHAM OFFICE 2015 LLC,
a Delaware limited liability company

By:	Cohen Holdco SPV LLC, its sole Member

By:	CTI SPV II LLC,a Delaware limited liability company
Its:	Managing Member

By: Cohen Family Asset Management LLC, a Delaware limited liability company
Its:	Sole Member

By:
Name: Meir Cohen
Title: Manager

Signature Page to Sublease Agreement

Exhibit A

Premises

The First Floor Premises, the Third Floor Premises, the Fourth Floor Premises, the Sixth Floor Premises, the Ninth Floor Premises and the Lower Level Premises (each as hereinafter defined) shall be referred to collectively as the “Premises” and each premises, individually, as a “Portion of the Premises.”

1.                                      The “First Floor Premises” shall consist of, collectively, the following space on the first floor of the Building:

(a)                                 approximately Four Thousand Four Hundred Forty Six (4,446) rentable square feet of space known as Suite 190 (the “Suite 190 Premises”)

(b)                                 approximately One Thousand Three Hundred Thirty Nine (1,339) rentable square feet of space known as Suite 110 (the “Suite 110 Premises”)

(c)                                  approximately Three Thousand Five Hundred Ninety Nine (3,599) rentable square feet of space known as Suite 120 (the “Suite 120 Premises”)

2.                                      The “Third Floor Premises” shall consist of approximately Five Thousand Eight Hundred Fifteen (5,815) rentable square feet of space known as Suite 350 on the third floor of the Building;

3.                                      The “Fourth Floor Premises” shall consist of, collectively, the following space on the fourth floor of the Building:

(a)                                 approximately Four Thousand One Hundred Forty Seven (4,147) rentable square feet of space known as Suite 400 (the “Suite 400 Premises”)

(b)                                 approximately Five Thousand Six Hundred Fifty Three (5,653) rentable square feet of space known as Suite 410 (the “Suite 410 Expansion Premises”)

(c)                                  approximately Four Thousand Nine Hundred Eighty (4,980) rentable square feet of space known as Suite 450 (the “Suite 450 Premises”)

4.                                      The “Sixth Floor Premises” shall consist of approximately Fourteen Thousand Six Hundred Eighty Six (14,686) rentable square feet of space, which is the entire sixth (6th) floor of the Building;

5.                                      The “Ninth Floor Premises” shall consist of, collectively, the following space on the ninth floor of the Building:

(a)                                 approximately Three Thousand Two Hundred Forty (3,240) rentable square feet of space known as Suite 950 (the “Suite 950 Expansion Premises”)

(b)                                 approximately Eleven Thousand Three Hundred Eighty-nine (11,389) rentable square feet of space known as Suite 900 (the “Suite 900 Expansion Premises”)

6.                                      The “Lower Level Premises” shall consist of, collectively, the following space on the lower level of the Building:

(a)                                 approximately Three Thousand Four Hundred Thirty One (3,431) rentable square feet of space known as Suite LL-20 (the “Suite LL-20 Expansion Premises”)

(b)                                 approximately Two Thousand Nine Hundred Fifty Six (2,956) rentable square feet of space known as Suite LL-10 (the “Suite LL-10 Expansion Premises”)